                                                             Exhibit 99.3


                                    CONVERSION APPRAISAL REPORT

                                      HOMESTEAD BANCORP, INC.

                                    PROPOSED HOLDING COMPANY FOR
                                 PONCHATOULA HOMESTEAD SAVINGS, F.A.
                                      PONCHATOULA, LOUISIANA

                                          DATED AS OF:
                                          MARCH 20, 1998


















                                                PREPARED BY:

                                              RP FINANCIAL, LC.
                                          1700 NORTH MOORE STREET
                                                 SUITE 2210
                                         ARLINGTON, VIRGINIA 22209

[LETTERHEAD]

                                        March 20, 1998

Board of Directors
Homestead Mutual Holding Company, Inc.
Ponchatoula Homestead Savings, F.A.
195 North Sixth Street
Ponchatoula, Louisiana  70454

Gentlemen:

     At your request, we have completed and hereby provide an independent appraisal of the estimated pro forma market value of the common stock which is to be issued by Homestead Bancorp, Inc., Ponchatoula, Louisiana ("Homestead Bancorp" or the "Holding Company"), in connection with the mutual-to-stock conversion of Homestead Mutual Holding Company, Inc. (the "Mutual Holding Company" or the "MHC"). The Mutual Holding Company currently has a majority ownership interest in, and its principal asset consists of, the common stock of Ponchatoula Homestead Savings, F.A., Ponchatoula, Louisiana ("Ponchatoula Savings" or the "Association"). The conversion involves the offering of shares of common stock to depositors, employee stock benefit plans, public stockholders and to certain members of the general public (the "Subscription and Community offerings").

     This Appraisal is furnished pursuant to the conversion regulations promulgated by the Office of Thrift Supervision ("OTS"). This Appraisal has been prepared in accordance with the written valuation guidelines promulgated by the OTS, most recently updated as of October 21, 1994. Specifically, this Appraisal has been prepared in accordance with the "Guidelines for Appraisal Reports for the Valuation of Savings and Loan Associations Converting from Mutual to Stock Form of Organization" of the OTS, as successor to the Federal Home Loan Bank Board ("FHLBB"), dated as of October 21, 1994; and applicable regulatory interpretations thereof.

DESCRIPTION OF REORGANIZATION

     On February 25, 1998, the Board of Directors of Ponchatoula Savings and the MHC adopted the Plan of Conversion and Agreement and Plan of Reorganization (the "Plan"), pursuant to which the MHC will convert from a federally chartered mutual holding company to a Louisiana-chartered stock corporation. In the RP Financial, LC. Board of Directors March 20, 1998 Page 2 reorganization process:
(1) the MHC, which currently owns approximately 75.24 percent of the Association's common stock, will convert to an interim federal stock savings institution and simultaneously merge with and into the Association, pursuant to which all shares of the Association's common stock held by the MHC will be canceled; (2) as a result of the merger of the interim stock savings institution into the Association, the Association will become a wholly-owned subsidiary of Homestead Bancorp; and (3) the outstanding Public Ponchatoula Shares will be converted automatically into and become shares of common stock of the Holding Company (the "Exchange Shares")

[LETTERHEAD]

RP FINANCIAL, LC.
BOARD OF DIRECTORS
MARCH 20, 1998
PAGE 2


pursuant to a ratio that will result in the holders of such shares owning approximately 23.94 percent of the Holding Company (the "Exchange Ratio").

     Pursuant to the reorganization, shares of Homestead Bancorp stock will be offered in Subscription and Community offerings that will represent an ownership interest in the Holding Company of approximately 76.06 percent.

     Going forward, Homestead Bancorp will own 100 percent of the Association's stock, and the Association will be Homestead Bancorp's sole subsidiary. At this time, no other activities are contemplated for Homestead Bancorp other than the ownership of the Association, a loan to the newly-formed ESOP and investment of Holding Company cash. In the future, Homestead Bancorp may acquire or organize other operating subsidiaries, although there are no specific plans at present.

RP FINANCIAL, LC.

     RP Financial, LC. ("RP Financial") is a financial consulting firm that specializes in financial valuations and analyses of business enterprises and securities. The background and experience of RP Financial are detailed in
Exhibit V-1. We believe that, except for the fee we will receive for our appraisal of the shares to be issued by the Holding Company and assisting the Association in the preparation of its business plan, we are independent of the Association, the Mutual Holding Company, the Holding Company and other parties engaged by the Association to assist in the stock issuance process.

VALUATION METHODOLOGY

     In preparing our appraisal, we have reviewed the Mutual Holding Company's Application for Approval of Conversion, including the Proxy Statement, as filed with the OTS and the Holding Company's Form S-1 registration statement as filed with the Securities and Exchange Commission ("SEC"). We have conducted an analysis of the Association and the Mutual Holding Company (hereinafter, collectively referred to as the "Association"), that has included due diligence related discussions with the Association's management; Hannis T. Bourgeois, L.L.P., the Association's independent auditor; Elias, Matz, Tiernan & Herrick L.L.P., the Association's conversion counsel; and Trident Securities, Inc., which has been retained by the Association as financial and marketing advisor in connection with the Holding Company's stock offering. All conclusions set forth in the appraisal were reached independently from such discussions. In addition, where appropriate, we have considered information based on other available published sources that we believe are reliable. While we believe the information and data gathered from all these sources are reliable, we cannot guarantee the accuracy and completeness of such information.

     We have investigated the competitive environment within which the Association operates and have assessed the Association's relative strengths and weaknesses. We have kept abreast of the changing regulatory and legislative environment and analyzed the potential impact on the Association and the industry as a whole. We have analyzed the potential effects of conversion on the Association's operating characteristics and financial performance as they

RP FINANCIAL, LC.
BOARD OF DIRECTORS
MARCH 20, 1998
PAGE 3


relate to the pro forma market value of Ponchatoula Savings. We have reviewed the economy in the Association's primary market area and have compared the Association's financial performance and condition with selected publicly-traded thrift institutions with similar characteristics as the Association's, as well as all publicly-traded thrifts. We have reviewed conditions in the securities markets in general and in the market for thrift stocks in particular, including the market for existing thrift issues and the market for initial public offerings by thrifts.

     Our appraisal is based on the Association's representation that the information contained in the regulatory applications and additional information furnished to us by the Association and its independent auditors are truthful, accurate and complete. We did not independently verify the financial statements and other information provided by the Association and its independent auditors, nor did we independently value the assets or liabilities of the Association. The valuation considers the Association only as a going concern and should not be considered as an indication of the liquidation value of Ponchatoula Savings.

     Our appraised value is predicated on a continuation of the current operating environment for the Association and for all thrifts. Changes in the local and national economy, the legislative and regulatory environment, the stock market, interest rates, and other external forces (such as natural disasters or significant world events) may occur from time to time, often with great unpredictability, and may materially impact the value of thrift stocks as a whole or the Association's value alone. It is our understanding Ponchatoula Savings intends to remain an independent institution and there are no current plans for selling control of the Association as a converted institution. To the extent that such factors can be foreseen, they have been factored into our analysis.

     Pro forma market value is defined as the price at which the Holding Company's stock, immediately upon completion of the conversion offering, would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of relevant facts.

VALUATION CONCLUSION

     It is our opinion that, as of March 20, 1998, the aggregate pro forma market value of the Association and the Mutual Holding Company was $11,175,390 at the midpoint. Based on this valuation and the approximate 76.06 percent ownership interest being sold to the public, the midpoint of the Holding Company's stock offering was $8,500,000, equal to 850,000 shares offered at a per share value of $10.00. Pursuant to OTS conversion guidelines, the 15 percent offering range includes a minimum offering of $7,225,000 and a maximum offering of $9,775,000. Based on the $10.00 per share offering price, this range equates to an offering of 722,500 shares at the minimum to 977,500 shares at the maximum. In the event that the appraised value is subject to an increase, up to 1,124,125 shares may be sold at an issue price of $10.00 per share, for an aggregate offering size of $11,241,250, without a resolicitation.

RP FINANCIAL, LC.
BOARD OF DIRECTORS
MARCH 20, 1998
PAGE 4


ESTABLISHMENT OF EXCHANGE RATIO

     OTS regulations provide that in a conversion of a mutual holding company, the minority stockholders are entitled to exchange their shares of the Association's common stock for common stock of the Holding Company. The Board of Directors of the Mutual Holding Company has independently established a formula to determine the exchange ratio. The formula takes into account the dividends considered to be excess by the OTS, resulting in a pro forma ownership for the Public Ponchatoula Shares of 23.94 percent. Pursuant to the formula, the Exchange Ratio will be determined at the end of the Holding Company's stock offering based on the total number of shares sold in the Subscription and Community offerings. Based upon this formula, and the valuation conclusion and offering range concluded above, the Exchange Ratio would be 1.5150 shares,
1.7823 shares, 2.0497 shares and 2.3571 shares of Homestead Bancorp stock issued for each Public Ponchatoula Share, at the minimum, midpoint, maximum and supermaximum of the offering range, respectively.

LIMITING FACTORS AND CONSIDERATIONS

     Our valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of the common stock. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the initial offering will thereafter be able to sell such shares at prices related to the foregoing valuation of the pro forma market value. The appraisal does not take into account any trading activity with respect to the purchase and sale of common stock in the secondary market, and reflects only a valuation range as of this date for the pro forma market value of the Association immediately upon issuance of the stock.

     RP Financial's valuation was determined based on the Association's financial condition, operations and shares outstanding as of December 31, 1997, the date of the financial data included in the Holding Company's Prospectus. The proposed Exchange Ratio and the exchange of the Public Ponchatoula Shares for newly issued Holding Company shares were determined independently. RP Financial expresses no opinion on the proposed Exchange Ratio and the exchange of shares held by the Ponchatoula Savings' public stockholders for newly issued Holding Company shares.

     RP Financial is not a seller of securities within the meaning of any federal and state securities laws and any report prepared by RP Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities. RP Financial maintains a policy which prohibits the company, its principals or employees from purchasing stock of its client institutions.

     The valuation will be updated should market conditions or changes in Ponchatoula Savings' operating results warrant. The valuation will also be updated at the completion of the Holding Company's stock offering. These updates will consider, among other things, any developments or changes in the Association's financial performance and condition, management policies, and current conditions in the equity markets for thrift shares, both existing issues and new issues. Also, these updates will consider changes in other external

RP FINANCIAL, LC.
BOARD OF DIRECTORS
MARCH 20, 1998
PAGE 5


factors which impact value including, but not limited to: various changes in the legislative and regulatory environment (including changes in the appraisal guidelines), the stock market and the market for thrift stocks, and interest rates. Should any such new developments or changes be material, in our opinion, to the valuation of the shares, appropriate adjustments to the estimated pro forma market value will be made. The reasons for any such adjustments will be explained in the update at the date of the release of the update.

                                        Respectfully submitted,

                                        RP FINANCIAL, LC.


                                        /s/ Ronald S. Riggins
                                        ------------------------
                                        Ronald S. Riggins
                                        President



                                        /s/ Gregory E. Dunn
                                        ------------------------
                                        Gregory E. Dunn
                                        Senior Vice President

RP FINANCIAL, LC.

                                TABLE OF CONTENTS
                       PONCHATOULA HOMESTEAD SAVINGS, F.A.
                             PONCHATOULA, LOUISIANA

                                                           PAGE
     DESCRIPTION                                          NUMBER
     -----------                                          ------

  CHAPTER ONE       OVERVIEW AND FINANCIAL ANALYSIS

     Introduction.......................................   1.1
     Plan of Conversion and Reorganization..............   1.1
     Strategic Overview.................................   1.2
     Balance Sheet Trends...............................   1.6
     Income and Expense Trends..........................   1.9
     Interest Rate Risk Management......................   1.13
     Lending Activities and Strategy....................   1.14
     Asset Quality......................................   1.17
     Funding Composition and Strategy...................   1.17
     Legal Proceedings..................................   1.18



  CHAPTER TWO       MARKET AREA

     Introduction.......................................   2.1
     Market Area Demographics...........................   2.1
     National Economic Factors..........................   2.3
     Local Economy......................................   2.8
     Market Area Deposit Characteristics and
       Competition......................................   2.9

  CHAPTER THREE     PEER GROUP ANALYSIS

     Selection of Peer Group............................   3.1
     Financial Condition................................   3.5
     Income and Expense Components......................   3.8
     Loan Composition...................................   3.12
     Interest Rate Risk.................................   3.14
     Credit Risk........................................   3.14
     Summary............................................   3.17

RP FINANCIAL, LC.

                                TABLE OF CONTENTS
                       PONCHATOULA HOMESTEAD SAVINGS, F.A.
                             PONCHATOULA, LOUISIANA
                                   (CONTINUED)

                                                           PAGE
     DESCRIPTION                                          NUMBER
     -----------                                          ------

  CHAPTER FOUR      VALUATION ANALYSIS

     Introduction.......................................   4.1
     Appraisal Guidelines...............................   4.1
     RP Financial Approach to the Valuation.............   4.1
     Valuation Analysis.................................   4.2
       1. Financial Condition...........................   4.3
       2. Profitability, Growth and Viability of
          Earnings......................................   4.4
       3. Asset Growth..................................   4.7
       4. Primary Market Area...........................   4.7
       5. Dividends.....................................   4.9
       6. Liquidity of the Shares.......................   4.10
       7. Marketing of the Issue........................   4.10
            A. The Public Market........................   4.11
            B. The New Issue Market.....................   4.17
            C. The Acquisition Market...................   4.19
            D. The Market for Ponchatoula Savings'
               Stock....................................   4.21
       8. Management....................................   4.21
       9. Effect of Government Regulation and
          Regulatory Reform.............................   4.22

     Summary of Adjustments.............................   4.22
     Valuation Approaches...............................   4.23
       1. Price-to-Earnings ("P/E").....................   4.24
       2. Price-to-Book ("P/B").........................   4.25
       3. Price-to-Assets ("P/A").......................   4.26
     Valuation Conclusion...............................   4.26
     Establishment of Exchange Ratio....................   4.27

RP FINANCIAL, LC.

                                 LIST OF TABLES
                       P0NCHATOULA HOMESTEAD SAVINGS, F.A.
                             PONCHATOULA, LOUISIANA


  TABLE                                                     PAGE
  NUMBER         DESCRIPTION                               NUMBER
  ------         -----------                               ------

  1.1       Summary Balance Sheet Data..................   1.7
  1.2       Historical Income Statement.................   1.10


  2.1       Summary Demographic Data....................   2.2
  2.2       Major Employers in Tangipahoa Parish........   2.8
  2.3       Market Area Unemployment Trends.............   2.9
  2.4       Deposit Summary.............................   2.10

  3.1       Peer Group of Publicly-Traded Thrifts.......   3.3
  3.2       Balance Sheet Composition and Growth Rates..   3.6
  3.3       Income as a Percent of Average Assets
            and Yields, Costs, Spreads..................   3.9
  3.4       Loan Portfolio Composition Comparative
            Analysis....................................   3.13
  3.5       Interest Rate Risk Comparative Analysis.....   3.15
  3.6       Peer Group Credit Risk Comparative
            Analysis....................................   3.16

  4.1       Market Area Unemployment Rates..............   4.8
  4.2       Conversion Pricing Characteristics..........   4.18
  4.3       Market Pricing Comparatives.................   4.20
  4.4       Public Market Pricing.......................   4.28


RP FINANCIAL, LC.
PAGE 1.1


                     I. OVERVIEW AND FINANCIAL ANALYSIS

INTRODUCTION

     Ponchatoula Homestead Savings, F.A. ("Ponchatoula Savings" or the "Association") is a federally chartered stock savings institution headquartered in Ponchatoula, Louisiana. In addition to its main office, which includes a full service branch, the Association maintains one other full service branch in Amite, Louisiana. Both offices are located in Tangipahoa Parish, which is located in southeast Louisiana approximately 45 miles northwest of New Orleans. Ponchatoula Savings was organized in 1911 and has operated as traditional thrift throughout its history. Ponchatoula Savings is a member of the Federal Home Loan Bank ("FHLB") system, with its deposits insured up to the regulatory maximums by the Savings Association Insurance Fund ("SAIF") of the Federal Deposit Insurance Corporation ("FDIC"). At December 31, 1997, Ponchatoula Savings had $59.6 million in assets, $42.1 million in deposits and total equity of $5.7 million or 9.6 percent of total assets.

     The Association was reorganized as a stock savings and loan association on August 31, 1994. As part of that reorganization, a mutual holding company was formed. The mutual holding company is a federal corporation, chartered and regulated by the OTS, and is named Homestead Mutual Holding Company (the "MHC"). In connection with the reorganization, the Association issued 143,760 shares of its common stock to certain member of the general public, with the remaining shares of its common stock (456,240) issued to the MHC. As of December 31, 1997, there were 606,345 total shares of the Association's common stock issued and outstanding, of which 456,240 shares, or 75.24 percent, were owned by the MHC and 150,105 shares, or 24.76 percent, were owned by the public.

PLAN OF CONVERSION AND REORGANIZATION

     On February 25, 1998, the Board of Directors of Ponchatoula Savings and the MHC adopted the Plan of Conversion and Agreement and Plan of Reorganization (the "Plan"), pursuant to which the MHC will convert from a federally chartered mutual holding company to a Louisiana-chartered stock corporation. In the reorganization process: (1) the MHC, which currently owns approximately 75.24 percent of the Association's common stock, will convert to an interim federal stock savings institution and simultaneously merge with and into the Association, pursuant to which all shares of the Association's common stock held by the

RP FINANCIAL, LC.
PAGE 1.2


MHC will be canceled; (2) as a result of the merger of the interim stock savings institution into the Association, the Association will become a wholly-owned subsidiary of Homestead Bancorp, Inc. ("Homestead Bancorp" or the "Holding Company"); and (3) the outstanding Public Ponchatoula Shares will be converted automatically into and become shares of common stock of the Holding Company (the "Exchange Shares") pursuant to a ratio that will result in the holders of such shares owning approximately 23.94 percent of the Holding Company (the "Exchange Ratio").

     Pursuant to the reorganization, shares of Homestead Bancorp stock will be offered in Subscription and Community offerings that will represent an ownership interest in the Holding Company of approximately 76.06 percent.

     Going forward, Homestead Bancorp will own 100 percent of the Association's stock, and the Association will be Homestead Bancorp's sole subsidiary. At this time, no other activities are contemplated for Homestead Bancorp other than the ownership of the Association, a loan to the newly-formed ESOP and investment of Holding Company cash. In the future, Homestead Bancorp may acquire or organize other operating subsidiaries, although there are no specific plans at present.

STRATEGIC OVERVIEW

     Ponchatoula Savings' operations have traditionally been oriented towards originating single-family permanent mortgage loans funded by retail deposits, with the Association's lending and deposit activities being substantially derived from its local customer base. Most of the Association's business is conducted within a 60 mile radius of its main office, which includes the Parishes of Tangipahoa, Livingston and St. Helena. The regional economy is supported by the gas, oil and chemical industries, which have provided for somewhat of an unstable economy over the past decade. The shakeout in the oil and gas industries in the mid- and late-1980s had a notable adverse effect on the Association's local economy, with the downturn being exacerbated by the rapid economic growth that had preceded the economic decline. The boom and bust cycle in southern Louisiana led to a significant increase in unemployment and deterioration in local real estate market conditions. While the Association's credit quality was impaired by the economic downturn, Ponchatoula Savings avoided the significant losses experienced by many of its thrift competitors as the Association adhered to a low risk 1-4 family lending strategy.

RP FINANCIAL, LC.
PAGE 1.3


     The recovery of the oil and gas industries, along with greater economic diversification, has provided for a recovery in the regional economy and the Association's local market area has experienced growth as well. The market area has a fairly diversified local economy and maintains a fairly large commuter base to the nearby metropolitan areas of New Orleans and Baton
Rouge. Demographic growth and an improving local economy has facilitated a downward trend in Ponchatoula Savings' balance of non-performing assets, as the Association's non-performing assets-to-assets ratio declined from 3.09 percent at December 31, 1993 to 0.29 percent at December 31, 1997.

     Beyond 1-4 family permanent mortgage lending, consumer lending has constituted the Association's primary area of lending diversification.
Home equity and home improvement loans account for the highest concentration of Ponchatoula Savings' consumer loan portfolio and, thus, that portfolio is also viewed as being relatively low risk in nature. To a lesser extent, Ponchatoula Savings originates construction/permanent loans for building 1-4 family residences, land loans, and commercial real estate loans. The Association's lending strategy going forward is expected to continue to emphasize 1-4 family and consumer lending. Growth of the 1-4 family loan portfolio is expected to be facilitated by the Association's recent in strategy to retain most fixed rate loan originations for portfolio. Previously, the Association sold fixed rate loans with the terms of more than 15 years to the secondary market on a servicing released basis. To manage the interest rate risk associated with retaining the longer term fixed rate loans, the Association's plans to fund the fixed rate loan growth with longer-term FHLB advances.

     Ponchatoulas' Saving investment portfolio reflects a low risk investment strategy, which has emphasized purchases of adjustable rate mortgage-backed securities that are guaranteed or insured by federal agencies. The remainder of the investment portfolio is comprised of U.S. Government and agency securities, which have maturities of less than two years. Growth of the mortgage-backed securities portfolio has accounted for most of the Association's asset growth in recent years, reflecting the implementation of a limited amount of wholesale leveraging by Ponchatoula Savings in which short-term FHLB advances were used to fund purchases of mortgage-backed securities.

     Retail deposits have served as the primary interest-bearing funding source for the Association, although recent asset growth by the Association has been funded by FHLB advances. FHLB advances have been utilized to support control of deposit costs, reflecting the Association's strategy of not paying above market rates to facilitate deposit growth. In the

RP FINANCIAL, LC.
PAGE 1.4


current interest rate environment, the Association's capacity to realize deposit growth without paying high end rates is viewed as being limited and, thus, FHLB advances are expected to an increasing component of Ponchatoula Savings' interest-bearing funding composition going forward. In addition to utilizing long-term FHLB advances to fund fixed rate loan growth, additional short-term FHLB advances may be utilized to facilitate leveraging of the balance sheet through purchasing adjustable rate mortgage-backed securities.

     Ponchatoula Savings' earnings base is largely dependent upon net interest income and operating expense levels, reflecting the Association's emphasis on a traditional thrift operating strategy. The Association maintains a relatively low net interest margin, reflecting an emphasis on limiting credit risk and interest rate risk exposure at the expense of foregoing a wider yield-cost spread. Operating expenses represent the other major component of the Association's earnings and are maintained at a relatively high level for a traditional thrift operation. The Association's relatively high operating expense ratio can in part be attributed to its previous strategy of selling fixed rate loan originations, as the Association incurred expenses to originate and sell the loans without any offsetting growth of assets. Accordingly, the Association's current strategy of retaining fixed rate loan originations and increased capital position following the infusion of conversion proceeds is expected to facilitate leveraging of the operating expense ratio. At the same time, Ponchatoula Savings will incur additional operating expenses following the conversion, including expenses associated with the stock benefit plans and, thus, leveraging of the operating expense ratio is not expected to be significant following the conversion.

     Over the past five fiscal years, Ponchatoula Savings' operating strategy has resulted in expansion of assets, an increasing capital position and positive earnings. Earnings have been somewhat contained by the Association's emphasis on limiting interest rate risk and credit risk exposure. The Association's business plan is to continue to operate as a community-oriented bank, serving the local customer base with an array of loan and depository products.

     The Association's Board of Directors has elected to convert to the full stock form of ownership to improve the competitive position of Ponchatoula Savings. A full stock conversion will also provide existing public shareholders with greater liquidity in their shares by significantly increasing the number of shares outstanding to the public, which is expected to facilitate a NASDAQ Small-Cap Issue listing for the stock. The additional capital realized from conversion proceeds will increase liquidity to support funding of future loan growth and other interest-earning assets. Ponchatoula Savings' higher capital position resulting from the

RP FINANCIAL, LC.
PAGE 1.5


infusion of conversion proceeds will also serve to reduce interest rate risk, through enhancing the Association's interest-earnings assets/interest-bearing liabilities ("IEA/IBL") ratio. The additional funds realized from the stock offering will provide an alternative funding source to deposits and borrowings in meeting the Association's future funding needs, which may facilitate a reduction in the Association's funding costs. Additionally, Ponchatoula Savings' higher equity-to-assets ratio will also better position the Association to take advantage of expansion opportunities as they arise and further leveraging of the balance sheet. Such expansion would most likely occur through acquiring branches in areas that would provide for further penetration in the markets currently served by the Association or nearby surrounding markets. At this time, the Association has no other specific plans for expansion other than internal growth. The Association's projected internal use of proceeds are highlighted below.

      The proceeds from the conversion are expected to be deployed as follows:

      - HOLDING COMPANY. Up to 50 percent of the net conversion proceeds will be retained by Homestead Bancorp. The Holding Company intends to use a portion of the net proceeds to loan funds to the Association's ESOP to enable the ESOP to purchase 8.0 percent of the gross offering amount. The balance of the funds retained by the Holding Company will be invested initially into short-term investments. Over time, the Holding Company funds may be utilized for various corporate purposes, including payment of dividends and possible repurchases of common stock consistent with OTS limitations.

      - PONCHATOULA SAVINGS. Approximately 50 percent of the net conversion proceeds will be infused into the Association in exchange for all of the Association's newly issued stock. Proceeds infused into the Association will initially be held in short-term investments. Over time, the proceeds are expected to be redeployed into the Association's loan growth and normal investment activities.

      Overall, it is the Association's objective to pursue growth that will serve to increase returns, while, at the same time, growth will not be pursued that could potentially compromise the overall risk associated with Ponchatoula Savings' operations. The Association has acknowledged that it intends to operate with excess capital in the near term, operating with a below market return on equity, until such time as the new capital can be leveraged in a safe and sound manner over an extended period of time.

RP FINANCIAL, LC.
PAGE 1.6


BALANCE SHEET TRENDS

     From December 31, 1993 through December 31, 1997, Ponchatoula Savings exhibited annual asset growth of positive 4.6 percent (see Table 1.1).
During this period, the Association's interest-earning asset composition exhibited a shift towards a higher concentration of investment securities, reflecting Ponchatoula Savings' use of FHLB advances to fund purchases of adjustable rate mortgage-backed securities. Overall, loan growth was slightly positive during the period, although the concentration of loans receivable declined from 55.1 percent of assets to 47.1 percent. Asset growth was funded by borrowings and capital growth, as deposits declined during the period. A summary of Ponchatoula Savings' key operating ratios for the past five fiscal years are presented in Exhibit I-3.

     Ponchatoula Savings' loan and leases receivable portfolio increased at a
0.6 percent annual rate from fiscal year end 1993 through fiscal year end 1997, with the most notable growth occurring during fiscal 1997. From fiscal year end 1993 to fiscal year end 1995 the Association's loan and leases receivable balance declined from $27.4 million to $25.9 million, as there was very limited demand for adjustable rate 1-4 family loans and Ponchatoula Savings sold substantially all fixed rate 1-4 family loan originations to the secondary market. Growth in the loan portfolio subsequent to fiscal year end 1995 was supported by the Association's change in philosophy to retain 15-year fixed rate loan originations, subject to meeting certain loan-to-value ("LTV") and interest rate criteria. Further growth of the portfolio should be facilitated by the Association's recent decision (February 1998) to retain all fixed rate loan originations, with LTV ratios of 80 percent or less. Fixed rate loans which the Association does not plan to hold are maintained as held for sale and are typically sold to the secondary market on a servicing released basis.

     Ponchatoula Savings' emphasis on 1-4 family lending is reflected in its loan portfolio composition, with 63.9 percent of gross loans and leases outstanding consisting of 1-4 family permanent mortgage at December 31, 1997. Similarly, at fiscal year end 1995, 1-4 family loans comprised 60.1 percent of total loans and leases outstanding. The balance of the loan portfolio is diversified among construction, commercial real estate, land and consumer loans, with consumer loans accounting for the Association's most notable area of lending diversification. As of December 31, 1997, consumer loans comprised $7.2 million, or 22.8 percent, of the Association's loan and lease portfolio, versus comparative measures of $6.1 million, or 20.6 percent, of the Association's loan and lease portfolio at fiscal year end 1995. Construction loans represented the next largest type of lending diversification, totaling $3.2

RP FINANCIAL, LC
PAGE 1.7

                                    Table 1.1
                       Ponchatoula Homestead Savings, F.A.
                          Historical Balance Sheets(1)
                         (Amount and Percent of Assets)


                                                             At Fiscal Year End December 31,                            Annual
                                   -----------------------------------------------------------------------------------  Growth
                                        1993             1994             1995             1996             1997        Rate
                                   ---------------  ---------------  ---------------  ---------------  ---------------  -------
                                   Amount    Pct    Amount    Pct    Amount    Pct    Amount    Pct    Amount    Pct     Pct
                                   ------    ---    ------    ---    ------    ---    ------    ---    ------    ---     ---
                                   ($000)    (%)    ($000)    (%)    ($000)    (%)    ($000)    (%)    ($000)    (%)     (%)

Total Amount of:
Assets..........................   $49,740  100.0%  $50,146  100.0%  $56,876  100.0%  $60,691  100.0%  $59,580  100.0%    4.62%
Cash and cash equivalents.......     3,388    6.8%      920    1.8%    2,244    3.9%    1,298    2.1%    1,254    2.1%  -22.00%
Securities available for sale...      --      0.0%   17,671   35.2%   19,207   33.8%   18,871   31.1%   16,866   28.3%     N.M.
Securities held to maturity.....    15,048   30.3%    3,114    6.2%    6,259   11.0%   10,254   16.9%   10,301   17.3%   -9.04%
FHLB stock......................       435    0.9%      455    0.9%      485    0.9%      543    0.9%      584    1.0%    7.64%
Loans held for sale.............     2,588    5.2%    1,275    2.5%    1,766    3.1%    2,290    3.8%    1,414    2.4%  -14.03%
Loans and leases receivable,
  net...........................    27,427   55.1%   25,471   50.8%   25,860   45.5%   26,150   43.1%   28,069   47.1%    0.58%
Deposits........................    45,913   92.3%   41,961   83.7%   44,889   78.9%   44,427   73.2%   42,111   70.7%   -2.14%
Borrowings......................      --      0.0%    3,200    6.4%    6,300   11.1%   10,700   17.6%   11,500   19.3%     N.M.
Total equity....................     3,697    7.4%    4,779    9.5%    5,484    9.6%    5,443    9.0%    5,735    9.6%   11.60%

Full service branches...........         2                2                2                2                2


----------
(1) Ratios are as a percent of ending assets.

Sources: Ponchatoula Savings' prospectus, audited financial statements and RP Financial calculations.

RP FINANCIAL, LC.
PAGE 1.8

million, or 10.3 percent, of total loans outstanding at December 31, 1997, versus comparative measures of $3.0 million, or 10.3 percent, of total loans and leases outstanding at fiscal year end 1995. Commercial real estate and land loans represent very minor areas of lending diversification for the Association. Similarly, the Association maintained a modest balance of leases at fiscal year end 1997, which amounted to 1.0 percent of total loans and leases outstanding. Comparatively, at fiscal year end 1995, leases comprised
8.1 percent of total loans and leases outstanding, reflecting the Association's use of leases to return REO properties, primarily 1-4 family properties, to an earning status. The Association's present strategy is to continue to emphasize lending diversification growth in consumer loans, with loans secured by 1-4 family properties remaining the primary lending activity for Ponchatoula Savings.

   Investment securities have accounted for the largest portion of the Association's asset growth during the period shown in Table 1.1. From fiscal year end 1993 to fiscal year end 1997, the investment securities balance increased from $15.0 million, or 30.3 percent, of assets to $27.2 million, or
45.6 percent, of assets. The investment securities balance peaked at $29.2 million, or 48.0 percent, of assets at fiscal year end 1996. During fiscal 1997, a portion of the investment securities balance was replaced with loan growth. Growth of the investment securities portfolio has been largely realized through purchasing adjustable rate mortgage-backed securities with funding provided by short-term FHLB advances. As of December 31, 1997, mortgage-backed securities accounted for $24.5 million, or 90.4 percent, of the investment securities portfolio, versus comparative measures of $12.6 million, or 83.9 percent, of the investment securities portfolio at December 31, 1993. Mortgage-backed securities held by the Association are guaranteed or insured by a federal agency and consist substantially of adjustable rate securities. The balance of the investment securities portfolio consists of U.S. Government and agency securities, which have maturities of less than two years. As of December 31, 1997, the Association maintained $2.6 million of U.S. Government and agency securities. Mortgage-backed securities purchased with short-term FHLB advances are maintained as held-to-maturity investments, and totaled $10.3 million at December 31, 1997. As of December 31, 1997, all other investments were maintained as available-for-sale, consisting of $14.3 million of mortgage-backed securities and $2.6 million of U.S. Government and agency securities. The Association maintained a net unrealized loss of $53,000 on the available-for-sale portfolio, as of December 31, 1997. Exhibit I-4 provides historical detail of the Association's investment portfolio composition.

RP FINANCIAL, LC.
PAGE 1.9

   In addition to the investment securities portfolio, Ponchatoula Savings held cash and cash equivalents and FHLB stock, which equaled $1.3 million, or
2.1 percent, of assets and $584,000, or 1.0 percent, of assets, respectively, at December 31, 1997. In recent years, the Association has maintained the level of cash and cash equivalents at approximately 2.0 percent of assets.

   Deposits constitute the largest component of the Association's interest-bearing funding composition, although borrowings have become a more prominent funding source for Ponchatoula Savings in recent years. From fiscal year end 1993 through fiscal year end 1997, the Association's deposits declined at a 2.1 percent annual rate. Comparatively, the Association's borrowings increased from a zero balance at fiscal year end 1993 to $11.5 million at fiscal year end 1997. Over the past five fiscal years, the Association's deposit composition has exhibited a shift towards a higher concentration of CDs. The shift in deposit composition has been primarily attributable to shrinkage in the balance of transaction and savings accounts, and to a lesser extent growth in the CD balance. As of December 31, 1997, CDs comprised 74.6 percent of the Association's deposits, versus a comparative ratio of 61.0 percent at December 31, 1993. Borrowings held by the Association consist of short-term FHLB advances. In the current interest rate environment, borrowings are expected to remain as the primary funding source to fund asset growth.

   Positive earnings during the past four fiscal years, along with the minority stock offering, translated into an annual capital growth rate of
11.6 percent for the Association. Capital growth outpaced the Association's asset growth, as Ponchatoula Savings' equity-to-assets ratio increased from
7.4 percent at the end of fiscal 1993 to 9.6 percent at the end of fiscal 1997. All of the Association's capital is tangible capital, and the Association maintained capital surpluses relative to all of its regulatory capital requirements at December 31, 1997. The addition of conversion proceeds will serve to strengthen Ponchatoula Savings' capital position and competitive posture within its primary market area, as well as support expansion into other nearby markets if favorable growth opportunities are presented.

INCOME AND EXPENSE TRENDS

   The Association has reported positive earnings over the past five fiscal years, ranging from a low of 0.25 percent of average assets in fiscal 1996 to a high of 0.92 percent of average assets in fiscal 1994 (see Table 1.2). For fiscal 1997, the Association reported net

RP FINANCIAL, LC
PAGE 1.10

                                                    Table 1.2
                                        Ponchatoula Homestead Savings, F.A.
                                          Historical Income Statements(1)
                                       (Amount and Percent of Average Assets)

                                                                 For the Fiscal Year Ended December 31,
                                          --------------------------------------------------------------------------------------
                                               1993              1994             1995              1996               1997
                                          --------------    --------------    --------------    --------------    --------------
                                          Amount    Pct     Amount    Pct     Amount    Pct     Amount    Pct     Amount    Pct
                                          ($000)    (%)     ($000)    (%)     ($000)    (%)     ($000)    (%)     ($000)    (%)
                                          ------   -----    ------   -----    ------   -----    ------   -----    ------   -----

Interest Income ......................   $ 3,343    6.64%  $ 3,147    6.49%  $ 3,988    7.36%  $ 4,276    7.32%  $ 4,247    7.12%
 Interest Expense ....................    (1,799)  -3.57%   (1,518)  -3.13%   (2,342)  -4.32%   (2,591)  -4.44%   (2,515)  -4.22%
                                          ------   -----    ------   -----    ------   -----    ------   -----    ------   -----
 Net Interest Income .................   $ 1,544    3.07%  $ 1,629    3.36%  $ 1,646    3.04%  $ 1,685    2.89%  $ 1,732    2.90%
 Provision for Loan Losses ...........         4    0.01%        7    0.01%        6    0.01%       (3)  -0.01%       16    0.03%
                                          ------   -----    ------   -----    ------   -----    ------   -----    ------   -----
  Net Interest Income after
   Provisions ........................   $ 1,548    3.08%  $ 1,636    3.37%  $ 1,652    3.05%  $ 1,682    2.88%  $ 1,748    2.93%

 Other Income ........................       162    0.32%      141    0.29%      168    0.31%      194    0.33%      206    0.35%
 Operating Expense ...................    (1,530)  -3.04%   (1,445)  -2.98%   (1,582)  -2.92%   (1,629)  -2.79%   (1,593)  -2.67%
                                          ------   -----    ------   -----    ------   -----    ------   -----    ------   -----
  Net Operating Income ...............   $   180    0.36%  $   332    0.68%  $   238    0.44%  $   247    0.42%  $   361    0.61%

Non-Operating Income

Net gain(loss) on sales of loans
 & invest ............................   $   533    1.06%  $   276    0.57%  $   210    0.39%  $   240    0.41%  $   167    0.28%
Real estate owned ....................       (37)  -0.07%       22    0.05%       11    0.02%        3    0.01%      (27)  -0.05%
Other non-operating income(loss) .....         0    0.00%        0    0.00%        0    0.00%     (284)  -0.49%        0    0.00%
                                          ------   -----    ------   -----    ------   -----    ------   -----    ------   -----
   Net Non-Operating Income ..........       496    0.99%      298    0.61%      221    0.41%      (41)  -0.07%      140    0.23%

 Net Income Before Tax ...............   $   676    1.34%  $   630    1.30%  $   459    0.85%  $   206    0.35%  $   501    0.84%
 Income Taxes ........................      (218)  -0.43%     (184)  -0.38%     (150)  -0.28%      (60)  -0.10%     (185)  -0.31%
Change in Acctg. Principle ...........      --       --         --     --        --      --        --      --        --      --
                                          ------   -----    ------   -----    ------   -----    ------   -----    ------   -----
 Net Income (Loss) ...................   $   458    0.91%  $   446    0.92%  $   309    0.57%  $   146    0.25%  $   316    0.53%


Core Earnings

Net Income Before Ext. Items .........   $   458    0.91%  $   446    0.92%  $   309    0.57%  $   146    0.25%  $   316    0.53%
Addback: Non-Operating Losses ........         0    0.00%        0    0.00%        0    0.00%      284    0.49%        0    0.00%
Deduct: Non-Operating Gains ..........         0    0.00%        0    0.00%        0    0.00%        0    0.00%        0    0.00%
Tax Effect Non-Op. Items(2) ..........         0    0.00%        0    0.00%        0    0.00%      (97)  -0.17%        0    0.00%
                                          ------   -----    ------   -----    ------   -----    ------   -----    ------   -----
Core Net Income ......................   $   458    0.91%  $   446    0.92%  $   309    0.57%  $   333    0.57%  $   316    0.53%


----------------------------
(1) Ratios are as a percent of average assets.
(2) Assumes tax rate of 34.0 percent.

Sources: Ponchatoula Savings' prospectus, audited financial statements and RP
         Financial calculations.

RP FINANCIAL, LC.
PAGE 1.11

income of $316,000, equal to 0.53 percent of average assets. The lower return posted during fiscal 1996 reflects the impact of the one time special assessment to recapitalize the SAIF, while the higher returns posted for fiscal years 1993 and 1994 were supported by gains realized from selling fixed rate loan originations during a period of high refinancing activity. Consistent with the Association's traditional thrift operating mode, net interest income and operating expenses have been the dominant factors in Ponchatoula Savings' earnings, which is supplemented by non-interest operating income derived mainly from loan fees and service charges. The Association's improving credit quality measures have limited the impact of loss provisions on earnings, while gains realized from the sale of fixed rate loan originations have been an ongoing contributor to the Association's earnings over the past five fiscal years.

     Ponchatoula Savings' level of net interest income before provision for loan losses peaked at 3.36 percent of average assets in fiscal 1994, paralleling the peak in earnings posted by the Association. The net interest income to average assets ratio declined to a low of 2.89 percent during fiscal 1996 and remained stable through fiscal 1997. A decline in the interest expense ratio provided for the peak in the net interest income ratio posted fiscal year 1994, which was attributable to a reduction in the Association's cost of funds and an improving capital position. Likewise, the subsequent decline in the net interest income ratio was largely attributable to an increase in the Association's interest expense ratio, which was partially negated by an increase in the interest income ratio. Factors accounting for the increase in the Association's interest expense ratio included higher interest rates being paid for deposits, a shift in deposit composition towards relatively higher costing CDs, and an increased utilization of borrowings. The increase in the interest income ratio occurred during fiscal 1995 and was supported by the upward repricing of interest rate sensitive assets.

     The impact of interest rates on Ponchatoula Savings' net interest margin is further revealed through examination of the Association's historical net interest rate spreads and yields and costs set forth in Exhibits I-3 and I-5. In general, trends in the Association's net interest margin paralleled the widening and narrowing of the yield-cost spread. After peaking at 3.20 percent during fiscal 1994, Ponchatoula Savings' interest rate spread declined to 2.73 percent and 2.54 percent during fiscal years 1995 and 1996, respectively. The narrowing of the Association's interest rate spread resulted primarily from an increase in the Association's cost of funds which occurred during fiscal years 1995 and 1996, and to a lesser extent a decline in the yield earned on interest-earning assets which occurred during fiscal 1996. During fiscal 1997 the Association's yield-cost spread increased slightly to 2.65 percent, which was

RP FINANCIAL, LC.
PAGE 1.12

supported by a decline in Ponchatoula Savings' cost of funds. Overall, the relatively narrow yield-cost spread maintained by Ponchatoula Savings reflects the Association's emphasis on managing interest rate risk through maintaining a high concentration of interest-earning assets in short-term and adjustable rate instruments. The Association's recent change in strategy to maintain most fixed rate loan originations for portfolio will not necessarily serve to widen the yield-cost spread, as Ponchatoula Savings plans to fund the fixed rate loan growth with long-term FHLB advances.

     Consistent with the Association's adherence to a traditional thrift operating philosophy and resultant limited diversification, sources of non-interest operating income have not been a significant contributor to the Association's earnings. Throughout the period shown in Table 1.2, sources of non-interest operating income have ranged from a low of 0.29 percent of average assets in fiscal 1993 to a high of 0.35 percent of average assets in fiscal 1997. Sources of non-interest operating income consist substantially of loans fees and service charges. At this time, the Association has no plans to diversify into activities that would generate additional non-interest operating income, and, thus, Ponchatoula Savings' earnings can be expected to remain highly dependent upon the net interest margin.

     Ponchatoula Savings' operating expenses as a percent of average assets have trended steadily lower over the past five fiscal years, declining from
3.04 of average assets during fiscal 1993 to 2.67 percent during fiscal 1997. The decline in the operating expense ratio has been facilitated by the wholesale leveraging, as such growth has notably lower servicing costs as compared to retail growth. Notwithstanding the decline in the operating expense ratio, Ponchatoula Savings' operating expense ratio is considered to be relatively high in view of its traditional thrift operating strategy. The Association's relatively high operating expense ratio can in part be explained by its past philosophy of selling fixed rate loan originations, which results in personnel cost without any offsetting growth in assets. Assets per full time equivalent employee equaled $2.8 million for the Association, versus a comparative average of $4.4 million for all publicly-traded SAIF-insured thrifts. Upward pressure will be placed on the Association's operating expense ratio following the stock offering, due to expenses associated with operating as a fully-converted publicly-traded company, including expenses related to the stock benefit plans. At the same time, the increase in capital realized from the stock offering will increase the Association's capacity to leverage operating expenses through pursuing a more aggressive growth strategy.

RP FINANCIAL, LC.
PAGE 1.13

     Overall, the general trends in the Association's net interest margin and operating expense ratio since fiscal 1993 has resulted in a slight increase in the Association's core earnings, as indicated by an increase in the Association's expense coverage ratio (net interest income divided by operating expenses). Ponchatoula Savings' expense coverage ratio equaled
1.01 times during fiscal 1993, versus a comparative ratio of 1.09 times during fiscal 1997. Similarly, Ponchatoula Savings' efficiency ratio (operating expenses, net of amortization of intangibles, as a percent of the sum of net interest income, other operating income and real estate operations) of 83.4 percent for fiscal 1997 was slightly more favorable than the 91.6 percent efficiency ratio maintained during fiscal 1993.

     Over the past five fiscal years, credit quality related losses have not been a material factor in the Association's earnings, reflecting Ponchatoula Savings' improving credit quality measures, along with positive trends in the local real estate market and limited loan growth. In fact, during fiscal 1997 the Association realized a modest recovery on loan loss provisions and a modest amount of income from the sale of real estate owned. As of December
31, 1997, the Association maintained valuation allowances of $265,000, equal to
0.94 percent of net loans and leases receivable and 153.2 percent of non-performing assets. Exhibit I-6 sets forth the Association's loan loss allowance activity during the past three fiscal years.

     Gains realized from the sale of loans have been a consistent part of the Association's operating strategy, reflecting the sale of fixed rate loans to the secondary market on a servicing released basis. Such gains ranged from a high of 1.06 percent of average assets during fiscal 1993 to a low of 0.28 percent of average assets during fiscal 1997. In light of the Association's newly adopted strategy of retaining most fixed rate loan originations for portfolio, the declining impact of loan sale gains on Ponchatoula Savings' earnings is expected to continue. The loss of income from gains is expected to be offset by an increase in interest income generated from growth of fixed rate loans. The one time assessment to recapitalize the SAIF has been the only significant non-recurring item to impact the Association's earnings in recent years. Ponchatoula Savings' assessment was $284,000, equaling 0.49 percent of average assets during fiscal 1996.

INTEREST RATE RISK MANAGEMENT

     The Association pursues a number of strategies to manage interest rate risk, which have been fairly effective in limiting the repricing mismatch between interest rate sensitive assets

RP FINANCIAL, LC.
PAGE 1.14

and liabilities. As of December 31, 1997, the Net Portfolio Value ("NPV") analysis provided by the OTS indicated that a 2.0 percent instantaneous and sustained increase in interest rates would result in a 10.4 percent decline in the Association's NPV (see Exhibit I-7). The Association's cumulative one year gap-to-assets ratio equaled negative 3.8 percent as of December 31, 1997.

     Ponchatoula Savings primarily manages interest rate risk from the asset side of the balance sheet, most notably by emphasizing investing in short-term and adjustable rate investment securities, which constitute the major portion of the Association's interest-earning assets. Historically, the Association has emphasized the origination of adjustable rate mortgage loans and typically has sold fixed rate loan originations to the secondary market. Ponchatoula Savings plans to offset the interest rate risk associated with retaining fixed rate loans by funding those originations with long-term FHLB advances. As of December 31, 1997, of the total loans and leases due after December 31, 1998, adjustable and floating rate loans comprised 36.6 percent of those loans and leases (see Exhibit I-8). The majority of the investments held by the Association are classified as available for sale, and, thus, could be readily sold if interest rate conditions warrant such action.

   The infusion of stock proceeds will serve to further limit the Association's interest rate risk exposure, as most of the net proceeds will be redeployed into interest-earning assets and the increase to capital will lessen the proportion of interest rate sensitive liabilities funding assets.

LENDING ACTIVITIES AND STRATEGY

     The Association's lending activities have concentrated on the origination of 1-4 family permanent mortgage loans (see Exhibits I-9 and I-10, which reflect loan composition and lending activity, respectively). As of December 31, 1997, 1-4 family permanent mortgage loans accounted for $20.1 million or 63.9 percent of Ponchatoula Savings' total loan and lease portfolio. The Association's second and third largest category of loans were consumer and construction loans, which totaled $7.2 million, or 22.8 percent, and $3.2 million, or 10.3 percent, of total loans and leases outstanding, respectively, at December 31, 1997. The balance of the loan and lease portfolio was comprised of commercial real estate and land loans, and leases.
Exhibit I-11 provides the contractual maturity of the Association's loan and lease portfolio, by loan and lease type, as of December 31, 1997.

RP FINANCIAL, LC.
PAGE 1.15

     Ponchatoula Savings offers both fixed rate and adjustable rate 1-4 family loans, with fixed rate loans accounting for the substantial portion of the Association's 1-4 lending volume in the current interest rate environment. From 1990 through 1994 the Association's general philosophy was to sell all fixed rate loan originations to the secondary market on a servicing released basis. In 1995, the Association began to retain 15-year fixed rate loan originations, which had interest rates of 8.0 percent or higher and a LTV ratio of 70 percent or less. In February 1998, the Association amended its lending policy to retain all fixed rate loan originations with LTV ratios of 80 percent or less. Fixed rate loans offered by the Association generally have terms of 15 or 30 years. The Association offers a one-year ARM loans, which is indexed to the one-year Treasury bill rate. Ponchatoula Savings generally does not offer discounted rates on ARM loans. The substantial portion of 1-4 family loan originations are underwritten to conform to FNMA/FHLMC requirements.

     Construction loans originated by the Association consist substantially of loans to finance the construction of 1-4 family residences. The Association's construction lending activities are for the construction of pre-sold homes, which convert to permanent loans upon completion of the construction. Construction loans require payment of interest only during the construction period, which is typically 12 months. For construction loans, the Association will lend up to a maximum LTV ratio of 80.0 percent. Land loans serve as a complement to the Association's 1-4 family lending activities, as such loans are primarily secured by single-family lots. Terms of land loans offered by the Association generally require a LTV ratio of
80.0 percent or less and have amortizations of up to 15 years. Most land loans are extended as 5-year balloon loans.

     The balance of the mortgage loan portfolio consists of commercial real estate loans, which has been a fairly inactive area of lending diversification for the Association. Commercial real estate loans held by the Association are collateralized by properties in its normal lending territory. Such loans are typically extended up to a LTV ratio of 80.0 percent, with loan terms providing for up to 20-year amortizations. In light of the higher credit risk associated with commercial real estate loans, loan rates offered on those loans are at a premium to the Association's 1-4 family loan rates. At December 31, 1997, Ponchatoula Savings' commercial real loan portfolio totaled $521,000, or 1.6 percent, of total loans and leases outstanding, and consisted of three loans which were secured by a health club, a church and a retail establishment.

RP FINANCIAL, LC.
PAGE 1.16


     Diversification into non-mortgage lending has consisted of consumer loans and has been the Association's primary area of lending diversification. Home equity and home improvement loans comprise the largest concentration of the consumer loan portfolio ($4.4 million out of $7.2 million as of December 31, 1997), consisting primarily of fixed rate loans with terms of up to 10 years. Home equity loans are extended up to a maximum LTV ratio of 80.0 percent of the combined balance of the home equity loan and the first lien. The home equity portfolio also includes a limited amount of floating rate lines credit, which has an interest rate tied to the Prime rate. Other consumer loans held by the Association include direct automobile loans, loans secured by savings accounts, mobile home loans and miscellaneous other unsecured loans and loans secured by personal property. Consumer lending is a desire growth area for the Association, with such growth expected to be primarily realized in home equity types of lending.

     Leases held by the Association were originated to facilitate the sale of real estate owned. As of December 31, 1997, leases accounted for $301,000, or
1.0 percent, of total loans and leases outstanding. The leases receivable are bond for deed contracts in which Ponchatoula Savings retains title to the property until all payments are made on the contract, at which time the Association transfers the title to the lessee. From the lessee's standpoint, the lease receivable is very similar to a mortgage on the property, except the title to the property is retained by Ponchatoula Savings during the term of the lease. The advantage of the lease receivable to the Association is that if the lessee defaults on the payments, Ponchatoula Savings does not have to institute foreclosure proceedings on the property. The Association has not originated any leases since 1995.

    Exhibit I-10, which shows the Association's lending activities over the past three fiscal years, highlights Ponchatoula Savings' lending emphasis on 1-4 family permanent mortgage loans and consumer loans. During the past three fiscal years, originations of 1-4 family permanent mortgage loans and consumer loans accounted for $37.7 million, or 70.9 percent, and $11.6 million, or 21.8 percent, of total loans originated, respectively. Construction loan originations constituted the largest component of the Association's remaining lending activities over the past three fiscal years, with such originations amounting to $3.3 million or 6.2 percent of total originations. Reflecting the Association's previous philosophy of selling all 30-year fixed rate loan originations, loans originated for sale comprised a larger portion of the Association's 1-4 family lending volume than loans originated for portfolio during each of the past three fiscal years. Accordingly, the Association's recent change in philosophy to retain

RP FINANCIAL, LC.
PAGE 1.17


most fixed rate loan originations for portfolio should facilitate stronger loan growth than the slightly positive growth recorded in each of the past three fiscal years. Ponchatoula Savings' lending strategy going forward is expected to remain fairly consistent with recent historical trends, and, thus, the origination of 1-4 family permanent mortgage loans and consumer loans are expected to remain as the Association's most prominent lending activities.

ASSET QUALITY

    The Association's historical 1-4 family lending emphasis has generally supported favorable credit quality measures. During the late-1980s and early 1990s, the Association experienced a deterioration in credit quality in connection with the severe economic downturn that impacted the Association's primary market area. Since the early-1990s, the Association's credit quality has improved dramatically, which has been supported by a recovery in the local economy and the implementation of more stringent collection procedures by Ponchatoula Savings. From fiscal year end 1993 to fiscal year end 1997, the Association's ratio of non-performing assets-to-assets declined from 3.09 percent to 0.29 percent. Non-performing assets held by the Association at December 31, 1997 consisted of $173,000 of non-accruing loans. As shown in
Exhibit I-12, except for a nominal balance of consumer loans, the Association's non-performing loans consisted entirely of 1-4 family permanent mortgage loans.

     The Association reviews and classifies assets on a regular basis, and determines the adequacy of loan loss provisions accordingly. At December 31, 1997, the Association had $173,000 of loans classified as substandard. The Association maintained valuation allowances of $265,000 at December 31, 1997, equal to 0.94 percent of net loans and leases receivable and 153.2 percent of non-performing assets.

FUNDING COMPOSITION AND STRATEGY

     Deposits have consistently been the Association's primary source of funds, and at December 31, 1997 deposits constituted 78.5 percent of Ponchatoula Savings' interest-bearing liabilities. Exhibit I-13 sets forth the Association's historical deposit composition and Exhibit I-14 provides the interest rate and maturity composition of the CD portfolio at December 31, 1997. CD's represent the largest component of the Association's deposit composition, with Ponchatoula Savings' current CD composition reflecting a higher concentration of short-term CDs (maturities of one year or less). As of December 31, 1997, the CD portfolio totaled

RP FINANCIAL, LC.
PAGE 1.18


$31.4 million, or 74.6 percent, of total deposits, with 91.0 percent of those CDs having maturities of one year or less. As of December 31, 1997, jumbo CDs (CD accounts with balances of $100,000 or more) amounted to $4.1 million, or
13.2 percent, of total CDs. The Association does not hold any brokered CDs. Deposit rates offered by the Association are generally in the middle of the range of rates offered by local competitors.

     Lower costing savings and transaction accounts comprise the balance of the Association's deposit composition, with such deposits amounting to $10.7 million, or 25.4 percent, of total deposits at December 31, 1997. Over the past three fiscal years, the Association's concentration of transaction and savings accounts comprising total deposits has declined, with such deposits amounting to 28.9 percent of total deposits at fiscal year end 1995. The decline in the concentration of transaction and savings accounts comprising total deposits was the result of shrinkage in the balance of transaction and savings account deposits, as opposed to CD growth.

     To support control of deposit costs, the Association has utilized borrowings to a greater degree in recent years. Exhibit I-15 details the Association's use of borrowings during the past three fiscal years. The Association's borrowings totaled $11.5 million at December 31, 1997, consisting entirely of short-term FHLB advances. In the current interest rate environment, borrowings are expected to fund most of the Association's asset growth. Such borrowings are expected to consist of FHLB advances. To limit the interest rate risk associated with retaining 30-year fixed rate loans for portfolio, the Association plans to fund such loans with long-term FHLB advances.

LEGAL PROCEEDINGS

     The Association is involved in routine legal proceedings occurring in the ordinary course of business which, in the aggregate, are believed by management to be immaterial to the financial condition of the Association.

RP FINANCIAL, LC.
PAGE 2.1


                            II. MARKET AREA

INTRODUCTION

     Ponchatoula Savings conducts operations out of its headquarters office in the town of Ponchatoula and a single branch in Amite, both of which are located in Tangipahoa Parish, Louisiana. Tangipahoa Parish is located in southeast Louisiana between the northern shore of Lake Pontchartrain and the southern border of Mississippi. Tangipahoa Parish is considered to be the Association's primary market area for lending and deposits, particularly in the areas surrounding Ponchatoula and Amite. To a lesser extent, the Association serves customers in the adjacent parishes of St. Helena and Livingston. Exhibit II-1 provides information on the Association's' office facilities.

     Ponchatoula Savings' market area can be characterized as a combination of rural and suburban areas. The oil and chemical industries remain the cornerstone of the regional economy, although following the severe downturn experienced in the oil and chemical industries during the mid- and late-1980s, the regional economy has become more diversified. Tangipahoa Parish maintains a large commuter population in which residents commute to jobs in the New Orleans and Baton Rouge metropolitan areas, with migration from the larger metropolitan areas facilitating population growth in the Association's primary market area. Despite operating in somewhat of a rural market environment, competition for financial services in the Association's primary market area is notable for the size of the population served.

     Future business and growth opportunities will be partially influenced by economic and demographic characteristics of the market served, particularly the future growth and stability of the regional economy, demographic growth trends, and the nature and intensity of the competitive environment for financial institutions. These factors have been examined to help determine the growth potential that exists for the Association and the relative economic health of the Association's market area.

MARKET AREA DEMOGRAPHICS

     Demographic growth in the Association's market area has been measured by changes in population, number of households and median household income, with trends in those areas summarized by the data presented in Table 2.1 Tangipahoa Parish experienced positive

RP FINANCIAL, LC.
PAGE 2.2

                                    Table 2.1
                       Ponchatoula Homestead Savings, F.A.
                            Summary Demographic Data

                                                               Year
                                              -----------------------------------        Growth Rate      Growth Rate
Population (000)                                 1990          1997          2002          1990-97         1997-2002
----------------                                 ----          ----          ----        -----------      ----------
United States ...........................     248,710       267,805       281,209           1.1%             1.0%
Louisiana ...............................       4,220         4,369         4,477           0.5%             0.5%
Tangipahoa Parish .......................          86            96           103           1.6%             1.4%

Households (000)
----------------
United States ...........................      91,947        99,020       104,001           1.1%             1.0%
Louisiana ...............................       1,499         1,572         1,627           0.7%             0.7%
Tangipahoa Parish .......................          30            34            37           1.9%             1.7%

Median Household Income ($)
---------------------------
United States ...........................     $29,199      $ 36,961      $ 42,042           3.4%             2.6%
Louisiana ...............................      22,777        26,577        29,688           2.2%             2.2%
Tangipahoa Parish .......................      18,159        20,276        23,264           1.6%             2.8%

Per Capita Income - ($)
-----------------------
United States ...........................     $13,179      $ 18,100          --             4.6%             N/A
Louisiana ...............................      10,150        13,131          --             3.7%             N/A
Tangipahoa Parish .......................       8,340        10,108          --             2.8%             N/A

1997 Age Distribution(%)                   0-14 Years   15-24 Years   25-44 Years    45-64 Years         65+ Year    Median Age
------------------------                   ----------   -----------   -----------    -----------         --------    ----------
United States ...........................        21.7          13.6          31.4           20.5             12.7          34.8
Louisiana ...............................        23.7          15.2          30.0           19.7             11.4          32.8
Tangipahoa Parish .......................        23.6          17.7          28.0           19.5             11.2          31.7

                                            Less Than    $15,000 to    $25,000 to     $50,000 to       $100,000 to
1997 HH Income Dist.(%)                       $15,000        25,000      $ 50,000       $100,000          $150,000    $150,000+
-----------------------                    ----------   -----------   -----------    -----------      -----------     ---------
United States ...........................        17.7          14.4          33.5           26.5              5.4           2.6
Louisiana ...............................        29.4          17.4          31.5           17.6              2.7           1.4
Tangipahoa Parish .......................        38.3          18.5          28.4           12.6              1.7           0.6

Source: CACI.

RP FINANCIAL, LC.
PAGE 2.3

population growth during the 1990s, with the Parish exhibiting a higher growth rate than comparable growth rates posted by Louisiana and the U.S. Population growth has been supported by an influx of people exiting the Baton Rouge and New Orleans markets, with Tangipahoa Parish's central location and more affordable housing serving as attractive characteristics to individuals seeking to re-locate outside of those larger and more urban markets. Population growth for Tangipahoa Parish is projected to remain above the comparative growth rates for Louisiana and the U.S. over the next five years through 2002. Growth in the number of households paralleled population growth, as Tangipahoa Parish recorded a higher rate of household growth from 1990 to 1997 compared to the Louisiana and U.S. household growth rates. The increased demand for housing resulting from the population growth has had a positive impact on real estate values in Tangipahoa Parish in recent years, which is viewed as being favorable for the Association in terms of limiting credit risk exposure as well as providing opportunities for loan growth.

     Median household and per capita income levels in Tangipahoa Parish are lower than the comparative medians for Louisiana and the U.S., which is indicative of the market area's more rural nature that provides for a lower cost of living than the more heavily populated markets within the state. Household income distribution measures further imply the more rural and lower cost of living characteristics of Tangipahoa Parish, as income distribution measures for Tangipahoa Parish reflect a lower earning population compared to Louisiana and U.S. In comparison to the U.S. and Louisiana, growth in household income was lower for Tangipahoa Parish from 1990 to 1997. However, reflecting the influence of the population growth occurring in Tangipahoa Parish, household income growth for Tangipahoa Parish is projected to exceed the comparative U.S. and Louisiana growth rates over the next five years. Age distribution measures are also indicative of the growth occurring in Tangipahoa Parish, as the age distribution of Tangipahoa Parish's population reflects a comparatively younger population compared to Louisiana and the U.S.

NATIONAL ECONOMIC FACTORS

     Over the past year, national economic growth has been mixed. Inflationary pressures became more notable during March and April 1997, as many of the first quarter economic indicators showed signs of a strengthening economy. Most notably, during February, industrial production increased 0.5 percent, housing starts rose 12.2 percent and the sale of existing homes jumped 9.0 percent. Accelerating economic growth was further indicated by a

RP FINANCIAL, LC.
PAGE 2.4

decline in the March unemployment rate to 5.2 percent, versus 5.3 percent for February, and a higher than expected rise in the March "core" producer price index, which posted its largest increase in 18 months. However, inflation measures showed that the "Goldilocks Economy" remained in effect, based on lower producer prices and a lower than expected increase in the employment cost index. Some of the reasons cited for the low inflation were a larger labor force, a measurable increase in productivity, and an increasingly global economy. First quarter 1997 GDP growth was measured at 5.9 percent, far exceeding analysts' projections.

    Second quarter economic data generally reflected a less robust pace of growth than maintained during the first quarter. Most notably, a lower than anticipated National Association of Purchasing Managers index in April 1997 indicated a slowdown of expansion in the manufacturing sector. New home sales also dropped by 7.7 percent in April 1997, the sharpest decline in six months. Automobile sales for April and May declined from year earlier levels, and discounting became more common by automakers. A rise in the June unemployment rate and GDP growth slowing to an annual rate of 2.2 percent in the second quarter, which was well below the revised 4.9 percent rate recorded in the first quarter, further signaled that the economy was slowing to a more sustainable pace.

     Economic data released in August 1997 provided mixed signals of economic growth, as a decline in the July unemployment rate and an unexpectedly sharp decline in the U.S. trade deficit provided indications of a strengthening economy. At the same time, a modest increase in the July consumer price index and a decline in July wholesale prices suggested that inflation remained non-threatening. At the end of August, the second quarter GDP was revised upward to a 3.6 percent annual growth rate compared to a 2.2 percent original estimate. In early-September, a slight increase in the August unemployment rate did little to alleviate inflation concerns, as the employment data indicated that the job market remained tight and wages continued to rise. Comparatively, only a slight increase in the August consumer price index provided evidence that inflation remained tame at the end of the third quarter. September unemployment data served to further calm inflation fears in early-October, as the unemployment rate was unchanged at 4.9 percent and fewer jobs than expected were added to the economy.

     At the beginning of the fourth quarter of 1997, inflation concerns became more notable following congressional testimony by the Federal Reserve Chairman, as he indicated that it would be difficult for the U.S. economy to maintain the current balance between tight labor markets and low inflation. However, economic data released in October and November

RP FINANCIAL, LC.
PAGE 2.5

provided mixed signals on the strength of the economy. For example, a decline in the October unemployment rate to a 24-year low of 4.7 percent indicated a rapidly expanding economy, while, comparatively, a decline in October retail sales suggested that the economy may be slowing. Economic growth was also viewed as being contained by the upheaval in Asian markets, based on expectations that international turmoil would result in a drop in demand for U.S. exports. However, the threat of inflation was rekindled in early-December on news of the November unemployment rate dropping to 4.6 percent, and the tight labor market pushed hourly wages higher. Economic data released in mid-December provided for a more favorable inflation outlook, as the increase in November retail sales was well below economists expectations and producer prices declined in November.

     Inflation concerns were further eased in early-January 1998 on news that U.S. manufacturing growth slowed in December and predictions by economists of slower growth for the U.S. economy in 1998. However, December 1997 employment data indicated robust economic growth, despite a 0.1 percent increase in the December unemployment rate to 4.7 percent, as a stronger than expected 370,000 jobs were added to the U.S. economy in December. The growing demand for labor translated into higher than expected increase in labor costs during the fourth quarter of 1997. A 0.5 percent increase in industrial production for December 1997 and a 4.3 percent increase in the GDP for the fourth quarter of 1997 further suggested that the financial troubles in Asia had not diminished demand for U.S. exports by the end of 1997. At the end of January 1998, inflation concerns were diminished by the December durable goods orders report, which showed only a slight increase after excluding the volatile transportation sector. The January unemployment rate was unchanged at 4.7 percent, while the number of jobs added to the economy was higher than expected. Other economic data released in February 1998 generally signaled a stable economic environment. Retail sales were up 0.1 percent in January 1998 versus 0.3 percent in December 1997, while the consumer price index for January was unchanged from December. At the end of February fourth quarter GDP was revised downward to 3.9 percent, signaling a possible slowdown in growth in the early part of 1998.

     Economic data released in early-March 1998 provided mixed economic signals, with a decline in the February unemployment rate to 4.6 percent indicative of a robust U.S. economy. However, the February employment data also reflected a decline in manufacturing jobs, which suggested that the growth may not be sustainable. A decline in February producer prices and plunging oil prices further eased inflation concerns in mid-March 1998. However,

RP FINANCIAL, LC.
PAGE 2.6

the February CPI reflected an accelerating economy, after factoring out the sharp decline in energy prices, indicating that competition from cheap Asian imports hadn't yet forced many U.S. companies to lower prices.

     Consistent with the mixed economic activity, interest rate trends have been varied as well over the past year. After stabilizing briefly, the strengthening economy and growing expectations of a rate increase by the Federal Reserve propelled interest rates higher in late-March 1997. The Federal Reserve increased short-term interest rates by 0.25 percent in late-March, which was followed by a sharp sell-off in the bond market. For the first time in six months, the rate on the 30-year benchmark bond moved above 7.0 percent in late-March. Inflation concerns pushed interest rates higher during the first half of April 1997, which was followed by a slight decline in interest rates on rumors of a national budget accord. News of the budget agreement and favorable inflation data sustained the rally in bond prices through early-May. Interest rates stabilized in mid-May, as the Federal Reserve opted not to raise interest rates at its May meeting. The high level of consumer confidence indicated by the May reading caused the 30-year bond yield to edge above 7.0 percent again in late-May. However, the increase was short-lived, as signs of slowing economic growth provided for a lower interest rate environment during June.

     The downward trend in interest rates became more pronounced during July 1997, following the Federal Reserve's decision to leave rate unchanged at its early-July meeting and the release of new economic data that indicated inflation was under control. Slower economic growth indicated by a second quarter GDP growth rate of 2.2 percent sustained the rally in bond prices at the end of July. However, in early-August, the stronger than expected job growth reflected in the July employment data and a falling U.S. dollar against the yen and mark caused bond prices to tumble. After recovering briefly on the favorable inflation readings reflected in the July wholesale and retail prices, bond prices declined in late-August on news of the narrower than expected June trade deficit. Bond prices rallied briefly at the end of August and in early-September, due to technical pressures and economic data that showed manufacturing growth cooled in August. Interest rates increased slightly in mid-September, reflecting investor fears that the August economic data would show a strengthening economy and higher prices. However, the low inflation reading indicated by the August consumer price report ignited a bond market rally, with the yield on the 30-year bond posting its second largest decline in the 1990s on September 16, 1997. Bond prices approached their

RP FINANCIAL, LC.
PAGE 2.7

highest level in two years in early-October, reflecting the stable inflation environment as confirmed by the September unemployment data.

     In mid-October 1997, renewed inflation fears raised by the tight labor markets and growing expectations of a rate hike by the Federal Reserve provided for an easing in bond prices. The sell-off in the global markets at the end of October served to abbreviate the decline in bond prices, as skittish investors dumped stocks in favor of bonds. The Federal Reserve's decision to leave interest rates unchanged at its mid-November meeting, along with signs of slowing economic growth indicated by a decline in October retail sales, served to strengthen the advance in bond prices in mid-November as the yield on the bellwether 30-year U.S. Treasury bond approached 6.0 percent. Renewed interest in U.S. Treasury bonds by Japanese investors and fading concerns of inflation provided for a stable bond market in late-November. The rally in bond prices was not sustained in early-December, as bond prices declined on news of the surprisingly strong jobs report for November. However, positive inflation news indicated by the lower than expected increase in November retail sales and the decline in November producer prices, as well as world market turmoil, served to push the yield on the 30-year U.S. Treasury bond below 6.0 percent in mid-December. Bond prices were further boosted in mid-December by the Federal Reserve's decision to leave interest rates unchanged at its mid-December meeting, while a flight to quality caused by lingering concerns over the long-term stability of Asian financial markets sustained the advance in the bond market in late-December.

     Comments by the Federal Reserve Chairman of possible deflationary pressures served to strengthen the bond market rally at the beginning of 1998. December 1997 economic data which generally showed a strong pace of economic growth caused bond prices to retreat slightly in late-January 1998. Bonds rallied briefly at the end of January, as the Federal Reserve indicated that it would hold rates steady. In early-February, gains in the stock market translated into a sell-off in bonds. However, despite the stronger than expected employment report for January, bond prices edged higher following the release of the employment data on the first Friday in February. The positive trend in bond prices was sustained through mid-February, which was supported by economic data which showed a slower pace of growth. Indications by the Federal Reserve Chairman that the Federal Reserve would not cut rates soon pushed interest rates slightly higher in late-February. However, the downward revision to fourth quarter GDP boosted bond prices modestly at the end of February.

RP FINANCIAL, LC.
PAGE 2.8


     At the beginning of March 1998, signs of a strengthening U.S. economy pushed the yield on the 30-year bond above 6.0 percent for the first time in three months. However, the decline in bond prices was short-lived, as declining oil prices and news of a 1.6 percent decline in February producer prices served to edge the 30-year bond year back below 6.0 percent in mid-March. As of March 20, 1998, one- and thirty-year U.S. Government bonds were yielding 5.34 percent and 5.88 percent, respectively, versus comparative year ago rates of 5.79 percent and 6.96 percent. Exhibit II-2 provides historical interest rate trends from 1991 through March 20, 1998.

LOCAL ECONOMY

     Tangipahoa Parish's local economy is reflective of an economy with a large commuter population, with wholesale/retail trade, services and government enterprises serving as the basis of the local economy. The oil and chemical industries remain the cornerstone of the regional economy and represent a primary area of employment for the commuting workforce. The stability of the local economy is aided by the presence of the North Oaks Medical Center and Southeastern Louisiana University, which are the second and third largest employers in Tangipahoa Parish. The wholesale/retail sector accounts for the largest number of jobs in Tangipahoa Parish, while government and government enterprises represent the largest source of earnings for individuals employed in Tangipahoa Parish. Demographic growth has facilitated job growth in most sectors of the local economy, with services, retail and government experiencing the strongest job growth in Tangipahoa Parish. Table 2.2 provides a list of the largest employers in Tangipahoa Parish.

                                  Table 2.2
                      Major Employers in Tangipahoa Parish

                                            Product/                No. of
     Employer                               Service                Employees
     --------                               -------                ---------
     Tangipahoa. Parish School System.      Education                2,539
     North Oaks Medical Center              Medical                  1,600
     Southeastern Louisiana University      Education                1,200
     Louisiana Development Center/Hammond   Education                1,100
     Delchamps Distribution Center          Food Wholesaler            600
     Lallie Kemp Charity Hospital           Medical                    500
     SUPERVALU                              Wholesale groceries        400
     Wal-Mart                               Discount Retailer          368
     Gulf Coast Plywood                     Wood Products              325
     Sanderson Farms, Inc.                  Food Processing            300

     Sources: Louisiana Department of Economic Development.

RP FINANCIAL, LC.
PAGE 2.9


     Comparative unemployment rates for Tangipahoa Parish, as well as for the U.S. and Louisiana, are shown in Table 2.3. Tangipahoa Parish maintained a higher unemployment rate than the comparative U.S. and Louisiana measures as of December 1997, which tends to be a characteristic of rural markets in general as the result of seasonal agricultural employment fluctuations. Consistent with the U.S. and Louisiana, Tangipahoa Parish recorded a decline in unemployment compared to a year ago.

                                  Table 2.3
                       Market Area Unemployment Trends

         Region                    December 1996           December 1997
         ------                    -------------           -------------
         United States                  5.0%                    4.4%
         Louisiana                      6.1                     5.3
         Tangipahoa Parish              8.7                     7.7

         Source: U.S. Bureau of Labor Statistics.


MARKET AREA DEPOSIT CHARACTERISTICS AND COMPETITION

     Competition among financial institutions in the Association's market area is significant, and, as larger institutions compete for market share to achieve economies of scale, the market environment for the Association's products and services is expected to become increasingly competitive in the future. Smaller institutions such as Ponchatoula Savings will be forced to either compete with larger institutions on pricing, or to identify and operate in a "niche" that will allow for operating margins to be maintained at profitable levels.

     The Association's retail deposit base is closely tied to the economic fortunes of Tangipahoa Parish and, in particular, the areas of the Parish that are nearby to one of Ponchatoula Savings' two branches. Table 2.4 displays deposit market trends from June 30, 1995 through June 30, 1997 for Tangipahoa Parish, as well as for the State of Louisiana. The data indicates that deposit growth in the Association's primary market area was positive, with commercial banks accounting for most of the growth. As of June 30, 1997, Ponchatoula Savings maintained two out of the three thrift branches located in Tangipahoa Parish.

     Ponchatoula Savings' deposit balance increased at a 1.1 percent annual rate from June 30, 1995 through June 30, 1997, versus a comparative growth rate of 5.4 percent for total

RP FINANCIAL, LC.
PAGE 2.10


                                  Table 2.4
                       Ponchatoula Homestead Savings, F.A.
                               Deposit Summary


                                                            As of June 30,
                               ----------------------------------------------------------------------
                                             1995                                  1997
                               -----------------------------------   --------------------------------    Deposit
                                               Market    Number of                  Market    No. of   Growth Rate
                                Deposits       Share     Branches    Deposits       Share    Branches   1995-1997
                                --------       -----     --------    --------       -----    --------  -----------
                                                        (Dollars in Thousands)                             (%)
STATE OF LOUISIANA             $39,655,265     100.0%     1,416     $42,634,771     100.0%     1,468       3.7%
    Commercial Banks            35,640,178      89.9%     1,291      38,501,272      90.3%     1,332       3.9%
    Savings Institutions         4,015,087      10.1%       125       4,133,499       9.7%       136       1.5%

TANGIPAHOA PARISH                 $599,086     100.0%        29        $664,986     100.0%        30       5.4%
    Commercial Banks               531,351      88.7%        26         593,355      89.2%        27       5.7%
    Savings Institutions            67,735      11.3%         3          71,631      10.8%         3       2.8%
    Ponchatoula Savings (1)         43,136      63.7%         2          44,097      61.6%         2       1.1%
    Ponchatoula Savings (2)                      7.2%                                 6.6%


(1) Percent of thrift deposits.
(2) Percent of total deposits.

Source: FDIC; OTS.

RP FINANCIAL, LC.
PAGE 2.11

bank and thrift deposits in Tangipahoa Parish. Accordingly, Ponchatoula Savings' market share of Tangipahoa Parish deposits declined from 7.2 percent at June 30, 1995 to 6.6 percent at June 30, 1997. As a percent of thrift deposits, the Association's market share of Tangipahoa Parish deposits declined from 63.7 percent at June 30, 1995 to 61.6 percent at June 30, 1997. The decline in market share of deposits reflects the Association's current strategy of controlling deposit costs through offering competitive deposit rates, which are generally lower than the top end of the range of rates offered by the local competition. Accordingly, most of the Association's recent growth has been funded with FHLB advances.

     Future deposit growth may be enhanced by the infusion of the conversion proceeds, as the additional capital will improve Ponchatoula Savings' competitive position and leverage capacity. The Association should also continue to benefit from its favorable image as a locally-owned and community-oriented institution, as the trend of consolidation among financial institutions is expected to provide Ponchatoula Savings with additional opportunities to acquire customers that become available as the result of community banks being acquired. However, given the competition faced by Ponchatoula Savings, it will be difficult for the Association to realize notable gains in deposit market share without paying above market rates for deposits or further expanding the Association's branch network.

RP FINANCIAL, LC.
PAGE 3.1


                                    III. PEER GROUP ANALYSIS

    This chapter presents an analysis of Ponchatoula Savings' operations versus a group of comparable savings institutions (the "Peer Group") selected from the universe of all publicly-traded savings institutions. The basis of the pro forma market valuation of Ponchatoula Savings is provided by these institutions. Factors affecting the Association's pro forma value such as financial condition, credit risk, interest rate risk, loan composition and recent operating results can be readily assessed in relation to the Peer Group. Current market pricing of the Peer Group, subject to appropriate adjustments to account for differences between Ponchatoula Savings and the Peer Group, will then be used as a basis for the pro forma valuation of Ponchatoula Savings' to-be-issued common stock.

SELECTION OF PEER GROUP

    We consider the appropriate Peer Group to be comprised of only those publicly-traded savings institutions whose common stock is either listed on a national exchange or is NASDAQ listed, since the market for companies trading in this fashion is regular and reported. We believe non-listed institutions are inappropriate since the trading activity for thinly-traded stocks is typically highly irregular in terms of frequency and price and may not be a reliable indicator of market value. We have also excluded from the Peer Group those companies under acquisition, mutual holding companies and recent conversions, since their pricing ratios are subject to distortion and/or do not have a seasoned trading history. A recent listing of all publicly-traded savings institutions is included as Exhibit III-1.

    From the universe of publicly-traded thrifts, we selected ten institutions with characteristics similar to those of Ponchatoula Savings. In the selection process, two "screens" were applied to the universe of all publicly-traded thrifts:

    o Screen #1. Louisiana institutions with assets of $500 million or less, equity-to-assets ratios of at least 8.0 percent, and positive earnings. Three companies met the criteria for Screen #1 and all were included in the Peer Group: Acadiana Bancshares, Inc., GS Financial Corp., and Teche Holding Company. The only publicly-traded Louisiana thrift not included in the Peer Group was Meritrust FSB of Thibodaux, which was not considered for the Peer Group as the result of being subject to an announced acquisition. Exhibit III-2 details the financial characteristics of all publicly-traded Louisiana thrifts.

    o Screen #2. Southeast and Southwest institutions with assets of less than $300 million, equity-to-assets ratios of at least 8.0 percent, positive core return on

RP FINANCIAL, LC.
PAGE 3.1


         average assets of less than 1.0 percent and non-performing assets-to-assets ratios of less than 2.0 percent. Seven companies met the criteria for Screen #2 and all were included in the Peer Group:
         East Texas Financial Services of Texas, FirstFed Bancorp, Inc. of Alabama, GFSB Bancorp, Inc. of Gallup New Mexico, South Street Financial Corp. of North Carolina, SouthFirst Bancshares of Alabama, Southern Banc Company of Alabama, and Twin City Bancorp, Inc. of Tennessee. Exhibit III-3 details the financial characteristics of all publicly-traded Southeast and Southwest thrifts.

     Table 3.1 on the following page shows the general characteristics of each of the Peer Group companies and Exhibit III-4 provides summary demographic data for the primary market areas served by each of the Peer Group companies. While there are some differences between the Peer Group companies and Ponchatoula Savings, we believe that the Peer Group provides a good representation of publicly-traded thrifts with operations comparable to those of the Association and, thus, will provide a good basis for the valuation. The following sections present a comparison of Ponchatoula Savings' financial condition, income and expense trends, loan composition, interest rate risk and credit risk versus the Peer Group. The conclusions drawn from the comparative analysis are then factored into the valuation analysis discussed in the final chapter.

    A summary description of the key characteristics of each of the Peer Group companies, which we determined warranted their inclusion as a comparable institution to Ponchatoula Savings, is detailed below.

o Acadiana Bancshares, Inc. of LA. Selected due to Louisiana market area, traditional thrift operating strategy, strong capital position, similar funding composition, similar earnings contribution from sources of non-interest operating income, high concentration of MBS and 1-4 family permanent mortgage loans comprising MBS and loan portfolio, and favorable credit quality measures.

o East Texas Fin. Serv. of TX. Selected due to traditional thrift operating strategy, small asset size, comparable number of branches, strong capital position, relatively low concentration of interest-earning assets maintained in loans, comparable net interest margin, high concentration of MBS and 1-4 family permanent mortgage loans comprising MBS and loan portfolio, and favorable credit quality measures.

o FirstFed Bancorp, Inc. of AL. Selected due to traditional thrift operating strategy, strong capital position, high concentration of MBS and 1-4 family permanent mortgage loans comprising MBS and loan portfolio, and favorable credit quality measures.

o GFSB Bancorp, Inc. of Gallup NM. Selected due to traditional thrift operating strategy, small asset size, relatively low concentration of loans comprising interest-earnings assets, comparable net interest margin, high concentration of MSB and 1-4

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700


                                    Table 3.1
                      Peer Group of Publicly-Traded Thrifts
                              March 31, 1998 (1)


                                                   Primary           Operating  Total             Fiscal   Conv.    Stock   Market
Ticker Financial Institution              Exchg.   Market            Strat.(2)  Assets   Offices    Year   Date     Price   Value
------ ---------------------------------  ------  ----------------   ---------  ------   -------  ------   -----    ------  ------

TSH    Teche Holding Company of LA        AMEX    Southern LA        Thrift       409           9  09-30    04/95    21.75     75
ANA    Acadiana Bancshares, Inc of LA     AMEX    Southern LA        Thrift       274 S         5  12-31    07/96    22.13     60
SSFC   South Street Fin. Corp. of NC (3)  OTC     South Central NC   Thrift       228           2  09-30    10/96    12.38     58
FFDB   FirstFed Bancorp, Inc. of AL       OTC     Central AL         Thrift       179           8  03-31    11/91    23.75     27
SZB    SouthFirst Bancshares of AL        AMEX    Central AL         Thrift       165           2  09-30    02/95    22.00     21
GSLA   GS Financial Corp. of LA           OTC     New Orleans LA     Thrift       131           3  12-31    04/97    20.63     71
ETFS   East Texas Fin. Serv. of TX        OTC     Northeast TX       Thrift       120           2  09-30    01/95    22.50     23
GUPB   GFSB Bancorp, Inc of Gallup NM     OTC     Northwest NM       Thrift       115           1  06-30    06/95    22.00     18
TWIN   Twin City Bancorp, Inc.. of TN     OTC     Northwest TN       Thrift       109           3  12-31    01/95    14.75     19
SRN    Southern Banc Company of AL        AMEX    Northeast AL       Thrift       106 S         4  06-30    10/95    16.63     20



       NOTES (1) Or most recent date available (M-March, S=September,
                 D=December, J=June, E=Estimated, and P=Pro Forma)

             (2) Operating strategies are: Thrift=Traditional Thrift,
                 M.B.=Mortgage Banker, R.E.=Real Estate Developer, Div.=Diversified, and Ret. =Retail Banking.

             (3) FDIC savings bank institution.

       Source: Corporate offering circulars, data derived from information published in SNL Securities Quarterly Thrift Report, and financial reports of publicly-traded thrifts.

       Date of Last Update: 03/31/98

RP FINANCIAL, LC.
PAGE 3.4

    family permanent mortgage loans comprising MBS and loan portfolio, and favorable credit quality measures.

o GS Financial Corp. of LA. Selected due to Louisiana market area, traditional thrift operating strategy, comparable number of branches, strong capital position, small asset size, relatively low concentration of loans comprising interest-earning assets, and favorable credit quality measures.

o South Street Fin. Corp. of NC. Selected due to traditional thrift operating strategy, comparable number of branches, strong capital position, relatively low concentration of loans comprising interest-earning assets, comparable funding composition, high concentration of MBS and 1-4 family permanent mortgage loans comprising MBS and loan portfolio, and favorable credit quality measures.

o SouthFirst Bancshares of AL. Selected due to traditional thrift operating strategy, comparable number of branches, small asset size, similar funding composition, comparable return on average assets, and high concentration of MBS and 1-4 family permanent mortgage loans comprising MBS and loan portfolio.

o Southern Banc Company of AL. Selected due to traditional thrift operating strategy, small asset size, strong capital position, relatively low concentration of loans comprising interest-earning assets, similar return on average assets, comparable net interest margin, and high concentration of MBS and 1-4 family permanent mortgage loans comprising MBS and loan portfolio.

o Teche Holding Company of LA. Selected due to Louisiana market area, traditional thrift operating strategy, similar funding composition, comparable level of operating expenses as a percent of average assets, high concentration of MBS and 1-4 family permanent mortgage loans comprising MBS and loan portfolio, and favorable credit quality measures.

o Twin City Bancorp, Inc. of TN. Selected due to traditional thrift operating strategy, small asset size, comparable number of branches, similar earnings contribution from non-interest operating income, comparable level of operating expenses as a percent of average assets, and favorable credit quality measures.

    In aggregate, the Peer Group is more highly capitalized than the industry average (16.73 percent of assets versus 13.61 percent for all publicly-traded SAIF average), generates a slightly lower return on average assets (0.84 percent core ROAA versus 0.89 percent for the all SAIF average), and generates a lower return on equity (5.29 percent core ROE versus 7.58 percent for the all publicly-traded SAIF average). Overall, the Peer Group's average P/B ratio and core P/E multiple were below and similar to the respective comparable averages for all publicly-traded SAIF-insured thrifts.

RP FINANCIAL, LC.
PAGE 3.5




                                                  As of March 20, 1998
                                                  --------------------
                                                Peer             All SAIF
                                               Group              Insured
                                               -----             --------


Equity-to-Assets                               16.73%            13.61%
Core Return on Assets ("ROA")                   0.84              0.89
Core Return on Equity ("ROE")                   5.29              7.58

Price-to-Book Ratio ("P/B")                   133.22%           165.99%
Core Price-to-Earnings Multiple ("P/E")        21.55x            21.37x
Price-to-Assets Ratio ("P/A")                  21.88%            21.04%


Source: Table 4.4 - Chapter IV Valuation Analysis.


    Ideally, the Peer Group companies would be comparable to Ponchatoula Savings in terms of all of the selection criteria, but the universe of publicly-traded thrifts does not provide for an appropriate number of such companies. However, in general, the companies selected for the Peer Group were fairly comparable to Ponchatoula Savings, as will be highlighted in the following comparative analysis.

Financial Condition
-------------------

    Table 3.2 shows comparative balance sheet measures for Ponchatoula Savings and the Peer Group, reflecting the expected similarities and some differences given the selection procedures outlined above. The Association's and the Peer Group's ratios reflect balances as of December 31, 1997, unless otherwise indicated for the Peer Group companies. Ponchatoula Savings' net worth base of 9.6 percent was below the Peer Group's average net worth ratio of 16.7 percent. However, with the consummation of the conversion and infusion of the net conversion proceeds, the Association will maintain an equity-to-assets ratio that is comparable to or higher than the Peer Group's ratio. All of Ponchatoula Savings' capital consisted of tangible capital, while three of the Peer Group companies' capital included minor balances of intangibles. The increase in Ponchatoula Savings' pro forma capital position will be favorable from a risk perspective and in terms of future earnings potential that could be realized through leverage and lower funding costs. However, at the same time, the Association's higher pro forma capitalization will likely result in a relatively low return on equity. Both the Association's and the Peer Group's capital ratios reflected healthy capital surpluses with respect to the regulatory capital requirements, with the Peer Group's ratios currently indicating

RP Financial, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700


                                      Table 3.2
                     Balance Sheet Composition and Growth Rates
                           Comparable Institution Analysts
                               As of December 31, 1997

                                                                 Balance Sheet as a Percent of Assets
                                         -----------------------------------------------------------------------------------------
                                           Cash and                         Borrowed  Subd.   Net   Goodwill  Tng Net     MEMO:
                                         Investments  Loans   MBS  Deposits   Funds   Debt   Worth  & Intang   Worth   Pref. Stock
                                         -----------  -----  ----  --------  --------  -----  -----  --------  ------- -----------
Ponchatoula Savings
-------------------
  December 31, 1997...................        7.5      49.5  41.2     70.7     19.3    0.0     9.6      0.0      9.6       0.0

SAIF-Insured Thrifts..................       17.9      67.9  10.9     69.8     15.2    0.2    13.2      0.2     12.9       0.0
State of LA...........................       14.6      66.8  16.2     60.1     14.4    0.0    24.4      0.0     24.4       0.0
Comparable Group Average..............       19.5      59.0  18.9     70.9     10.2    0.0    16.7      0.1     16.6       0.0
  South-East Companies................       19.5      60.7  17.1     72.3      8.0    0.0    17.2      0.1     17.0       0.0
  South-West Companies................       19.4      52.6  26.0     65.5     18.8    0.0    15.0      0.0     15.0       0.0

Comparable Group
----------------

South-East Companies
--------------------
ANA  Acadiana Bancshares, Inc of
  LA(1)...............................       15.6      75.0   7.5     69.0     13.4    0.0    16.9      0.0     16.9       0.0
FFDB FirstFed Bancorp, Inc. of AL.....       21.5      67.4   7.2     89.7      0.0    0.0     9.7      0.8      8.9       0.0
GSLA GS Financial Corp. of LA.........       24.0      40.8  32.5     43.2     12.3    0.0    42.7      0.0     42.7       0.0
SSFC South Street Fin. Corp. of NC....       36.6      49.3  12.4     62.6      9.2    0.0    14.9      0.0     14.9       0.0
SZB  SouthFirst Bancshares of AL......       23.6      60.7  12.0     78.9     10.7    0.0     9.7      0.2      9.4       0.0
SRN  Southern Banc Company of AL (1)..       20.2      35.9  42.2     82.0      0.0    0.0    17.1      0.2     16.9       0.0
TSN  Teche Holding Company of LA......        4.3      84.7   8.7     68.1     17.6    0.0    13.5      0.0     13.5       0.0
TWIN Twin City Bancorp, Inc. of TN....       10.4      71.5  14.0     84.9      0.9    0.0    12.9      0.0     12.9       0.0

South-West Companies
--------------------
ETFS East Texas Fin. Serv. of TX......       28.6      50.2  18.6     75.8      6.3    0.0    17.5      0.0     17.5       0.0
GUPB GFSB Bancorp, Inc of Gallup NM...       10.3      55.0  33.4     55.1     31.4    0.0    12.5      0.0     12.5       0.0




                                                    Balance Sheet Annual Growth Rates                       Regulatory Capital
                                         --------------------------------------------------------------  -------------------------
                                                 Cash and    Loans            Borrows.    Net   Tng Net
                                        Assets  Investments  & MBS  Deposits  & Subdebt  Worth   Worth   Tangible  Core   Reg. Cap.
                                        ------  -----------  -----  --------  ---------  ------  ------  --------  -----  ---------
Ponchatoula Savings
-------------------
  December 31, 1997...................   -1.83      4.79     -2.03    -5.21       7.48     5.36    5.36     9.68    9.68     23.69

SAIF-Insured Thrifts..................   12.34      6.09     13.52     8.54      13.62     3.77    2.88    11.31   11.42     23.08
State of LA...........................   19.50     -9.10     32.85    -1.80      41.64     3.49    3.49    19.26   19.26     42.78
Comparable Group Average..............   18.53     -1.12     22.47     2.54     -14.40    -2.28   -2.56    14.50   14.49     33.37
  South-East Companies................   17.39     -2.97     21.12     0.90     -14.40    -2.66   -3.01    14.45   14.45     32.60
  South-West Companies................   23.09      5.36     27.88     8.28         NM    -0.96   -0.96    14.80   14.80     38.80

Comparable Group
----------------

South-East Companies
--------------------
ANA  Acadiana Bancshares, Inc of
  LA(1)...............................    3.37     -6.93      5.86    -3.16      80.88    -0.19   -0.19    13.74   13.74     26.66
FFDB FirstFed Bancorp, Inc. of AL.....    1.30     32.70     -5.07     2.19    -100.00    -1.33   -0.85     8.91    8.91     17.01
GSLA GS Financial Corp. of LA.........   50.08      1.01     86.48    -7.49         NM       NM      NM    31.82   31.82     78.93
SSFC South Street Fin. Corp. of NC....   -0.01     -0.71      0.22     1.61     -16.00   -44.06  -44.06       NM   14.43     41.97
SZB  SouthFirst Bancshares of AL......   77.63        NM     66.92       NM      26.70    22.88   19.76     8.69    8.69     20.24
SRN  Southern Banc Company of AL (1)..   -1.59    -20.26      4.89     0.16         NM    -7.74   -7.59       NM      NM        NM
TSN  Teche Holding Company of LA......    5.06    -21.37      6.20     5.25       2.41     7.17    7.17    12.21   12.21     22.76
TWIN Twin City Bancorp, Inc. of TN....    3.25     -5.22      3.45     7.74     -80.39     4.68    4.68    11.33   11.33     20.61

South-West Companies
--------------------
ETFS East Texas Fin. Serv. of TX....    5.87     -7.72     12.20    -0.87         NM    -0.51   -0.51    14.80   14.80     38.80
GUPB GFSB Bancorp, Inc of Gallup NM.   40.32     18.44     43.56    17.44         NM    -1.42   -1.42       NM      NM        NM

-----------------------
(1) Financial Information is for the quarter ending September 30, 1997.


Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
PAGE 3.7

slightly greater capital surpluses. Again on a pro forma basis, the Association's regulatory capital surpluses will be more comparable to the Peer Group's ratios.

   The interest-earning asset compositions for the Association and the Peer Group were somewhat similar, with loans and mortgage-backed securities constituting the bulk of interest-earning assets for both Ponchatoula Savings and the Peer Group. Ponchatoula Savings' combined level of loans and mortgage-backed securities was higher than the Peer Group's ratio (90.7 percent versus 77.9 percent for the Peer Group), with the Peer Group's higher concentration of loans being more than offset by the Association's higher concentration of mortgage-backed securities. Comparatively, the Peer Group's cash and investments-to-assets ratio was higher than the comparable ratio for the Association (19.5 percent versus 7.5 percent for the Association). Overall, Ponchatoula Savings' interest-earning assets amounted to 98.2 percent of assets, which was slightly higher than the comparative Peer Group ratio of 97.4 percent.

   Ponchatoula Savings' funding liabilities reflect a funding strategy similar to that of the Peer Group's funding composition. The Association's deposits equaled 70.7 percent of assets, which approximated the Peer Group average of 70.9 percent. Borrowings were utilized to a greater degree by Ponchatoula Savings, as the Association and the Peer Group posted borrowings-to-assets ratios of 19.3 percent and 10.2 percent, respectively. Accordingly, the Peer Group was considered to have slightly greater borrowing capacity than the Association. Total interest-bearing liabilities as a percent of assets equaled 90.0 percent and 81.1 percent for the Association and the Peer Group, respectively, with the Peer Group's lower ratio being supported by maintenance of a higher capital position.

   A key measure of balance sheet strength for a thrift institution is its IEA/IBL ratio, Presently, the Association's IEA/IBL ratio is lower than the Peer Group's ratio, based on respective ratios of 109.1 percent and 120.1 percent. The additional capital realized from stock proceeds should serve to address the lower IEA/IBL ratio currently maintained by the Association, as the interest free capital realized in Ponchatoula Savings' stock offering will be primarily deployed into interest-earning assets.

   The growth rate section of Table 3.2 shows annual growth rates for key balance sheet items. Ponchatoula Savings' and the Peer Group's growth rates were based on annual growth for the twelve months ended December 31, 1997, unless otherwise indicated for the Peer Group Companies. Asset growth rates of negative 1.8 percent and positive 18.5 percent were

RP FINANCIAL, LC.
PAGE 3.8

posted by the Association and the Peer Group, respectively. Ponchatoula Savings' asset shrinkage was attributable to a decline in mortgage-backed securities, which was partially offset by loan growth and an increase in cash and investments. The Peer Group's asset growth was realized through growth in loans and mortgage-backed securities, which was partially negated by a decline in cash and investments. Overall, the Peer Group's asset growth measures would tend to support greater earnings growth relative to the Association's measures. However, following the conversion, Ponchatoula Savings' leverage capacity will be more comparable to or greater than the Peer Group's. Future asset growth for the Association should also be aided by a recent change in strategy, which provides for Ponchatoula Savings to retain most fixed rate loan originations for its own portfolio. Historically, the Association's philosophy has been to sell 30-year fixed rate loan originations to the secondary market.

   Borrowings and retained earnings funded a 5.2 percent decline in the Association's deposits. The Peer Group's asset growth was funded by deposits and borrowings, notwithstanding the negative borrowings growth rate shown for the Peer Group average. The Peer Group's borrowings growth rate was understated by the Peer Group companies with growth rates in excess of 100 percent, which accounted for three out of the four "NM" borrowing growth rates shown for the Peer Group companies in Table 3.2. The other Peer Group with "NM" indicated as a borrowings growth rate recorded no change in its balance of borrowings for the twelve month period.

   Capital growth rates of positive 5.4 percent and negative 2.3 percent were posted by the Association and the Peer Group, respectively, with the Peer Group's higher return on assets ratio being more than offset by maintenance of a higher level of capital, dividend payments, and stock repurchases. Ponchatoula Savings' positive capital growth rate resulted from earnings being partially offset by dividend payments. Following the increase in capital realized from conversion proceeds, the Association's capital growth rate will be depressed by its higher pro forma capital position.


INCOME AND EXPENSE COMPONENTS

   Ponchatoula Savings and the Peer Group reported net income to average assets ratios of positive 0.53 percent and positive 0.87 percent, respectively (see Table 3.3), based on earnings for the twelve months ended December 31, 1997 or the most recent data available for some of the Peer Group companies. The Association's and the Peer Group's earnings were fairly

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                    Table 3.3
        Income as a Percent of Average Assets and Yields, Costs, Spreads
                         Comparable Institution Analysis
                  For the Twelve Months Ended December 31, 1997


                                                          Net Interest Income                          Other Income
                                                      -----------------------------              -----------------------
                                                                              Loss      NII                                Total
                                              Net                            Provis.   After     Loan     R.E.    Other    Other
                                             Income   Income  Expense  NII   on IEA   Provis.    Fees     Oper.   Income   Income
                                             ------   ------  -------  ---   -------  -------    ----     -----   ------   ------
Ponchatoula Savings
-------------------
  December 31, 1997 ....................      0.53     7.12     4.22   2.90    -0.03     2.93     0.32    -0.05     0.03     0.30


SAIF-Insured Thrifts ...................      0.93     7.42     4.14   3.28     0.12     3.16     0.11     0.01     0.30     0.42
State of LA ............................      1.11     7.30     3.57   3.73     0.07     3.66     0.04     0.02     0.34     0.39
Comparable Group Average ...............      0.87     7.32     3.93   3.39     0.08     3.31     0.09     0.03     0.27     0.40
  South-East Companies .................      0.90     7.36     3.87   3.49     0.09     3.40     0.10     0.04     0.32     0.46
  South-West Companies .................      0.76     7.13     4.17   2.96     0.03     2.93     0.07     0.00     0.06     0.13


Comparable Group
----------------

South-East Companies
--------------------
ANA Acadiana Bancshares, Inc of LA(1)...      0.98     7.53     4.01   3.52     0.13     3.39     0.08     0.03     0.31     0.42
FFDB FirstFed Bancorp, Inc. of AL ......      0.96     7.61     4.12   3.48     0.31     3.17     0.39     0.27     0.23     0.89
GSLA GS Financial Corp. of LA ..........      1.37     6.86     2.48   4.38     0.02     4.36     0.00     0.00     0.01     0.01
SSFC South Street Fin. Corp. of NC .....      0.84     7.37     4.07   3.30     0.00     3.30     0.00     0.00     0.06     0.07
SZB SouthFirst Bancshares of AL ........      0.57     7.25     3.77   3.47     0.04     3.43     0.00     0.00     1.06     1.06
SRN Southern Banc Company of AL(1) .....      0.47     7.04     4.30   2.74     0.00     2.74     0.00     0.00     0.09     0.09
TSH Teche Holding Company of LA ........      0.97     7.50     4.22   3.28     0.06     3.22     0.03     0.02     0.69     0.74
TWIN Twin City Bancorp, Inc. of TN .....      1.01     7.76     4.00   3.76     0.15     3.60     0.30     0.03     0.09     0.42

South-West Companies
--------------------
ETFS East Texas Fin. Serv. of TX .......      0.63     6.92     3.96   2.95     0.00     2.95     0.14     0.00     0.06     0.19
GUPB GFSB Bancorp, Inc of Gallup NM ....      0.89     7.33     4.37   2.96     0.05     2.91     0.00     0.00     0.06     0.06



                                              G&A/Other Exp.     Non-Op. Items     Yields, Costs, and Spreads
                                            ------------------   --------------   -----------------------------
                                                                                                                 MEMO:      MEMO:
                                              G&A     Goodwill    Net   Extrao.     Yield      Cost    Yld-Cost  Assets/   Effective
                                            Expense     Amort.   Gains   Items    On Assets  Of Funds   Spread   FTE Emp.  Tax Rate
                                            -------   --------   -----  -------   ---------  --------  --------  --------  ---------
Ponchatoula Savings
-------------------
  December 31, 1997 ....................      2.67      0.00      0.28    0.00       7.36      4.71      2.65     2,837      36.93


SAIF-Insured Thrifts ...................      2.19      0.02      0.08    0.00       7.71      4.88      2.83     4,413      36.86
State of LA ............................      2.37      0.00      0.05    0.00       7.47      4.59      2.88     3,240      35.45
Comparable Group Average ...............      2.36      0.01      0.04    0.00       7.51      4.84      2.68     3,732      36.91
  South-East Companies .................      2.46      0.01      0.05    0.00       7.58      4.79      2.79     3,350      37.68
  South-West Companies .................      1.95      0.00      0.04    0.00       7.26      5.04      2.22     5,258      33.85


Comparable Group
----------------

South-East Companies
--------------------
ANA Acadiana Bancshares, Inc of LA(1)...      2.35      0.00      0.05    0.00       7.66      4.90      2.76     3,262      34.62
FFDB FirstFed Bancorp, Inc. of AL ......      2.38      0.06      0.00    0.00       7.93      4.61      3.32     2,669      33.45
GSLA GS Financial Corp. of LA ..........      2.21      0.00      0.04    0.00       7.10      3.95      3.15     3,982      37.45
SSFC South Street Fin. Corp. of NC .....      1.96      0.00     -0.04    0.00       7.49      5.58      1.91     6,175      46.87
SZB SouthFirst Bancshares of AL ........      3.56      0.00     -0.01    0.00       7.56      4.42      3.14     2,468      38.32
SRN Southern Banc Company of AL(1) .....      2.04      0.05      0.00    0.00       7.17      5.24      1.93     3,792      36.90
TSH Teche Holding Company of LA ........      2.56      0.00      0.07    0.00       7.66      4.92      2.74     2,476      34.28
TWIN Twin City Bancorp, Inc. of TN .....      2.61      0.00      0.27    0.00       8.04      4.68      3.37     1,976      39.54

South-West Companies
--------------------
ETFS East Texas Fin. Serv. of TX .......      2.24      0.00      0.07    0.00       7.09      4.90      2.19     4,141      35.40
GUPB GFSB Bancorp, Inc of Gallup NM ....      1.66      0.00      0.00    0.00       7.43      5.18      2.26     6,375      32.29



(1) Financial information is for the quarter ending September 30, 1997.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
PAGE 3.10

representative of their core earnings. In terms of core earnings measures, the Peer Group maintained a higher net interest margin and a lower level of operating expenses than the comparative ratios for the Association.
Likewise, non-interest operating income also represented a slight earnings advantage for the Peer Group. Loan loss provisions had a larger impact on the Peer Group's earnings, while gains were a more significant contributor to the Association's earnings.

     The Peer Group's more favorable net interest income ratio resulted from both a higher interest income ratio and a lower interest expense ratio. The Peer Group's higher interest income ratio was supported by a higher yield earned on interest-earning assets (7.51 percent versus 7.36 percent for the Association), which was consistent with the Peer Group's high concentration of loans comprising interest-earning assets. Comparatively, the Peer Group's lower interest expense ratio was realized through maintaining a lower level of interest-bearing liabilities, as the Association maintained a lower cost of funds than the Peer Group (4.71 percent versus 4.88 percent for the Peer Group). Following the infusion of conversion proceeds, the level of interest-bearing liabilities maintained by the Association should be more comparable to the peer Group's ratio. Overall, Ponchatoula Savings and the Peer Group reported net interest income to average assets ratios of 2.90 percent and 3.39 percent, respectively.

     In another key area of core earnings strength, the Association and the Peer Group reported operating expense to average assets ratios of 2.67 percent and 2.37 percent, respectively. Ponchatoula Savings' higher operating expense ratio can in part be explained by the relatively high number of employees maintained for its asset size, as indicated by assets per full time equivalent employee measures of $2.8 million and $3.7 million for the Association and the Peer Group, respectively. The Association's lower ratio can in part be explained by its historical philosophy of selling longer term fixed rate loans to the secondary, which results in expenses to originate and the sell the loans without accompanying asset growth. Asset shrinkage during fiscal 1997 also served to place upward pressure on Ponchatoula Savings' operating expense ratio. On a post-offering basis, the Association's operating expenses can be expected to increase with the addition of the stock benefit plans, with such expenses already impacting the Peer Group's operating expenses. At the same time, Ponchatoula Savings' capacity to leverage operating expenses will be greater following the increase in capital realized from conversion proceeds.

RP FINANCIAL, LC.
PAGE 3.11

     When viewed together, net interest income and operating expenses provide considerable insight into a thrift's earnings strength, since those sources of income and expenses are typically the most prominent components of earnings and are generally more predictable than losses and gains realized from the sale of assets or other non-recurring activities. In this regard, as measured by their expense coverage ratios (net interest margin divided by the operating expense ratio), the Peer Group's earnings strength was more favorable than the Association's. Expense coverage ratios posted by ponchatoula Savings and the Peer Group equaled 1.09x and 1.43x, respectively. An expense coverage ratio of greater than 1.0x indicates that an institution is able to sustain pre-tax profitability without having to rely on non-interest sources of income.

     Sources of non-interest operating income were a slightly larger contributor to the Peer Group's earnings, with such income amounting to 0.30 percent and 0.40 percent of Ponchatoula Savings' and the Peer Group's average assets, respectively. Net of real estate operations income, which tends to be a relatively less stable source of non-interest operating income, the Association and the Peer Group maintained comparable levels of non-interest operating income. The portion of the Association's and the Peer Group's earnings realized from non-interest operating income is consistent with their traditional thrift operating strategies, which typically provides for limited diversification into services that generate non-interest operating income.

     Loan loss provisions established by the Association and the Peer Group were reflective of favorable credit quality measures and low risk operating strategies, as Ponchatoula Savings recorded a recovery on loan loss provision equal to 0.03 percent of average assets and loan loss provisions established by the Peer Group amounted to 0.08 percent of average assets.

     Net gains were a larger contributor to the Association's earnings, amounting to 0.28 percent and 0.04 percent of Ponchatoula Savings' and the Peer Group's average assets, respectively. Gains and losses resulting from the sale of loans and investments are generally viewed as being non-recurring in nature, given that they are highly dependent upon interest rate movements and typically do not represent a core earnings activity for a thrift. However, the gains recorded by the Association were realized from loan sale gains, which historically has been a component of Ponchatoula Savings' recurring earnings and, thus, warrant consideration in evaluating the Association's core earnings strength. However, going forward, such gains are expected to be notable lower, in light of the Association's recent change in strategy to retain most fixed rate loan originations for its portfolio. Accordingly, it is the

RP FINANCIAL, LC.
PAGE 3.12

Association's intention to offset the loss of income realized from gains with growth in interest income earned on the fixed rate loans retained for portfolio. Extraordinary items were not a factor in either the Association's or the Peer Group's earnings.

     Both the Association and the Peer Group exhibited effective tax rates which indicated earnings were being fully taxed, with Ponchatoula Savings and the Peer Group exhibiting comparable effective tax rates of 36.93 percent and 36.91 percent, respectively. Overall, the Association's and the Peer Group's reported earnings were considered to be fairly representative of their core earnings.

LOAN COMPOSITION

     Table 3.4 presents data related to the loan composition of Ponchatoula Savings and the Peer Group. An emphasis on low risk residential lending was apparent in both the Association's and the Peer Group's loan compositions, with 1-4 family permanent mortgage loans and mortgage-backed securities accounting for 80.1 percent and 84.2 percent of the Association's and the Peer Group's loan and MBS portfolios, respectively. The Peer Group's higher ratio was attributable to its higher concentration of 1-4 family permanent mortgage loans, which was largely offset by the Association's higher concentration of mortgage-backed securities. Ponchatoula Savings, general philosophy of selling loans on a servicing released basis translated in a minimal balance of loans serviced for others, versus a comparative balance of $11.1 million for the Peer Group average. Two of the Peer Group companies with loans serviced for others portfolios maintained a modest amount of servicing intangibles.

     As indicated by the similar percentage of 1-4 family loans and mortgage-backed securities maintained by Ponchatoula Savings and the Peer Group, the degree of lending diversification exhibited by the Association and the Peer Group was also comparable. Ponchatoula Savings' lending diversification consisted substantially of consumer loans (12.8 percent of loans and MBS), followed by construction/land loans (6.0 percent of loans and
MBS). Comparatively, the Peer Group's primary area of lending diversification consisted of commercial business loans (6.4 percent of loans and MBS), followed by construction/land loans (5.9 percent of loans and MBS). Commercial real estate/multi-family loans represented a minor area of lending diversification for Ponchatoula Savings, while such loans comprised 4.8 percent of the Peer Group's loans and MBS. The Peer Group's diversification into consumer loans was fairly limited. The comparable degree of diversification into higher risk

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                    Table 3.4
               Loan Portfolio Composition and Related Information
                         Comparable Institution Analysis
                             As of December 31, 1997

                                              Portfolio Composition as a Percent of MBS and Loans
                                              ---------------------------------------------------
                                                        1-4   Constr. 5+Unit   Commerc.             RWA/    Serviced   Servicing
Institution                                    MBS    Family  & Land  Comm RE  Business  Consumer  Assets  For Others    Assets
-----------                                   -----   ------  ------  -------  --------  --------  ------  ----------  ---------
                                               (%)     (%)      (%)     (%)      (%)      (%)       (%)      ($000)      ($000)
Ponchatoula Savings ......................      43.84   36.30    5.99     1.07     0.00     12.81    42.64         91         0

SAIF-Insured Thrifts .....................      14.91   62.76    5.54    11.24     6.05      1.67    52.58    368,320     3,338
State of LA ..............................      10.47   75.29    3.80     4.79     6.51      1.17    47.46      7,045         0
Comparable Group Average .................      22.89   61.28    5.94     4.80     6.38      0.99    43.41     11,095        79

Comparable Group
----------------

ANA   Acadiana Bancshares, Inc of LA(1)...      11.77   68.00    2.88     6.70     8.58      2.35    51.16     21,136         0
ETFS  East Texas Fin. Serv. of TX ........      34.32   58.27    2.55     5.58     1.37      0.00    38.85     29,203       157
FFDB  FirstFed Bancorp, Inc. of AL .......         NA      NA      NA       NA       NA        NA    56.08        728         0
GUPB  GFSB Bancorp, Inc of Gallup NM .....      41.55   40.69    3.67    11.23     2.43      2.44    36.21          0         0
GSLA  GS Financial Corp. of LA ...........         NA      NA      NA       NA       NA        NA    34.69          0         0
SSFC  South Street Fin. Corp. of NC ......       4.72   82.93    4.08     7.70     0.25      0.00    35.98        428         0
SZB   SouthFirst Bancshares of AL ........       8.92   69.03   25.70     0.06     4.76      0.64    44.87          0         0
SRN   Southern Banc Company of AL(1) .....      59.97   36.49    0.00     0.28     3.19      0.08    24.15          0         0
TSH   Teche Holding Company of LA ........       9.18   82.57    4.72     2.87     4.43      0.00    56.52          0         0
TWIN  Twin City Bancorp, Inc. of TN ......      12.69   52.27    3.91     3.99    26.03      2.38    55.58     59,455       635


(1) Financial information is for the quarter ending September 30, 1997.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
PAGE 3.14

types of lending provided for similar risk weighted assets-to-assets ratios of 42.6 percent and 43.4 percent for Ponchatoula Savings and the Peer Group, respectively. Overall, both the Association's and the Peer Group's risk weighted assets ratios were indicative of relatively low risk operating strategies, as both ratios were lower than the all publicly-traded SAIF-insured average of 52.6 percent.

INTEREST RATE RISK

     Table 3.5 reflects various key ratios highlighting the relative interest rate risk exposure of the Association versus the Peer Group companies.
In terms of balance sheet composition, Ponchatoula Savings' interest rate risk characteristics were considered to be less favorable than the Peer Group's.
In particular, Ponchatoula Savings' lower capital position and lower IEA/IBL ratios indicate a greater dependence on the yield-cost spread to sustain the net interest margin. However, Ponchatoula Savings' lower level of non-interest earning assets was a positive consideration in terms of capacity to generate interest income. On a pro forma basis, the infusion of stock proceeds should serve to increase the Association's equity-to-assets ratio and IEA/IBL ratio to levels that are more comparable to the comparative Peer Group ratios.

     To analyze interest rate risk associated with the net interest margin, we reviewed quarterly changes in net interest income as a percent of average assets for Ponchatoula Savings and the Peer Group. In general, the relative fluctuations in the Association's net interest income to average assets ratios were more significant than exhibited by the comparative Peer Group ratios, indicating a greater degree of interest rate risk associated with Ponchatoula Savings' net interest margin. However, the stability of the Association's net interest margin should be enhanced by the infusion of stock proceeds, as interest-rate sensitive liabilities will be funding a lower portion of Ponchatoula Savings' assets.

CREDIT RISK

     Overall, Ponchatoula Savings' credit risk exposure appeared to be comparable to the Peer Group's, with both the Association's and the Peer Group's credit quality measure being representative of limited credit risk exposure. As shown in Table 3.6, Ponchatoula Savings' ratio of non-performing assets- (REO, non-accruing loans and accruing loans more than 90 days past due) to-assets was lower than Peer Group's ratio (0.29 percent versus 0.50 percent for the Peer Group). Comparatively, Ponchatoula Savings' non-performing loans-to-loans

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700



                                    Table 3.5
         Interest Rate Risk Measures and Net Interest Income Volatility
                         Comparable Institution Analysis
              As of December 31, 1997 or Most Recent Date Available


                                             Balance Sheet Measures
                                            ------------------------
                                                            Non-Earn.              Quarterly Change in Net Interest Income
                                            Equity/   IEA/   Assets/      ----------------------------------------------------------
Institution                                 Assets    IBL    Assets       12/31/97  09/30/97  06/30/97  03/31/97  12/31/96  09/30/96
-----------                                 ------   ------  ------       --------  --------  --------  --------  --------  --------
                                              (%)     (%)      (%)     (change in net interest income is annualized in basis points)
Ponchatoula Savings .......................   9.6    109.1     1.8            11        -9        33       -28        10        NA


SAIF-Insured Thrifts ......................  12.9    114.5     3.3            -4        -4         1         1         1         3
State of LA ...............................  24.4    136.1     2.3           -16         6        27        -8         6        36
Comparable Group Average ..................  16.6    122.4     2.6             3        -7         9        -6        10         3


Market Interest Rates
---------------------

1 Year Treasury Bill ......................    --       --      --             4       -22       -34        51       -20         1
30 Year Treasury Bond .....................    --       --      --           -48       -38       -32        46       -28         5


Comparable Group
----------------

ANA   Acadiana Bancshares, Inc of LA(1) ...  16.9    119.1     2.0            NA       -14         2        10        19        73
ETFS  East Texas Fin. Serv. of TX .........  17.5    118.6     2.6           -10        -5        -5        -1         5        -5
FFDB  FirstFed Bancorp, Inc. of AL ........   8.9    107.2     3.8           -12        -5        18        -9        13        NA
GUPB  GFSB Bancorp, Inc of Gallup NM ......  12.5    114.0     1.3           -13       -20         3       -16       -27        27
GSLA  GS Financial Corp. of LA ............  42.7    175.1     2.8           -24        31        84       -33        NA        NA
SSFC  South Street Fin. Corp. of NC .......  14.9    137.1     1.6            43       -46       -21        13        77       -35
SZB   SouthFirst Bancshares of AL .........   9.4    107.4     3.8            59       -23        13        -4        10        -5
SRN   Southern Banc Company of AL(1) ......  16.9    119.8     1.7            NA         8       -17        -6         1       -12
TSH   Teche Holding Company of LA .........  13.5    114.1     2.2            -8        -0        -5        -2        -8        -1
TWIN  Twin City Bancorp, Inc. of TN .......  12.9    111.7     4.1           -11         2        18       -15         1       -21


(1) Financial information is for the quarter ending September 30, 1997. NA=Change is greater than 100 basis points during the quarter.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700


                                    Table 3.6
                  Credit Risk Measures and Related Information
                         Comparable Institution Analysis
              As of December 31, 1997 or Most Recent Date Available


                                                      NPAs &                            Rsrves/
                                               REO/   90+Del/  NPLs/  Rsrves/  Rsrves/  NPAs &   Net Loan    NLCs/
Institution                                   Assets  Assets   Loans   Loans    NPLs    90+Del   Chargoffs   Loans
-----------                                   ------  ------   -----  -------  -------  -------  ---------  -------
                                                (%)    (%)      (%)     (%)      (%)      (%)      ($000)     (%)
Ponchatoula Savings.........................    0.00   0.29     0.62    0.94   153.18   153.18         1      0.00

SAIF-Insured Thrifts........................    0.26   0.74     0.79    0.78   185.48   130.13       340      0.11
State of LA.................................    0.02   0.34     0.52    1.02   221.49   221.10        23     -0.02
Comparable Group Average....................    0.06   0.50     0.53    0.65   156.13   132.98        18      0.05


Comparable Group
----------------

ANA   Acadiana Bancshares, Inc of LA(1).....    0.05   0.50     0.59    1.32   223.09   201.03        54     -0.07
ETFS  East Texas Fin. Serv. of TX...........    0.00   0.33     0.66    0.45    68.42    68.42         0      0.00
FFDB  FirstFed Bancorp, Inc. of AL..........    0.36   1.42     0.92    0.95   103.21    45.57        28      0.09
GUPB  GFSB Bancorp, Inc of Gallup NM........    0.00   0.24     0.44    0.58   132.26   132.26         5      0.03
GSLA  GS Financial Corp. of LA..............    0.00   0.13       NA    0.76       NA   246.99         0      0.00
SSFC  South Street Fin. Corp. of NC.........    0.01   0.16     0.30    0.38   124.71   118.51         0      0.00
SZB   SouthFirst Bancshares of AL...........    0.08   1.28     0.35    0.78   221.35    37.22         0      0.00
SRN   Southern Banc Company of AL(1)........    0.00     NA       NA    0.19       NA       NA         0      0.00
TSH   Teche Holding Company of LA...........    0.01   0.38     0.44    0.97   219.88   215.27        15      0.02
TWIN  Twin City Bancorp, Inc. of TN.........    0.08   0.09       NA    0.16       NA   131.58        81      0.42


(1) Financial information is for the quarter ending September 30, 1997.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
PAGE 3.17


ratio was higher than the Peer Group's ratio (0.62 percent versus 0.53 percent for the Peer Group). Loss reserve ratios were also similar for the Association and the Peer Group, with Ponchatoula Savings maintaining higher levels of loss reserves as a percent of non-performing assets (153.2 percent versus 133.0 percent of the Peer Group) and as percent of loans (0.94 percent versus 0.65 percent for the Peer Group). Net loan charge-offs were not a material factor for either the Association or the Peer Group during the period covered in Table 3.6.

SUMMARY

     Based on the above analysis and the criteria employed by RP Financial in the selection of the companies for the Peer Group, RP Financial concluded that the Peer Group forms a reasonable basis for determining the pro forma market value of Ponchatoula Savings. Such general characteristics as asset size, capital position, interest-earning asset composition, funding composition, core earnings strength, credit quality, interest rate risk and loan composition all tend to support the reasonability of the Peer Group from a financial standpoint.

RP FINANCIAL, LC.
PAGE 4.1


                           IV. VALUATION ANALYSIS


INTRODUCTION

     This chapter presents the valuation analysis, prepared pursuant to the regulatory valuation guidelines, and valuation adjustments and assumptions used to determine the estimated pro forma market value of the common stock to be issued in conjunction with the Association's conversion transaction.


APPRAISAL GUIDELINES

     The OTS appraisal guidelines, most recently amended in written form in October 1994, specify the methodology for estimating the pro forma market value of an institution pursuant to the mutual-to-stock conversion. The valuation methodology provides for: (1) the selection of a peer group of comparable publicly-traded institutions, excluding recently converted institutions, and institutions subject to acquisition or in MHC form; (2) a financial and operational comparison of the subject company to the selected peer group, identifying key differences and similarities; and (3) a valuation analysis in which the pro forma market value of the subject company is determined based on the market pricing of the peer group as of the date of valuation, incorporating valuation adjustments for key differences. In addition, the pricing characteristics of recent conversions, both at conversion and in the aftermarket, must be considered.


RP FINANCIAL APPROACH TO THE VALUATION

     RP Financial's valuation analysis complies with the above-referenced appraisal guidelines. Accordingly, the valuation incorporates a detailed analysis based on the Peer Group discussed in Chapter III, incorporating "fundamental analysis" techniques. Additionally, the valuation incorporates a "technical analysis" of recently completed stock conversions, including closing pricing and aftermarket trading of such conversions. It should be noted that such analyses cannot possibly fully account for all the market forces which impact trading activity and pricing characteristics of a particular stock on a given day.

     The pro forma market value determined herein is a preliminary value for the to-be-issued stock. Throughout the conversion process, RP Financial will:
(1) review changes in

RP FINANCIAL, LC.
PAGE 4.2


the Association's operations and financial condition; (2) monitor the Association's operations and financial condition relative to the Peer group to identify any fundamental changes; (3) monitor the external factors affecting value including, but not limited to, local and national economic conditions, interest rates, and the stock market environment, including the market for thrift stocks; and (4) monitor pending conversion offerings (including those in the offering phase) both regionally and nationally. If material changes should occur during the conversion process, RP Financial will prepare updated valuation reports reflecting such changes and their related impact on value, if any, over the course of the conversion process. RP Financial will also prepare a final valuation update at the closing of the conversion offering to determine if the preliminary range of value continues to be appropriate.

     The appraised value determined herein is based on the current market and operating environment for the Association and for all thrifts. Subsequent changes in the local and national economy, the legislative and regulatory environment, the stock market, interest rates, and other external forces (such as natural disasters or major world events), which may occur from time to time (often with great unpredictability) may materially impact the market value of all thrift stocks, including the Association, or the Association's value alone. To the extent a change in factors impacting the Association's value can be reasonably anticipated and/or quantified, RP Financial has incorporated the estimated impact into our analysis.


VALUATION ANALYSIS

     A fundamental analysis discussing similarities and differences relative to the Peer Group was presented in Chapter III. The following sections summarize the key differences between the Association and the Peer Group and how those differences affect the pro forma valuation. Emphasis is placed on the specific strengths and weaknesses of the Association relative to the Peer Group in such key areas as financial condition, profitability, growth and viability of earnings, asset growth, primary market area, dividends, liquidity of the issue, marketing of the issue, management, and the effect of government regulations and/or regulatory reform. We have also considered the market for thrift stocks, and in particular new issues, to assess the impact on value of the Association coming to market at this time.

RP FINANCIAL, LC.
PAGE 4.3


1.   FINANCIAL CONDITION

     The financial condition of an institution is an important determinant in pro forma market value, because investors typically look to such factors as liquidity, capital, asset composition and quality, and funding sources in assessing investment attractiveness. The similarities and differences in the Association's and the Peer Group's financial strengths are noted as follows:

     - OVERALL A/L COMPOSITION. Residential assets, including 1-4 family permanent mortgage loans and MBS, funded by retail deposits were the primary components of both Ponchatoula Savings' and the Peer Group's balance sheets. The Peer Group's interest-earning asset composition exhibited higher concentrations of loans and cash and investments, which was offset by the Association's higher concentration of mortgage-backed securities. Diversification into higher risk types of loans was comparable for the Association and the Peer Group. Overall, the Peer Group's interest-earning composition was more favorable in terms of yield potential. Both the Association's and the Peer Group's credit risk exposure were considered to be fairly limited, as indicated by relatively low risk weighted assets-to-assets ratios and generally favorable credit quality measures. The interest rate risk characteristics associated with Ponchatoula Savings' balance sheet are currently considered to be less favorable than the Peer Group's; however, the infusion of stock proceeds is expected to provide the Association with equity-to-assets and IEA/IBL ratios that are at least as strong as the Peer Group's ratios. There were no material differences in Ponchatoula Savings' and the Peer Group's funding compositions, with retail deposits meeting the major portion of their respective funding needs. Borrowings were utilized to a greater degree by the Association, although both the Association and the Peer Group maintained ample borrowing capacities. For valuation purposes, RP Financial concluded no adjustment was warranted for the Association's asset/liability composition.

     - CREDIT QUALITY. Both the Association's and the Peer Group's credit quality measures were indicative of limited credit risk exposure. The Association and the Peer Group exhibited similar credit quality measures in terms of NPAs to assets (0.29 percent versus 0.50 percent for the Peer Group) and reserves maintained as a percent of NPAs (153.2 percent versus 133.0 percent for the Peer Group). Risk weighted assets-to-assets ratios further implied comparability of credit risk exposure for the Association and the Peer Group, with both the Association and the Peer Group maintaining ratios that were below the average for all publicly-traded SAIF-insured thrifts. Overall, the credit risk exposure associated with Ponchatoula Savings' and the Peer Group's balance sheets was viewed as being limited and, thus, RP Financial concluded no adjustment was warranted for the Association's credit quality.

     - BALANCE SHEET LIQUIDITY. The Association's asset composition reflected a higher concentration of investment securities and a lower concentration of loans compared to the Peer Group, thereby indicating a potentially greater degree of liquidity for the Association on the asset size of the balance sheet. Borrowings were utilized to a slightly greater degree by the Association, which suggests that

RP FINANCIAL, LC.
PAGE 4.4


        the Association's future borrowing capacity is less than the Peer Group's. The infusion of conversion proceeds will serve to increase the Association's balance sheet liquidity, as the proceeds will initially be deployed into short-term investments. Overall, RP Financial concluded no adjustment was warranted for balance sheet liquidity.

     - FUNDING LIABILITIES. Retail deposits served as the primary interest-bearing source of funds for the Association and the Peer Group, with borrowings being utilized to a slightly greater degree by the Association. Notwithstanding the Association's greater utilization of borrowings, Ponchatoula Savings' cost of funds was slightly lower than the Peer Group's. Overall, Ponchatoula Savings currently maintains a higher level of interest-bearing liabilities than the Peer Group (90.0 percent of assets versus 81.1 percent for the Peer Group), which was attributable to Ponchatoula Savings' lower capital position. Following the stock offering, the increase in the Association's capital position should serve to provide Ponchatoula Savings with a comparable or lower level of interest-bearing liabilities than maintained by the Peer Group. For purposes of the valuation, RP Financial concluded that no adjustment was warranted for Ponchatoula Savings' funding composition.

     - CAPITAL. The Association operates with a lower pre-conversion capital ratio than the Peer Group, 9.6 percent and 16.7 percent of assets, respectively. This disadvantage will be addressed by the stock offering, which will provide Ponchatoula Savings with a pro forma capital position that can be expected to be comparable to or higher than the Peer Group's equity-to-assets ratio. Accordingly, RP Financial concluded that no adjustment was warranted for the Associations's capital position.

     On balance, the characteristics of the Association's and the Peer Group's financial conditions were not materially different in most respects for valuation purposes. Accordingly, we concluded that no valuation adjustment was warranted for the Association's financial strength.

2.   PROFITABILITY, GROWTH AND VIABILITY OF EARNINGS

     Earnings are an important factor in determining pro forma market value, as the level and risk characteristics of an institution's earnings stream and the prospects and ability to generate future earnings are typically heavily factored into an investment decision. The historical income statements of Ponchatoula Savings and the Peer Group were generally reflective of traditional thrift operating strategies, with net interest income and operating expenses being the major determinants of their respective earnings. The specific factors considered in the valuation include:

     - REPORTED EARNINGS. The Association recorded lower earnings on a ROAA basis (0.53 percent versus 0.87 percent for the Peer Group). The Peer Group's more

RP FINANCIAL, LC.
PAGE 4.5


        favorable reported earnings resulted primarily from maintenance of a stronger net interest margin and a lower level of operating expenses. To a lesser extent, a larger earnings contribution realized from non-interest operating income supported the higher return posted by the Peer Group. Lower loss provisions and higher gains represented earnings advantages for the Association. Reinvestment of conversion proceeds into interest-earning assets will serve to increase the Association's earnings, with the benefit of reinvesting proceeds expected to be partially offset by higher operating expenses associated with operating as a fully converted publicly-traded company and the implementation of the stock benefit plans. Overall, the differences between the Association's and the Peer Group's reported earnings were considered to be representative of the Peer Group's superior earnings strength and, thus, Poncharoula Savings' lower reported earnings warranted a moderate downward adjustment for valuation purposes.

     - CORE EARNINGS. Both the Association's and the Peer Group's earnings were derived largely from recurring sources, including net interest income, operating expenses, and non-interest operating income. In these measures, the Peer Group operated with a stronger net interest margin, a lower operating expense ratio and a slightly higher level of non-interest operating income. The Peer Group's stronger net interest margin and lower level of operating expenses translated into a higher expense coverage ratio (1.43x versus 1.09x for the Association). Loss provisions had a slightly larger impact on the Peer Group's earnings, although both the Association's and the Peer Group's earnings were viewed as having limited credit risk exposure. Typically, gains generated from the sale of loans and investments are viewed as earnings with a relatively high degree of volatility, and, thus, are substantially discounted in the evaluation of an institution's core earnings. In the case of Ponchatoula Savings, the gains provided by the sale of loans warrant some consideration as a core earnings factor, since such gains have consistently been a contributor to the Association's earnings in recent years as the result of the Association's philosophy of selling fixed rate loans to the secondary market on a servicing released basis. Going forward such gains are expected to diminish, in light of the Association's current philosophy of retaining most fixed rate loan originations for portfolio. Accordingly, the loss of income realized from the gains is expected to offset by additional interest income generated by loan growth. However, even when giving credit to the gains realized from mortgage loan sales, Ponchatoula Savings' core earnings were lower than the Peer Group's. Overall, these measures, as well as the expected earnings benefits the Association should realize from the redeployment of conversion proceeds into interest-earning assets, which will be partially offset by expenses associated with the stock benefit plans and operating as a fully converted publicly-traded company, indicate that the Association's core earnings are not as strong as the Peer Group's and a moderate downward adjustment was warranted for the Association's core earnings.

     - INTEREST RATE RISK. Quarterly changes in the Association's and the Peer Group's net interest income to average assets ratios indicated a slightly greater degree of interest rate risk exposure in the Association's net interest margin. Other measures of interest rate risk, such as capital ratios, IEA/IBL ratios, and the level of non-interest earning assets-to-total assets were generally more favorable for the Peer Group, although the Association maintained a lower level of non-

RP FINANCIAL, LC.
PAGE 4.6


        interest earning assets as compared to the Peer Group's ratio. On a pro forma basis, the infusion of stock proceeds can be expected to address the Association's lower capital position and lower IEA/IBL ratio, as well as enhance the stability of the Association's net interest margin through the reinvestment of stock proceeds into interest-earning assets. Accordingly, RP Financial concluded that the interest rate risk associated with the Association's earnings was comparable to the Peer Group's, and no adjustment was warranted for valuation purposes.

     - CREDIT RISK. Loan loss provisions were a slightly larger factor in the Peer Group's earnings, as the Association recorded a modest recovery to loan loss provisions during the twelve months ended December 31, 1997. In terms of future exposure to credit quality related losses, the Association's and the Peer Group's credit quality measures indicated relatively limited credit risk exposure. Lending diversification into higher risk types of lending was similar for the Association and the Peer Group, which translated into comparable risk weighted assets-to-assets ratios. Both the Association's and the Peer Group's risk weighted assets-to-assets ratios were below the average for all publicly-traded SAIF-insured thrifts and, thus, indicated relatively low credit risk operating strategies. Likewise, credit quality measures, such as level of non-performing assets and reserve coverage ratios, were indicative of limited credit risk exposure for both the Association's and the Peer Group's earnings. Accordingly, RP Financial concluded that no adjustment was warranted for this factor.

     - EARNINGS GROWTH POTENTIAL. Several factors were considered in assessing earnings growth potential. First, the Peer Group's historical growth has been stronger than the Association's, as Ponchatoula
        Savings recorded asset shrinkage during the twelve months ended December 31, 1997. Second, the infusion of stock proceeds will increase the Association's earnings growth potential with respect to leverage capacity, as the Association's pro forma equity-to-assets ratio is expected to be at least as high as the Peer Group's ratio. Lastly, as shown in Exhibit III-4, opportunities for lending growth in the market area where the Association maintains its largest presence (Tangipahoa Parish) is not considered to be materially different than the primary market areas served by the Peer Group companies, with the more populous markets served by the Peer Group companies on average being somewhat offset by the stronger population growth being recorded in Ponchatoula Savings' primary market area. On balance, the Association's earnings growth potential was considered to be less favorable than the Peer Group's, based on Ponchatoula Savings' lower growth historically. Accordingly, RP Financial concluded a slight downward adjustment was warranted for this factor.

     - RETURN ON EQUITY. The Association's return on equity will be lower than the averages for the Peer Group and the thrift industry as a whole. In view of the Association's expected more limited capital growth rate, it is anticipated that the market will consider the Association's stock to be less attractive until the Association can demonstrate its ability to profitably leverage its equity in a prudent manner. Therefore, RP Financial concluded that a slight downward adjustment was warranted for the Association's ROE.

RP FINANCIAL, LC.
PAGE 4.7

    Overall, Ponchatoula Savings' earnings characteristics were considered to be less favorable than the Peer Group's. Accordingly, RP Financial concluded that a moderate downward valuation adjustment was warranted for profitability, growth and viability of the Association's earnings relative to the Peer Group's.

3.  ASSET GROWTH

    Ponchatoula Savings exhibited a lower asset growth rate than the Peer Group, during the period covered in our comparative analysis (negative 1.8 percent versus positive 18.5 percent for the Peer Group). The Association's pro forma capital position will provide for a comparable capacity to leverage relative to the Peer Group's equity-to-assets ratio, although it is viewed as being somewhat negated by the more limited growth recorded by Ponchatoula Savings historically and the Association's relatively limited resources to support stronger future growth. However, the Association's future asset growth should be enhanced by its change in strategy to retain most fixed rate loan originations, although such growth is expected to be largely funded by relatively higher costing FHLB advances. On balance, we concluded a slight downward adjustment was warranted for this factor.

4.  PRIMARY MARKET AREA

    The general condition of a financial institution's market area has an impact on value, as future success is in part dependent upon opportunities for profitable activities in the local market area. A diversified and stable economy has supported relatively favorable demographic measures for the Association's primary market area, as indicated by healthy population and household growth rates. Growth of the market area has been aided by an influx of people exiting nearby urban markets, such as Baton Rouge and New Orleans, in search of more affordable housing and the type of lifestyle provided by Tangipahoa Parish's more rural market. Overall, a stable local economy and favorable demographic growth are viewed as being positive market area characteristics with respect to limiting credit risk exposure and supporting growth opportunities. At the same time, the population based served by the Association is relatively small and, thus, the population growth in absolute numbers is not viewed as representing a major source of potential growth for the Association.

    In general, the Peer Group companies operate in similarly size markets as the Association, although, on average, the markets served by the Peer Group companies are larger

RP FINANCIAL, LC
PAGE 4.8

than Tangipahoa Parish. Population growth rates in the markets served by the Peer Group companies were on average less favorable than the primary market area served by the Association. On average, the Association maintained a smaller deposit market share than the Peer Group companies, indicating a competitive advantage for the Peer Group in terms of the degree of competition faced for deposits. Summary demographic and deposit market share data for the Association and the Peer Group companies is provided in Exhibit III-4. As shown in Table 4.1, December 1997 unemployment rates in the markets served by the Peer Group companies were generally lower than in Tangipahoa Parish, an indication of more rural market area served by the Association. Overall, the competitive, economic, and demographic characteristics of the markets served by the Peer Group companies and the Association were not viewed as being materially different in terms of growth potential and credit risk exposure. Therefore, we concluded no adjustment was appropriate for the Association's market area.

                              Table 4.1
                  Market Area Unemployment Rates
       Ponchatoula Savings and the Peer Group Companies (1)


                                                     Dec. 1997
                                       County       Unemployment
                                      --------     --------------
Ponchatoula Savings - LA              Tangipahoa        7.7%

The Peer Group
--------------
Acadiana Bancshares, Inc. - LA        Lafayette         4.2%
East Texas Fin. Serv. - TX            Smith             6.2
FirstFed Bancorp, Inc. - AL           Jefferson         2.9
GFSB Bancorp, Inc. - NM               McKinley          9.4
GS Financial Corp. - LA               Jefferson         4.0
South Street Fin. Corp. - NC          Stanly            4.4
SouthFirst Bancshares - AL            Talladega         5.2
Southern Banc Company - AL            Etowah            4.0
Teche Holding Company - LA            St. Mary          6.2
Twin City Bancorp - TN                Sullivan          3.9


(1) Unemployment rates are not seasonally adjusted.

Source: U.S. Bureau of Labor Statistics.

RP FINANCIAL, LC.
PAGE 4.9

5.  DIVIDENDS

    The Holding Company has indicated its intentions to pay an annual cash dividend. At this time, the Association has indicated that the annual dividend payment will approximate $0.20, which would provide for a yield of
2.0 percent based on the initial offering price of $10.00 per share, and a pro forma payout ratio of approximately 50 percent at the midpoint of the valuation range. However, future declarations of dividends by the Board of Directors will depend upon a number of factors, including investment opportunities available to the Holding Company or the Association, capital requirements, regulatory limitations, the Holding Company's and the Association's financial condition and results of operations, tax considerations and general economic conditions.

    Historically, thrifts typically have not established dividend policies at the time of their conversion to stock ownership. Newly converted institutions, in general, have preferred to gain market seasoning, establish an earnings track record and fully invest the conversion proceeds before establishing a dividend policy. However, during the late-1980s and early-1990s, with negative publicity surrounding the thrift industry, there was a tendency for more thrifts to initiate moderate dividend policies concurrent with their conversion as a means of increasing the attractiveness of the stock offering. Today, fewer institutions are compelled to initially establish dividend policies at the time of their conversion offering to increase the attractiveness of the stock issue as (1) industry profitability has improved, (2) the number of problem thrift institutions has declined, and
(3) the stock market cycle for thrift stocks is generally more favorable than in the early-1990s. At the same time, with ROE ratios under pressure, due to high equity levels, well-capitalized institutions are subject to increased competitive pressures to offer dividends.

    As publicly-traded thrifts' capital levels and profitability have improved and as weakened institutions have been resolved, the proportion of institutions with cash dividend policies has increased. All ten of the institutions in the Peer Group presently pay regular cash dividends, with implied dividend yields ranging from 0.89 percent to 3.23 percent. The average dividend yield on the stocks of the Peer Group institutions was 2.12 percent as of March 20, 1998, representing an average earnings payout ratio of 44.24 percent. As of March 20, 1998, approximately 84 percent of all publicly-traded SAIF-insured thrifts had adopted cash dividend policies (see
Exhibit IV-1), exhibiting an average yield of 1.82 percent and an average payout ratio of 36.19 percent. The dividend paying thrifts generally maintain higher than average profitability ratios, facilitating their ability to pay cash dividends.

RP FINANCIAL, LC.
PAGE 4.10

   The Holding Company's indicated dividend yield is similar to the Peer Group's average dividend yield. From a capital perspective, the Association's dividend paying capacity will be comparable to the Peer Group's; however, from an earnings perspective, the Association's dividend paying capacity will be less than the Peer Group's. In particular, the Association's payout ratio of 49.95 percent at the midpoint was above the Peer Group's payout ratio of
44.24 percent. At the top of the super range, the Association's payout ratio equaled 59.01 percent. Accordingly, a slight downward adjustment has been applied for this factor.

6. LIQUIDITY OF THE SHARES

   The Peer Group is by definition composed of companies that are traded in the public markets, all of which trade on the NASDAQ. Typically, the number of shares outstanding and market capitalization provides an indication of how much liquidity there will be in a particular stock. The market capitalization of the Peer Group companies ranged from $17.6 million to $74.8 million as of March 20, 1998, with an average market value of $39.2 million. The shares outstanding of the Peer Group members ranged from 801,000 to 4.7 million, with average shares outstanding of approximately 2.0 million. The Association's conversion offering will result in a market value and shares outstanding that will be less than the Peer Group averages. Accordingly, we anticipate that there will be a less liquid and efficient trading market for the Association's stock. However, the Association's stock is expected to qualify for a listing as a NASDAQ Small-Cap Issue, which will provide for a certain degree of liquidity in the stock. Overall, we concluded a slight downward adjustment was warranted for this factor.

7. MARKETING OF THE ISSUE

   We believe that four separate markets exists for thrift stocks coming to market such as Ponchatoula Savings': (1) the after-market for public companies, in which trading activity is regular and investment decisions are made based upon financial condition, earnings, capital, ROE and dividends;
(2) the new issue market in which converting thrifts are evaluated on the basis of the same factors but on a pro forma basis without the benefit of a stock trading history and reporting quarterly operating results as a publicly-held company; (3) the acquisition market for thrift franchises in Louisiana; and (4) the market for the public stock of Ponchatoula Savings. All of these markets were considered in the valuation of the Association's to-be-issued stock.

RP FINANCIAL, LC.
PAGE 4.11

     A.  THE PUBLIC MARKET

         The value of publicly-traded thrift stocks is easily measurable, and is tracked by most investment houses and related organizations. Exhibit IV-1 provides pricing and financial data on all publicly-traded thrifts. In general, thrift stock values react to market stimuli such as interest rates, inflation, perceived industry health, projected rates of economic growth, regulatory issues and stock market conditions in general. Exhibit IV-2 displays historical stock market trends for various indices and includes historical stock price index values for thrifts and commercial banks.
Exhibit IV-3 displays historical stock price indices for thrifts only.

         In terms of assessing general stock market conditions, the stock market has generally trended higher over the past year. Unease over higher interest rates, profitability concerns in the technology sector and litigation concerns for tobacco stocks pulled the stock market lower in mid-March 1997. As expected, the Federal Reserve increased the rate on short-term funds by 0.25 percent at its late-March meeting. Following the rate increase, the sell-off in the stock market became more severe amid further signs of an accelerating economy. Stocks bottomed-out on news of a stronger than expected rise in core producer prices for March, with the DJIA closing at 6391.69 on April 11, 1997, or 9.8 percent below the all-time high recorded a month ago.

          Some favorable first quarter earnings reports and news of a possible settlement by tobacco companies to resolve the threat of liability lawsuits provided for a modest recovery in the stock market in mid-April 1997. In late-April, the release of economic data which indicated mild inflationary pressures furthered the rally in bond and stock prices. News of a budget agreement and a favorable ruling for tobacco companies sent the stock market soaring to record highs in early-May. Mixed economic data and the Federal Reserve's decision to leave its target for the federal funds rate unchanged at its May meeting sustained a positive trend in the stock market through the end of May. Profit worries caused a sell-off in technology stocks in early-June, while declining interest rates served to stabilize the broader market. Technology stocks rallied the stock market to new highs in mid-July, as a number of technology companies posted favorable second quarter earnings. Favorable inflation data, including second quarter GDP growth slowing to an annual rate of 2.2 percent, versus 4.9 percent in the first quarter, and comments by the Federal Reserve Chairman which indicated that an increase in interest rates was not imminent, spurred bond and stock prices strongly higher during the second half of July.

RP FINANCIAL, LC.
PAGE 4.12

    A decline in the July 1997 unemployment rate reversed the positive bond and stock market trends in early-August, as inflation concerns became more prominent. A declining dollar against the yen and mark sharpened the decline in bond prices, with the 30-year U.S. Treasury bond yield increasing from 6.32 percent at the end of July to 6.66 percent as of August 8, 1997. The sell-off in bonds pulled stock prices lower as well. While bond prices firmed in mid-August, notable volatility was evident in the stock market. The DJIA moved at least 100 points for five consecutive days from August 18, 1997 through August 21, 1997, which set a record for volatility. Profit worries among some of the large blue chip companies and mixed inflation ratings were factors contributing to the roller-coaster performance of the stock market. Despite strengthening bond prices, stocks traded lower through the end of August. Bond prices moved higher on inflation data which showed that prices stayed low during the second quarter, even though second quarter GDP growth was revised upward to an annual rate of 3.6 percent compared to an original estimate of 2.2 percent.

    Volatility returned to the stock market in early-September, with the DJIA posting a record breaking point increase of 257.36 on September 2, 1997. The rally was sparked by economic data that indicated manufacturing growth slowed in August, thereby easing investors' inflation worries. However, the rally was not sustained, as the DJIA pulled back following the one day rally. The pull back was largely attributed to profit worries, which more than offset favorable inflation news indicated by a slight increase in the national unemployment rate for August (4.9 percent in August versus 4.8 percent in July). Stocks fluctuated in a narrow trading range in mid-September, in anticipation of third quarter earnings and August economic data. The low inflation reading indicated by the August consumer price index sent stock and bond prices sharply higher on September 16, 1997, with the DJIA posting a 175 point increase and the yield on the 30-year U.S. Treasury bond posting its second largest decline in the 1990s. Uncertainty over third quarter earnings provided for a mixed stock market performance towards the end of September, while generally favorable inflation readings pushed interest rates to their lowest level in two years. The release of September employment data on October 3, 1997 caused bond and stock prices to soar in early trading activity, as the September unemployment rate was unchanged at 4.9 percent and fewer jobs than expected were added to the economy during September. However, most of the initial gains were erased by news of rising tensions between Iraq and Iran.

RP FINANCIAL, LC.
PAGE 4.13

   Congressional testimony by the Federal Reserve Chairman, in which he indicated that it would be difficult to maintain the current balance between tight labor markets and low inflation, caused stock and bond prices to skid in mid-October 1997. Disappointing third quarter earnings in the technology sector sharpened the sell-off in the stock market, with the Dow Jones Industrial Average ("DJIA") posting consecutive losses of more than 1.0 percent on October 16 and 17. Stocks bounced back in early-week trading the following week, reflecting positive third quarter earnings surprises posted by some of the blue chip stocks. However, the recovery was abbreviated by global selling pressure, which was led by the decline in the Hong Kong stock market, as the DJIA posted a two-day loss approximating 320 points on October 23 and 24, 1997. The sell-off in the world financial markets turned into a rout on the following Monday, with a 5.8 percent decline in the Hong Kong stock market fueling the largest ever point decline in the DJIA. On October 24, the DJIA declined 554 points or 7.2 percent. While the selling was broad based, technology stocks sensitive to Asian demand experienced some of the sharpest declines. The turmoil in the stock market provided for a sharp rally in U.S. Treasury bonds, reflecting a flight to quality by skittish investors. The stock market recovered strongly the day after the record breaking point decline, as the DJIA surged a record breaking 337 points on October 28. Comparatively, bond prices declined sharply on October 28, as investors pulled out of the Treasury market to reinvest into the stock market.

   Market conditions remained uneven through the week ended October 31, 1997, which was followed by a soaring stock market on November 3, 1997. The DJIA posted a 232 point increase on November 3, 1997. The DJIA posted a 232 point increase on November 3, which was supported by a resurgence in the Hong Kong market. Following the one day rally, volatility returned to the stock market through mid-November. The market's uneven performance was largely attributable to the ongoing influence of the international markets, particularly the Asian and Latin American markets. In mid-November, the yield on the 30-year bellwether Treasury issue approached 6.0 percent, its lowest level since February 1996. Advances in the bond market provided for a generally positive stock market environment in the second half of November, with bank and technology issues being among the strongest performers. Renewed confidence that the Asian governments would control the region's financial problems furthered the stock market rally in early-December. Despite a sell-off in the bond market caused by the November unemployment rate dropping to its lowest level since October 1973, the DJIA showed surprising strength and closed almost 99 points higher on December 5, 1997. Stocks declined the following week, as earnings concerns, particularly in the technology sector, overshadowed a rally in the bond

RP FINANCIAL LC.
PAGE 4.14

market. Positive inflation news and world market turmoil caused investors to dump stocks in favor of bonds, which served to push the yield on the bellwether 30-year Treasury bond below 6.0 percent in mid-December. Bond prices were also boosted by the Federal Reserve's decision to leave interest rates unchanged at its mid-December meeting, which also provided for a modest recovery in the stock market. In late-December, investors dumped stocks on earnings concerns, while a flight to quality pushed bond prices higher. The stock market surged higher at year end, as worries about South Korea's financial crisis eased.

      Led by a rally in the bond market, stocks continued to move higher at the beginning of 1998. However, turmoil in the Asian markets and the uncertain outlook for fourth quarter earnings provided for an uneven stock market through most of January and into early-February. For example, the Dow Jones Industrial Average ("DJIA") plunged 222 points on January 9, 1998, due to fourth quarter profit worries and economic turmoil in Southeast Asia. Comparatively, a rally in the Asian markets propelled the DJIA 201 points higher on February 2, 1998. In general, a rebound in the Asian markets and favorable fourth quarter earnings served to the push the stock market higher during the second half of January and into early-February. In contrast, bond prices edged lower over the same time period, as the labor market remained tight as indicated by a sharp increase in labor costs during the fourth quarter of 1997 and a larger than expected increase in the number of jobs added during December 1997.

      Strength primarily in technology stocks pushed the DJIA to a new record high for the first time in six months on February 10, 1998. The rally was sustained through mid-February, as the DJIA established six consecutive new highs through February 18, 1998. Strong earnings and expectations that profitability was not as badly hurt by the Asian crisis as feared served as the basis for the rally in technology stocks. Stable interest rates and few signs of inflation preserved the positive market environment through the end of February, with blue-chip stocks leading the advance.

      At the beginning of March 1998, signs of a strengthening economy pushed the 30-year bellwether bond above 6.0 percent for the first time in three months. Earnings concerns, particularly in the technology sector, provided for an uneven stock market in early-March. Despite a decline in the February unemployment rate to 4.6 percent, bond prices advanced on news of a loss of jobs in the manufacturing sector and stocks moved higher as technology issues rallied. Both bond and stock prices benefitted from plunging oil prices in mid-March, as further new highs were established in the DJIA and the yield on 30-year bond

RP FINANCIAL LC.
PAGE 4.15

moved back below 6.0 percent. Positive fundamentals in the banking sector and a recovery in oil stocks further sustained the stock market rally through the week ended March 20, 1998. On March 20, 1998, the DJIA closed at an all-time high of 8906.43, an increase of 30.9 percent from one year ago.

   Similar to the overall stock market, the market for thrift stocks has generally been favorable during the past twelve months. Like the stock market in general, thrift stocks experienced a sharp sell-off in mid-March 1997. In fact, interest rate sensitive issues were among the sectors hardest hit by the revised January retail sales report, as the 30-year bond approached 7.0 percent. Interest rate sensitive issues continued to experience selling pressure in late-March and early-April, as signs of a strengthening economy pushed interest rates higher. The sell-off in thrift stocks culminated on April 11, 1997, as interest rates increased sharply on news of the higher than expected rise in core producer prices for March. Thrift prices edged moestly higher in mid-April, reflecting generally favorable first quarter earnings and a slight decline in interest rates following the release of economic data which showed that inflation was low. Favorable inflation data and the budget agreement provided for a more substantial rally in thrift stocks in late-April and early-May, as interest rate sensitive issues were bolstered by declining interest rates.

   Thrift stocks continued to trend higher through June and early-July 1997, based on the improved interest rate outlook and an overall positive outlook for the economy. Generally favorable second quarter earnings and the 30-year U.S. Treasury bond yield declining below 6.50 percent served to further boost thrift prices in mid-July, with the declining interest rate environment serving to sustain the rally in thrift prices through the end of July. Thrift prices generally declined during the first half of August, due to higher interest rates and profit taking. From July 31, 1997 to August 15, 1997, the SNL Index declined by 3.7 percent. Thrift prices recovered modestly during the second half of August, as the Federal Reserve left short-term interest rates unchanged at its August meeting. Thrift stocks participated in the one day stock market rally that occurred on September 2, 1997, as evidenced by a 1.95 percent increase in the SNL
Index. News of NationsBank's proposed acquisition of Barnett Banks for more than four times its book value appears to have further contributed to the one day run-up in thrift prices. In contrast to the overall stock market, thrift prices continued to move higher following the one day rally in the DJIA. Stable interest rates and acquisition news sustained the positive market for thrift issues. The decline in interest rates following the release of the August consumer price index in mid-September served to

RP FINANCIAL, LC.
PAGE 4.16

further the rally in thrift prices. During late-September and early-October, interest rate sensitive issues in general benefited from the declining interest rate environment and expectations of strong third-quarter earnings.

    The upward trend in thrift prices stalled in mid-October 1997, as interest rates moved higher following warnings by the Federal Reserve Chairman of inflation creeping back into the economy due to the tight labor markets. Thrift stocks gyrated in conjunction with the overall market in late-October, with the SNL index declining by 5.2 percent on October 27 and increasing by 2.4 percent on October 28. Aided by the favorable interest rate climate, thrift stocks posted further gains in early-November and then retreated modestly in mid-November. Thrift and bank issues declined on concerns that a slowing U.S. economy could lead to weaker loan demand and higher delinquency rates. However, led by the strengthening bond market, thrift and bank issues moved higher during late-November and early-December. Acquisition news also contributed to the upturn in bank and thrift prices, as two major bank acquisitions were announced for relatively high price-to-book multiples. First Union Corp.'s proposed acquisition of CoreStates Financial ($47 billion in assets) was for 539 percent of book value, while First American Corporation's proposed acquisition for Deposit Guaranty Corporation ($6.8 billion in assets) was for 419 percent of book value. Those deals, along with speculation of possible other major thrift and bank acquisitions, filtered into the prices of bank and thrift issues in general. Concerns of relatively high valuations somewhat offset the declining interest rate environment, as thrift issues traded in a narrow range in mid-December. Thrift prices moved higher at the close of 1997, as interest rates continued to decline.

    The positive trend in thrift prices was not sustained at the beginning of 1998, as thrift prices moved sharply lower during early-January trading. From January 2, 1998 to January 9, 1998, the SNL index for all publicly-traded thrifts declined from 810.5 to 720.2, or 11.1 percent. The sell-off in thrift stocks was prompted by concerns that the flattening yield curve would put pressure on earnings, particularly among institutions which maintained high concentrations of mortgage loans. Thrift prices recovered somewhat during the second half of January, with the upward trend becoming more pronounced in early-February. Fourth quarter earnings, which generally met expectations, and acquisition news led the recovery in thrift prices. The ongoing trend of consolidation was highlighted by the proposed merger between First Nationwide Holdings, San Francisco, California ($30.9 billion in assets) and Golden State Bancorp, Glendale, California ($16.0 billion in assets), which was announced in early-

RP FINANCIAL, LC.
PAGE 4.17


February. Stable interest rates and acquisitions provided for a mildly positive increase in thrift stocks during the balance of February.

       Thrift issues continued to edge higher during the first half of March 1998, reflecting improving fundamentals and improving expectations of favorable first quarter earnings. The announcement of Washington Mutual's acquisition of H.P. Ahmanson for 390 percent of book value on March 17, 1998 provided a more notable boost to thrift prices, particularly the stocks of the California-based institutions. On March 20, 1998, the SNL Index for all publicly-traded thrifts closed at 872.7, an increase of 57.8 percent from one year ago.

   B.  THE NEW ISSUE MARKET

       In addition to thrift stock market conditions in general, the new issue market for converting thrifts is also an important consideration in determining the Association's pro forma market value. The new issue market is separate and distinct from the market for seasoned stock thrifts in that the pricing ratios for converting issues are computed on a pro forma basis, specifically: (1) the numerator and denominator are both impacted by the conversion offering amount, unlike existing stock issues in which price change affects only the numerator; and (2) the pro forma pricing ratio incorporates assumptions regarding source and use of proceeds, effective tax rates, stock plan purchases, etc. which impact pro forma financials, whereas pricing for existing issues are based on reported financials. The distinction between pricing of converting and existing issues is perhaps no clearer than in the case of the price/tangible book ("P/TB") ratio in that the P/TB ratio of a converting thrift will typically always result in a discount to tangible book value whereas in the current market for existing thrifts the P/TB reflects a premium to tangible book value. Therefore, it is appropriate to also consider the market for new issues, both at the time of the conversion and in the aftermarket.

       In general, the market environment for converting thrift issues was highly receptive throughout 1997, with most converting issues being oversubscribed and trading higher in initial trading activity. To date, the positive market environment for converting thrift issues has been sustained during 1998. Since late-December 1997, conversion offerings completed and began trading have exhibited an average price increase of 46.7 percent on the first day of trading. As shown in Table 4.2, the average one week change in price for conversion offerings completed during the latest three month period ending March 20, 1998 equaled positive 47.4 percent. The average pro forma price/tangible book and core

RP FINANCIAL, LC.

                                   Table 4.2
                Pricing Characteristics and After-Market Trends
                Recent Conversions Completed (Last Three Months)


                  Institutional Information                                 Pre-Conversion Data            Offering Information
                  -------------------------                          --------------------------------     -----------------------
                                                                      Financial Info.   Asset Quality
                                                                     ----------------   -------------
                                 Conversion                                   Equity/   NPAs/     Res.    Gross    % of     Exp./
Institution                 State   Date   Ticker                    Assets    Assets   Assets    Cov.     Proc.    Mid.    Proc.
-----------                 -----   ----   ------                    ------   -------   ------    ---     ------   -----    -----
                                                                     ($Mil)     (%)     (%)(2)    (%)     ($Mil.)   (%)     (%)
Standard Conversions

SFSB Holding Company         PA   03/02/98  SFSH ..................  $   38     9.20%    0.59%     47%    $  7.3    132%    4.4%
Richmond County Fin. Corp.   NY   02/19/98  RCBK ..................   1,006    10.22%    0.64%    102%     244.7    132%    2.7%
Hopfed Bancorp               KY   02/09/98  HFBC ..................     202     9.27%    0.12%     94%      40.3    132%    1.9%
Timberland Bancorp           WA*  01/13/98  TSBK ..................     212    11.65%    3.83%     21%      66.1    132%    1.5%
Mystic Financial, Inc.       MA*  01/09/98  MYST ..................     158     7.78%    0.22%    302%      27.1    132%    3.4%
Wyman Park Bancorp           MD   01/07/98  P. Sheet...............      63     7.50%    0.24%    183%      10.1    132%    4.6%
Delaware First Fin. Corp.    DE   01/05/98  P. Sheet...............     107     5.63%    0.81%     53%      11.6    132%    4.8%
United Tennessee Bancshares  TN*  01/05/98  UTBI ..................      65    10.41%    0.09%    903%      14.5    132%    4.9%
Great Pee Dee Bancorp        SC   12/31/97  PEDE ..................      60    18.79%    0.18%    312%      21.8    132%    3.5%
Coddle Creek Financial       NC   12/31/97  P. Sheet...............     114    12.90%    0.88%     63%      33.7    132%    3.2%
Union Community Bancorp      IN*  12/29/97  UCBC ..................      86    17.23%    0.16%    165%      30.4    132%    2.6%
Warwick Community Bncrp      NY   12/23/97  WSBI ..................     291    10.04%    0.56%     93%      64.1    132%    3.4%
Staten Island Bancorp, Inc.  NY*  12/22/97  SIB ...................   2,145     9.11%    1.15%     58%     515.8    132%    1.7%

                  Averages         -        Standard Conversions:    $  350    10.75%    0.73%    184%    $ 83.7    132%    3.3%
                   Medians         -        Standard Conversions:    $  114    10.04%    0.56%     94%    $ 30.4    132%    3.4%


Second-Step Conversions

Heritage Financial Corp.     WA*  01/09/98  HFWA ..................  $  249    11.39%   0.20%    537%     $ 66.1   132%     2.1%
Guaranty Fed. Bancshares     MO*  12/31/97  GFED ..................     212    13.82%   0.64%    244%       43.6   132%     2.1%

                  Averages           -      2nd Step Conversions:    $  230    12.61%   0.42%    390%     $ 54.9   132%     2.1%
                   Medians           -      2nd Step Conversions:    $  230    12.61%   0.42%    390%     $ 54.9   132%     2.1%

                  Averages           -      All Conversions:         $  334    11.00%   0.69%    212%     $ 79.8   132%     3.1%
                   Medians           -      All Conversions:         $  158    10.22%   0.56%    102%     $ 33.7   132%     3.2%




                  Institutional Information                           Contribution to   Insider Purchases
                  -------------------------                          Charitable Found.
                                                                     -----------------  -----------------
                                                                                          Benefit Plans
                                                                                          ---------------            Initial
                                 Conversion                                    % of                Recog.   Mgmt.&   Dividend
Institution                 State   Date    Ticker                    Form   Offering     ESOP     Plans     Dirs.     Yield
-----------                 -----   ----    ------                    ----   --------     ----     ------   ------   --------
                                                                               (%)        (%)       (%)     (%)(3)      (%)
Standard Conversions

SFSB Holding Company         PA   03/02/98  SFSH ..................    N.A.    N.A.       8.0%      4.0%      7.9%     0.00%
Richmond County Fin. Corp.   NY   02/19/98  RCBK ..................    Stock   8.00%      8.0%      4.0%      1.2%     0.00%
Hopfed Bancorp               KY   02/09/98  HFBC ..................    N.A.    N.A.       8.0%      4.0%     16.7%     0.00%
Timberland Bancorp           WA*  01/13/98  TSBK ..................    N.A.    N.A.       8.0%      4.0%      3.8%     0.00%
Mystic Financial, Inc.       MA*  01/09/98  MYST ..................    N.A.    N.A.       8.0%      4.0%      4.6%     0.00%
Wyman Park Bancorp           MD   01/07/98  P. Sheet...............    N.A.    N.A.       8.0%      4.0%      5.9%     0.00%
Delaware First Fin. Corp.    DE   01/05/98  P. Sheet...............    N.A.    N.A.       8.0%      4.0%      2.5%     0.00%
United Tennessee Bancshares  TN*  01/05/98  UTBI ..................    N.A.    N.A.       8.0%      4.0%      9.6%     3.00%
Great Pee Dee Bancorp        SC   12/31/97  PEDE ..................    Stock   0.91%      8.0%      4.0%      8.5%     3.00%
Coddle Creek Financial       NC   12/31/97  P. Sheet...............    N.A.    N.A.       8.0%      4.0%      8.9%     2.00%
Union Community Bancorp      IN*  12/29/97  UCBC ..................    N.A.    N.A.       8.0%      4.0%      5.8%     3.00%
Warwick Community Bncrp      NY   12/23/97  WSBI ..................    Stock   3.00%      8.0%      4.0%      3.6%     0.00%
Staten Island Bancorp, Inc.  NY*  12/22/97  SIB ...................    Stock   5.00%      8.0%      4.0%      1.5%     0.00%

                  Averages         -        Standard Conversions:      N.A.    N.A.       8.0%      4.0%      6.2%     0.85%
                   Medians         -        Standard Conversions:      N.A.    N.A.       8.0%      4.0%      5.8%     0.00%


Second-Step Conversions

Heritage Financial Corp.     WA*  01/09/98   HFWA ..................   N.A.    N.A.       2.0%      1.0%      1.3%     0.00%
Guaranty Fed. Bancshares     MO*  12/31/97   GFED ..................   N.A.    N.A.       8.0%      4.0%      5.1%     3.00%

                  Averages           -       2nd Step Conversions:     N.A.    N.A.       5.0%      2.5%      3.2%     1.50%
                   Medians           -       2nd Step Conversions:     N.A.    N.A.       5.0%      2.5%      3.2%     1.50%

                  Averages           -       All Conversions:          N.A.    N.A.       7.6%      3.8%      5.8%     0.93%
                   Medians           -       All Conversions:          N.A.    N.A.       8.0%      4.0%      5.1%     0.00%




                  Institutional Information                                            Pro Forma Data
                  -------------------------                              ------------------------------------------
                                                                         Pricing Ratios(4)        Financial Charac.
                                                                         -----------------        -----------------
                                 Conversion                                     Core                                       IPO
Institution                 State   Date    Ticker                      P/TB   P/E(5)    P/A     ROA     TE/A    ROE      Price
-----------                 -----   ----    ------                      ----   -----     ---     ---     ----    ---      -----
                                                                        (%)      (x)     (%)     (%)      (%)    (%)       ($)
Standard Conversions

SFSB Holding Company         PA   03/02/98   SFSH ..................    76.1%   N.M.    16.6%   -0.2%    21.8%  -0.9%   $ 10.00
Richmond County Fin. Corp.   NY   02/19/98   RCBK ..................    84.8%   17.8x   21.8%    1.2%    25.6%   4.8%     10.00
Hopfed Bancorp               KY   02/09/98   HFBC ..................    75.4%   17.4    17.0%    1.0%    22.6%   4.4%     10.00
Timberland Bancorp           WA*  01/13/98   TSBK ..................    80.8%   13.3    24.6%    2.0%    30.5%   6.4%     10.00
Mystic Financial, Inc.       MA*  01/09/98   MYST ..................    77.0%   19.2    15.0%    0.8%    19.5%   4.0%     10.00
Wyman Park Bancorp           MD   01/07/98   P. Sheet...............    76.7%   22.1    14.1%    0.6%    18.4%   3.5%     10.00
Delaware First Fin. Corp.    DE   01/05/98   P. Sheet...............    73.9%   26.1     9.9%    0.4%    13.4%   2.8%     10.00
United Tennessee Bancshares  TN*  01/05/98   UTBI ..................    77.2%   15.1    18.9%    1.2%    24.5%   4.8%     10.00
Great Pee Dee Bancorp        SC   12/31/97   PEDE ..................    74.0%   18.0    28.0%    1.6%    37.8%   4.1%     10.00
Coddle Creek Financial       NC   12/31/97   P. Sheet...............    77.8%   28.2    23.6%    0.8%    30.3%   2.8%     50.00
Union Community Bancorp      IN*  12/29/97   UCBC ..................    74.6%   17.2    27.2%    1.6%    36.5%   4.3%     10.00
Warwick Community Bncrp      NY   12/23/97   WSBI ..................    79.4%   18.1    18.9%    1.0%    23.8%   4.4%     10.00
Staten Island Bancorp, Inc.  NY*  12/22/97   SIB ...................    87.2%   18.4    20.9%    1.1%    24.0%   4.7%     12.00

                  Averages           -       Standard Conversions:      78.1%   19.2x   19.7%    1.0%    25.3%   3.9%    $ 13.23
                   Medians           -       Standard Conversions:      77.0%   18.1x   18.9%    1.0%    24.0%   4.3%    $ 10.00


Second-Step Conversions

Heritage Financial Corp.     WA*  01/09/98   HFWA ..................   107.1%   20.3x   31.3%    1.5%    29.2%   5.3%    $ 10.00
Guaranty Fed. Bancshares     MO*  12/31/97   GFED ..................    93.5%   20.2    25.0%    1.2%    26.7%   4.6%      10.00

                  Averages           -       2nd Step Conversions:     100.3%   20.2x   28.2%    1.4%    28.0%   4.9%    $ 10.00
                   Medians           -       2nd Step Conversions:     100.3%   20.2x   28.2%    1.4%    28.0%   4.9%    $ 10.00

                  Averages           -       All Conversions:           81.0%   19.4x   20.9%    1.1%    25.6%   4.0%    $ 12.80
                   Medians           -       All Conversions:           77.2%   18.3x   20.9%    1.1%    24.5%   4.4%    $ 10.00



                  Institutional Information                                               Post-IPO Pricing Trends
                  -------------------------                            -------------------------------------------------------
                                                                                           Closing Price:
                                                                       -------------------------------------------------------
                                                                        First              After               After
                                 Conversion                            Trading     %       First       %       First      %
Institution                 State   Date     Ticker                      Day     Change   Week(6)    Change   Month(7)  Change
-----------                 -----   ----     ------                    -------   ------   -------    ------   -------   ------
                                                                          ($)      (%)      ($)       (%)       ($)      (%)
Standard Conversions

SFSB Holding Company         PA   03/02/98   SFSH ..................    $ 12.81   28.1%   $ 13.13     31.3%   $ 14.25   42.5%
Richmond County Fin. Corp.   NY   02/19/98   RCBK ..................      16.31   63.1%     16.56     65.6%     18.00   80.0%
Hopfed Bancorp               KY   02/09/98   HFBC ..................      16.81   68.1%     16.00     60.0%     16.75   67.5%
Timberland Bancorp           WA*  01/13/98   TSBK ..................      14.50   45.0%     16.00     60.0%     16.00   60.0%
Mystic Financial, Inc.       MA*  01/09/98   MYST ..................      14.44   44.4%     15.63     56.3%     15.00   50.0%
Wyman Park Bancorp           MD   01/07/98   P. Sheet...............      13.75   37.5%     13.75     37.5%     14.38   43.8%
Delaware First Fin. Corp.    DE   01/05/98   P. Sheet...............      12.88   28.8%     12.13     21.3%     12.75   27.5%
United Tennessee Bancshares  TN*  01/05/98   UTBI ..................      14.75   47.5%     13.75     37.5%     14.25   42.5%
Great Pee Dee Bancorp        SC   12/31/97   PEDE ..................      16.13   61.3%     15.50     55.0%     15.00   50.0%
Coddle Creek Financial       NC   12/31/97   P. Sheet...............      77.00   54.0%     77.63     55.3%     79.25   58.5%
Union Community Bancorp      IN*  12/29/97   UCBC ..................      14.69   46.9%     14.25     42.5%     14.25   42.5%
Warwick Community Bncrp      NY   12/23/97   WSBI ..................      15.63   56.3%     17.00     70.0%     15.63   56.3%
Staten Island Bancorp, Inc.  NY*  12/22/97   SIB ...................      19.06   58.8%     19.44     62.0%     19.19   59.9%


                  Averages           -       Standard Conversions:       $19.90   49.2%   $ 20.06     50.3%    $20.36   52.4%
                   Medians           -       Standard Conversions:       $14.75   47.5%   $ 15.63     55.3%    $15.00   50.0%

Second-Step Conversions

Heritage Financial Corp.     WA*  01/09/98   HFWA ..................     $13.25   32.5%   $ 13.25     32.5%    $14.25   42.5%
Guaranty Fed. Bancshares     MO*  12/31/97   GFED ..................      12.88   28.8%     12.50     25.0%     12.38   23.8%

                  Averages           -       2nd Step Conversions:       $13.07   30.7%   $ 12.88     28.8%    $13.31   33.1%
                   Medians           -       2nd Step Conversions:       $13.07   30.7%   $ 12.88     28.8%    $13.31   33.1%

                  Averages           -       All Conversions:            $18.99   46.7%   $ 19.10     47.4%    $19.42   49.8%
                   Medians           -       All Conversions:            $14.69   46.9%   $ 15.50     55.0%    $15.00   33.1%


---------------------
Note: * - Appraisal performed by RP Financial; "NT" - Not Traded; "NA" - Not Applicable, Not Available.

(1)  Non-OTS regulated thrift.

(2)  As reported in summary pages of prospectus.

(3)  As reported in prospectus.

(4)  Does not take into account the adoption of SOP 93-6.

(5)  Excludes impact of special SAIF assessment on earnings.

(6)  Latest price if offering less than one week old.

(7)  Latest price if offering more than one week but less than one month old.

(8)  Simultaneously converted to commercial bank charter.



                                                                 March 20, 1998

RP FINANCIAL, LC.
PAGE 4.19


price/earnings ratios of the recent conversions was 81.0 percent and 19.4 times, respectively. The conversions that have began trading since late-December 1997 were all closed at the top of the super range.

         In examining the current pricing characteristics of institutions completing their conversions during the last three months (see Table 4.3), we note there exists a considerable difference in pricing ratios compared to the universe of all publicly-traded SAIF-insured thrifts. Specifically, the current average P/B ratio of the conversions completed in the most recent three month period of 133.05 percent reflects a discount of 19.84 percent from the average P/B ratio of all publicly-traded thrifts (equal to 165.99 percent), and the average core P/E ratio of 26.79 times reflects a premium of
25.4 percent from the all public average core P/E ratio of 21.37 times. The pricing ratios of the higher capitalized but lower earning recently converted thrifts (with resulting lower return on equity measures) suggest that the investment community has determined to discount their stocks on a book basis until the earnings improve through redeployment and leveraging of the proceeds over the longer term.

     C.  THE ACQUISITION MARKET

         Also considered in the valuation was the potential impact on Ponchatoula Savings' stock price of recently completed and pending acquisitions of other thrifts operating in the Association's market area. As shown in Exhibit IV-4, there has been a notable amount of acquisition activity involving Louisiana commercial banks during 1997 and year-to-date 1998, while only two Louisiana thrifts were acquired (CitiSave Financial and First Federal SB) and there is one pending acquisition of a Louisiana thrift (Meritrust Federal SB). The absence of thrift acquisitions is due in part to the relatively limited number of publicly-owned thrifts based in Louisiana. In light of the Association's two office operation and relatively higher pro forma capital position, Ponchatoula Savings is not considered to be a highly attractive acquisition candidate and, thus, acquisition speculation is not expected to have a material influence on the Association's trading price. However, at the same time, the fairly active acquisition market for Louisiana bank stocks, may imply a certain degree of acquisition speculation for the Association's stock. To the extent that acquisition speculation may impact the Association's offering, we have largely taken this into account in selecting Peer Group companies which operate in regional markets that have experienced a comparable degree of consolidation among financial institutions as has been experienced in the Association's regional market area and, thus, are subject to the same type of acquisition speculation that may influence Ponchatoula Savings' trading price.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700


                                  Table 4.3
                         Market Pricing Comparatives
                         Prices As of March 20, 1998



                                                              Per Share Data
                                                 Market       --------------
                                             Capitalization                              Pricing Ratios(3)
                                             ---------------   Core    Book   -------------------------------------------
                                             Price/   Market   12-Mth  Value/

Financial Institution                        Share(1)  Value   EPS(2)   Share   P/E     P/B        P/A     P/TB    P/CORE
---------------------                        -------- -------  ------- ------- ------  ------    -------  ------   ------
                                                ($)   ($Mil)     ($)     ($)     (X)     (%)       (%)     (%)       (x)
SAIF-Insured Thrifts .....................    24.22   170.62     1.05   14.70   20.22   165.99    21.04   170.54    21.37
Converted Last 3 Mths (no MHC) ...........    16.67   187.64     0.57   12.60   26.16   133.05    36.73   133.40    26.79

Comparable Group
----------------

Converted Last 3 Mths (no MHC)
------------------------------
PEDE  Great Pee Dee Bancorp of SC ........    15.75    34.68     0.56   13.51   28.13   116.58    44.14   116.58    28.13
GFED  Guaranty Fed Bancshares of MO ......    12.63    78.58     0.32   11.18      NM   112.97    34.08   112.97       NM
HFWA  Heritage Financial Corp of WA ......    15.13   147.50     0.49    9.34      NM   161.99    47.36   161.99       NM
HFBC  HopFed Bancorp of KY ...............    17.25    69.59     0.58   13.26   29.74   130.09    29.39   130.09    29.74
MYST  Mystic Financial of MA .............    17.88    48.47     0.52   13.00      NM   137.54    26.78   137.54       NM
RCBK  Richmond County Fin Corp of NY .....    17.94   438.92     0.56   11.79      NM   152.16    39.03   152.16       NM
SIB   Staten Island Bancorp of NY ........    20.94   945.02     0.70   15.20      NM   137.76    35.64   141.58    29.91
TSBK  Timberland Bancorp of WA ...........    18.13   119.89     0.75   12.38   24.17   146.45    44.60   146.45    24.17
UCBC  Union Community Bancorp of IN ......    15.50    47.15     0.58   13.40   26.72   115.67    42.20   115.67    26.72
UTBI  United Tenn. Bancshares of TN ......    14.56    21.18     0.66   12.95   22.06   112.43    27.53   112.43    22.06
WSBI  Warwick Community Bncrp of NY ......    17.63   113.08     0.55   12.60      NM   139.92    33.25   139.92       NM


                                                    Dividends(4)                  Financial Characteristics(6)
                                              ----------------------  ----------------------------------------------------
                                                                                                  Reported        Core
                                              Amount/        Payout   Total    Equity/   NPAs/  -----------   ------------
Financial Institution                         Share   Yield  Ratio(5) Assets   Assets   Assets   ROA    ROE    ROA    ROE
---------------------                         ------- ------ -------  ------   -------  ------  -----  -----  -----  -----
                                               ($)     (%)    (%)     ($Mil)     (%)     (%)     (%)    (%)    (%)     (%)
SAIF-Insured Thrifts .....................     0.37   1.54   30.87    1,015     13.61    0.74    0.94   8.11   0.89   7.58
Converted Last 3 Mths (no MHC) ...........     0.05   0.39    5.17      510     27.82    0.78    1.23   4.84   1.30   5.38


Comparable Group
----------------

Converted Last 3 Mths (no MHC)
------------------------------
PEDE  Great Pee Dee Bancorp of SC ........     0.00   0.00    0.00       79     37.86    0.45    1.57   4.15   1.57   4.15
GFED  Guaranty Fed Bancshares of MO ......     0.30   2.38      NM      231     30.17    0.61    1.00   5.76   0.97   5.58
HFWA  Heritage Financial Corp of WA ......     0.00   0.00    0.00      311     29.23    0.10    1.53   5.25   1.53   5.25
HFBC  HopFed Bancorp of KY ...............     0.00   0.00    0.00      237     22.59    0.12    0.99   4.37   0.99   4.37
MYST  Mystic Financial of MA .............     0.00   0.00    0.00      181     19.47    0.18    0.78   4.00   0.78   4.00
RCBK  Richmond County Fin Corp of NY .....     0.00   0.00    0.00    1,125     25.65      NA    1.22   4.75   1.22   4.75
SIB   Staten Island Bancorp of NY ........     0.00   0.00    0.00    2,651     25.87    0.83    0.70   5.11   1.53  11.18
TSBK  Timberland Bancorp of WA ...........     0.00   0.00    0.00      269     30.46    3.07    1.85   6.06   1.85   6.06
UCBC  Union Community Bancorp of IN ......     0.30   1.94   51.72      112     36.48      NA    1.58   4.33   1.58   4.33
UTBI  United Tenn. Bancshares of TN ......     0.00   0.00    0.00       77     24.48    0.93    1.25   5.10   1.25   5.10
WSBI  Warwick Community Bncrp of NY ......     0.00   0.00    0.00      340     23.76    0.69    1.04   4.37   1.04   4.37



(1)  Average of High/Low or Bid/Ask price per share.

(2) EPS (estimate core basis) is based on actual trailing twelve month data, adjusted to omit non-operating items (including the SAIF assessment) on a tax effected basis.

(3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.

(4) Indicated twelve month dividend, based on last quarterly dividend declared.

(5) Indicated dividend as a percent of trailing twelve month estimated core earnings.

(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.

(7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source: Corporate reports, offering circulars, and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
PAGE 4.21


     D.   THE MARKET FOR PONCHATOULA SAVINGS' STOCK

          Ponchatoula Savings' minority shares of stock are not traded on NASDAQ or any other exchange. As of December 31, 1997, the Association's minority shares outstanding totaled 150,105 and, thus, trading activity in the Association's stock has been very infrequent. As indicated by the Association's management, the most recent trade in the Association's stock (December 1997) was for $11.00 per share. In addition to the liquidity differences between the minority shares currently traded and the new conversion stock (the new conversion stock will more liquid owing to the greater number of public shares outstanding and expected NASDAQ listing), there are other differences between the Association's, minority stock and the conversion stock that will be issued by the Holding Company. Such differences include a lower return on equity for the Holding Company's conversion stock, and dividend payments will be made on all shares outstanding; thereby, limiting the Association's ability to sustain the current level of dividends paid to non-MHC shareholders in light of the higher resulting payout ratio. For these reasons, RP Financial discounted the limited trading activity in the Association's minority stock for purposes of the valuation analysis.

          Taking these factors and trends into account, primarily recent trends in the new issue market, market conditions overall, and recent trends in the acquisition market, RP Financial concluded that no adjustment was appropriate in the valuation analysis for marketing of the issue.


8.   MANAGEMENT

     Ponchatoula Savings' management team has experience and expertise in all of the key areas of the Association's operations. Exhibit IV-5 provides summary resumes of Ponchatoula Savings' Board of Directors and executive management. While the Association does not have the resources to develop a great deal of management depth, given its asset size and the impact it would have on operating expenses, management and the Board have been effective in implementing an operating strategy that can be well managed by the Association's present management structure as indicated by Ponchatoula Savings' returns, capital position, and credit and interest rate risk exposure.

     Similarly, the returns, capital positions, and other operating measures of the Peer Group companies are indicative of well-managed financial institutions, which have Boards and management teams that have been effective in implementing conservative and competitive

RP FINANCIAL, LC.
PAGE 4.22


operating strategies. Therefore, on balance, we concluded no valuation adjustment relative to the Peer Group was appropriate for this factor.


9.   EFFECT OF GOVERNMENT REGULATION AND REGULATORY REFORM

     The Association and the Peer Group companies were similarly impacted by the recently enacted SAIF rescue legislation, as they are all SAIf-insured institutions subject to the same one time assessment and their deposits will be assessed at the same rate going forward. In summary, as a fully-converted SAIF-insured savings association, Ponchatoula Savings will operate in substantially the same regulatory environment as the Peer Group members -- all of whom are adequately capitalized institutions and are operating with no apparent restrictions. Exhibit IV-6 reflects the Association's pro forma regulatory capital ratios.

     Due to a recent change in regulatory policy adopted by the OTS regarding waived dividends at the MHC level that were previously "grandfathered", dividends considered to be excess dividends by the OTS must be accounted for in calculating the minority ownership interest in a "second-step" conversion. Based on this change in OTS policy, and because a portion of the waived dividends at the MHC level are considered to be excess by the OTS, the minority stockholders will in aggregate hold a lower ownership interest after the "second-step" conversion. Taking this adjustment into account will increase the resulting MHC ownership interest from 75.24 percent to 76.06 percent on a pro forma basis. Thus, our calculations for the exchange ratio and the size of the offering were based upon a pro forma ownership interest of 23.94 percent and 76.06 percent for the Public Ponchatoula Shares and the offering shares, respectively. Accordingly, a slight downward valuation adjustment for this factor is warranted because the Peer Group members are not subject to this change in policy.


SUMMARY OF ADJUSTMENTS

     Overall, we believe the Association's pro forma market value should be discounted relative to the Peer Group as follows:

RP FINANCIAL, LC.
PAGE 4.23


     Key Valuation Parameters:                                  Valuation Adjustment
     -------------------------                                  --------------------
     Financial Condition                                        No Adjustment
     Profitability, Growth and Viability of Earnings            Moderate Downward
     Asset Growth                                               Slight Downward
     Primary Market Area                                        No Adjustment
     Dividends                                                  Slight Downward
     Liquidity of the Shares                                    Slight Downward
     Marketing of the Issue                                     No Adjustment
     Management                                                 No Adjustment
     Effect of Government Regulations and Regulatory Reform     Slight Downward


VALUATION APPROACHES

     In applying the accepted valuation methodology promulgated by the OTS and adopted by the FDIC, i.e., the pro forma market value approach, we considered the three key pricing ratios in valuing Ponchatoula Savings' to-be-issued stock -- price/earnings ("P/E"), price/book ("P/B"), and price/assets ("P/A") approaches -- all performed on a pro forma basis including the effects of the conversion proceeds. In computing the pro forma impact of the conversion and the related pricing ratios, we have incorporated the valuation parameters disclosed in Ponchatoula Savings' prospectus for offering expenses, the effective tax rate, and stock benefit plan assumptions (summarized in Exhibits IV-7 and IV-8). A reinvestment rate of 5.94 percent was utilized, equal to the arithmetic average of the Association's average yield on interest-earnings assets and cost of deposits for the fiscal year ended December 31, 1997 (the reinvestment rate calculation specified by OTS conversion guidelines). The 5.94 percent reinvestment rate is believed to be representative of the blended rate reflecting the Association's business plan as converted and incorporating the impact of deposit withdrawals to fund a portion of the stock issued in conversion. In our estimate of value, we assessed the relationship of the pro forma pricing ratios relative to the Peer Group and the recent conversions.

     RP Financial's valuation placed emphasis on the following:

     o P/E APPROACH. The P/E approach is generally the best indicator of long-term value for a stock. Given the similarities between the Association's and the Peer Group's earnings and overall financial condition, the P/E approach was carefully considered in this valuation.

     o P/B APPROACH. P/B ratios have generally served as a useful benchmark in the valuation of thrift stocks, with the greater determinant of long term value being earnings. RP Financial considered the P/B approach to be a reliable indicator of value given current market conditions, particularly the market for new

RP FINANCIAL, LC.
PAGE 4.24


          conversions which often exhibit P/E multiples that are well above industry averages and, thus, are viewed as a less meaningful indicator of value.

     o P/A APPROACH. P/A ratios are generally a less reliable indicator of market value, as investors do not place significant weight on total assets as a determinant of market value. Investors place significantly greater weight on book value and earnings -- which have received greater weight in our valuation analysis.

     o TRADING OF PONCHATOULA SAVINGS' STOCK. Converting institutions generally do not have stock outstanding. Ponchatoula Savings, however, has public shares outstanding due to the mutual holding company form of ownership. However, since there is not an active and liquid market for Ponchatoula Savings' minority shares of common stock and the conversion stock will have different characteristics than the minority shares, this valuation method was deemed to be less relevant than the other valuation methodologies and therefore received limited weighting in our valuation.


     The Association has adopted Statement of Position ("SOP") 93-6, which will cause earnings per share computations to be based on shares issued and outstanding excluding unreleased ESOP shares. For purposes of preparing the pro forma pricing analyses, we have reflected all shares issued in the offering, including all ESOP shares, to capture the full dilutive impact, particularly since the ESOP shares are economically dilutive, receive dividends and can be voted. However, we did consider the impact of the adoption of SOP 93-6 in the valuation.

     Based on the application of the three valuation approaches, taking into consideration the valuation adjustments discussed above, and placing the greatest weight on the P/E and P/B approaches, RP Financial concluded that the pro forma market value of the Association's conversion stock is $11,175,390 at the midpoint at this time. The midpoint value and resulting valuation range is based on the sale of a 76.06 ownership interest to the public, which provides for an $8.5 million public offering at the midpoint value.

     1. PRICE-TO-EARNINGS ("P/E"). The application of the P/E valuation method requires calculating the Association's pro forma market value by applying a valuation P/E multiple times the pro forma earnings base. Ideally, the pro forma earnings base is composed principally of the Association's recurring earnings base, that is, earnings adjusted to exclude any one-time non-operating items, plus the estimated after-tax earnings benefit of the reinvestment of net conversion proceeds. Ponchatoula Savings' reported earnings equaled $316,000 for the twelve months ended December 31, 1997. In deriving Ponchatoula Savings' core earnings, the only adjustment made to reported earnings was to take into account the

RP FINANCIAL, LC.
PAGE 4.25


reinvestment of the $102,000 of assets currently held at the MHC, which will be consolidated with the Association as the result of the conversion. Reinvestment of the MHC assets at the 5.94 percent reinvestment rate added approximately $4,000 to Ponchatoula Savings' after-tax earnings. Gains realized from the sale of fixed rate loans were included as a part of the Association's core earnings, since such gains have been a consistent part of the Association's earnings in recent years and the sale of fixed rate loan originations has been an ongoing activity for the Association. As shown below, Ponchatoula Savings' core earnings were determined to equal $320,000 for the twelve months ended December 31, 1997. (Note: see Exhibit IV-9 for the adjustments applied to the Peer Group's earnings in the calculation of core earnings).


                                                       Amount
                                                       ------
                                                       $(000)

     Net income                                         $316
     Reinvestment of MHC assets(1)                         4
                                                        ----
       Core earnings estimate                           $320

     (1)  Tax effected at 34.0 percent.

     Based on Ponchatoula Savings' trailing twelve month estimated core earnings, and incorporating the impact of the pro forma assumptions discussed previously, the Association's pro forma P/E multiple at the $11.2 million midpoint value was 24.98 times, resulting in a premium of 15.9 percent from the Peer Group average of 21.55 times core earnings. The Association's premium P/E multiple takes into account the resulting discount reflected in the P/B approach.

     2. PRICE-TO-BOOK ("P/B"). The application of the P/B valuation method requires calculating the Association's pro forma market value by applying a valuation P/B ratio to Ponchatoula Savings' pro forma book value. The pre-conversion book value for Ponchatoula Savings of $5.837 million was equal to the Association's reported capital at December 31, 1997, plus the $102,000 of mutual holding company assets at December 31, 1997 which will be consolidated with the Association's capital as a result of the conversion. Based on the $11.2 million midpoint valuation, Ponchatoula Savings' pro forma P/B ratio was 86.75 percent. In comparison to the average P/B ratio for the Peer Group of 133.32 percent, Ponchatoula Savings' valuation reflected a discount of 34.9 percent. RP Financial considered the discount under the P/B approach to be reasonable in light of the valuation adjustments referenced earlier and the Association's resulting premium P/E multiple.

RP FINANCIAL, LC.
PAGE 4.26


     As indicated at the beginning of this chapter, RP Financial's analysis of recent conversion pricing characteristics at conversion and in the aftermarket has been limited to a "technical" analysis and, thus, the pricing characteristics of recent conversions is not the primary determinate of value herein. Particular focus was placed on the P/B approach in this analysis since the P/E multiples do not reflect the actual impact of reinvestment and the source of the conversion funds (i.e., external funds vs. deposit withdrawals). At the midpoint value of $11.2 million, Ponchatoula Savings' pro forma P/B ratio of 86.75 percent represented a premium of 7.1 percent from the average P/B ratio of the recently completed stock conversions at closing of 81.0 percent (see Table 4.2). The Association's pro forma P/B ratio at the midpoint reflected a discount of 34.8 percent from the 133.05 percent average P/B ratio of the recently completed stock conversions in the after market (see Table 4.3).

     3. PRICE-TO-ASSETS ("P/A"). The P/A valuation methodology determines market value by applying a valuation P/A ratio to the Association's pro forma asset base, conservatively assuming no deposit withdrawals are made to fund stock purchases. In all likelihood there will be deposit withdrawals, which results in understating the pro forma P/A ratio which is computed herein. At the midpoint of the valuation range, Ponchatoula Savings' value equaled
16.75 percent of pro forma assets. Comparatively, the Peer Group companies exhibited an average P/A ratio of 21.88 percent, which implies a 23.4 percent discount being applied to the Association's pro forma P/A ratio.

VALUATION CONCLUSION

     It is our opinion that, as of March 20, 1998, the aggregate pro forma market value of the Association, inclusive of the sale of the Mutual Holding Company's ownership interest to public shareholders was $11,175,390 at the midpoint. Based on this valuation and the approximate 76.1 percent ownership interest being sold in the public offering, the midpoint value of the Holding Company's stock offering was 8,500,000, equal to 850,000 shares at a per share value of $10.00. Pursuant to OTS conversion guidelines, the 15 percent offering range includes a minimum value of $7,225,000 and a maximum value of $9,775,000. Based on the $10.00 per share offering price, this range equates to an offering of 722,500 shares at the minimum to 977,500 shares at the maximum. The Holding Company's offering also includes a provision for a super range, which if exercised, would result in an offering size of $11,241,250, equal to 1,124,125 shares at the $10.00 per share offering price. The comparative pro forma valuation ratios relative to the Peer Group are shown in Table 4.4, and

RP FINANCIAL, LC.
PAGE 4.27


the key valuation assumptions are detailed in Exhibit IV-7. The pro forma calculations for the range are detailed in Exhibit IV-8.

ESTABLISHMENT OF EXCHANGE RATIO

     OTS regulations provide that in a conversion of a mutual holding company, the minority stockholders are entitled to exchange their shares of the Association's common stock for common stock of the Holding Company. The Board of Directors of the Mutual Holding Company has independently established a formula to determine the exchange ratio. The formula takes into account the dividends considered to be excess by the OTS, resulting in a pro forma ownership for the Public Ponchatoula Shares of 23.94 percent. Pursuant to the formula, the Exchange Ratio will be determined at the end of the Holding Company's stock offering based on the total number of shares sold in the Subscription and Community offerings. Based upon this formula, and the valuation conclusion and offering range concluded above, the Exchange Ratio would be 1.5150 shares, 1.7823 shares, 2.0497 shares and 2.3571 shares of Homestead Bancorp stock issued for each Public Ponchatoula Share, at the minimum, midpoint, maximum and supermaximum of the offering range, respectively. The Exchange Ratio formula and share exchange procedures were determined independently by the Board of Directors. RP Financial expresses no opinion on the proposed exchange of Holding Company shares for the Public Ponchatoula Shares or on the proposed Exchange Ratio.

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                   Table 4.4
                             Public Market Pricing
                     Ponchatoula Savings and the Comparables
                             As of March 20, 1998


                                            Market      Per Share Data
                                        Capitalization  ---------------              Pricing Ratios(3)                  Dividends(4)
                                        ---------------   Core    Book  ------------------------------------- ----------------------
                                        Price/   Market  12-Mth  Value/                                        Amount/      Payout
                                        Share(1) Value   EPS(2)  Share     P/E     P/B   P/A     P/TB  P/CORE  Share  Yield Ratio(5)
                                        ------- ------- ------- ------- ------- ------ ------- ------- ------ ------- ----- -------
                                          ($)   ($Mil)    ($)     ($)     (X)     (%)    (%)     (%)     (x)   ($)     (%)    (%)

Ponchatoula Savings
-------------------
  Superrange...........................  10.00   14.78    0.34   10.33   29.50   96.81  21.39   96.81   29.50   0.20   2.00   59.01
  Range Maximum........................  10.00   12.85    0.37   10.89   27.26   91.86  18.95   91.86   27.26   0.20   2.00   54.52
  Range Midpoint.......................  10.00   11.18    0.40   11.53   24.98   86.75  16.75   86.75   24.98   0.20   2.00   49.95
  Range Minimum........................  10.00    9.50    0.44   12.39   22.49   80.68  14.48   80.68   22.49   0.20   2.00   44.97

SAIF-Insured Thrifts (7)
------------------------
  Averages.............................  24.22  170.62    1.05   14.70   20.22  165.99  21.04  170.54   21.37   0.37   1.54   30.87
  Medians..............................    ---    ---      ---     ---   19.59  158.33  19.57  161.93   21.08    ---    ---     ---

All Non-MHC State of IA (7)
---------------------------
  Averages.............................  21.50   68.47    0.83   16.54   21.03  130.08  31.36  130.08   21.84   0.41   1.88   50.48
  Medians..............................    ---     ---     ---     ---   21.03  122.51  21.78  128.51   21.84    ---    ---     ---

Comparable Group Averages
-------------------------
  Averages.............................  19.85   39.21    0.79   15.24   20.77  133.22  21.88  135.08   21.55   0.41   2.12   44.24
  Medians..............................    ---     ---     ---     ---   19.81  131.06  18.76  131.06   20.72    ---    ---     ---

State of IA
-----------
  ANA  Acadiana Bancshares, Inc. of LA.  22.13   59.68    0.94   17.22   22.81  128.51  21.78  128.51   23.54   0.44   1.99   46.81
  GSLA GS Financial Corp. of LA........  20.63   70.95    0.48   16.30     NM   126.56  53.99  126.56     NM    0.28   1.36   58.33
  MERI Meritrust FSB of Thibodaux LA(7)  78.94   61.10    3.51   25.66   22.49  307.64  26.13  307.64   22.49   0.70   0.89   19.94
  TSH  Teche Holding Company of LA.....  21.75   74.78    1.08   16.09   19.25  135.18  18.30  135.18   20.14   0.50   2.30   46.30

Comparable Group
----------------
  ANA  Acadiana Bancshares, Inc. of LA.  22.13   59.68    0.94   17.22   22.81  128.51  21.78  128.51   23.54   0.44   1.99   46.81
  ETFS East Texas Fin. Serv. of TX.....  22.50   23.09    0.66   20.45     NM   110.02  19.22  110.02     NM    0.20   0.89   30.30
  FFDB FirstFed Bancorp. Inc. of AL....  23.75   27.43    1.48   15.00   16.05  158.33  15.34  172.48   16.05   0.50   2.11   33.78
  GUPB GFSB Bancorp, Inc of Gallup NM..  22.00   17.62    1.08   17.90   20.37  122.91  15.36  122.91   20.37   0.40   1.82   37.04
  GSLA GS Financial Corp. of LA........  20.63   70.95    0.48   16.30     NM   126.56  53.99  126.56      NM   0.28   1.36   58.33
  SSFC South Street Fin. Corp. of NC...  12.38   57.89    0.44    7.28   28.79  170.05  25.34  170.05   28.14   0.40   3.23     NM
  SZB  SouthFirst Bancshares of AL.....  22.00   21.47    0.64   16.39     NM   134.23  12.98  137.67      NM   0.60   2.73     NM
  SRN  Southern Banc Company of AL.....  16.63   20.45    0.41   14.74     NM   112.82  19.27  113.83      NM   0.35   2.10     NM
  TSH  Teche Holding Company of LA.....  21.75   74.78    1.08   16.09   19.25  135.18  18.30  135.18   20.14   0.50   2.30   46.30
  TWIN Twin City Bancorp. Inc. of TN...  14.75   18.72    0.70   11.04   17.35  133.61  17.22  133.61   21.07   0.40   2.71   57.14



                                                        Financial Characteristics(6)
                                         -------------------------------------------------------   Memo:      Memo:
                                                                    Reported           Core          Exchange   Offering
                                         Total  Equity/  NPAs/     -----------     -----------
Financial Institution                    Assets  Assets  Assets    ROA     ROE     ROA     ROE     Ratio      Size
---------------------                   ------  ------- ------- ------- ------- ------- -------  ----------  --------
                                        ($Mil)     (%)    (%)     (%)     (%)     (%)     (%)                 ($Mil)

Ponchatoula Savings
-------------------
  Superrange...........................    69    22.09    0.25    0.72    3.28    0.72    3.28     2.3571     11.24
  Range Maximum........................    68    20.62    0.26    0.69    3.37    0.69    3.37     2.0497      9.78
  Range Midpoint.......................    67    19.31    0.26    0.67    3.47    0.57    3.47     1.7823      8.50
  Range Minimum........................    66    17.94    0.26    0.64    3.59    0.64    3.59     1.5150      7.23

SAIF-Insured Thrifts (7)
------------------------
  Averages............................. 1,015    13.61    0.74    0.94    8.11    0.89    7.58
  Medians..............................   ---      ---     ---     ---     ---     ---     ---

All Non-MHC State of IA (7)
---------------------------
  Averages.............................   271    24.38    0.34    1.11    5.60    1.08    5.40
  Medians..............................   ---      ---     ---     ---     ---     ---     ---

Comparable Group Averages
-------------------------
  Averages.............................   184    16.73    0.50    0.87    5.49    0.84   5.29
  Medians..............................   ---      ---     ---     ---     ---     ---    ---

State of IA
-----------
  ANA  Acadiana Bancshares, Inc. of LA.   274    16.95    0.50    0.98    5.64    0.95   5.46
  GSLA GS Financial Corp. of LA........   131    42.66    0.13    1.38    3.88    1.36   3.80
  MERI Meritrust FSB of Thibodaux LA(7)   234     8.49    0.35    1.18   14.53    1.18  14.53
  TSH  Teche Holding Company of LA.....   409    13.54    0.38    0.97    7.28    0.93   6.95

Comparable Group
----------------
  ANA  Acadiana Bancshares, Inc. of LA.   274    16.95    0.50    0.98    5.64    0.95   5.46
  ETFS East Texas Fin. Serv. of TX.....   120    17.47    0.33    0.63    3.48    0.59   3.24
  FFDB FirstFed Bancorp. Inc. of AL....   179     9.69    1.42    0.96    9.89    0.96   9.89
  GUPB GFSB Bancorp, Inc of Gallup NM..   115    12.50    0.24    0.89    6.08    0.89   6.08
  GSLA GS Financial Corp. of LA........   131    42.66    0.13    1.38    3.88    1.36   3.80
  SSFC South Street Fin. Corp. of NC...   228    14.90    0.16    0.85    3.61    0.87   3.69
  SZB  SouthFirst Bancshares of AL.....   165     9.67    1.28    0.56    4.44    0.57   4.51
  SRN  Southern Banc Company of AL.....   106    17.08     NA     0.48    2.77    0.48   2.77
  TSH  Teche Holding Company of LA.....   409    13.54    0.38    0.97    7.28    0.93   6.95
  TWIN Twin City Bancorp. Inc. of TN...   109    12.89    0.09    1.01    7.87    0.83   6.48


(1)  Average of high/low or bid/ask price per share.
(2) EPS (core basis) is based on actual trailing twelve month data, adjusted to omit the impact of non-operating items (including the SAIF assessment) on a tax effected basis, and is shown on a pro forma basis where appropriate.
(3) P/E - Price to Earnings; P/B = Price to Book; P/A = Price to Assets; P/TB = Price to Tangible Book; and P/CORE = Price to Core Earnings.
(4) Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated twelve month dividend as a percent of trailing twelve month estimated core earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and total assets balances.
(7) Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source: Corporate reports, offering circulars, and RP financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

                                     EXHIBITS

RP FINANCIAL, LC.


                                  LIST OF EXHIBITS

Exhibit
Number            Description
-------           -----------

I-1               Map of Office Locations

I-2               Audited Financial Statements

I-3               Key Operating Ratios

I-4               Investment Portfolio Composition

I-5               Yields and Costs

I-6               Loan Loss Allowance Activity

I-7               NPV Analysis

I-8               Fixed Rate and Adjustable Rate Loans

I-9               Loan Portfolio Composition

I-10              Loan Originations, Purchases, and Sales

I-11              Contractual Maturity By Loan Type

I-12              Non-Performing Assets

I-13              Deposit Composition

I-14              Time Deposit Rate/Maturity

I-15              Borrowings


II-1              Description of Office Facilities

II-2              Historical Interest Rates


III-1             General Characteristics of Publicly-Traded Institutions

III-2             Financial Analysis of Louisiana Institutions

RP FINANCIAL, LC.

III-3             Financial Analysis of Southeast and Southwest Institutions

III-4             Peer Group Market Area Comparative Analysis


IV-1              Stock Prices: As of March 20, 1998

IV-2              Historical Stock Price Indices

IV-3              Historical Thrift Stock Indices

IV-4              Market Area Acquisition Activity

IV-5              Director and Senior Management Summary Resumes

IV-6              Pro Forma Regulatory Capital Ratios

IV-7              Pro Forma Analysis Sheet

IV-8              Pro Forma Effect of Conversion Proceeds

IV-9              Peer Group Core Earnings Analysis


V-1               Firm Qualifications Statement

                                 EXHIBIT I-1
                     Ponchatoula Homestead Savings, F.A.
                           Map of Office Locations

                           [Ponchatoula Homestead
                              Branch Locations
                                   MAP]

                                  EXHIBIT I-2
                       Ponchatoula Homestead Savings, F.A.
                          Audited Financial Statements


                          [Incorporated by Reference]

                                    EXHIBIT I-3
                          Ponchatoula Homestead Savings, F.A.
                                Key Operating Ratios


                                                                       At or For the Year Ended December 31,
                                                -------------------------------------------------------------------------------
                                                  1997               1996               1995           1994             1993
                                                ---------         ---------          ---------       ---------        ---------
Selected Ratios (3):
Return on average assets......................       .53%              .25%               .57%            .92%             .91%
Return on average equity......................      5.67              2.63               5.85           11.04            13.28
Average equity to average assets..............      9.40              9.50               9.78            8.29             6.32
Equity to assets at end of period.............      9.63              8.97               9.64            9.53             7.43
Interest rate spread(4).......................      2.65              2.54               2.73            3.20             2.92
Net interest margin(4)........................      3.00              2.95               3.12            3.43             3.12
Non-performing loans and leases to total
  loans and leases at end of period(5)........       .55              1.38               1.66            2.60             4.12
Non-performing assets to total assets at
  end of period(5)............................       .29               .83                .76            1.53             3.09
Average interest-earning assets to
  average interest-bearing liabilities........    108.26            109.01             108.75          107.02           105.38
Net interest income after provision for
  (recovery of) loan and lease losses to
  total noninterest expenses..................    107.90             88.06             105.16          114.97            98.79
Noninterest expenses to average total
  assets......................................      2.73              3.27               2.91            2.92             3.10
Dividend payout ratio(6)......................    134.49            211.64              77.67           13.45              N/A


----------------------
(1) Includes cash and due from banks as well as interest-bearing deposits in other institutions.
(2)   The per share amounts do not reflect the Conversion or the Exchange Ratio.
(3) With the exception of end of period ratios, all ratios are based on average monthly balances during 1997, 1996 and 1995 and average quarterly balances during the prior years.
(4) Interest rate spread represents the difference between the average yield on interest-earning assets and the average rate on interest-bearing liabilities. Net interest margin represents net interest income as a percentage of average interest-earning assets.
(5) Non-performing loans and leases consist of non-accrual loans and leases, and non-performing assets consist of non-performing loans and leases and real estate acquired by foreclosure or deed-in lieu thereof.
(6) Ratio based upon total dividends declared, including dividends waived by the Mutual Holding Company.

Source: Ponchatoula Savings' prospectus

                                   EXHIBIT I-4
                         Ponchatoula Homestead Savings, F.A.
                          Investment Portfolio Composition


    The following table sets forth the composition of Ponchatoula's mortgage-backed securities portfolio at each of the dates indicated.

                                                     December 31,
                                          -----------------------------------
                                            1997          1996          1995
                                          -------       -------       -------
                                                    (In Thousands)
Mortgage-backed
  securities held to maturity:
    FNMA...............................   $ 6,712       $ 6,931       $ 5,201
    FHLMC..............................     2,543         3,323         1,058
    GNMA...............................     1,046           --            --
                                          -------       -------       -------
      Subtotal.........................    10,301        10,254         6,259
                                          -------       -------       -------


Mortgage-backed securities
  available for sale:
    FNMA...............................   $ 7,115      $  7,908       $ 6,885
    FHLMC..............................     6,911         8,278         9,565
    GNMA...............................       235           286           342
                                          -------       -------       -------
      Subtotal.........................    14,261        16,472        16,792
                                          -------       -------       -------
    Total                                 $24,562       $26,726       $23,051
                                          -------       -------       -------
                                          -------       -------       -------

    The following table sets forth certain information relating to Ponchatoula's investment securities portfolio at the dates indicated.


                                                      December 31,
                              ------------------------------------------------------------
                                          1996                              1995
                              ------------------------------   ---------------------------
                              Amortized    Fair    Amortized    Fair    Amortized    Fair
                                 Cost      Value      Cost      Value      Cost      Value
                              ---------   ------   ---------   ------   ---------   ------
                                                     (In Thousands)
U.S. agency securities.......   $2,595    $2,605     $2,396    $2,399     $2,403    $2,415


Source:  Ponchatoula Savings' prospectus

                                 EXHIBIT I-5
                     Ponchatoula Homestead Savings, F.A.
                              Yields and Costs

                                                     1997                           1996                          1995
                                         ----------------------------   ----------------------------   ---------------------------
                                         Average              Yield/    Average               Yield/   Average              Yield/
                                         Balance   Interest   Rate(1)   Balance    Interest    Rate    Balance   Interest    Rate
                                         -------   --------   -------   -------    --------   ------   -------   --------   ------
                                                                           (Dollars In Thousands)
Interest earnings assets
  Loans and leases receivable(2)......   $28,403    $2,429      8.55%    $27,597    $2,384     8.64%   $27,129    $2,348     8.65%
  Mortgage-backed securities..........    25,246     1,576      6.24      24,861     1,621     6.52     20,986     1,353     6.45
  Investment securities...............     2,469       145      5.87       2,293       155     6.76      2,356       138     5.86
  Other interest-earning assets.......     1,621        97      5.98       2,328       116     4.98      2,319       149     6.43
                                         -------    ------      ----     -------    ------     ----    -------    ------     ----
    Total interest-earning assets.....    57,739     4,247      7.36      57,079     4,276     7.49     52,790     3,988     7.59
                                                    ------      ----                ------     ----               ------     ----

Noninterest-earning assets............     1,591                           1,278                         1,279
                                         -------                         -------                       -------
    Total assets......................   $59,330                         $58,357                       $54,069
                                         -------                         -------                       -------
                                         -------                         -------                       -------

Interest bearing liabilities:
  Deposits............................   $43,607     1,971      4.52     $44,733     2,158     4.82    $42,980     2,007     4.67
  FHLB advances                            9,755       544      5.58       7,630       433     5.67      5,562       335     6.02
                                         -------    ------      ----     -------    ------     ----    -------    ------     ----
    Total interest-bearing
      liabilities.....................    53,362     2,515      4.71      52,363     2,591     4.95     48,542     2,342     4.82
                                                    ------      ----                ------     ----               ------     ----

Noninterest bearing liabilities.......       391                             452                           241
                                         -------                         -------                       -------
    Total liabilities.................    53,753                          52,815                        48,783
Stockholders' equity..................     5,577                           5,542                         5,286
                                         -------                         -------                       -------
    Total liabilities and
      stockholders' equity............   $59,330                         $58,357                       $54,069
                                         -------                         -------                       -------
                                         -------                         -------                       -------

Net interest income, average
  interest rate spread................              $ 1,732     2.65%               $1,685     2.54%              $1,646     2.73%
                                                    ------      ----                ------     ----               ------     ----
                                                    ------      ----                ------     ----               ------     ----
Net interest margin(3)................                          3.00%                          2.95%                         3.12%
                                                                ----                           ----                          ----
                                                                ----                           ----                          ----
Average interest-earning assets to
  average interest-bearing
  liabilities.........................                        108.20%                        109.02%                       108.75%
                                                              ------                         ------                        ------
                                                              ------                         ------                        ------

--------------------

(1) At December 31, 1997, the weighted average yields earned and rates paid were as follows: loans and leases receivable, 7.99%; mortgage-backed securities, 6.40%; investment securities, 6.02%; other interest-earning assets, 5.68%, total interest-earning assets, 7.55%; deposits, 4.52%; FHLB advances, 5.85; total interest-bearing liabilities, 4.90%; and average interest rate spread, 2.65%.

(2)  Includes loans classified as held for sale.

(3)  Equals net interest income divided by average interest-earning assets.

Source: Ponchatoula Savings' prospectus

                                 EXHIBIT I-6
                      Ponchatoula Homestead Savings, F.A.
                         Loan Loss Allowance Activity

                                                    Year Ended December 31,
                                                -------------------------------
                                                  1997        1996        1995
                                                -------     -------     -------
                                                      (Dollars in thousands)

Total loans and leases outstanding
  at end of period(1).........................  $31,462     $30,460     $29,373
                                                -------     -------     -------
                                                -------     -------     -------
Average loans and leases outstanding(1).......  $28,403     $27,597     $27,129
                                                -------     -------     -------
                                                -------     -------     -------
Balance at beginning of period................      282         280         288
Charge-offs...................................        1           1           2
Recoveries....................................       --          --          --
                                                -------     -------     -------
Net charge-offs...............................        1           1           2
Recovery of allowance for losses..............      (16)          3          (6)
                                                -------     -------     -------
Balance at end of period......................  $   265     $   282     $   280
                                                -------     -------     -------
                                                -------     -------     -------
Allowance for loan and lease
  losses as a percent of total loans
  and leases outstanding......................      .84%        .93%        .95%
                                                -------     -------     -------
                                                -------     -------     -------
Ratio of net charge-offs to average loans
  and leases outstanding......................      .00%        .00%        .01%
                                                -------     -------     -------
                                                -------     -------     -------


-----------------
(1) Total and average loans outstanding include loans classified as held for sale at or during the respective dates or periods.

Source: Ponchatoula Savings' prospectus

                                     EXHIBIT I-7
                        Ponchatoula Homestead Savings, F.A.
                                   N.P.V. Analysis

Change in                                                                                  Change in
Interest Rates                   Net Portfolio Value                     NPV as % of       NVP as % of
in Basis Points      --------------------------------------------     Portfolio Value    Portfolio Value
(Rate Shock)           Amount         $ Change         % Change         of Assets        of Assets(1)
----------------     ----------      ----------      ------------     ----------------   ----------------

   400               $4,591           $(2,047)        (30.8)%              8.0%               (3.4)%
   300                5,345            (1,293)        (19.5)               9.1                (2.1)
   200                5,946              (692)        (10.4)              10.0                (1.1)
   100                6,385              (253)         (3.8)              10.6                 (.4)
 Static               6,638               --            --                11.0                  --
  (100)               6,764               126           1.9               11.1                  .2
  (200)               6,854               216           3.3               11.2                  .4
  (300)               7,039               401           6.0               11.5                  .7
  (400)               7,368               730          11.0               11.9                 1.2

----------------------
(1) Based on the portfolio value of Ponchatoula's assets assuming no change in interest rates.







Source: Ponchatoula Savings' prospectus

                              EXHIBIT I-8
                  Ponchatoula Homestead Savings, F.A.
                  Fixed Rate and Adjustable Rate Loans




                                        Fixed        Floating or
                                        Rates     Adjustable Rates     Total
                                       -------   -----------------    -------
                                                 (In Thousands)
Single-family residential loans......  $10,596         $9,448         $20,044
Single-family residential leases.....      142             81             223
Commercial real estate loans
  and leases.........................      521             77             598
Land loans...........................       --            124             124
Consumer loans.......................    5,755            115           5,870
                                       -------         ------         -------
     Total...........................  $17,014         $9,845         $26,859
                                       -------         ------         -------
                                       -------         ------         -------

Source: Ponchatoula Savings' prospectus

                                  EXHIBIT I-9
                      Ponchatoula Homestead Savings, F.A.
                          Loan Portfolio Composition



                                                                                   December 31,
                                                 -------------------------------------------------------------------------------
                                                           1997                       1996                         1995
                                                 ------------------------    -----------------------     -----------------------

                                                   Amount          %           Amount          %           Amount           %
                                                 ----------    ----------    ----------    ----------    ----------    ---------

Real estate loans:
  Single-family residential(1) ...............    $ 20,111         63.9%      $ 19,159         62.9%      $ 17,666         60.1%
  Construction(2) ............................       3,228         10.3          3,820         12.5          3,041         10.3
  Commercial real estate .....................         521          1.6             52           .2             56           .2
  Land .......................................         126           .4            158           .5            197           .7
                                                 ----------    ----------    ----------    ----------    ----------    ----------
    Total real estate loans ..................      23,986         76.2         23,189         76.1         20,960         71.3
                                                 ----------    ----------    ----------    ----------    ----------    ----------
Consumer loans:
  Home equity and improvement ................       4,411         14.0          4,275         14.0          3,517         12.0
  Loans secured by savings accounts ..........         824          2.6            841          2.8            870          3.0
  Automobile .................................         611          2.0            414          1.4            419          1.4
  Mobile home ................................         257           .8            182           .6             87           .3
  Other ......................................       1,072          3.4          1,100          3.6          1,157          3.9
                                                 ----------    ----------    ----------    ----------    ----------    ----------
    Total consumer loans .....................       7,175         22.8          6,812         22.4          6,050         20.6
                                                 ----------    ----------    ----------    ----------    ----------    ----------
    Total loans ..............................      31,161         99.1         30,001         98.5         27,010         91.9
                                                 ----------    ----------    ----------    ----------    ----------    ----------
Leases receivable(3):
  Single-family residential leases ...........         224           .7            380          1.2          2,285          7.8
  Commercial real estate leases ..............          77           .3             79           .3             78           .3
                                                 ----------    ----------    ----------    ----------    ----------    ----------
    Total leases .............................         301          1.0            459          1.5          2,363          8.1
                                                 ----------    ----------    ----------    ----------    ----------    ----------
    Total loans and leases ...................      31,462        100.0%        30,460        100.0%        29,373        100.0%
                                                               ----------                  ----------                  ----------
                                                               ----------                  ----------                  ----------
Less:
  Loans in process ...........................       1,706                       1,721                       1,450
  Deferred loan origination fees .............           8                          17                          17
  Allowance for loan and lease losses ........         265                         282                         280
                                                 ----------                  ----------                  ----------
      Net loans and leases ...................    $ 29,483                    $ 28,440                    $ 27,626
                                                 ----------                  ----------                  ----------
                                                 ----------                  ----------                  ----------


--------------------------

(1) At December 31, 1997, 1996 and 1995, includes $318,000, $699,000 and
    $440,000 of loans classified as held for sale, respectively, and second mortgages of $164,000, $317,000 and $398,000, respectively.

(2) At December 31, 1997, 1996 and 1995, includes $1.1 million, $1.6 million and $1.3 million of loans classified as held for sale, respectively. Consists solely of single-family residential construction loans.

(3) Consists of bond for deed contracts in which Ponchatoula retains title to the property until all payments are made on the contract.



Source: Ponchatoula Savings' prospectus

                                 EXHIBIT I-10
                      Ponchatoula Homestead Savings, F.A.
                    Loan Originations, Purchases and Sales


                                                     Year Ended December 31,
                                                 ------------------------------
                                                   1997       1996       1995
                                                 --------   --------   --------
                                                         (In Thousands)

Loan and lease originations:
  Single-family residential:
    Loans for portfolio.........................  $ 4,348    $ 4,393    $ 3,678
    Loans for sale..............................    7,835     10,464      7,018
    Leases......................................       --         --        100
  Construction(1)...............................      941      1,450        927
  Commercial real estate........................      474         --         --
  Consumer......................................    4,007      4,106      3,478
                                                 --------   --------   --------
    Total loans and leases originated...........   17,605     20,413     15,201
                                                 --------   --------   --------
Sales and principal reductions:
  Loans sold....................................    8,711      9,940      6,527
  Loan principal reductions.....................    7,652      9,747      8,758
  Lease principal reductions....................      158        185        322
                                                 --------   --------   --------
    Total loans sold and principal reductions...   16,521     19,872     15,607
                                                 --------   --------   --------
Increase (decrease) due to other items, net(2)..      (41)       273      1,286
                                                 --------   --------   --------
Net increase in loan portfolio..................  $ 1,043    $   814    $   880
                                                 --------   --------   --------
                                                 --------   --------   --------

-------------

(1)   Consists solely of single-family residential construction loans.

(2) Other items, net include the increase relating to loans in process, deferred loan origination fees and the allowance for loan and lease losses.







Source:  Ponchatoula Savings' prospectus

                                                          EXHIBIT I-11
                                             Ponchatoula Homestead Savings, F.A.
                                              Contractual Maturity By Loan Type


                                                                                                       Due More
                                                           Due 3-5      Due 5-10       Due 10-15        Than 15
                                                         Years After   Years After    Years After     Years After
                          1998       1999       2000      12/31/97       12/31/97       12/31/97        12/31/97          Total
                          ----       ----       ----     -----------   -----------    -----------     -----------         -----
                                                                    (In Thousands)

Simple family
   residential loans       $67        $42       $145         $340         $2,401        $14,403          $2,713         $20,111

Simple family
   residential leases        1          3         --            7             97             81              35             224

Commercial real estate
    loans and leases        --        255         --           --             47            219              77             598

Construction loans       3,228         --         --           --             --             --              --           3,228

Land loans                   2          5          6            3            110             --              --             126

Consumer loans           1,305        324        641        1,097            797          3,011              --           7,175
                         -----        ---        ---        -----          -----          ------          -----          ------
      Total(l)          $4,603       $629       $792       $1,447         $3,452         $17,714         $2,825         $11,462
                         -----        ---        ---        -----          -----          ------          -----          ------
                         -----        ---        ---        -----          -----          ------          -----          ------

(l) Gross of loans in process, deferred loan origination fees and the allowance for loan and lease losses.


Source: Ponchatoula Savings' prospectus

                                     EXHIBIT I-12
                        Ponchatoula Homestead Savings, F.A.
                                Non-Performing Assets


                                                              December 31,
                                            ----------------------------------------------
                                               1997                1996            1995
                                            ----------          ----------       ---------
                                                          (Dollars in Thousands)
Non-accruing loans and leases:
  Single-family residential(1)                $ 169               $ 350           $ 434
  Consumer                                       4                  15              --
                                                ---                 ---             ---
    Total non-accruing loans
       and leases                               173                 365             434

Real estate owned                                --                 141              --
                                                ---                 ---             ---
  Total non-performing assets                 $ 173               $ 506           $ 434
                                                ---                 ---             ---
                                                ---                 ---             ---
Total non-performing loans and
  leases as a percentage of
  total loans and leases                        .55%               1.38%           1.66%
                                               ----                ----            ----
                                               ----                ----            ----
Total non-performing assets as a
  percentage of total assets                    .29%                .83%            .76%
                                               ----                ----            ----
                                               ----                ----            ----

______________________


(1) Includes $0, $62,000, and $104,000 of single-family residential leases at December 31, 1997, 1996 and 1995, respectively

                                   EXHIBIT I-13
                          Ponchatoula Homestead Savings, F.A.
                                 Deposit Composition


                                                                    December 31,
                                   ----------------------------------------------------------------------------
                                             1997                      1996                      1995
                                   ------------------------  ------------------------  ------------------------
                                      Amount         %          Amount         %          Amount         %
                                   ------------  ----------  -----------  -----------  -----------  -----------
                                                              (Dollars in Thousands)
Certificate accounts:
  2.00% - 3.99%..................    $   285           .7%     $   551         1.2%      $   845          1.9%
  4.00% - 5.99%..................     30,031         71.4       30,686        69.1        10,519         23.3
  6.00% - 7.99%..................      1,117          2.6          882         2.0        20,211         45.1
  8.00% - 9.99%..................         --           --           42          .1           363           .8
                                     -------        -----      -------      ------       -------       ------

    Total certificate
      accounts...................     31,433         74.7       32,161        72.4        31,938         71.1
                                     -------        -----      -------      ------       -------       ------

Transaction accounts:
  Passbook accounts..............      8,253         19.6        9,592        21.6        10,170         22.7
  Money market accounts..........        934          2.2        1,032         2.3         1,197          2.7
  NOW accounts...................      1,491          3.5        1,642         3.7         1,584          3.5
                                     -------        -----      -------      ------       -------       ------

    Total transaction accounts...     10,678         25.3       12,266        27.6        12,951         28.9
                                     -------        -----      -------      ------       -------       ------

Total deposits...................    $42,111        100.0%     $44,427       100.0%      $44,889        100.0%
                                     -------        -----      -------      ------       -------       ------
                                     -------        -----      -------      ------       -------       ------

Source: Ponchatoula Savings' prospectus

                                    EXHIBIT I-14
                        Ponchatoula Homestead Savings, F.A.
                            Time Deposit Rate/Maturity



                                                             Maturity Date
                                        ---------------------------------------------------------
                                        One Year     Over 1       Over 2        Over
                                        or Less    to 2 Years   to 3 Years    3 Years     Total
                                        --------   ----------   ----------    -------    --------
                                                              (In Thousands)
2.00% - 3.99%.........................  $   226      $   30        $  3          $ 26    $   285
4.00% - 5.99%.........................   28,282       1,502         125           122     30,031
6:00% - 7.99%.........................      100         530         231           256      1,117
                                        --------   ----------   ----------    -------    --------
  Total...............................  $28,608      $2,062        $359          $404    $31,433
                                        --------   ----------   ----------    -------    --------
                                        --------   ----------   ----------    -------    --------




Source: Ponchatoula Savings' prospectus

                                 EXHIBIT I-15
                     Ponchatoula Homestead Savings, F.A.
                                  Borrowings

                                          At or for the Year Ended December 31,
                                          -------------------------------------
                                          1997            1996             1995
                                          ----            ----             ----
                                                 (Dollars in Thousands)
FHLB advances:
 Average balance outstanding............ $ 9,755        $ 7,630          $5,562
 Maximum amount outstanding at any
  month-end during the period........... $11,500        $10,700          $7,000
 Balance outstanding at end of period... $11,500        $10,700          $6,500
 Average interest rate during the
  period................................    5.58%          5.67%           6.02%
 Weighted average interest rate at end
  of period.............................    5.85%          5.48%           5.81%


Source: Ponchatoula Savings' prospectus

                                 EXHIBIT II-1
                     Ponchatoula Homestead Savings, F.A.
                       Description of Office Facilities

                                               Net Book Value
Description/Address         Leased/Owned        of Property         Deposits
-------------------         ------------       --------------       --------
                                                       (In Thousands)
Home Office:
 195 North Sixth Street
 Ponchatoula, LA 70454.....     Owned             $393,000           $35,494

Branch Office:
 111 North Bay Street
 Amite, LA 70422...........     Owned             $101,000           $ 6,616


Source: Ponchatoula Savings' prospectus

                                  EXHIBIT II-2
                            Historical Interest Rates

                                  Exhibit II-2
                          Historical Interest Rates(1)

                                   Prime          90 Day           One Year          30 Year
Year/Qtr. Ended                    Rate           T-Bill            T-Bill           T-Bond
-----------------------------      -----          ------           --------          -------
1991:  Quarter 1.............      8.75%           5.92%             6.24%            8.26%
       Quarter 2.............      8.50%           5.72%             6.35%            8.43%
       Quarter 3.............      8.00%           5.22%             5.38%            7.80%
       Quarter 4.............      6.50%           3.95%             4.10%            7.47%

1992:  Quarter 1.............      6.50%           4.15%             4.53%            7.97%
       Quarter 2.............      6.50%           3.65%             4.06%            7.79%
       Quarter 3.............      6.00%           2.75%             3.06%            7.38%
       Quarter 4.............      6.00%           3.15%             3.59%            7.40%

1993:  Quarter 1.............      6.00%           2.95%             3.18%            6.93%
       Quarter 2.............      6.00%           3.09%             3.45%            6.67%
       Quarter 3.............      6.00%           2.97%             3.36%            6.03%
       Quarter 4.............      6.00%           3.06%             3.59%            6.34%

1994:  Quarter 1.............      6.25%           3.56%             4.44%            7.09%
       Quarter 2.............      7.25%           4.22%             5.49%            7.61%
       Quarter 3.............      7.75%           4.79%             5.94%            7.82%
       Quarter 4.............      8.50%           5.71%             7.21%            7.88%

1995:  Quarter 1.............      9.00%           5.86%             6.47%            7.43%
       Quarter 2.............      9.00%           5.57%             5.63%            6.63%
       Quarter 3.............      8.75%           5.42%             5.68%            6.51%
       Quarter 4.............      8.50%           5.09%             5.14%            5.96%

1996:  Quarter 1.............      8.25%           5.14%             5.38%            6.67%
       Quarter 2.............      8.25%           5.16%             5.68%            6.87%
       Quarter 3.............      8.25%           5.03%             5.69%            6.92%
       Quarter 4.............      8.25%           5.18%             5.49%            6.64%

1997:  Quarter 1.............      8.50%           5.32%             6.00%            7.10%
       Quarter 2.............      8.50%           5.17%             5.66%            6.78%
       Quarter 3.............      8.50%           5.10%             5.44%            6.40%
       Quarter 4.............      8.50%           5.34%             5.48%            5.92%
March 20, 1998...............      8.50%           5.17%             5.34%            5.88%

(1)   End of period data.

Source:   SNL Securities.

                                  EXHIBIT II-2
                            Historical Interest Rates

                                  Exhibit II-2
                          Historical Interest Rates(1)

                                   Prime          90 Day           One Year          30 Year
Year/Qtr. Ended                    Rate           T-Bill            T-Bill           T-Bond
-----------------------------      -----          ------           --------          -------
1991:  Quarter 1.............      8.75%           5.92%             6.24%            8.26%
       Quarter 2.............      8.50%           5.72%             6.35%            8.43%
       Quarter 3.............      8.00%           5.22%             5.38%            7.80%
       Quarter 4.............      6.50%           3.95%             4.10%            7.47%

1992:  Quarter 1.............      6.50%           4.15%             4.53%            7.97%
       Quarter 2.............      6.50%           3.65%             4.06%            7.79%
       Quarter 3.............      6.00%           2.75%             3.06%            7.38%
       Quarter 4.............      6.00%           3.15%             3.59%            7.40%

1993:  Quarter 1.............      6.00%           2.95%             3.18%            6.93%
       Quarter 2.............      6.00%           3.09%             3.45%            6.67%
       Quarter 3.............      6.00%           2.97%             3.36%            6.03%
       Quarter 4.............      6.00%           3.06%             3.59%            6.34%

1994:  Quarter 1.............      6.25%           3.56%             4.44%            7.09%
       Quarter 2.............      7.25%           4.22%             5.49%            7.61%
       Quarter 3.............      7.75%           4.79%             5.94%            7.82%
       Quarter 4.............      8.50%           5.71%             7.21%            7.88%

1995:  Quarter 1.............      9.00%           5.86%             6.47%            7.43%
       Quarter 2.............      9.00%           5.57%             5.63%            6.63%
       Quarter 3.............      8.75%           5.42%             5.68%            6.51%
       Quarter 4.............      8.50%           5.09%             5.14%            5.96%

1996:  Quarter 1.............      8.25%           5.14%             5.38%            6.67%
       Quarter 2.............      8.25%           5.16%             5.68%            6.87%
       Quarter 3.............      8.25%           5.03%             5.69%            6.92%
       Quarter 4.............      8.25%           5.18%             5.49%            6.64%

1997:  Quarter 1.............      8.50%           5.32%             6.00%            7.10%
       Quarter 2.............      8.50%           5.17%             5.66%            6.78%
       Quarter 3.............      8.50%           5.10%             5.44%            6.40%
       Quarter 4.............      8.50%           5.34%             5.48%            5.92%
March 20, 1998...............      8.50%           5.17%             5.34%            5.88%

(1)   End of period data.

Source:   SNL Securities.

                                 EXHIBIT III-1
            General Characteristics of Publicly-Traded Institutions

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700                                    Exhibit III-1
                                     Characteristics of Publicly-Traded Thrifts
                                                 March 30, 1998(1)

                                                   Primary           Operating Total           Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year   Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----   -----  ------  ------
                                                                               ($Mil)                          ($)    ($Mil)
 California Companies
 --------------------
 AHM    Ahmanson and Co. H.F. of CA         NYSE   Nationwide         M.B.    46,679      371   12-31   10/72  78.75  7,336
 GDW    Golden West Fin. Corp. of CA        NYSE   Nationwide         M.B.    39,590      249   12-31   05/59  97.81  5,582
 GSB    Golden State Bancorp of CA          NYSE   California         Div.    16,029      178   06-30   10/83  37.81  1,929
 DSL    Downey Financial Corp. of CA        NYSE   Southern CA        Thrift   5,836       85   12-31   01/71  32.06    858
 BPLS   Bank Plus Corp. of CA               OTC    Los Angeles CA     R.E.     4,168       37   12-31     /    15.25    295
 FED    FirstFed Fin. Corp. of CA           NYSE   Los Angeles CA     R.E.     4,160       24   12-31   12/83  39.88    422
 WES    Westcorp Inc. of Orange CA          NYSE   California         Div.     3,729       26   12-31   05/86  19.13    503
 BVCC   Bay View Capital Corp. of CA        OTC    San Francisco CA   M.B.     3,246       37   12-31   05/86  35.75    432
 PFFB   PFF Bancorp of Pomona CA            OTC    Southern CA        Thrift   2,766       23   03-31   03/96  20.44    367
 CENF   CENFED Financial Corp. of CA        OTC    Los Angeles CA     Thrift   2,209       18   12-31   10/91  45.25    272
 HEMT   HF Bancorp of Hemet CA              OTC    Southern CA        Thrift   1,063       19   06-30   06/95  17.00    107
 REDF   RedFed Bancorp of Redlands CA       OTC    Southern CA        Thrift   1,010       14   12-31   04/94  19.88    144
 HTHR   Hawthorne Fin. Corp. of CA          OTC    Southern CA        Thrift     928        6   12-31     /    19.44     60
 ITLA   ITLA Capital Corp of CA (3)         OTC    Los Angeles CA     R.E.       902 S      6   12-31   10/95  21.25    167
 QCBC   Quaker City Bancorp of CA           OTC    Los Angeles CA     R.E.       852        8   06-30   12/93  22.63    106
 PROV   Provident Fin. Holdings of CA       OTC    Southern CA        M.B.       724       10   06-30   06/96  24.25    114
 HBNK   Highland Bancorp of CA              OTC    Los Angeles CA     R.E.       550        7   12-31     /    36.50     85
 LFCO   Life Financial Corp of CA           OTC    Southern CA        Thrift     412        5   12-31     /    19.50    128
 MBBC   Monterey Bay Bancorp of CA          OTC    West Central CA    Thrift     408        7   12-31   02/95  22.00     71
 SGVB   SGV Bancorp of W. Covina CA         OTC    Los Angeles CA     Thrift     408        8   06-30   06/95  17.50     41
 BYFC   Broadway Fin. Corp. of CA           OTC    Los Angeles CA     Thrift     125 S      3   12-31   01/96  12.50     10


 Florida Companies
 -----------------

 OCN    Ocwen Financial Corp. of FL         NYSE   Southeast FL       Div.     3,069        1   12-31     /    28.38  1,719
 BKUNA  BankUnited Fin. Corp. of FL         OTC    Miami FL           Thrift   3,029       16   09-30   12/85  13.88    197
 BANC   BankAtlantic Bancorp of FL          OTC    Southeastern FL    M.B.     2,845 S     60   12-31   11/83  14.88    383
 FFPB   First Palm Beach Bancorp of FL      OTC    Southeast FL       Thrift   1,821       47   09-30   09/93  37.50    190
 HARB   Harbor FL Bncp MHC of FL (46.1      OTC    Eastern FL         Thrift   1,129       23   09-30   01/94  75.50    376
 FFFL   Fidelity Bcsh MHC of FL (47.7)      OTC    Southeast FL       Thrift   1,046 S     20   12-31   01/94  31.25    212

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700                                      Exhibit III-1
                                     Characteristics of Publicly-Traded Thrifts
                                                   March 30, 1998(1)

                                                   Primary           Operating Total           Fiscal  Conv.  Stock   Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year   Date   Price   Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----   -----  ------  ------
                                                                               ($Mil)                          ($)    ($Mil)
 Florida Companies (continued)
 -----------------------------

 CMSV   Commty. Svgs, MHC of FL (48.5)      OTC    Southeast FL       Thrift     709 S     20   12-31   10/94  38.25    195
 FFLC   FFLC Bancorp of Leesburg FL         OTC    Central FL         Thrift     400        9   12-31   01/94  19.75     74

 Mid-Atlantic Companies
 ----------------------

 DME    Dime Bancorp, Inc. of NY (3)        NYSE   NY,NJ,FL           M.B.    21,849       91   12-31   08/86  29.88  3,477
 SVRN   Sovereign Bancorp, Inc. of PA       OTC    PA,NJ,DE           M.B.    14,336      150   12-31   08/86  21.88  2,045
 GPT    GreenPoint Fin. Corp. of NY (3)     NYSE   New York City NY   Thrift  13,084       74   12-31   01/94  37.06  3,137
 ASFC   Astoria Financial Corp. of NY       OTC    New York City NY   Thrift  10,528       61   12-31   11/93  61.88  1,621
 LISB   Long Island Bancorp, Inc of NY      OTC    Long Island NY     M.B.     6,073       35   09-30   04/94  64.75  1,556
 ALBK   ALBANK Fin. Corp. of Albany NY      OTC    Upstate NY,MA,VT   Thrift   4,083      108   12-31   04/92  49.25    636
 ROSE   T R Financial Corp. of NY (3)       OTC    New York City NY   Thrift   3,843       15   12-31   06/93  35.50    625
 RSLN   Roslyn Bancorp, Inc. of NY (3)      OTC    Long Island NY     M.B.     3,601        8   12-31   01/97  23.59  1,030
 NYB    New York Bancorp, Inc. of NY        NYSE   Southeastern NY    Thrift   3,265       31   09-30   01/88  44.63    953
 SIB    Staten Island Bancorp of NY (3)     NYSE   New York City NY   Thrift   2,651       16   12-31   12/97  20.94    945
 CMSB   Commonwealth Bancorp Inc of PA      OTC    Philadelphia PA    M.B.     2,269       56   12-31   06/96  21.00    341
 NWSB   Northwest SB, MHC of PA (30.7)      OTC    Pennsylvania       Thrift   2,249       58   06-30   11/94  17.00    796
 RELY   Reliance Bancorp, Inc. of NY        OTC    New York City NY   Thrift   2,243       30   06-30   03/94  37.25    359
 HARS   Harris Fin. MHC of PA (24.3)        OTC    Harrisburg PA      M.B.     2,201       33   12-31   01/94  24.75    836
 HAVN   Haven Bancorp of Woodhaven NY       OTC    New York City NY   Thrift   1,975       33   12-31   09/93  24.63    216
 QCSB   Queens County Bancorp of NY (3)     OTC    New York City NY   Thrift   1,603       11   12-31   11/93  42.13    628
 JSB    JSB Financial, Inc. of NY (3)       NYSE   New York City NY   Thrift   1,531 S     13   12-31   06/90  54.38    539
 WSFS   WSFS Financial Corp. of DE (3)      OTC    Wilmington         Div.     1,515       16   12-31   11/86  21.88    273
 OCFC   Ocean Fin. Corp. of NJ              OTC    Eastern NJ         Thrift   1,511       10   12-31   07/96  36.56    287
 DIME   Dime Community Bancorp of NY (3)    OTC    New York City NY   Thrift   1,488       15   06-30   06/96  24.13    300
 PFSB   PennFed Fin. Services of NJ         OTC    Northern NJ        Thrift   1,476       18   06-30   07/94  18.50    178
 YFED   York Financial Corp. of PA          OTC    PA,MD              Thrift   1,182       22   06-30   02/84  25.50    226
 MFSL   Maryland Fed. Bancorp of MD         OTC    Southern MD        Thrift   1,175 S     27   02-28   06/87  37.88    245
 RCBK   Richmond County Fin Corp of NY (3)  OTC    New York City      Thrift   1,125 P      0           02/98  17.94    439
 FFIC   Flushing Fin. Corp. of NY (3)       OTC    New York City NY   Thrift   1,088        7   12-31   11/95  24.50    193
 FSLA   First SB SLA MHC of NJ (47.5)       OTC    Eastern NJ         Thrift   1,049       17   12-31   07/92  44.38    356
 PVSA   Parkvale Financial Corp of PA       OTC    Southwestern PA    Thrift   1,019       29   06-30   07/87  31.25    160

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                                   Exhibit III-1
                                     Characteristics of Publicly-Traded Thrifts
                                                  March 30, 1998(1)


                                                  Primary           Operating Total           Fiscal  Conv.  Stock   Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year   Date   Price   Value
------ ----------------------------------- ------ ----------------- --------  ------  -------  ----   -----  ------  ------
                                                                              ($Mil)                          ($)    ($Mil)
Mid-Atlantic Companies (continued)
----------------------------------

PWBC   PennFirst Bancorp of PA             OTC    Western PA         Thrift     911       11   12-31   06/90  19.31    102
PSBK   Progressive Bank, Inc. of NY (3)    OTC    Southeast NY       Thrift     884       17   12-31   08/84  43.50    167
PKPS   Poughkeepsie Fin. Corp. of NY       OTC    Southeast NY       Thrift     876       15   12-31   11/85  11.41    144
GAF    GA Financial Corp. of PA            AMEX   Pittsburgh PA      Thrift     784       13   12-31   03/96  19.00    147
MBB    MSB Bancorp of Middletown NY (3)    AMEX   Southeastern NY    Thrift     774 S     16   12-31   09/92  36.38    103
IBSF   IBS Financial Corp. of NJ           OTC    Southwest NJ       Thrift     728       10   09-30   10/94  21.19    232
SFIN   Statewide Fin. Corp. of NJ          OTC    Northern NJ        Thrift     703 S     16   12-31   10/95  22.75    104
FBBC   First Bell Bancorp of PA            OTC    Pittsburgh PA      Thrift     676        7   12-31   06/95  21.00    137
TSBS   Peoples Bcrp, MHC of NJ (35.9) (3)  OTC    Central NJ         Thrift     640       14   12-31   08/95  44.75    405
FSNJ   Bayonne Banchsares of NJ            OTC    Northern NJ        Thrift     611        4   03-31   08/97  14.81    134
THRD   TF Financial Corp. of PA            OTC    PA, NJ             Thrift     597       14   12-31   07/94  27.25     87
FMCO   FMS Financial Corp. of NJ           OTC    Southern NJ        Thrift     582 S     20   12-31   12/88  34.75     83
PULS   Pulse Bancorp of S. River NJ        OTC    Central NJ         Thrift     539        4   09-30   09/86  26.63     82
FSPG   First Home Bancorp of NJ            OTC    NJ,DE              Thrift     538       10   12-31   04/87  31.63     86
AHCI   Ambanc Holding Co., Inc. of NY (3)  OTC    East-Central NY    Thrift     529 S     12   12-31   12/95  19.13     82
PFNC   Progress Financial Corp. of PA      OTC    Southeastern PA    Thrift     493       10   12-31   07/83  18.38     75
LVSB   Lakeview Financial of NJ            OTC    Northern NJ        Thrift     473        8   07-31   12/93  25.28     98
CNY    Carver Bancorp, Inc. of NY          AMEX   New York, NY       Thrift     416        7   03-31   10/94  15.13     35
RARB   Raritan Bancorp of Raritan NJ (3)   OTC    Central NJ         Thrift     408        6   12-31   03/87  26.50     63
FSBI   Fidelity Bancorp, Inc. of PA        OTC    Southwestern PA    Thrift     393        8   09-30   06/88  30.75     48
FKFS   First Keystone Fin. Corp of PA      OTC    Philadelphia PA    Thrift     379        5   09-30   01/95  17.00     41
PBCI   Pamrapo Bancorp, Inc. of NJ         OTC    Northern NJ        Thrift     377       10   12-31   11/89  27.75     79
SHEN   First Shenango Bancorp of PA        OTC    Western PA         Thrift     375        4   12-31   04/93  41.94     87
FOBC   Fed One Bancorp of Wheeling WV      OTC    Northern WV,OH     Thrift     367       11   12-31   01/95  37.00     88
HARL   Harleysville SB of PA               OTC    Southeastern PA    Thrift     348        4   09-30   08/87  30.25     50
WSBI   Warwick Community Bncrp of NY (3)   OTC    Southeast NY       Thrift     340 P      4   05-31   12/97  17.63    113
YFCB   Yonkers Fin. Corp. of NY            OTC    Yonkers NY         Thrift     332        4   09-30   04/96  20.00     60
CVAL   Chester Valley Bancorp of PA        OTC    Southeastern PA    Thrift     326        7   06-30   03/87  35.25     76
LFBI   Little Falls Bancorp of NJ          OTC    New Jersey         Thrift     324 S      6   12-31   01/96  20.19     53
EQSB   Equitable FSB of Wheaton MD         OTC    Central MD         Thrift     322        4   09-30   09/93  31.50     38
FIBC   Financial Bancorp, Inc. of NY       OTC    New York City NY   Thrift     308        5   09-30   08/94  25.75     44
PHFC   Pittsburgh Home Fin Corp of PA      OTC    Pittsburgh PA      Thrift     300        9   09-30   04/96  17.88     35
CATB   Catskill Fin. Corp. of NY (3)       OTC    Albany NY          Thrift     295        4   09-30   04/96  17.88     83

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                                    Exhibit III-1
                                     Characteristics of Publicly-Traded Thrifts
                                                  March 30, 1998(1)


                                                  Primary           Operating Total           Fiscal  Conv.  Stock    Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year   Date   Price    Value
------ ----------------------------------- ------ ----------------- --------  ------  -------  ----   -----  ------  ------
                                                                              ($Mil)                          ($)    ($Mil)
Mid-Atlantic Companies (continued)
----------------------------------

WVFC   WVS Financial Corp. of PA           OTC    Pittsburgh PA      Thrift     292        5   06-30   11/93  38.75     68
LFED   Leeds FSB, MHC of MD (36.3)         OTC    Baltimore MD       Thrift     291        1   06-30   05/94  22.50    117
FBER   1st Bergen Bancorp of NJ            OTC    Northern NJ        Thrift     290        4   12-31   04/96  20.75     59
WYNE   Wayne Bancorp, Inc. of NJ           OTC    Northern NJ        Thrift     270        5   12-31   06/96  28.75     58
WSB    Washington SB, FSB of MD            AMEX   Southeastern MD    Thrift     265 S      5   12-31     /     8.31     37
GDVS   Greater DV SB,MHC of PA (19.9)      OTC    Southeast PA       Thrift     260        7   12-31   03/95  31.75    104
SKAN   Skaneateles Bancorp Inc of NY (3)   OTC    Northwest NY       Thrift     256        9   12-31   06/86  19.38     28
IFSB   Independence FSB of DC              OTC    Washington DC      Ret.       252 S      2   12-31   06/85  17.63     23
SBFL   SB Fngr Lakes MHC of NY (33.1)      OTC    Western NY         Thrift     248        5   12-31   11/94  24.75     88
HRBF   Harbor Federal Bancorp of MD        OTC    Baltimore MD       Thrift     234        9   03-31   08/94  24.81     42
ESBK   Elmira Svgs Bank (The) of NY (3)    OTC    NY,PA              Thrift     231        6   12-31   03/85  28.66     21
PHSB   Ppls Home SB, MHC of PA (45.0)      OTC    Western PA         Thrift     218        9   12-31   07/97  19.75     55
LARL   Laurel Capital Group of PA          OTC    Southwestern PA    Thrift     213        6   06-30   02/87  21.63     47
PBHC   Pathfinder BC MHC of NY (46.1) (3)  OTC    Upstate NY         Thrift     197        5   12-31   11/95  22.25     64
PEEK   Peekskill Fin. Corp. of NY          OTC    Southeast NY       Thrift     184        3   06-30   12/95  16.88     53
PLSK   Pulaski SB, MHC of NJ (46.0)        OTC    New Jersey         Thrift     182        6   12-31   04/97  20.00     42
SFED   SFS Bancorp of Schenectady NY       OTC    Eastern NY         Thrift     174        4   12-31   06/95  23.75     29
AFED   AFSALA Bancorp, Inc. of NY          OTC    Central NY         Thrift     160        5   09-30   10/96  20.00     28
SKBO   First Carnegie MHC of PA(45.0)      OTC    Western PA         Thrift     144        3   03-31   04/97  19.50     45
PRBC   Prestige Bancorp of PA              OTC    Southwestern PA    Thrift     143        4   12-31   06/96  19.25     18
TPNZ   Tappan Zee Fin., Inc. of NY         OTC    Southeast NY       Thrift     125 S      1   03-31   10/95  20.25     30
GOSB   GSB Financial Corp. of NY (3)       OTC    Southeast NY       Thrift     116        2   09-30   07/97  17.13     39
AFBC   Advance Fin. Bancorp of WV          OTC    Northern Neck WV   Thrift     108        2   06-30   01/97  19.88     22
WHGB   WHG Bancshares of MD                OTC    Baltimore MD       Thrift     101        5   09-30   04/96  18.00     25
SHSB   SHS Bancorp, Inc. of PA             OTC    Pittsburgh, PA     Thrift      89        3   12-31   10/97  17.12     14
ALBC   Albion Banc Corp. of Albion NY      OTC    Western NY         Thrift      71 S      2   09-30   07/93  10.77      8
USAB   USABancshares, Inc of PA (3)        OTC    Philadelphia PA    Thrift      64 S      1   12-31     /    12.25      9
PWBK   Pennwood Bancorp, Inc. of PA        OTC    Pittsburgh PA      Thrift      47        3   06-30   07/96  18.75     10


Mid-West Companies
------------------

COFI   Charter One Financial of OH         OTC    OH,MI,NY           Div.    19,760      221   12-31   01/88  65.63  4,190

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                                    Exhibit III-1
                                     Characteristics of Publicly-Traded Thrifts
                                                   March 30, 1998(1)


                                                  Primary           Operating Total           Fiscal  Conv.  Stock    Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year   Date   Price    Value
------ ----------------------------------- ------ ----------------- --------  ------  -------  ----   -----  ------  ------
                                                                              ($Mil)                          ($)     ($Mil)
Mid-West Companies (continued)
------------------------------

CFB    Commercial Federal Corp. of NE      NYSE   NE,CO,KS,OK,IA     M.B.     7,189      108   06-30   12/84  35.25  1,149
SPBC   St. Paul Bancorp, Inc. of IL        OTC    Chicago IL         Div.     4,557       52   12-31   05/87  26.19    896
CTZN   CitFed Bancorp of Dayton OH         OTC    Dayton OH          M.B.     3,460       35   03-31   01/92  55.13    717
MAFB   MAF Bancorp, Inc. of IL             OTC    Chicago IL         Thrift   3,458       21   12-31   01/90  39.00    586
FLGS   Flagstar Bancorp, Inc of MI         OTC    MI                 Thrift   2,033 S     19   12/31     /    23.38    320
ABCW   Anchor Bancorp Wisconsin of WI      OTC    Wisconsin          M.B.     1,941       35   03-31   07/92  44.50    403
DNFC   D&N Financial Corp. of MI           OTC    Northern MI        Ret.     1,815       37   12-31   02/85  27.75    252
FISB   First Indiana Corp. of IN           OTC    Central IN         M.B.     1,613       26   12-31   08/83  27.00    342
STFR   St. Francis Cap. Corp. of WI        OTC    Milwaukee WI       Thrift   1,598       23   09-30   06/93  46.50    244
FTFC   First Fed. Capital Corp. of WI      OTC    Southern WI        M.B.     1,544       49   12-31   11/89  31.50    290
ABCL   Alliance Bancorp, Inc. of IL        OTC    Chicago IL         M.B.     1,364       14   12-31   07/92  28.75    231
JSBA   Jefferson Svgs Bancorp of MO        OTC    St. Louis MO,TX    Thrift   1,258 S     32   12-31   04/93  27.00    270
AADV   Advantage Bancorp, Inc. of WI       OTC    WI,IL              Thrift   1,027       15   09-30   03/92  68.75    222
METF   Metropolitan Fin. Corp. of OH       OTC    Northeast OH       Thrift     925       15   12-31     /    16.63    117
OFCP   Ottawa Financial Corp. of MI        OTC    Western MI         Thrift     886       26   12-31   08/94  29.25    155
CFSB   CFSB Bancorp of Lansing MI          OTC    Central MI         Thrift     853       17   12-31   06/90  29.13    222
GSBC   Great Southern Bancorp of MO        OTC    Southwest MO       Thrift     750       25   06-30   12/89  25.75    208
NASB   North American SB, FSB of MO        OTC    KS,MO              M.B.       734        7   09-30   09/85  69.00    155
HOMF   Home Fed Bancorp of Seymour IN      OTC    Southern IN        Thrift     709       16   06-30   01/88  30.50    156
HMNF   HMN Financial, Inc. of MN           OTC    Southeast MN       Thrift     691        7   12-31   06/94  30.00    124
SFSL   Security First Corp. of OH          OTC    Northeastern OH    R.E.       678       14   03-31   01/88  22.50    170
FNGB   First Northern Cap. Corp of WI      OTC    Northeast WI       Thrift     668       19   12-31   12/83  13.50    119
MSBK   Mutual SB, FSB of Bay City MI       OTC    Michigan           M.B.       645       22   12-31   07/92  13.00     56
FFYF   FFY Financial Corp. of OH           OTC    Youngstown OH      Thrift     615       10   06-30   06/93  34.38    140
EMLD   Emerald Financial Corp. of OH       OTC    Cleveland OH       Thrift     604       14   12-31     /    22.00    112
HFFC   HF Financial Corp. of SD            OTC    South Dakota       Thrift     581       19   06-30   04/92  29.50     88
FDEF   First Defiance Fin.Corp. of OH      OTC    Northwest OH       Thrift     580       10   12-31   10/95  15.38    131
HFGI   Harrington Fin. Group of IN         OTC    Eastern IN         Thrift     545        4   06-30     /    11.13     36
AVND   Avondale Fin. Corp. of IL           OTC    Chicago IL         Ret.       542        5   12-31   04/95  15.13     50
FFOH   Fidelity Financial of OH            OTC    Cincinnati OH      Thrift     535       12   12-31   03/96  18.00    101
FCBF   FCB Fin. Corp. of Neenah WI         OTC    Eastern WI         Thrift     523 S     13   03-31   09/93  32.25    125
CAFI   Camco Fin. Corp. of OH              OTC    Eastern OH         M.B.       521       11   12-31     /    26.38     85
FBCI   Fidelity Bancorp of Chicago IL      OTC    Chicago IL         Thrift     490        5   09-30   12/93  25.00     70


 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700                                      Exhibit III-1
                                      Characteristics of Publicly-Traded Thrifts
                                                   March 30, 1998(1)

                                                   Primary           Operating Total           Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year   Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----   -----  ------  ------
                                                                               ($Mil)                          ($)     ($Mil)
 Mid-West Companies (continued)
 ------------------------------

 CBCI   Calumet Bancorp of Chicago IL       OTC    Chicago IL         Thrift     487        5   12-31   02/92  36.75    115
 FFSX   First FSB MHC Sxld of IA(46.1)      OTC    Western IA         Thrift     459       13   06-30   07/92  35.75    101
 SFSB   SuburbFed Fin. Corp. of IL          OTC    IL,IN              Thrift     438       12   12-31   03/92  47.75     60
 PERM   Permanent Bancorp, Inc. of IN       OTC    Southwest IN       Thrift     420       11   03-31   04/94  36.00     76
 HALL   Hallmark Capital Corp. of WI        OTC    Milwaukee WI       Thrift     414        3   06-30   01/94  15.50     45
 CASH   First Midwest Fin., Inc. of OH      OTC    IA,SD              R.E.       408       12   09-30   09/93  22.88     62
 FFHH   FSF Financial Corp. of MN           OTC    Southern MN        Thrift     403       11   09-30   10/94  20.00     60
 WOFC   Western Ohio Fin. Corp. of OH       OTC    Western OH         Thrift     397 S     10   12-31   07/94  26.00     61
 PVFC   PVF Capital Corp. of OH             OTC    Cleveland OH       R.E.       396        9   06-30   12/92  24.00     64
 PMFI   Perpetual Midwest Fin. of IA        OTC    EastCentral IA     Thrift     392        5   06-30   03/94  29.38     56
 FMBD   First Mutual Bancorp Inc of IL      OTC    Central IL         Thrift     391       14   12-31   07/95  19.75     69
 ASBI   Ameriana Bancorp of IN              OTC    Eastern IN,OH      Thrift     391        8   12-31   03/87  20.50     66
 FFKY   First Fed. Fin. Corp. of KY         OTC    Central KY         Thrift     388        8   06-30   07/87  21.48     89
 CBSB   Charter Financial Inc. of IL        OTC    Southern IL        Thrift     382        8   09-30   12/95  33.38    139
 SWBI   Southwest Bancshares of IL          OTC    Chicago IL         Thrift     368        6   12-31   06/92  32.50     88
 INBI   Industrial Bancorp of OH            OTC    Northern OH        Thrift     364       10   12-31   08/95  22.00    112
 HBEI   Home Bancorp of Elgin IL            OTC    Northern IL        Thrift     353        4   12-31   09/96  17.63    121
 HBFW   Home Bancorp of Fort Wayne IN       OTC    Northeast IN       Thrift     350        9   09-30   03/95  36.63     87
 KNK    Kankakee Bancorp, Inc. of IL        AMEX   Illinois           Thrift     343        9   12-31   01/93  36.13     50
 WFI    Winton Financial Corp. of OH        AMEX   Cincinnati OH      R.E.       324 S      5   09-30   08/88  28.50     57
 WCBI   WestCo Bancorp, Inc. of IL          OTC    Chicago IL         Thrift     316        1   12-31   06/92  29.38     72
 GFCO   Glenway Financial Corp. of OH       OTC    Cincinnati OH      Thrift     305        5   06-30   11/90  20.00     46
 FSFF   First SecurityFed Fin of IL         OTC    Chicago, IL        Thrift     303 P      5   12-31   10/97  15.50     99
 EFBI   Enterprise Fed. Bancorp of OH       OTC    Cincinnati OH      Thrift     301        5   09-30   10/94  33.00     66
 PFDC   Peoples Bancorp of Auburn IN        OTC    Northeastern IN    Thrift     294        7   09-30   07/87  22.50     76
 CBK    Citizens First Fin.Corp. of IL      AMEX   Central IL         Thrift     274        7   12-31   05/96  22.38     54
 MFBC   MFB Corp. of Mishawaka IN           OTC    Northern IN        Thrift     264        5   09-30   03/94  26.25     43
 FBCV   1st Bancorp of Vincennes IN         OTC    Southwestern IN    M.B.       256        2   06-30   04/87  27.25     30
 WAYN   Wayne Svgs Bks MHC of OH (47.8      OTC    Central OH         Thrift     255        6   03-31   06/93  30.00     68
 CAPS   Capital Savings Bancorp of MO       OTC    Central MO         Thrift     242        8   06-30   12/93  23.13     44
 OHSL   OHSL Financial Corp. of OH          OTC    Cincinnati, OH     Thrift     239        5   12-31   02/93  33.75     42
 HFBC   HopFed Bancorp of KY                OTC    Southwest KY       Thrift     237 P      5   09-30   02/98  17.25     70
 LARK   Landmark Bancshares, Inc of KS      OTC    Central KS         Thrift     234        5   09-30   03/94  23.50     40

 RP FINANCIAL, LC.

 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700                                      Exhibit III-1
                                      Characteristics of Publicly-Traded Thrifts
                                                   March 30, 1998(1)

                                                   Primary           Operating Total           Fiscal  Conv.  Stock   Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year   Date   Price   Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----   -----  ------  ------
                                                                               ($Mil)                          ($)     ($Mil)
 Mid-West Companies (continued)
 ------------------------------

 GFED   Guaranty Fed Bancshares of MO       OTC    Southwest MO       Thrift     231        4   06-30   12/97  12.63     79
 FFHS   First Franklin Corp. of OH          OTC    Cincinnati OH      Thrift     231        7   12-31   01/88  26.50     32
 EBI    Equality Bancorp, Inc. of MO        AMEX   St Louis           Thrift     229        3   03-31   12/97  15.50     39
 MBLF   MBLA Financial Corp. of MO          OTC    Northeast MO       Thrift     224        2   06-30   06/93  27.50     35
 MFFC   Milton Fed. Fin. Corp. of OH        OTC    Southwest OH       Thrift     219        3   09-30   10/94  16.13     37
 BFFC   Big Foot Fin. Corp. of IL           OTC    Chicago IL         Thrift     216        3   06-30   12/96  23.25     58
 FFED   Fidelity Fed. Bancorp of IN         OTC    Southwestern IN    Thrift     216        4   06-30   08/87   9.38     29
 FFFD   North Central Bancshares of IA      OTC    Central IA         Thrift     215 S      4   12-31   03/96  22.44     73
 MWFD   Midwest Fed. Fin. Corp of WI        OTC    Central WI         Thrift     212 S      9   12-31   07/92  30.75     50
 CMRN   Cameron Fin. Corp. of MO            OTC    Northwest MO       Thrift     211        3   09-30   04/95  20.25     52
 FFBZ   First Federal Bancorp of OH         OTC    Eastern OH         Thrift     209        6   09-30   07/92  25.00     39
 LSBI   LSB Fin. Corp. of Lafayette IN      OTC    Central IN         Thrift     207        4   12-31   02/95  30.50     28
 WEFC   Wells Fin. Corp. of Wells MN        OTC    Southcentral MN    Thrift     201        8   12-31   04/95  18.75     37
 MARN   Marion Capital Holdings of IN       OTC    Central IN         Thrift     192        2   06-30   03/93  28.00     50
 FFWC   FFW Corporation of Wabash IN        OTC    Central IN         Thrift     191        4   06-30   04/93  19.00     27
 NEIB   Northeast Indiana Bncrp of IN       OTC    Northeast IN       Thrift     190 S      3   12-31   06/95  21.13     37
 PULB   Pulaski SB, MHC of MO (29.8)        OTC    St. Louis MO       Thrift     179 S      5   09-30   05/94  50.25    105
 PFED   Park Bancorp of Chicago IL          OTC    Chicago IL         Thrift     177        3   12-31   08/96  18.75     44
 HMLK   Hemlock Fed. Fin. Corp. of IL       OTC    Chicago IL         Thrift     177        3   12-31   04/97  18.75     39
 EGLB   Eagle BancGroup of IL               OTC    Central IL         Thrift     171        3   12-31   07/96  20.75     24
 BWFC   Bank West Fin. Corp. of MI          OTC    Southeast MI       Thrift     170        3   06-30   03/95  14.38     38
 JXSB   Jcksnville SB,MHC of IL (45.6)      OTC    Central IL         Thrift     168        4   12-31   04/95  23.25     44
 FFWD   Wood Bancorp of OH                  OTC    Northern OH        Thrift     167        7   06-30   08/93  20.00     53
 FBSI   First Bancshares, Inc. of MO        OTC    Southcentral MO    Thrift     162        6   06-30   12/93  16.75     37
 SMBC   Southern Missouri Bncrp of MO       OTC    Southeast MO       Thrift     160        8   06-30   04/94  21.75     35
 QCFB   QCF Bancorp of Virginia MN          OTC    Northeast MN       Thrift     158 S      2   06-30   04/95  28.25     39
 MWBI   Midwest Bancshares, Inc. of IA      OTC    Southeast IA       Thrift     148        4   12-31   11/92  16.00     16
 GTPS   Great American Bancorp of IL        OTC    East Central IL    Thrift     142        3   12-31   06/95  21.00     35
 RIVR   River Valley Bancorp of IN          OTC    Southeast IN       Thrift     138 S      6   12-31   12/96  19.50     23
 MIFC   Mid Iowa Financial Corp. of IA      OTC    Central IA         Thrift     135        7   09-30   10/92  12.13     21
 WEHO   Westwood Hmstd Fin Corp of OH       OTC    Cincinnati OH      Thrift     134        2   12-31   09/96  14.63     42
 FKKY   Frankfort First Bancorp of KY       OTC    Frankfort KY       Thrift     133        3   06-30   07/95  16.75     27
 CLAS   Classic Bancshares, Inc. of KY      OTC    Eastern KY         Thrift     132 S      3   03-31   12/95  20.25     26

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700                                      Exhibit III-1
                                      Characteristics of Publicly-Traded Thrifts
                                                   March 30, 1998(1)

                                                   Primary           Operating Total           Fiscal  Conv.  Stock   Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year   Date   Price   Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----   -----  ------  ------
                                                                               ($Mil)                          ($)    ($Mil)
 Mid-West Companies (continued)
 ------------------------------

 NBSI   North Bancshares of Chicago IL      OTC    Chicago IL         Thrift     123        2   12-31   12/93  17.50     25
 PTRS   Potters Financial Corp of OH        OTC    Northeast OH       Thrift     123        4   12-31   12/93  18.75     18
 BDJI   First Fed. Bancorp. of MN           OTC    Northern MN        Thrift     119        5   09-30   04/95  20.00     20
 HFSA   Hardin Bancorp of Hardin MO         OTC    Western MO         Thrift     115        3   03-31   09/95  18.88     16
 FFSL   First Independence Corp. of KS      OTC    Southeast KS       Thrift     114        2   09-30   10/93  15.00     14
 ASBP   ASB Financial Corp. of OH           OTC    Southern OH        Thrift     113        1   06-30   05/95  14.25     24
 UCBC   Union Community Bancorp of IN       OTC    W.Central IN       Thrift     112 P      1   12-31   12/97  15.50     47
 CBES   CBES Bancorp, Inc. of MO            OTC    Western MO         Thrift     111        2   06-30   09/96  25.25     26
 HFFB   Harrodsburg 1st Fin Bcrp of KY      OTC    Central KY         Thrift     109        2   09-30   10/95  16.56     33
 FTNB   Fulton Bancorp, Inc. of MO          OTC    Central MO         Thrift     108        2   06-30   10/96  21.88     38
 DCBI   Delphos Citizens Bancorp of OH      OTC    Northwest OH       Thrift     108        1   09-30   11/96  21.25     41
 PSFC   Peoples Sidney Fin. Corp of OH      OTC    WestCentral OH     Thrift     106        1   06-30   04/97  18.00     32
 MONT   Montgomery Fin. Corp. of IN         OTC    Westcentral IN     Thrift     106        4   06-30   07/97  13.13     22
 AMFC   AMB Financial Corp. of IN           OTC    Northwest IN       Thrift     100        4   12-31   04/96  17.63     17
 FTSB   Fort Thomas Fin. Corp. of KY        OTC    Northern KY        Thrift     100        2   09-30   06/95  15.25     22
 NWEQ   Northwest Equity Corp. of WI        OTC    Northwest WI       Thrift     100        3   03-31   10/94  21.63     18
 CNSB   CNS Bancorp, Inc. of MO             OTC    Central MO         Thrift      98        5   12-31   06/96  18.25     30
 CIBI   Community Inv. Bancorp of OH        OTC    NorthCentral OH    Thrift      96        3   06-30   02/95  18.00     16
 INCB   Indiana Comm. Bank, SB of IN        OTC    Central IN         Ret.        95        4   06-30   12/94  21.13     19
 WCFB   Wbstr Cty FSB MHC of IA (45.2)      OTC    Central IA         Thrift      95        1   12-31   08/94  20.88     44
 GFSB   GFS Bancorp of Grinnell IA          OTC    Central IA         Thrift      95        1   06-30   01/94  17.88     18
 THR    Three Rivers Fin. Corp. of MI       AMEX   Southwest MI       Thrift      94 S      4   06-30   08/95  22.00     18
 HHFC   Harvest Home Fin. Corp. of OH       OTC    Southwest OH       Thrift      94 S      3   09-30   10/94  15.06     13
 LXMO   Lexington B&L Fin. Corp. of MO      OTC    West Central MO    Thrift      92        1   09-30   06/96  16.63     19
 FFDF   FFD Financial Corp. of OH           OTC    Northeast OH       Thrift      92        1   06-30   04/96  20.88     30
 HZFS   Horizon Fin'l. Services of IA       OTC    Central IA         Thrift      89        3   06-30   06/94  16.25     14
 SFFC   StateFed Financial Corp. of IA      OTC    Des Moines IA      Thrift      89        2   06-30   01/94  14.50     23
 SOBI   Sobieski Bancorp of S. Bend IN      OTC    Northern IN        Thrift      88        3   06-30   03/95  21.25     16
 KYF    Kentucky First Bancorp of KY        AMEX   Central KY         Thrift      86        2   06-30   08/95  14.00     18
 LOGN   Logansport Fin. Corp. of IN         OTC    Northern IN        Thrift      86        1   12-31   06/95  17.50     22
 PSFI   PS Financial of Chicago IL          OTC    Chicago IL         Thrift      86 S      1   12-31   11/96  14.13     31
 PCBC   Perry Co. Fin. Corp. of MO          OTC    EastCentral MO     Thrift      85        1   09-30   02/95  23.25     19
 PFFC   Peoples Fin. Corp. of OH            OTC    Northeast OH       Thrift      82        2   09-30   09/96  16.63     24

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700                                      Exhibit III-1
                                     Characteristics of Publicly-Traded Thrifts
                                                  March 30, 1998(1)

                                                  Primary           Operating Total           Fiscal  Conv.  Stock   Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year   Date   Price   Value
------ ----------------------------------- ------ ----------------- --------  ------  -------  ----   -----  ------  ------
                                                                              ($Mil)                          ($)    ($Mil)
Mid-West Companies (continued)
------------------------------

MSBF   MSB Financial, Inc of MI            OTC    Southcentral MI    Thrift      77        2   06-30   02/95  17.00     21
HCFC   Home City Fin. Corp. of OH          OTC    Southwest OH       Thrift      72        1   06-30   12/96  18.63     17
CKFB   CKF Bancorp of Danville KY          OTC    Central KY         Thrift      63        1   12-31   01/95  20.50     18
NSLB   NS&L Bancorp, Inc of Neosho MO      OTC    Southwest MO       Thrift      58        2   09-30   06/95  17.50     12
MRKF   Market Fin. Corp. of OH             OTC    Cincinnati OH      Thrift      57        2   09-30   03/97  17.06     23
FLKY   First Lancaster Bncshrs of KY       OTC    Central KY         Thrift      50        1   06-30   07/96  15.13     14
CSBF   CSB Financial Group Inc of IL       OTC    Centralia IL       Thrift      49 S      2   09-30   10/95  13.75     12
RELI   Reliance Bancshares Inc of WI       OTC    Milwaukee WI       Thrift      45        1   06-30   04/96   8.88     23
HWEN   Home Financial Bancorp of IN        OTC    Central IN         Thrift      44        1   06-30   07/96   9.25      9
JOAC   Joachim Bancorp, Inc. of MO         OTC    Eastern MO         Thrift      34        1   03-31   12/95  16.25     12


New England Companies
---------------------

PBCT   Peoples Bank, MHC of CT (40.1) (3)  OTC    Southwestern CT    Div.     8,184      111   12-31   07/88  38.75  2,370
WBST   Webster Financial Corp. of CT       OTC    Central CT         Thrift   7,020       84   12-31   12/86  66.50    908
PHBK   Peoples Heritage Fin Grp of ME (3)  OTC    ME,NH,MA           Div.     6,795      141   12-31   12/86  46.75  1,297
CFX    CFX Corp of Keene NH (3)            AMEX   NH,MA              M.B.     2,874       43   12-31   02/87  30.94    745
EGFC   Eagle Financial Corp. of CT         OTC    Western CT         Thrift   2,157       30   09-30   02/87  55.56    362
SISB   SIS Bancorp, Inc. of MA (3)         OTC    Central MA         Div.     1,734       25   12-31   02/95  39.50    274
ANDB   Andover Bancorp, Inc. of MA (3)     OTC    MA,NH              M.B.     1,323       12   12-31   05/86  40.06    207
FESX   First Essex Bancorp of MA (3)       OTC    MA,NH              Div.     1,197       15   12-31   08/87  24.63    186
FAB    FirstFed America Bancorp of MA      AMEX   MA,RI              M.B.     1,160       13   03-31   01/97  20.25    176
AFCB   Affiliated Comm BC, Inc of MA       OTC    MA                 Thrift   1,155       12   12-31   10/95  37.31    243
MDBK   Medford Bancorp, Inc. of MA (3)     OTC    Eastern MA         Thrift   1,136       16   12-31   03/86  43.00    195
FFES   First Fed of E. Hartford CT         OTC    Central CT         Thrift     983       12   12-31   06/87  40.00    108
BFD    BostonFed Bancorp of MA             AMEX   Boston MA          M.B.       975       10   12-31   10/95  22.19    122
DIBK   Dime Financial Corp. of CT (3)      OTC    Central CT         Thrift     958       11   12-31   07/86  30.25    156
MASB   MassBank Corp. of Reading MA (3)    OTC    Eastern MA         Thrift     925       15   12-31   05/86  51.00    182
MECH   MECH Financial Inc of CT (3)        OTC    Hartford CT        Thrift     892       14   12-31   06/96  29.00    153
PBKB   People's Bancshares of MA (3)       OTC    Southeastern MA    Thrift     717 S     14   12-31   10/86  26.00     86
NSSY   NSS Bancorp of CT (3)               OTC    Southwest CT       Thrift     671 S      8   12-31   06/94  42.63    103
BKC    American Bank of Waterbury CT (3)   AMEX   Western CT         Thrift     639       14   12-31   12/81  52.63    122

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700                                      Exhibit III-1
                                     Characteristics of Publicly-Traded Thrifts
                                                   March 30, 1998(1)

                                                  Primary           Operating Total           Fiscal  Conv.  Stock   Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year   Date   Price   Value
------ ----------------------------------- ------ ----------------- --------  ------  -------  ----   -----  ------  ------
                                                                              ($Mil)                          ($)    ($Mil)
New England Companies (continued)
---------------------------------

MWBX   MetroWest Bank of MA (3)            OTC    Eastern MA         Thrift     609       12   12-31   10/86   7.88    111
SOSA   Somerset Savings Bank of MA (3)     OTC    Eastern MA         R.E.       540        5   12-31   07/86   4.94     82
ABBK   Abington Bancorp of MA (3)          OTC    Southeastern MA    M.B.       532        8   12-31   06/86  20.88     76
SWCB   Sandwich Bancorp of MA (3)          OTC    Southeastern MA    Thrift     519       11   12-31   07/86  57.75    112
BKCT   Bancorp Connecticut of CT (3)       OTC    Central CT         Thrift     443        3   12-31   07/86  20.00    102
WRNB   Warren Bancorp of Peabody MA (3)    OTC    Eastern MA         R.E.       371        6   12-31   07/86  24.00     91
LSBX   Lawrence Savings Bank of MA (3)     OTC    Northeastern MA    Thrift     360        5   12-31   05/86  18.88     81
CEBK   Central Co-Op. Bank of MA (3)       OTC    Eastern MA         Thrift     358 S      8   03-31   10/86  32.25     63
NMSB   Newmil Bancorp, Inc. of CT (3)      OTC    Western CT         Thrift     356       15   06-30   02/86  13.88     54
NHTB   NH Thrift Bancshares of NH          OTC    Central NH         Thrift     318       10   12-31   05/86  20.63     43
NBN    Northeast Bancorp of ME (3)         AMEX   Eastern ME         Thrift     279       11   06-30   08/87  17.25     38
ANE    Alliance Bancorp of NE, of CT (3)   AMEX   Northern CT        Thrift     247        7   12-31   12/86  20.88     34
IPSW   Ipswich SB of Ipswich MA (3)        OTC    Northwest MA       Thrift     227        6   12-31   05/93  14.00     33
HIFS   Hingham Inst. for Sav. of MA (3)    OTC    Eastern MA         Thrift     223        5   12-31   12/88  34.00     44
HPBC   Home Port Bancorp, Inc. of MA (3)   OTC    Southeastern MA    Thrift     209        2   12-31   08/88  26.00     48
MYST   Mystic Financial of MA (3)          OTC    Medford            Thrift     181 P      3   06-30   01/98  17.88     48
KSBK   KSB Bancorp of Kingfield ME (3)     OTC    Western ME         M.B.       150 S      8   12-31   06/93  18.50     23
FCME   First Coastal Corp. of ME (3)       OTC    Southern ME        Thrift     146        7   12-31     /    13.75     19
MFLR   Mayflower Co-Op. Bank of MA (3)     OTC    Southeastern MA    Thrift     132        4   04-30   12/87  27.00     24
NTMG   Nutmeg FS&LA of CT                  OTC    Eastern CT         M.B.       105 S      3   12-31     /    10.88     11
FCB    Falmouth Bancorp, Inc. of MA (3)    AMEX   Southeast MA       Thrift      98        2   09-30   03/96  23.63     34
MCBN   Mid-Coast Bancorp of ME             OTC    Eastern ME         Thrift      63        2   03-31   11/89  38.00      9


North-West Companies
--------------------

WAMU   Washington Mutual, Inc. of WA (3)   OTC    CA,WA,FL,OR,UT     Div.    96,982      914   12-31   03/83  73.94 19,044
WFSL   Washington Federal, Inc. of WA      OTC    Western US         Thrift   5,713      104   09-30   11/82  29.00  1,516
IWBK   Interwest Bancorp of WA             OTC    Western WA         Div.     1,982       39   09-30     /    42.00    338
STSA   Sterling Financial Corp. of WA      OTC    WA,OR              M.B.     1,876       41   12-31     /    25.50    193
FWWB   First Savings Bancorp of WA         OTC    Central WA         Thrift   1,099 S     20   03-31   11/95  27.00    274
KFBI   Klamath First Bancorp of OR         OTC    Southern OR        Thrift     975       33   09-30   10/95  23.00    230
HRZB   Horizon Financial Corp. of WA (3)   OTC    Northwest WA       Thrift     533       12   03-31   08/86  18.88    141

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700                                      Exhibit III-1
                                     Characteristics of Publicly-Traded Thrifts
                                                  March 30, 1998(1)

                                                  Primary           Operating Total           Fiscal  Conv.  Stock   Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year   Date   Price   Value
------ ----------------------------------- ------ ----------------- --------  ------  -------  ----   -----  ------  ------
                                                                              ($Mil)                          ($)    ($Mil)
S>
North-West Companies (continued)
--------------------------------

FMSB   First Mutual SB of Bellevue WA (3)  OTC    Western WA         M.B.       451 S      8   12-31   12/85  18.25     75
CASB   Cascade Financial Corp. of WA       OTC    Seattle WA         Thrift     423       11   06-30   09/92  14.75     50
OTFC   Oregon Trail Fin. Corp. of OR       OTC    Baker City         Thrift     369 S      7   03-31   10/97  18.38     80
HFWA   Heritage Financial Corp of WA       OTC    NW Washington      Thrift     311 P     10   06-30   01/98  15.13    148
TSBK   Timberland Bancorp of WA            OTC    Grays Harbor       Thrift     269 P      5   06-30   01/98  18.13    120
RVSB   Riverview Bancorp of WA             OTC    Southwest WA       Thrift     263        9   03-31   10/97  17.00    104
FBNW   FirstBank Corp of Clarkston WA      OTC    West. WA/East ID   Thrift     183        5   03-31   07/97  19.88     39
EFBC   Empire Federal Bancorp of MT        OTC    Southern MT        Thrift     111 S      3   12-31   01/97  18.00     47


South-East Companies
--------------------

BNKU   Bank United Corp. of TX             OTC    TX,AZ              Thrift  12,523       71   09-30   08/96  48.38  1,529
FFCH   First Fin. Holdings Inc. of SC      OTC    Charleston SC      Div.     1,793       34   09-30   11/83  51.75    350
FLFC   First Liberty Fin. Corp. of GA      OTC    Georgia            M.B.     1,275       31   09-30   12/83  34.00    263
EBSI   Eagle Bancshares of Tucker GA       OTC    Atlanta GA         Thrift     934       14   03-31   04/86  21.38    122
HFNC   HFNC Financial Corp. of NC          OTC    Charlotte NC       Thrift     911       10   06-30   12/95  13.50    232
CNIT   Cenit Bancorp of Norfolk VA         OTC    Southeastern VA    Thrift     702 S     19   12-31   08/92  79.00    131
VABF   Va. Beach Fed. Fin. Corp of VA      OTC    Southeast VA       M.B.       616       14   12-31   11/80  19.63     98
FFFC   FFVA Financial Corp. of VA          OTC    Southern VA        Thrift     580       12   12-31   10/94  38.25    175
CFCP   Coastal Fin. Corp. of SC            OTC    South Carolina     Thrift     564        9   09-30   09/90  22.00    103
FFBH   First Fed. Bancshares of AR         OTC    Northern AR        Thrift     547 S     13   12-31   05/96  26.25    129
FSPT   FirstSpartan Fin. Corp. of SC       OTC    Northwestern SC    Thrift     495        7   06-30   07/97  44.00    195
TSH    Teche Holding Company of LA         AMEX   Southern LA        Thrift     409        9   09-30   04/95  21.75     75
CFBC   Community First Bnkg Co. of GA      OTC    Westcentral GA     Thrift     395 S     12   12-31   07/97  45.00    109
PFSL   Pocahnts Fed, MHC of AR (47.0)      OTC    Northeast AR       Thrift     389        6   09-30   04/94  45.88     75
COOP   Cooperative Bancshares of NC        OTC    Eastern NC         Thrift     369       16   12-31   08/91  19.75     59
FSTC   First Citizens Corp of GA           OTC    Western GA         M.B.       337 S      9   03-31   03/86  32.00     88
UFRM   United FSB of Rocky Mount NC        OTC    Eastern NC         M.B.       304       13   12-31   07/80  19.00     60
SOPN   First Svgs Bancorp of NC            OTC    Central NC         Thrift     301        5   06-30   01/94  24.63     91
ANA    Acadiana Bancshares, Inc of LA      AMEX   Southern LA        Thrift     274 S      5   12-31   07/96  22.13     60
PERT   Perpetual of SC, MHC (46.8)         OTC    Northwest SC       Thrift     257 S      6   09-30   10/93  65.88     99
FLAG   Flag Financial Corp of GA           OTC    Western GA         M.B.       238 S      4   12-31   12/86  19.88     40

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700                                      Exhibit III-1
                                     Characteristics of Publicly-Traded Thrifts
                                                   March 30, 1998(1)


                                                  Primary           Operating Total           Fiscal  Conv.  Stock   Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year   Date   Price   Value
------ ----------------------------------- ------ ----------------- --------  ------  -------  ----   -----  ------  ------
                                                                              ($Mil)                          ($)    ($Mil)
South-East Companies (continued)
--------------------------------

MERI   Meritrust FSB of Thibodaux LA       OTC    Southeast LA       Thrift     234        8   12-31     /    78.94     61
CFTP   Community Fed. Bancorp of MS        OTC    Northeast MS       Thrift     229        2   09-30   03/96  18.63     86
SSFC   South Street Fin. Corp. of NC (3)   OTC    South Central NC   Thrift     228        2   09-30   10/96  12.38     58
HCBB   HCB Bancshares of Camden AR         OTC    Southern AR        Thrift     205        7   06-30   05/97  14.69     39
ESX    Essex Bancorp of Norfolk VA         AMEX   VA,NC              M.B.       192 S      4   12-31   07/90   4.94      5
CFFC   Community Fin. Corp. of VA          OTC    Central VA         Thrift     183        4   03-31   03/88  30.25     39
FTF    Texarkana Fst. Fin. Corp of AR      AMEX   Southwest AR       Thrift     180        5   09-30   07/95  28.00     49
GSFC   Green Street Fin. Corp. of NC       OTC    Southern NC        Thrift     180        3   09-30   04/96  17.88     77
FFDB   FirstFed Bancorp, Inc. of AL        OTC    Central AL         Thrift     179        8   03-31   11/91  23.75     27
FGHC   First Georgia Hold. Corp of GA      OTC    Southeastern GA    Thrift     166        7   09-30   02/87  10.75     33
SZB    SouthFirst Bancshares of AL         AMEX   Central AL         Thrift     165        2   09-30   02/95  22.00     21
HBS    Haywood Bancshares, Inc. of NC (3)  AMEX   Northwest NC       Thrift     153 S      4   12-31   12/87  22.25     28
BFSB   Bedford Bancshares, Inc. of VA      OTC    Southern VA        Thrift     137        3   09-30   08/94  29.13     33
GSLA   GS Financial Corp. of LA            OTC    New Orleans LA     Thrift     131        3   12-31   04/97  20.63     71
PDB    Piedmont Bancorp, Inc. of NC        AMEX   Central NC         Thrift     130        1   06-30   12/95  10.63     29
CCFH   CCF Holding Company of GA           OTC    Atlanta GA         Thrift     125        5   12-31   07/95  21.50     19
CFNC   Carolina Fincorp of NC (3)          OTC    Southcentral NC    Thrift     115        4   06-30   11/96  17.31     32
TWIN   Twin City Bancorp, Inc. of TN       OTC    Northeast TN       Thrift     109        3   12-31   01/95  14.75     19
SSM    Stone Street Bancorp of NC          AMEX   Central NC         Thrift     108        2   12-31   04/96  20.25     38
SRN    Southern Banc Company of AL         AMEX   Northeast AL       Thrift     106 S      4   06-30   10/95  16.63     20
CENB   Century Bancorp, Inc. of NC         OTC    Charlotte NC       Thrift     102        1   06-30   12/96  86.12     35
PEDE   Great Pee Dee Bancorp of SC         OTC    Northeast SC       Thrift      79 P      1   06-30   12/97  15.75     35
UTBI   United Tenn. Bancshares of TN       OTC    Eastern TN         Thrift      77 P      2   12-31   01/98  14.56     21
SCBS   Southern Commun. Bncshrs of AL      OTC    NorthCentral AL    Thrift      71 S      1   09-30   12/96  18.50     21
SSB    Scotland Bancorp, Inc. of NC        AMEX   S. Central NC      Thrift      61        2   09-30   04/96  10.19     20
SCCB   S. Carolina Comm. Bnshrs of SC      OTC    Central SC         Thrift      45        3   06-30   07/94  22.13     13
MBSP   Mitchell Bancorp, Inc. of NC        OTC    Western NC         Thrift      36        1   06-30   07/96  17.00     16


South-West Companies
--------------------

CBSA   Coastal Bancorp of Houston TX       OTC    Houston TX         M.B.     2,930 S     37   12-31     /    32.88    165
FBHC   Fort Bend Holding Corp. of TX       OTC    Eastcentral TX     M.B.       303        6   03-31   06/93  20.75     35

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700                                      Exhibit III-1
                                     Characteristics of Publicly-Traded Thrifts
                                                  March 30, 1998(1)


                                                  Primary           Operating Total           Fiscal  Conv.  Stock   Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year   Date   Price   Value
------ ----------------------------------- ------ ----------------- --------  ------  -------  ----   -----  ------  ------
                                                                              ($Mil)                          ($)    ($Mil)
South-West Companies (continued)
--------------------------------

JXVL   Jacksonville Bancorp of TX          OTC    East Central TX    Thrift     235        6   09-30   04/96  20.13     49
ETFS   East Texas Fin. Serv. of TX         OTC    Northeast TX       Thrift     120        2   09-30   01/95  22.50     23
GUPB   GFSB Bancorp, Inc of Gallup NM      OTC    Northwest NM       Thrift     115        1   06-30   06/95  22.00     18
AABC   Access Anytime Bancorp of NM        OTC    Eastern NM         Thrift     106 S      3   12-31   08/86  10.81     13


Western Companies (Excl CA)
---------------------------

FFBA   First Colorado Bancorp of CO        OTC    Colorado           Thrift   1,555       27   12-31   01/96  28.44    478
WSTR   WesterFed Fin. Corp. of MT          OTC    Montana            Thrift   1,035       36   06-30   01/94  25.88    144
UBMT   United Fin. Corp. of MT             OTC    Central MT         Thrift     103 S      4   12-31   09/86  28.25     35
TRIC   Tri-County Bancorp of WY            OTC    Southeastern WY    Thrift      90        2   12-31   09/93  15.00     18
HCBC   High Country Bancorp of CO          OTC    Salida             Thrift      87        2   12-31   12/97  15.50     21
CRZY   Crazy Woman Creek Bncorp of WY      OTC    Northeast WY       Thrift      61        1   09-30   03/96  17.25     16


Other Areas
-----------



NOTES:   (1) Or most recent date available (M=March, S=September, D=December,
             J=June, E=Estimated, and P=Pro Forma)

         (2) Operating strategies are: Thrift=Traditional Thrift, M.B.=Mortgage Banker, R.E.=Real Estate Developer, Div.=Diversified, and Ret.=Retail Banking.

         (3) FDIC savings bank.

Source: Corporate offering circulars, SNL Securities Quarterly Thrift Report, and financial reports of publicly Traded Thrifts.

Date of Last Update: 03/30/98

                                 EXHIBIT III-2
                  Financial Analysis of Louisiana Institutions

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                                      Exhibit III-2
                                                Market Pricing Comparatives
                                                Prices As of March 20, 1998


                                            Market      Per Share Data
                                        Capitalization  ---------------              Pricing Ratios(3)                  Dividends(4)
                                        ---------------   Core    Book  ------------------------------------- ----------------------
                                        Price/   Market  12-Mth  Value/                                        Amount/      Payout
Financial Institution                   Share(1) Value   EPS(2)  Share     P/E     P/B   P/A     P/TB  P/CORE  Share  Yield Ratio(5)
---------------------                   ------- ------- ------- ------- ------- ------ ------- ------- ------ ------- ----- -------
                                          ($)   ($Mil)    ($)     ($)     (X)     (%)    (%)     (%)     (x)   ($)     (%)    (%)

SAIF-Insured Thrifts                     24.22   170.62   1.05   14.70   20.22  165.99  21.04  170.54   21.37   0.37   1.54  30.87
State of LA                              21.50    68.47   0.83   16.54   21.03  130.08  31.36  130.08   21.84   0.41   1.88  50.48


Comparable Group
----------------


State of LA
-----------
ANA   Acadiana Bancshares, Inc of LA     22.13    59.68   0.94   17.22   22.81  128.51  21.78  128.51   23.54   0.44   1.99  46.81
GSLA  GS Financial Corp. of LA           20.63    70.95   0.48   16.30      NM  126.56  53.99  126.56      NM   0.28   1.36  58.33
MERI  Meritrust FSB of Thibodaux LA(7)   78.94    61.10   3.51   25.66   22.49  307.64  26.13  307.64   22.49   0.70   0.89  19.94
TSH   Teche Holding Company of LA        21.75    74.78   1.08   16.09   19.25  135.18  18.30  135.18   20.14   0.50   2.30  46.30


                                                        Financial Characteristics(6)
                                         -------------------------------------------------------
                                         Total  Equity/  NPAs/     Reported         Core
Financial Institution                    Assets  Assets  Assets    ROA     ROE     ROA     ROE
---------------------                   ------  ------- ------- ------- ------- ------- -------
                                        ($Mil)     (%)    (%)     (%)     (%)     (%)     (%)

SAIF-Insured Thrifts                     1,015   13.61    0.74    0.94    8.11    0.89    7.58
State of LA                                271   24.38    0.34    1.11    5.60    1.08    5.40


Comparable Group
----------------


State of LA
-----------
ANA   Acadiana Bancshares, Inc of LA       274   16.95    0.50    0.98    5.64    0.95    5.46
GSLA  GS Financial Corp. of LA             131   42.66    0.13    1.38    3.88    1.36    3.80
MERI  Meritrust FSB of Thibodaux LA(7)     234    8.49    0.35    1.18   14.53    1.18   14.53
TSH   Teche Holding Company of LA          409   13.54    0.38    0.97    7.28    0.93    6.95



(1) Average of High/Low or Bid/Ask price per share.

(2) EPS (estimate core basis) is based on actual trailing twelve month data, adjusted to omit non-operating items (including the SAIF assessment) on a tax effected basis.

(3) P/E = Price to earnings; P/B = Price to book;
    P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.

(4) Indicated twelve month dividend, based on last quarterly dividend declared.

(5) Indicated dividend as a percent of trailing twelve month estimated core earnings.

(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.

(7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source: Corporate reports, offering circulars, and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

                                 EXHIBIT III-3

           Financial Analysis of Southeast and Southwest Institutions

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                                                                                       Exhibit III-3
                                                                                                Market Pricing Comparatives
                                                                                                Prices As of March 20, 1998


                                                 Market       Per Share Data
                                             Capitalization   --------------              Pricing Ratios(3)
                                             ---------------   Core    Book   --------------------------------------
                                             Price/   Market  12-Mth  Value/
Financial Institution                        Share(1)  Value  EPS(2)  Share     P/E     P/B     P/A     P/TB  P/CORE
---------------------                        -------- ------- ------- ------- ------- ------- ------- ------- ------
                                                ($)   ($Mil)    ($)     ($)     (X)     (%)     (%)     (%)     (x)

SAIF-Insured Thrifts                          24.22   170.62   1.05   14.70   20.22  165.99   21.04  170.54   21.37
Special Selection Grouping(8)                 25.73   108.41   1.05   16.17   21.65  164.90   25.22  169.10   22.77

Comparable Group
----------------
Special Comparative Group(8)
----------------------------
ANA   Acadiana Bancshares, Inc of LA          22.13    59.68   0.94   17.22   22.81  128.51   21.78  128.51   23.54
BNKU  Bank United Corp. of TX                 48.38  1528.61   2.21   19.39   19.20  249.51   12.21  256.11   21.89
BFSB  Bedford Bancshares, Inc. of VA          29.13    33.27   1.41   17.41   20.51  167.32   24.30  167.32   20.66
CCFH  CCF Holding Company of GA               21.50    19.35  -0.25   13.05      NM  164.75   15.48  164.75      NM
CFNC  Carolina Fincorp of NC                  17.31    32.06   0.70   14.06   23.71  123.12   27.96  123.12   24.73
CNIT  Cenit Bancorp of Norfolk VA             79.00   130.67   3.15   29.47   23.30  268.07   18.62  292.70   25.08
CENB  Century Bancorp, Inc. of NC             86.12    35.05   4.01   75.76   21.53  113.67   34.27  113.67   21.48
CFCP  Coastal Fin. Corp. of SC                22.00   102.83   1.10    7.21   16.79  305.13   18.24  305.13   20.00
CFTP  Community Fed. Bancorp of MS            18.63    86.24   0.61   13.07      NM  142.54   37.71  142.54      NM
CFFC  Community Fin. Corp. of VA              30.25    38.63   1.48   19.52   20.58  154.97   21.12  155.69   20.44
CFBC  Community First Bnkg Co. of GA          45.00   108.63   0.96   29.10      NM  154.64   27.53  156.74      NM
COOP  Cooperative Bancshares of NC            19.75    58.93   0.74    9.48   26.33  208.33   15.97  208.33   26.69
EBSI  Eagle Bancshares of Tucker GA           21.38   122.27   0.97   12.80   22.27  167.03   13.08  167.03   22.04
ESX   Essex Bancorp of Norfolk VA(7)           4.94     5.23   0.18    0.03   24.70      NM    2.72      NM   27.44
FFFC  FFVA Financial Corp. of VA(7)           38.25   175.22   1.66   17.33   27.32  220.72   30.23  225.00   23.04
FSTC  First Citizens Corp of GA               32.00    88.48   1.92   12.34   14.88  259.32   26.24  328.88   16.67
FFBH  First Fed. Bancshares of AR             26.25   128.52   1.08   16.64   23.23  157.75   23.49  157.75   24.31
FFCH  First Fin. Holdings Inc. of SC          51.75   349.88   2.11   17.08   23.96  302.99   19.51  302.99   24.53
FGHC  First Georgia Hold. Corp of GA          10.75    32.81   0.48    4.53   18.53  237.31   19.72  255.95   22.40
FLFC  First Liberty Fin. Corp. of GA          34.00   263.43   1.27   12.49   27.64  272.22   20.65  299.30   26.77
SOPN  First Svgs Bancorp of NC                24.63    91.13   1.35   18.51   18.24  133.06   30.30  133.06   18.24
FFDB  FirstFed Bancorp, Inc. of AL            23.75    27.43   1.48   15.00   16.05  158.33   15.34  172.48   16.05
FSPT  FirstSpartan Fin. Corp. of SC           44.00   194.92   1.33   29.52      NM  149.05   39.35  149.05      NM
FLAG  Flag Financial Corp of GA               19.88    40.50   0.84   10.66   19.68  186.49   16.98  186.49   23.67
GSLA  GS Financial Corp. of LA                20.63    70.95   0.48   16.30      NM  126.56   53.99  126.56      NM
PEDE  Great Pee Dee Bancorp of SC             15.75    34.68   0.56   13.51   28.13  116.58   44.14  116.58   28.13
GSFC  Green Street Fin. Corp. of NC           17.88    76.85   0.66   14.73   27.09  121.38   42.76  121.38   27.09
HCBB  HCB Bancshares of Camden AR             14.69    38.86   0.22   14.45      NM  101.66   18.96  105.38      NM
HFNC  HFNC Financial Corp. of NC              13.50   232.11   0.48    9.66   21.43  139.75   25.49  139.75   28.13
HBS   Haywood Bancshares, Inc. of NC          22.25    27.81   1.56   17.34   14.26  128.32   18.20  132.92   14.26
MERI  Meritrust FSB of Thibodaux LA(7)        78.94    61.10   3.51   25.66   22.49  307.64   26.13  307.64   22.49
MBSP  Mitchell Bancorp, Inc. of NC            17.00    15.83   0.56   15.56      NM  109.25   43.84  109.25      NM
PERT  Perpetual of SC, MHC (46.8)(7)          65.88    46.45   1.40   20.28      NM  324.85   38.68  324.85      NM
PDB   Piedmont Bancorp, Inc. of NC            10.63    29.24   0.54    7.66   19.69  138.77   22.46  138.77   19.69
PFSL  Pocahnts Fed, MHC of AR (47.0)(7)       45.88    35.28   1.43   15.17      NM  302.44   19.23  302.44      NM
SCCB  S. Carolina Comm. Bnshrs of SC          22.13    12.90   0.79   16.00   28.01  138.31   28.61  138.31   28.01
SSB   Scotland Bancorp, Inc. of NC            10.19    19.50   0.58    7.73   17.57  131.82   31.72  131.82   17.57
SSFC  South Street Fin. Corp. of NC           12.38    57.89   0.44    7.28   28.79  170.05   25.34  170.05   28.14
SZB   SouthFirst Bancshares of AL             22.00    21.47   0.64   16.39      NM  134.23   12.98  137.67      NM
SRN   Southern Banc Company of AL             16.63    20.45   0.41   14.74      NM  112.82   19.27  113.83      NM
SCBS  Southern Commun. Bncshrs of AL          18.50    21.03   0.70   12.73   26.43  145.33   29.68  145.33   26.43
SSM   Stone Street Bancorp of NC              20.25    38.43   0.81   16.37   25.00  123.70   35.56  123.70   25.00
TSH   Teche Holding Company of LA             21.75    74.78   1.08   16.09   19.25  135.18   18.30  135.18   20.14
FTF   Texarkana Fst. Fin. Corp of AR          28.00    49.28   1.68   15.52   16.28  180.41   27.34  180.41   16.67
TWIN  Twin City Bancorp, Inc. of TN           14.75    18.72   0.70   11.04   17.35  133.61   17.22  133.61   21.07
UFRM  United FSB of Rocky Mount NC(7)         19.00    60.21   0.37    6.94      NM  273.78   19.80  273.78      NM
UTBI  United Tenn. Bancshares of TN           14.56    21.18   0.66   12.95   22.06  112.43   27.53  112.43   22.06





                                                       Dividends(4)                Financial Characteristics(6)
                                               ----------------------- -------------------------------------------------------
                                                                                                   Reported         Core
                                               Amount/         Payout  Total   Equity/  NPAs/  ---------------- --------------
Financial Institution                           Share   Yield Ratio(5) Assets  Assets  Assets    ROA     ROE     ROA     ROE
---------------------                          -------- ------ ------- ------  ------- ------- ------- ------- ------- -------
                                                  ($)     (%)     (%)   ($Mil)     (%)    (%)     (%)     (%)     (%)     (%)

SAIF-Insured Thrifts                           0.37   1.54   30.87   1,015   13.61    0.74    0.94    8.11    0.89    7.58
Special Selection Grouping(8)                  0.48   1.96   42.24     619   17.43    0.94    1.09    7.60    1.04    7.11

Comparable Group
----------------
Special Comparative Group(8)
----------------------------
ANA   Acadiana Bancshares, Inc of LA           0.44   1.99   46.81     274   16.95    0.50    0.98    5.64    0.95    5.46
BNKU  Bank United Corp. of TX                  0.64   1.32   28.96  12,523    4.89    0.68    0.69   13.68    0.60   12.00
BFSB  Bedford Bancshares, Inc. of VA           0.56   1.92   39.72     137   14.52    0.54    1.21    8.45    1.20    8.39
CCFH  CCF Holding Company of GA                0.64   2.98      NM     125    9.39    0.50    0.13    1.11   -0.22   -1.85
CFNC  Carolina Fincorp of NC                   0.24   1.39   34.29     115   22.71    0.10    1.22    5.24    1.17    5.02
CNIT  Cenit Bancorp of Norfolk VA              1.20   1.52   38.10     702    6.95    0.52    0.80   11.30    0.74   10.50
CENB  Century Bancorp, Inc. of NC              2.00   2.32   49.88     102   30.15    0.58    1.61    5.35    1.62    5.37
CFCP  Coastal Fin. Corp. of SC                 0.36   1.64   32.73     564    5.98    0.59    1.22   19.67    1.03   16.52
CFTP  Community Fed. Bancorp of MS             0.32   1.72   52.46     229   26.46    0.49    1.32    4.49    1.32    4.49
CFFC  Community Fin. Corp. of VA               0.56   1.85   37.84     183   13.63    0.44    1.07    7.86    1.08    7.91
CFBC  Community First Bnkg Co. of GA           0.60   1.33   62.50     395   17.80    2.19    0.59    6.09    0.59    6.09
COOP  Cooperative Bancshares of NC             0.00   0.00    0.00     369    7.66    0.17    0.63    8.32    0.62    8.21
EBSI  Eagle Bancshares of Tucker GA            0.60   2.81   61.86     934    7.83    1.18    0.66    8.05    0.67    8.14
ESX   Essex Bancorp of Norfolk VA(7)           0.00   0.00    0.00     192    0.02    2.11    0.12      NM    0.10      NM
FFFC  FFVA Financial Corp. of VA(7)            0.60   1.57   36.14     580   13.70    0.11    1.15    8.57    1.36   10.16
FSTC  First Citizens Corp of GA                0.32   1.00   16.67     337   10.12    1.12    1.96   20.63    1.75   18.43
FFBH  First Fed. Bancshares of AR              0.28   1.07   25.93     547   14.89    0.96    1.06    6.78    1.01    6.48
FFCH  First Fin. Holdings Inc. of SC           0.84   1.62   39.81   1,793    6.44    1.35    0.87   14.13    0.85   13.80
FGHC  First Georgia Hold. Corp of GA           0.40   3.72      NM     166    8.31    4.97    1.13   13.71    0.94   11.35
FLFC  First Liberty Fin. Corp. of GA           0.44   1.29   34.65   1,275    7.59    1.00    0.76   10.21    0.78   10.54
SOPN  First Svgs Bancorp of NC                 1.00   4.06   74.07     301   22.77    0.20    1.75    7.41    1.75    7.41
FFDB  FirstFed Bancorp, Inc. of AL             0.50   2.11   33.78     179    9.69    1.42    0.96    9.89    0.96    9.89
FSPT  FirstSpartan Fin. Corp. of SC            0.60   1.36   45.11     495   26.40    0.47    1.16    6.68    1.16    6.68
FLAG  Flag Financial Corp of GA                0.34   1.71   40.48     238    9.11    3.92    0.91    9.84    0.75    8.19
GSLA  GS Financial Corp. of LA                 0.28   1.36   58.33     131   42.66    0.13    1.38    3.88    1.36    3.80
PEDE  Great Pee Dee Bancorp of SC              0.00   0.00    0.00      79   37.86    0.45    1.57    4.15    1.57    4.15
GSFC  Green Street Fin. Corp. of NC            0.44   2.46   66.67     180   35.23    0.07    1.61    4.50    1.61    4.50
HCBB  HCB Bancshares of Camden AR              0.20   1.36      NM     205   18.65    0.23    0.30    2.05    0.30    2.05
HFNC  HFNC Financial Corp. of NC               0.32   2.37   66.67     911   18.24    0.79    1.23    6.02    0.93    4.58
HBS   Haywood Bancshares, Inc. of NC           0.60   2.70   38.46     153   14.19    0.67    1.34   11.63    1.34   11.63
MERI  Meritrust FSB of Thibodaux LA(7)         0.70   0.89   19.94     234    8.49    0.35    1.18   14.53    1.18   14.53
MBSP  Mitchell Bancorp, Inc. of NC             0.40   2.35   71.43      36   40.12    1.77    1.52    3.59    1.52    3.59
PERT  Perpetual of SC, MHC (46.8)(7)           1.40   2.13      NM     257   11.91      NA    0.80    6.41    0.89    7.07
PDB   Piedmont Bancorp, Inc. of NC             0.40   3.76   74.07     130   16.19    1.29    1.19    7.28    1.19    7.28
PFSL  Pocahnts Fed, MHC of AR (47.0)(7)        0.90   1.96   29.66     389    6.36    0.23    0.62    9.84    0.61    9.71
SCCB  S. Carolina Comm. Bnshrs of SC           0.64   2.89      NM      45   20.69    1.53    1.00    4.02    1.00    4.02
SSB   Scotland Bancorp, Inc. of NC             0.20   1.96   34.48      61   24.07      NA    1.67    5.26    1.67    5.26
SSFC  South Street Fin. Corp. of NC            0.40   3.23      NM     228   14.90    0.16    0.85    3.61    0.87    3.69
SZB   SouthFirst Bancshares of AL              0.60   2.73      NM     165    9.67    1.28    0.56    4.44    0.57    4.51
SRN   Southern Banc Company of AL              0.35   2.10      NM     106   17.08      NA    0.48    2.77    0.48    2.77
SCBS  Southern Commun. Bncshrs of AL           0.30   1.62   42.86      71   20.42    2.34    1.15    5.98    1.15    5.98
SSM   Stone Street Bancorp of NC               0.46   2.27   56.79     108   28.74    0.27    1.45    4.58    1.45    4.58
TSH   Teche Holding Company of LA              0.50   2.30   46.30     409   13.54    0.38    0.97    7.28    0.93    6.95
FTF   Texarkana Fst. Fin. Corp of AR           0.56   2.00   33.33     180   15.15    0.17    1.76   11.23    1.72   10.97
TWIN  Twin City Bancorp, Inc. of TN            0.40   2.71   57.14     109   12.89    0.09    1.01    7.87    0.83    6.48
UFRM  United FSB of Rocky Mount NC(7)          0.24   1.26   64.86     304    7.23    1.06    0.65    8.66    0.42    5.62
UTBI  United Tenn. Bancshares of TN            0.00   0.00    0.00      77   24.48    0.93    1.25    5.10    1.25    5.10


RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                                                                                       Exhibit III-3
                                                                                                Market Pricing Comparatives
                                                                                                Prices As of March 20, 1998


                                                 Market       Per Share Data
                                             Capitalization   --------------             Pricing Ratios(3)
                                             ---------------   Core    Book   --------------------------------------
                                             Price/   Market  12-Mth  Value/
Financial Institution                        Share(1)  Value  EPS(2)  Share     P/E     P/B     P/A     P/TB  P/CORE
---------------------                        -------- ------- ------- ------- ------- ------- ------- ------- ------
                                                ($)   ($Mil)    ($)     ($)     (X)     (%)     (%)     (%)     (x)

Special Comparative Group(8) (continued)
----------------------------------------
VABF  Va. Beach Fed. Fin. Corp of VA          19.63    97.78   0.66    8.86   23.94  221.56   15.87  221.56   29.74





                                                       Dividends(4)                Financial Characteristics(6)
                                               ----------------------- -------------------------------------------------------
                                                                                                   Reported         Core
                                               Amount/         Payout   Total  Equity/  NPAs/  ---------------- --------------
Financial Institution                           Share   Yield Ratio(5) Assets  Assets  Assets    ROA     ROE     ROA     ROE
---------------------                          -------- ------ ------- ------  ------- ------- ------- ------- ------- -------
                                                  ($)     (%)     (%)   ($Mil)     (%)    (%)     (%)     (%)     (%)     (%)

Special Comparative Group(8) (continued)
----------------------------------------
VABF  Va. Beach Fed. Fin. Corp of VA            0.24   1.22   36.36     616    7.16    1.13    0.67    9.65    0.54    7.76


________________________
(1) Average of High/Low or Bid/Ask price per share.

(2) EPS (estimate core basis) is based on actual trailing twelve month data, adjusted to omit non-operating items (including the SAIF assessment) on a tax effected basis.

(3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.

(4) Indicated twelve month dividend, based on last quarterly dividend declared.

(5) Indicated dividend as a percent of trailing twelve month estimated core earnings.

(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.

(7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

(8) Includes South-East Companies;

Source: Corporate reports, offering circulars, and RP Financial, LC.
        calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

     RP FINANCIAL, LC.

     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700



                             Exhibit III-3
                     Market Pricing Comparatives
                     Prices As of March 20, 1998




                                                 Market       Per Share Data
                                             Capitalization   --------------          Pricing Ratios(3)
                                             ---------------  Core    Book   ---------------------------------------
                                             Price/   Market  12-Mth  Value/
     Financial Institution                   Share(1)   Value  EPS(2)  Share     P/E     P/B    P/A     P/TB  P/CORE
     ---------------------                   ------- ------- ------- ------- ------- ------- ------- ------- --------
                                                ($)   ($Mil)    ($)     ($)     (X)     (%)     (%)     (%)     (x)

     SAIF-Insured Thrifts                     24.22   170.62   1.05   14.70   20.22  165.99   21.04  170.54   21.37
     Special Selection Grouping(8)            21.51    50.39   1.30   15.42   14.39  141.77   14.16  148.77   15.50


     Comparable Group
     ----------------


     Special Comparative Group(8)
     ----------------------------
     AABC  Access Anytime Bancorp of NM       10.81    13.16   1.17    7.51    8.58  143.94   12.45  143.94    9.24
     CBSA  Coastal Bancorp of Houston TX      32.88   164.70   2.46   20.29   13.70  162.05    5.62  192.73   13.37
     ETFS  East Texas Fin. Serv. of TX        22.50    23.09   0.66   20.45      NM  110.02   19.22  110.02      NM
     FBHC  Fort Bend Holding Corp. of TX      20.75    34.61   1.04   12.29   14.72  168.84   11.43  180.12   19.95
     GUPB  GFSB Bancorp, Inc of Gallup NM     22.00    17.62   1.08   17.90   20.37  122.91   15.36  122.91   20.37
     JXVL  Jacksonville Bancorp of TX         20.13    49.20   1.38   14.09   14.59  142.87   20.90  142.87   14.59




                                                      Dividends(4)                   Financial Characteristics(6)
                                                ----------------------- -------------------------------------------------------
                                                                                                   Reported         Core
                                                 Amount/         Payout   Total  Equity/  NPAs/  ---------------- --------------
     Financial Institution                       Share    Yield Ratio(5) Assets  Assets  Assets    ROA     ROE     ROA     ROE
     ---------------------                       ------- ------ ------- ------  ------- ------- ------- ------- ------- -------
                                                 ($)     (%)     (%)   ($Mil)     (%)    (%)     (%)     (%)     (%)     (%)

     SAIF-Insured Thrifts                        0.37   1.54   30.87   1,015   13.61    0.74    0.94    8.11    0.89    7.58
     Special Selection Grouping(8)               0.33   1.43   26.92     635   10.58    0.66    0.94   11.09    0.88   10.30


     Comparable Group
     ----------------


     Special Comparative Group(8)
     ----------------------------
     AABC  Access Anytime Bancorp of NM          0.00   0.00    0.00     106    8.65    1.58    1.44   22.38    1.34   20.78
     CBSA  Coastal Bancorp of Houston TX         0.48   1.46   19.51   2,930    3.47      NA    0.42   12.45    0.43   12.77
     ETFS  East Texas Fin. Serv. of TX           0.20   0.89   30.30     120   17.47    0.33    0.63    3.48    0.59    3.24
     FBHC  Fort Bend Holding Corp. of TX         0.40   1.93   38.46     303    6.77    0.47    0.78   12.28    0.57    9.06
     GUPB  GFSB Bancorp, Inc of Gallup NM        0.40   1.82   37.04     115   12.50    0.24    0.89    6.08    0.89    6.08
     JXVL  Jacksonville Bancorp of TX            0.50   2.48   36.23     235   14.63    0.70    1.49    9.87    1.49    9.87


     (1) Average of High/Low or Bid/Ask price per share.

     (2) EPS (estimate core basis) is based on actual trailing twelve month data, adjusted to omit non-operating items (including the SAIF assessment) on a tax effected basis.

     (3) P/E = Price to earnings; P/B = Price to book;
         P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.

     (4) Indicated twelve month dividend, based on last quarterly dividend declared.

     (5) Indicated dividend as a percent of trailing twelve month estimated core earnings.

     (6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.

     (7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

     (8) Includes South-West Companies;

     Source: Corporate reports, offering circulars, and RP Financial, LC.
             calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

                             EXHIBIT III-4
               Peer Group Market Area Comparative Analysis

                                                                        Exhibit III-4
                                                        Peer Group Market Area Comparative Analysis

                                                                      Population          Proj.
                                                                  -----------------        Pop.     1990-97
Institution                                      County           1990         1997        2002     % Change
-----------                                      ------           ----        -----        ----     --------
                                                                  (000)       (000)

Acadiana Bancshares, Inc. of LA................  Lafayette         165         184         198        11.9%
East Texas Fin. Serv. of TX....................  Smith             151         167         179        10.6%
FirstFed Bancorp, Inc. of AL...................  Jefferson         652         662         670         1.7%
GFSB Bancorp, Inc. of Gallup NM................  McKinley           61          69          74        13.3%
GS Financial Corp. of LA.......................  Jefferson         448         455         459         1.4%
South Street Fin. Corp. of NC..................  Stanly             52          55          58         7.0%
SouthFirst Bancshares of AL....................  Talladega          74          77          78         3.5%
Southern Banc Company of AL....................  Etowah            100         102         104         2.6%
Teche Holding Company of LA....................  St. Mary           58          57          57        -1.2%
Twin City Bancorp, Inc. of TN..................  Sullivan          144         151         156         5.0%
                                                                   ----        -----        ----     --------
                                                 Averages:         190         198         203         5.6%
                                                 Medians:          122         127         130         4.2%

Ponchatoula Homestead of LA....................  Tangipahoa         86          96         103        11.7%



                                                                                                Per Capita Income
                                                                                                ------------------      Deposit
                                                                     1997-2002                            % State       Market
Institution                                      County              % Change    Median Age     Amount     Average     Share(1)
------------                                     ------              --------    ----------    --------    --------    --------

Acadiana Bancshares, Inc. of LA................  Lafayette               7.3%       31.3        14,444      110.0%        9.0%
East Texas Fin. Serv. of TX....................  Smith                   6.6%       35.2        16,502       98.1%        4.6%
FirstFed Bancorp, Inc. of AL...................  Jefferson               1.1%       35.9        17,128      114.8%        1.1%
GFSB Bancorp, Inc. of Gallup NM................  McKinley                8.1%       25.6         8,442       62.9%       20.1%
GS Financial Corp. of LA.......................  Jefferson               1.0%       34.6        14,665      111.7%        1.1%
South Street Fin. Corp. of NC..................  Stanly                  4.5%       36.2        13,926       79.5%       22.7%
SouthFirst Bancshares of AL....................  Talladega               2.3%       34.8        12,359       82.8%       10.7%
Southern Banc Company of AL....................  Etowah                  1.8%       38.0        14,415       96.6%        3.6%
Teche Holding Company of LA....................  St. Mary               -0.6%       31.4        10,562       80.4%       19.1%
Twin City Bancorp, Inc. of TN..................  Sullivan                3.3%       38.9        16,588       99.7%        5.4%
                                                                     --------    ----------    --------    --------    --------
                                                 Averages:               3.5%       34.2        13,903       93.7%        9.7%
                                                 Medians:                2.8%       35.0        14,430       97.4%        5.6%

Ponchatoula Homestead of LA....................  Tangipahoa              7.2%       31.7        10,108       77.0%        6.6%


--------------------
(1) Total institution deposits in headquarters county as percent of total county deposits. Excludes credit unions.

Sources: CACI, Inc; SNL Securities, LC., FDIC

                                   EXHIBIT IV-1
                                   Stock Prices:
                               As of March 20, 1998

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                                   Exhibit IV-1
                      Weekly Thrift Market Line - Part One
                          Prices As Of March 20, 1998




                                                  Market Capitalization                      Price Change Data
                                                 -----------------------      -----------------------------------------------
                                                                                52 Week (1)              % Change From
                                                          Shares  Market     ---------------         -----------------------
                                                  Price/  Outst- Capital-                       Last     Last 52 Wks  Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week  Ago(2) 1997(2)
     ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

     Market Averages. SAIF-Insured Thrifts(no MHC)
     ---------------------------------------------
     SAIF-Insured Thrifts(294).................... 24.14   5,629   176.2        25.65   15.84   23.78    1.31   47.32     3.41
     NYSE Traded Companies(9)..................... 42.09  35,643 1,705.4        43.51   24.69   41.13    1.64   50.24     6.61
     AMEX Traded Companies(20).................... 19.74   2,932    56.1        21.68   13.83   19.50    0.99   35.66     0.60
     NASDAQ Listed OTC Companies(265)............. 24.04   5,094   147.6        25.52   15.77   23.68    1.32   48.17     3.55
     California Companies(20)..................... 28.81  13,171   603.5        30.08   17.84   27.96    2.74   41.79     5.29
     Florida Companies(5)......................... 22.88  21,867   512.6        26.29   15.04   23.10   -0.98   34.54    -6.36
     Mid-Atlantic Companies(56)................... 25.19   6,715   200.7        26.39   15.66   24.56    2.40   52.36     3.05
     Mid-West Companies(138)...................... 22.50   4,047   121.0        24.05   14.91   22.28    0.77   46.24     3.51
     New England Companies(9)..................... 31.21   4,842   196.8        32.31   17.38   30.54    1.79   66.84     4.61
     North-West Companies(11)..................... 22.80  10,610   275.8        23.57   16.48   22.38    2.05   49.46    17.74
     South-East Companies(43)..................... 26.38   3,865   113.7        28.44   18.33   26.08    1.04   43.43     0.33
     South-West Companies(6)...................... 21.51   2,028    50.4        23.36   14.34   21.36    0.75   51.52    -4.44
     Western Companies (Excl CA)(6)............... 21.72   4,509   118.6        21.96   14.89   21.34    2.15   46.90     7.84
     Thrift Strategy(245)......................... 22.84   3,898   102.8        24.40   15.43   22.53    1.23   45.33     2.95
     Mortgage Banker Strategy(30)................. 31.57  13,949   553.2        32.85   18.44   30.97    1.40   57.84     3.86
     Real Estate Strategy(8)...................... 26.52   6,484   157.6        26.97   15.16   25.89    2.64   62.25    13.72
     Diversified Strategy(7)...................... 38.85  33,283 1,332.5        40.79   22.58   38.38    0.20   51.34     6.21
     Retail Banking Strategy(4)................... 20.17   4,568   108.5        21.98   11.98   19.27    4.43   55.12     0.51
     Companies Issuing Dividends(248)............. 24.88   5,573   184.9        26.44   16.32   24.49    1.38   45.92     2.55
     Companies Without Dividends(46).............. 20.18   5,923   130.2        21.43   13.24   19.97    0.92   54.74     8.03
     Equity/Assets less than 6%(24)............... 25.40  13,973   373.9        26.79   14.72   24.74    1.75   62.12     2.97
     Equity/Assets 6-12%(134)..................... 27.18   6,256   243.1        28.62   16.49   26.79    1.07   54.04     3.65
     Equity/Assets greater than 12%(136).......... 21.24   3,726    85.2        22.83   15.44   20.96    1.44   39.10     3.27
     Converted Last 3 Mths (no MHC)(7)............ 15.56   4,760    74.1        16.04   13.17   15.31    1.81   66.65    36.05
     Actively Traded Companies(36)................ 34.47  17,362   733.5        35.63   20.20   33.90    1.14   59.27     5.73
     Market Value Below $20 Million(41)........... 17.49     921    15.3        18.95   12.44   17.47    0.21   39.23     1.35
     Holding Company Structure(266)............... 24.31   5,522   178.1        25.86   16.04   23.93    1.36   45.83     3.39
     Assets Over $1 Billion(57)................... 34.43  19,175   727.4        35.76   20.77   33.46    2.53   49.29     4.49
     Assets $500 Million-$1 Billion(44)........... 25.85   5,487   124.3        27.45   15.85   25.41    1.82   52.53     3.33
     Assets $250-$500 Million(66)................. 24.32   3,022    69.1        25.79   15.78   23.96    1.52   56.30     5.23
     Assets less than $250 Million(127)........... 19.43   1,631    29.9        21.01   13.92   19.34    0.55   40.44     2.14
     Goodwill Companies(120)...................... 28.08   9,624   308.5        29.48   17.37   27.53    1.67   51.86     3.61
     Non-Goodwill Companies(174).................. 21.61   3,064    91.4        23.19   14.85   21.37    1.07   44.43     3.29
     Acquirors of FSLIC Cases(9).................. 38.71  28,871 1,532.3        39.61   23.77   37.26    4.13   52.27     3.36










                                                         Current Per Share Financials

                                                     ----------------------------------------
                                                                              Tangible
                                                    Trailing  12 Mo.   Book    Book
                                                      12 Mo.   Core    Value/  Value/  Assets/
                                                      EPS(3)   EPS(3)  Share  Share(4) Share
                                                     -------- ------- ------- ------- -------
                                                         ($)     ($)     ($)     ($)     ($)

     Market Averages. SAIF-Insured Thrifts(no MHC)
     ---------------------------------------------
     SAIF-Insured Thrifts(294)....................   1.13    1.07   14.95   14.52   137.14
     NYSE Traded Companies(9).....................   2.48    2.00   19.78   19.44   286.31
     AMEX Traded Companies(20)....................   0.87    0.82   14.17   13.97   113.97
     NASDAQ Listed OTC Companies(265).............   1.12    1.07   14.89   14.44   135.25
     California Companies(20).....................   1.54    1.43   17.17   16.70   238.54
     Florida Companies(5).........................   1.12    0.72   11.77   11.20   168.28
     Mid-Atlantic Companies(56)...................   1.24    1.19   14.86   14.07   154.82
     Mid-West Companies(138)......................   1.03    0.98   14.36   14.07   117.50
     New England Companies(9).....................   1.40    1.55   17.51   16.68   244.32
     North-West Companies(11).....................   1.06    0.98   13.20   12.77   111.53
     South-East Companies(43).....................   1.12    1.06   16.42   16.17   119.99
     South-West Companies(6)......................   1.37    1.30   15.42   14.76   201.63
     Western Companies (Excl CA)(6)...............   0.95    0.94   15.40   14.75    94.84
     Thrift Strategy(245).........................   1.06    1.02   14.99   14.61   124.15
     Mortgage Banker Strategy(30).................   1.58    1.46   15.22   14.38   211.78
     Real Estate Strategy(8)......................   1.60    1.46   13.91   13.52   197.41
     Diversified Strategy(7)......................   1.80    1.46   14.61   14.27   191.20
     Retail Banking Strategy(4)...................  -0.37   -0.44   12.95   12.39   186.34
     Companies Issuing Dividends(248).............   1.20    1.13   15.22   14.75   137.36
     Companies Without Dividends(46)..............   0.77    0.77   13.50   13.28   135.96
     Equity/Assets less than 6%(24)...............   1.20    1.25   11.82   11.01   239.70
     Equity/Assets 6-12%(134).....................   1.37    1.27   14.89   14.21   173.47
     Equity/Assets greater than 12%(136)..........   0.90    0.87   15.51   15.36    88.43
     Converted Last 3 Mths (no MHC)(7)............   0.56    0.56   12.29   12.29    41.95
     Actively Traded Companies(36)................   1.70    1.81   16.22   15.64   205.60
     Market Value Below $20 Million(41)...........   0.83    0.77   13.57   13.52   101.89
     Holding Company Structure(266)...............   1.12    1.07   15.19   14.75   137.05
     Assets Over $1 Billion(57)...................   1.69    1.60   16.52   15.14   229.54
     Assets $500 Million-$1 Billion(44)...........   1.23    1.17   14.04   13.62   158.24
     Assets $250-$500 Million(66).................   1.17    1.10   15.19   14.79   137.89
     Assets less than $250 Million(127)...........   0.86    0.82   14.53   14.45    93.37
     Goodwill Companies(120)......................   1.38    1.29   15.32   14.22   177.24
     Non-Goodwill Companies(174)..................   0.96    0.94   14.71   14.71   111.39
     Acquirors of FSLIC Cases(9)..................   2.38    2.21   19.91   19.21   259.82


     (1) Average of high/low or bid/ask price per share.

     (2) Or since offering price if converted or first listed in 1996 or 1997. Percent change figures are actual year-to-date and are not annualized

     (3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.

     (4) Excludes intangibles (such as goodwill, value of core deposits, etc.).

     (5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.

     (6) Annualized, based on last regular quarterly cash dividend announcement.

     (7) Indicated dividend as a percent of trailing twelve month earnings.

     (8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

     (9) For MHC institutions, market
     value reflects share price multiplied by public (non-MHC) shares.

      * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

     Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700


                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                           Prices As Of March 20, 1998



                                                  Market Capitalization                      Price Change Data
                                                 -----------------------      -----------------------------------------------
                                                                                52 Week (1)                % Change From
                                                          Shares  Market      ---------------         -----------------------
                                                  Price/  Outst- Capital-                       Last     Last 52 Wks  Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week  Ago(2) 1997(2)
     ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

     Market Averages. BIF-Insured Thrifts(no MHC)
     --------------------------------------------
     BIF-Insured Thrifts(59).....................  26.87  15,276   656.6        28.01   16.52   26.41    1.66   59.21     5.35
     NYSE Traded Companies(4)....................  35.57  64,012 2,024.5        36.16   24.86   35.10    1.73   56.68     2.39
     AMEX Traded Companies(7)....................  27.33   1,777    51.4        27.98   15.86   27.03    0.67   67.23     7.89
     NASDAQ Listed OTC Companies(48).............  26.04  12,444   602.2        27.29   15.85   25.57    1.76   58.55     5.33
     California Companies(1).....................  21.25   7,871   167.3        21.25   14.00   20.00    6.25   34.92    10.39
     Mid-Atlantic Companies(21)..................  25.82  21,701   632.8        26.74   17.12   25.29    2.42   56.67     5.69
     New England Companies(31)...................  27.72   4,565   138.8        28.86   15.83   27.37    1.14   68.52     6.85
     North-West Companies(3).....................  37.02  89,713 6,420.0        37.79   22.65   35.84    1.74   48.34     6.96
     South-East Companies(3).....................  17.31   2,593    39.3        20.58   13.84   17.29    0.03    7.43   -14.13
     Thrift Strategy(44).........................  25.55   7,972   225.3        26.71   15.97   25.25    1.20   58.52     6.41
     Mortgage Banker Strategy(7).................  25.19  29,028   814.6        27.04   14.48   24.67    2.38   70.17    -3.32
     Real Estate Strategy(3).....................  22.63   5,839   129.3        22.88   14.50   21.91    3.52   43.65     7.37
     Diversified Strategy(5).....................  41.34  62,448 4,214.7        41.85   24.28   39.83    3.77   58.00     6.22
     Companies Issuing Dividends(47).............  28.89  16,557   771.4        30.18   17.38   28.49    1.22   56.30     1.70
     Companies Without Dividends(12).............  18.96  10,270   207.8        19.52   13.14   18.27    3.34   70.60    19.61
     Equity/Assets less than 6%(4)...............  33.96  68,924 4,858.9        34.58   18.63   32.22    5.47   79.46     6.10
     Equity/Assets 6-12%(40).....................  28.13  10,659   342.8        29.30   16.22   27.83    0.92   63.76     3.48
     Equity/Assets greater than 12%(15)..........  22.03  11,743   268.1        23.24   16.64   21.54    2.35   43.21     9.52
     Converted Last 3 Mths (no MHC)(4)...........  18.60  19,680   386.4        18.80   16.08   17.96    3.54   77.25    39.91
     Actively Traded Companies(17)...............  36.53  30,644 1,719.3        37.32   21.50   36.04    1.04   64.76     7.86
     Market Value Below $20 Million(2)...........  13.00   1,046    13.8        14.57    7.72   13.19   -1.15   53.97     7.45
     Holding Company Structure(47)...............  26.39  13,839   664.4        27.58   16.51   25.94    1.66   59.23     6.48
     Assets Over $1 Billion(18)..................  35.28  41,113 1,928.7        35.94   22.22   34.32    3.09   57.34     8.57
     Assets $500 Million-$1 Billion(15)..........  29.05   5,404   125.5        29.56   16.71   28.43    2.28   65.18     5.32
     Assets $250-$500 Million(11)................  20.54   3,657    72.0        22.25   12.49   20.71   -0.37   61.59     0.23
     Assets less than $250 Million(15)...........  20.37   1,755    33.0        22.11   12.87   20.14    1.06   55.21     5.48
     Goodwill Companies(32)......................  29.61  24,515 1,132.8        30.55   17.74   29.21    1.39   63.44     7.03
     Non-Goodwill Companies(27)..................  23.91   5,328   143.8        25.28   15.20   23.39    1.95   54.66     3.54





                                                        Current Per Share Financials
                                                  ----------------------------------------
                                                                          Tangible
                                                 Trailing  12 Mo.   Book    Book
     Financial Institution                        12 Mo.   Core    Value/  Value/  Assets/
     ---------------------                         EPS(3)   EPS(3)  Share  Share(4) Share
                                                  -------- ------- ------- ------- -------
                                                     ($)     ($)     ($)     ($)     ($)
     Market Averages. BIF-Insured Thrifts(no MHC)
     --------------------------------------------
     BIF-Insured Thrifts(59).....................    1.38    1.35   14.08   13.54   143.98
     NYSE Traded Companies(4)....................    1.52    1.52   19.33   17.02   138.86
     AMEX Traded Companies(7)....................    1.51    1.32   15.83   15.30   148.21
     NASDAQ Listed OTC Companies(48).............    1.35    1.34   13.42   13.04   143.96
     California Companies(1).....................    1.52    1.52   12.28   12.23   114.54
     Mid-Atlantic Companies(21)..................    1.04    1.02   14.58   13.91   127.92
     New England Companies(31)...................    1.68    1.59   14.05   13.54   158.55
     North-West Companies(3).....................    1.14    1.50   12.99   12.53   185.79
     South-East Companies(3).....................    0.91    0.90   12.89   12.69    77.67
     Thrift Strategy(44).........................    1.35    1.28   14.40   13.95   134.35
     Mortgage Banker Strategy(7).................    1.31    1.30   12.12   11.55   150.44
     Real Estate Strategy(3).....................    1.72    1.61   11.40   11.38   106.01
     Diversified Strategy(5).....................    1.58    1.86   14.88   13.45   230.31
     Companies Issuing Dividends(47).............    1.48    1.44   14.65   13.99   158.48
     Companies Without Dividends(12).............    0.98    0.98   11.84   11.79    87.29
     Equity/Assets less than 6%(4)...............    1.24    1.30   10.25    9.81   202.89
     Equity/Assets 6-12%(40).....................    1.60    1.55   13.94   13.27   164.49
     Equity/Assets greater than 12%(15)..........    0.89    0.89   15.43   15.17    80.41
     Converted Last 3 Mths (no MHC)(4)...........    0.49    0.58   13.15   13.05    56.13
     Actively Traded Companies(17)...............    2.02    1.96   17.20   16.31   193.16
     Market Value Below $20 Million(2)...........    0.63    0.52    9.15    9.10    97.77
     Holding Company Structure(47)...............    1.34    1.31   14.16   13.75   136.52
     Assets Over $1 Billion(18)..................    1.53    1.59   16.38   15.17   172.08
     Assets $500 Million-$1 Billion(15)..........    1.81    1.69   15.29   14.96   171.05
     Assets $250-$500 Million(11)................    1.19    1.14   11.40   11.10   113.11
     Assets less than $250 Million(15)...........    1.03    0.96   12.56   12.45   114.90
     Goodwill Companies(32)......................    1.53    1.51   14.78   13.75   167.92
     Non-Goodwill Companies(27)..................    1.21    1.17   13.33   13.33   118.19



----------------------
     (1) Average of high/low or bid/ask price per share.

     (2) Or since offering price if converted or first listed in 1996 or 1997. Percent change figures are actual year-to-date and are not annualized

     (3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.

     (4) Excludes intangibles (such as goodwill, value of core deposits, etc.).

     (5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.

     (6) Annualized, based on last regular quarterly cash dividend announcement.

     (7) Indicated dividend as a percent of trailing twelve month earnings.

     (8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics. (9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

      * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

     Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700


                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                           Prices As Of March 20, 1998





                                                  Market Capitalization                      Price Change Data
                                                 -----------------------      -----------------------------------------------
                                                                                 52 Week (1)                % Change From
                                                          Shares  Market       ---------------         -----------------------
                                                  Price/  Outst- Capital-                       Last     Last 52 Wks  Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week  Ago(2) 1997(2)
     ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
     Market Averages. MHC Institutions
     ---------------------------------
     SAIF-Insured Thrifts(19)...................   25.67   8,626    63.9        27.05   13.00   24.91    3.90  110.88    11.35
     BIF-Insured Thrifts(3).....................   30.50  32,019   483.6        30.50   13.09   29.50    3.96  134.82     6.61
     NASDAQ Listed OTC Companies(22)............   26.27  11,550   116.4        27.48   13.01   25.49    3.91  113.87    10.75
     Florida Companies(3).......................   34.75   5,939    97.6        38.07   19.19   36.00   -3.07   75.75     2.13
     Mid-Atlantic Companies(11).................   22.47  11,406    67.5        23.25    9.84   21.07    6.90  145.65    14.35
     Mid-West Companies(5)......................   27.47   2,277    28.0        28.88   15.54   27.03    1.15   73.40     9.17
     New England Companies(1)...................   38.75  61,162   947.6        38.75   19.00   38.00    1.97   66.10     1.97
     Thrift Strategy(20)........................   25.49   6,418    50.9        26.87   13.08   24.70    4.10  106.37    10.40
     Mortgage Banker Strategy(1)................   24.75  33,790   202.2        24.75    6.04   24.00    3.13  266.67    24.50
     Diversified Strategy(1)....................   38.75  61,162   947.6        38.75   19.00   38.00    1.97   66.10     1.97
     Companies Issuing Dividends(22)............   26.27  11,550   116.4        27.48   13.01   25.49    3.91  113.87    10.75
     Equity/Assets 6-12%(16)....................   28.15  14,371   146.3        29.53   13.11   27.26    4.40  125.42    12.97
     Equity/Assets >12%(6)......................   20.66   3,088    26.7        21.31   12.71   20.16    2.44   79.24     4.11
     Holding Company Structure(3)...............   26.13   2,566    25.9        27.63   12.09   25.50    2.98  134.33     7.35
     Assets Over $1 Billion(6)..................   27.94  37,133   373.6        28.97   12.73   27.31    2.84  128.31    10.73
     Assets $500 Million-$1 Billion(2)..........   38.25   5,095    94.5        40.75   19.63   40.75   -6.13   91.25     8.11
     Assets $250-$500 Million(6)................   30.00   3,387    35.5        31.25   15.46   28.85    3.91   87.01     5.48
     Assets less than $250 Million(8)...........   21.48   2,519    18.8        22.57   10.82   20.34    5.95  124.21    14.16
     Goodwill Companies(9)......................   28.29  25,707   260.1        28.98   13.14   27.25    4.14  131.86    11.13
     Non-Goodwill Companies(13).................   25.06   3,056    30.1        26.58   12.93   24.43    3.77  103.08    10.53
     MHC Institutions(22).......................   26.27  11,550   116.4        27.48   13.01   25.49    3.91  113.87    10.75




                                                              Current Per Share Financials
                                                      ----------------------------------------
                                                                               Tangible
                                                     Trailing  12 Mo.   Book    Book
                                                      12 Mo.   Core    Value/  Value/  Assets/
    Financial Institution                             EPS(3)   EPS(3)  Share  Share(4) Share
    ---------------------                             -------- ------- ------- ------- -------
                                                         ($)     ($)     ($)     ($)     ($)
     Market Averages. MHC Institutions
     ---------------------------------
     SAIF-Insured Thrifts(19)...................         0.66    0.62    9.91    9.82    89.11
     BIF-Insured Thrifts(3).....................         1.08    0.73    9.90    9.25   101.13
     NASDAQ Listed OTC Companies(22)............         0.71    0.63    9.91    9.75    90.61
     Florida Companies(3).......................         1.00    0.89   14.22   14.18   146.68
     Mid-Atlantic Companies(11).................         0.51    0.50    8.18    7.93    68.27
     Mid-West Companies(5)......................         0.80    0.75   11.21   11.18   102.04
     New England Companies(1)...................         1.51    0.87   11.61   11.55   133.81
     Thrift Strategy(20)........................         0.66    0.63   10.12    9.98    89.34
     Mortgage Banker Strategy(1)................         0.53    0.45    5.29    4.72    65.15
     Diversified Strategy(1)....................         1.51    0.87   11.61   11.55   133.81
     Companies Issuing Dividends(22)............         0.71    0.63    9.91    9.75    90.61
     Equity/Assets 6-12%(16)....................         0.75    0.65    9.79    9.58   100.59
     Equity/Assets >12%(6)......................         0.58    0.58   10.27   10.27    60.67
     Holding Company Structure(3)...............         0.74    0.68    9.46    8.84    90.74
     Assets Over $1 Billion(6)..................         0.85    0.63    8.50    8.20   100.29
     Assets $500 Million-$1 Billion(2)..........         1.07    0.98   15.79   15.79   139.20
     Assets $250-$500 Million(6)................         0.83    0.80   10.83   10.80   102.70
     Assets less than $250 Million(8)...........         0.51    0.49    9.35    9.17    71.22
     Goodwill Companies(9)......................         0.87    0.71    9.42    8.99   105.26
     Non-Goodwill Companies(13).................         0.61    0.59   10.20   10.20    81.82
     MHC Institutions(22).......................         0.71    0.63    9.91    9.75    90.61


---------------------------
     (1) Average of high/low or bid/ask price per share.

     (2) Or since offering price if converted or first listed in 1996 or 1997. Percent change figures are actual year-to-date and are not annualized

     (3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.

     (4) Excludes intangibles (such as goodwill, value of core deposits, etc.).

     (5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.

     (6) Annualized, based on last regular quarterly cash dividend announcement.

     (7) Indicated dividend as a percent of trailing twelve month earnings.

     (8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

     (9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

      * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

     Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                           Prices As Of March 20, 1998




                                                  Market Capitalization                      Price Change Data
                                                 -----------------------      -----------------------------------------------
                                                                                52 Week (1)              % Change From
                                                          Shares  Market     ---------------         -----------------------
                                                  Price/  Outst- Capital-                       Last     Last 52 Wks  Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week  Ago(2) 1997(2)
     ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
     NYSE Traded Companies
     ---------------------
     AHM   Ahmanson and Co. H.F. of CA(8).....     78.75  93,156 7,336.0        78.75   35.25   63.81   23.41   99.37    17.64
     CFB   Commercial Federal Corp. of NE.....     35.25  32,599 1,149.1        36.50   21.42   35.00    0.71   46.88    -0.87
     DME   Dime Bancorp, Inc. of NY*..........     29.88 116,358 3,476.8        31.06   14.88   29.94   -0.20   83.88    -1.22
     DSL   Downey Financial Corp. of CA.......     32.06  26,756   857.8        32.06   18.10   29.69    7.98   53.03    12.73
     FED   FirstFed Fin. Corp. of CA..........     39.88  10,588   422.2        40.81   22.50   39.38    1.27   63.58     2.92
     GSB   Golden State Bancorp of CA(8)......     37.81  51,023 1,929.2        38.81   22.50   35.50    6.51   48.98     0.99
     GDW   Golden West Fin. Corp. of CA.......     97.81  57,069 5,581.9        97.81   59.88   94.31    3.71   43.31     0.00
     GPT   GreenPoint Fin. Corp. of NY*.......     37.06  84,640 3,136.8        37.31   25.75   36.63    1.17   35.70     2.15
     JSB   JSB Financial, Inc. of NY*.........     54.38   9,920   539.4        55.25   40.00   53.88    0.93   32.63     8.63
     NYB   New York Bancorp, Inc. of NY(8)....     44.63  21,359   953.3        44.63   20.81   42.63    4.69  100.86    12.36
     OCN   Ocwen Financial Corp. of FL........     28.38  60,566 1,718.9        30.38   13.00   28.75   -1.29   78.72    11.56
     SIB   Staten Island Bancorp of NY*.......     20.94  45,130   945.0        21.00   18.81   19.94    5.02   74.50     0.00
     WES   Westcorp Inc. of Orange CA.........     19.13  26,279   502.7        23.50   13.25   19.63   -2.55   15.94    13.33


     AMEX Traded Companies
     ---------------------
     ANA   Acadiana Bancshares, Inc of LA....      22.13   2,697    59.7        24.75   17.50   22.25   -0.54   22.06    -5.35
     ANE   Alliance Bancorp of NE, of CT*....      20.88   1,636    34.2        21.13   10.41   21.13   -1.18   90.34    26.55
     BKC   American Bank of Waterbury CT*....      52.63   2,321   122.2        52.63   31.00   51.63    1.94   68.42     7.96
     BFD   BostonFed Bancorp of MA...........      22.19   5,520   122.5        22.44   14.38   21.63    2.59   39.74     1.42
     CFX   CFX Corp of Keene NH(8)*..........      30.94  24,071   744.8        31.25   15.50   30.25    2.28   82.00     1.01
     CNY   Carver Bancorp, Inc. of NY........      15.13   2,314    35.0        17.13    9.13   15.00    0.87   51.30    -6.89
     CBK   Citizens First Fin.Corp. of IL....      22.38   2,397    53.6        22.38   14.63   21.63    3.47   42.10    10.52
     EBI   Equality Bancorp, Inc. of MO......      15.50   2,486    38.5        16.00   12.50   15.94   -2.76   55.00     6.90
     ESX   Essex Bancorp of Norfolk VA(8)....       4.94   1,058     5.2         7.94    1.00    5.19   -4.82  147.00    25.38
     FCB   Falmouth Bancorp, Inc. of MA*.....      23.63   1,455    34.4        23.63   13.25   22.13    6.78   57.53    15.27
     FAB   FirstFed America Bancorp of MA....      20.25   8,707   176.3        22.13   13.63   19.63    3.16   37.29    -7.45
     GAF   GA Financial Corp. of PA..........      19.00   7,718   146.6        19.81   14.88   19.13   -0.68   21.56     0.64
     HBS   Haywood Bancshares, Inc. of NC*...      22.25   1,250    27.8        23.00   15.63   22.25    0.00   29.89    -1.11
     KNK   Kankakee Bancorp, Inc. of IL......      36.13   1,372    49.6        37.75   26.63   35.38    2.12   36.34    -4.29
     KYF   Kentucky First Bancorp of KY......      14.00   1,298    18.2        15.00   10.56   13.75    1.82   19.15    -6.29
     MBB   MSB Bancorp of Middletown NY(8)*..      36.38   2,844   103.5        37.63   16.38   34.88    4.30  104.96    -3.32
     NBN   Northeast Bancorp of ME*..........      17.25   2,223    38.3        19.50    9.00   18.00   -4.17   89.98    -9.21
     PDB   Piedmont Bancorp, Inc. of NC......      10.63   2,751    29.2        11.63   10.00   10.63    0.00   -3.36    -2.30
     SSB   Scotland Bancorp, Inc. of NC......      10.19   1,914    19.5        19.25    9.88   10.13    0.59  -36.31     2.52
     SZB   SouthFirst Bancshares of AL.......      22.00     976    21.5        22.75   13.88   21.63    1.71   54.39    -3.30
     SRN   Southern Banc Company of AL.......      16.63   1,230    20.5        19.13   14.25   16.63    0.00   14.69    -6.31
     SSM   Stone Street Bancorp of NC........      20.25   1,898    38.4        27.25   19.25   20.13    0.60  -20.59    -8.74
     TSH   Teche Holding Company of LA.......      21.75   3,438    74.8        23.50   15.50   20.38    6.72   36.96    -4.40
     FTF   Texarkana Fst. Fin. Corp of AR....      28.00   1,760    49.3        29.50   15.63   27.88    0.43   70.94    12.00
     THR   Three Rivers Fin. Corp. of MI.....      22.00     825    18.2        23.50   13.75   22.94   -4.10   46.67     1.15
     WSB   Washington SB, FSB of MD..........       8.31   4,395    36.5         9.50    4.88    8.38   -0.84   61.99    -8.28
     WFI   Winton Financial Corp. of OH......      28.50   2,006    57.2        28.50   12.00   27.50    3.64  127.64    39.84


     NASDAQ Listed OTC Companies
     ---------------------------
     FBCV  1st Bancorp of Vincennes IN.......      27.25   1,090    29.7        29.29   18.41   27.25    0.00   34.10    -6.96
     FBER  1st Bergen Bancorp of NJ..........      20.75   2,865    59.4        20.75   12.88   19.50    6.41   50.91     8.47
     AFED  AFSALA Bancorp, Inc. of NY........      20.00   1,383    27.7        20.25   12.56   19.94    0.30   40.35     3.90
     ALBK  ALBANK Fin. Corp. of Albany NY....      49.25  12,907   635.7        51.44   34.00   49.88   -1.26   41.73    -4.26
     AMFC  AMB Financial Corp. of IN.........      17.63     964    17.0        17.88   13.13   17.25    2.20   28.22    11.02
     ASBP  ASB Financial Corp. of OH.........      14.25   1,653    23.6        14.63   11.50   14.50   -1.72   22.53     7.55
     ABBK  Abington Bancorp of MA*...........      20.88   3,637    75.9        22.00   10.25   20.75    0.63   98.86    -0.57




                                                       Current Per Share Financials
                                                   ----------------------------------------
                                                                            Tangible
                                                   Trailing  12 Mo.   Book    Book
                                                    12 Mo.   Core    Value/  Value/  Assets/
    Financial Institution                           EPS(3)   EPS(3)  Share  Share(4) Share
    ---------------------                          -------- ------- ------- ------- -------
                                                      ($)     ($)     ($)     ($)     ($)
    NYSE Traded Companies
    ---------------------
    AHM   Ahmanson and Co. H.F. of CA(8).....       4.08    3.58   20.57   17.56   501.08
    CFB   Commercial Federal Corp. of NE.....       2.09    2.05   14.06   12.68   220.54
    DME   Dime Bancorp, Inc. of NY*..........       1.05    1.05   11.30    9.27   187.77
    DSL   Downey Financial Corp. of CA.......       1.69    1.62   16.08   15.89   218.11
    FED   FirstFed Fin. Corp. of CA..........       2.18    2.14   21.04   20.87   392.91
    GSB   Golden State Bancorp of CA(8)......       1.85    2.22   18.96   17.11   314.15
    GDW   Golden West Fin. Corp. of CA.......       6.21    6.11   47.28   47.28   693.73
    GPT   GreenPoint Fin. Corp. of NY*.......       1.74    1.69   15.00    8.18   154.58
    JSB   JSB Financial, Inc. of NY*.........       2.96    2.63   35.83   35.83   154.34
    NYB   New York Bancorp, Inc. of NY(8)....       2.48    2.53    8.34    8.34   152.85
    OCN   Ocwen Financial Corp. of FL........       1.30    0.37    6.93    6.67    50.67
    SIB   Staten Island Bancorp of NY*.......       0.32    0.70   15.20   14.79    58.75
    WES   Westcorp Inc. of Orange CA.........       1.40   -0.28   13.27   13.24   141.90


    AMEX Traded Companies
    ---------------------
    ANA   Acadiana Bancshares, Inc of LA.....       0.97    0.94   17.22   17.22   101.60
    ANE   Alliance Bancorp of NE, of CT*.....       1.23    0.86   11.49   11.17   151.06
    BKC   American Bank of Waterbury CT*.....       3.42    2.96   24.82   24.01   275.32
    BFD   BostonFed Bancorp of MA............       1.28    1.14   14.78   14.24   176.57
    CFX   CFX Corp of Keene NH(8)*...........       0.55    0.89   10.21    9.85   119.39
    CNY   Carver Bancorp, Inc. of NY.........      -0.20    0.03   15.24   14.66   179.67
    CBK   Citizens First Fin.Corp. of IL.....       0.79    0.53   15.84   15.84   114.14
    EBI   Equality Bancorp, Inc. of MO.......       0.46    0.10   10.31   10.31    92.23
    ESX   Essex Bancorp of Norfolk VA(8).....       0.20    0.18    0.03   -0.14   181.37
    FCB   Falmouth Bancorp, Inc. of MA*......       0.63    0.53   16.05   16.05    67.05
    FAB   FirstFed America Bancorp of MA.....       0.20    0.63   14.87   14.87   133.17
    GAF   GA Financial Corp. of PA...........       1.08    1.02   15.05   14.90   101.57
    HBS   Haywood Bancshares, Inc. of NC*....       1.56    1.56   17.34   16.74   122.24
    KNK   Kankakee Bancorp, Inc. of IL.......       2.20    2.15   27.57   25.99   250.30
    KYF   Kentucky First Bancorp of KY.......       0.77    0.76   11.32   11.32    66.49
    MBB   MSB Bancorp of Middletown NY(8)*...       1.52    1.14   22.40   11.94   272.15
    NBN   Northeast Bancorp of ME*...........       0.70    0.68    9.46    8.53   125.39
    PDB   Piedmont Bancorp, Inc. of NC.......       0.54    0.54    7.66    7.66    47.32
    SSB   Scotland Bancorp, Inc. of NC.......       0.58    0.58    7.73    7.73    32.12
    SZB   SouthFirst Bancshares of AL........       0.63    0.64   16.39   15.98   169.45
    SRN   Southern Banc Company of AL........       0.41    0.41   14.74   14.61    86.31
    SSM   Stone Street Bancorp of NC.........       0.81    0.81   16.37   16.37    56.95
    TSH   Teche Holding Company of LA........       1.13    1.08   16.09   16.09   118.85
    FTF   Texarkana Fst. Fin. Corp of AR.....       1.72    1.68   15.52   15.52   102.42
    THR   Three Rivers Fin. Corp. of MI......       1.00    0.94   15.72   15.67   114.20
    WSB   Washington SB, FSB of MD...........       0.52    0.31    5.13    5.13    60.27
    WFI   Winton Financial Corp. of OH.......       1.61    1.32   11.60   11.37   161.76


    NASDAQ Listed OTC Companies
    ---------------------------
    FBCV  1st Bancorp of Vincennes IN........       1.81    1.18   21.08   20.71   234.80
    FBER  1st Bergen Bancorp of NJ...........       0.74    0.74   13.71   13.71   101.37
    AFED  AFSALA Bancorp, Inc. of NY.........       0.89    0.89   14.52   14.52   115.99
    ALBK  ALBANK Fin. Corp. of Albany NY.....       3.36    3.34   27.86   21.64   316.35
    AMFC  AMB Financial Corp. of IN..........       1.06    0.67   15.32   15.32   103.74
    ASBP  ASB Financial Corp. of OH..........       0.62    0.62   10.59   10.59    68.47
    ABBK  Abington Bancorp of MA*............       1.20    1.06    9.99    9.09   146.27


RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                           Prices As Of March 20, 1998


                                                      Market Capitalization                     Price Change Data
                                                    -------------------------     ------------------------------------------------
                                                                                     52 Week (1)                 % Change From
                                                            Shares   Market       --------------         -------------------------
                                                   Price/   Outst-   Capital-                     Last     Last  52 Wks   Dec 31,
Financial Institution                             Share(1)  anding  ization(9)     High    Low    Week     Week   Ago(2)  1997(2)
---------------------                             --------  --------  ---------   ------ ------- ------- ------- ------- ---------
                                                     ($)     (000)    ($Mil)      ($)      ($)     ($)     (%)     (%)      (%)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
AABC  Access Anytime Bancorp of NM.............     10.81    1,217      13.2       11.38    5.15   10.88    -0.64   109.90   -1.73
AFBC  Advance Fin. Bancorp of WV...............     19.88    1,084      21.5       20.88   13.50   19.75     0.66    39.51   14.38
AADV  Advantage Bancorp, Inc. of WI(8).........     68.75    3,236     222.5       70.88   36.50   68.50     0.36    69.75   -3.01
AFCB  Affiliated Comm BC, Inc of MA(8).........     37.31    6,504     242.7       37.75   19.00   36.94     1.00    79.38   -1.17
ALBC  Albion Banc Corp. of Albion NY...........     10.77      750       8.1       14.17    6.04   11.00    -2.09    78.31  -19.20
ABCL  Alliance Bancorp, Inc. of IL.............     28.75    8,022     230.6       28.75   18.50   26.75     7.48    43.75    8.49
AHCI  Ambanc Holding Co., Inc. of NY*..........     19.13    4,306      82.4       19.50   12.69   18.13     5.52    37.82    2.03
ASBI  Ameriana Bancorp of IN...................     20.50    3,233      66.3       22.00   15.25   20.75    -1.20    31.16    3.12
ABCW  Anchor Bancorp Wisconsin of WI...........     44.50    9,052     402.8       44.50   21.00   41.00     8.54    89.36   22.32
ANDB  Andover Bancorp, Inc. of MA*.............     40.06    5,168     207.0       42.00   26.25   39.63     1.09    49.76   -0.47
ASFC  Astoria Financial Corp. of NY............     61.88   26,198   1,621.1       61.88   34.75   58.00     6.69    59.16   11.00
AVND  Avondale Fin. Corp. of IL................     15.13    3,324      50.3       18.88   12.75   15.13     0.00   -12.29   -6.89
BKCT  Bancorp Connecticut of CT*...............     20.00    5,092     101.8       25.00   11.00   19.88     0.60    69.35   -4.76
BPLS  Bank Plus Corp. of CA....................     15.25   19,367     295.3       15.63    9.63   14.75     3.39    19.61   20.74
BNKU  Bank United Corp. of TX..................     48.38   31,596   1,528.6       49.88   28.25   44.50     8.72    54.82   -1.14
BWFC  Bank West Fin. Corp. of MI...............     14.38    2,623      37.7       17.50    7.50   14.63    -1.71    85.55  -10.85
BANC  BankAtlantic Bancorp of FL...............     14.88   25,760     383.3       17.00   12.13   14.75     0.88    10.22  -11.16
BKUNA BankUnited Fin. Corp. of FL..............     13.88   14,209     197.2       15.63    8.50   14.25    -2.60    26.18   -9.93
BVCC  Bay View Capital Corp. of CA.............     35.75   12,070     431.5       37.25   22.63   35.00     2.14    38.14   -1.38
FSNJ  Bayonne Bancshares of NJ.................     14.81    9,050     134.0       14.81    7.93   14.00     5.79    81.94   10.69
BFSB  Bedford Bancshares, Inc. of VA...........     29.13    1,142      33.3       34.75   19.00   29.00     0.45    45.65  -14.32
BFFC  Big Foot Fin. Corp. of IL................     23.25    2,513      58.4       23.94   13.88   23.88    -2.64    64.54   10.71
BYFC  Broadway Fin. Corp. of CA................     12.50      831      10.4       13.75   10.50   12.75    -1.96    11.11   -5.66
CBES  CBES Bancorp, Inc. of MO.................     25.25    1,022      25.8       26.00   15.88   26.00    -2.88    50.75   13.48
CCFH  CCF Holding Company of GA................     21.50      900      19.4       22.00   14.32   22.00    -2.27    47.77    6.81
CENF  CENFED Financial Corp. of CA(8)..........     45.25    6,006     271.8       46.25   26.38   42.13     7.41    52.00    0.56
CFSB  CFSB Bancorp of Lansing MI...............     29.13    7,607     221.6       31.13   12.88   29.25    -0.41   118.53   10.97
CKFB  CKF Bancorp of Danville KY...............     20.50      867      17.8       21.25   17.75   21.25    -3.53    13.89   10.81
CNSB  CNS Bancorp, Inc. of MO..................     18.25    1,653      30.2       21.50   15.00   18.25     0.00     5.80  -10.98
CSBF  CSB Financial Group Inc of IL............     13.75      840      11.6       13.75   11.00   13.63     0.88    24.32    1.85
CBCI  Calumet Bancorp of Chicago IL............     36.75    3,141     115.4       39.00   22.83   37.50    -2.00    54.22   10.53
CAFI  Camco Fin. Corp. of OH...................     26.38    3,217      84.9       27.00   16.67   26.00     1.46    51.78    3.45
CMRN  Cameron Fin. Corp. of MO.................     20.25    2,564      51.9       21.00   15.88   19.75     2.53    25.54   -1.22
CAPS  Capital Savings Bancorp of MO(8).........     23.13    1,891      43.7       25.25   12.75   22.50     2.80    81.41   -8.40
CFNC  Carolina Fincorp of NC*..................     17.31    1,852      32.1       18.75   14.13   17.13     1.05    17.36   -6.43
CASB  Cascade Financial Corp. of WA............     14.75    3,395      50.1       16.80   11.60   14.25     3.51    18.95   11.32
CATB  Catskill Fin. Corp. of NY*...............     17.88    4,630      82.8       19.13   13.94   17.75     0.73     8.36   -5.30
CNIT  Cenit Bancorp of Norfolk VA..............     79.00    1,654     130.7       80.00   40.00   77.00     2.60    76.54   -0.63
CEBK  Central Co-Op. Bank of MA*...............     32.25    1,965      63.4       33.50   15.88   32.50    -0.77    76.71   13.16
CENB  Century Bancorp, Inc. of NC..............     86.12      407      35.1       87.25   68.00   87.25    -1.30    23.03    1.62
CBSB  Charter Financial Inc. of IL(8)..........     33.38    4,174     139.3       33.50   16.75   32.13     3.89    97.05   32.83
COFI  Charter One Financial of OH..............     65.63   63,849   4,190.4       65.63   40.24   60.69     8.14    52.27    3.96
CVAL  Chester Valley Bancorp of PA.............     35.25    2,169      76.5       37.00   15.71   35.00     0.71   111.46   20.51
CTZN  CitFed Bancorp of Dayton OH(8)...........     55.13   13,003     716.9       55.13   22.00   51.13     7.82   129.71   41.36
CLAS  Classic Bancshares, Inc. of KY...........     20.25    1,300      26.3       21.50   12.25   20.50    -1.22    52.83   20.90
CBSA  Coastal Bancorp of Houston TX............     32.88    5,009     164.7       35.50   22.75   33.00    -0.36    24.64   -5.73
CFCP  Coastal Fin. Corp. of SC.................     22.00    4,674     102.8       27.75   16.13   21.00     4.76    21.61  -10.20
CMSB  Commonwealth Bancorp Inc of PA...........     21.00   16,247     341.2       21.63   13.50   20.00     5.00    35.48    5.63
CMSV  Commty. Svgs, MHC of FL (48.5)...........     38.25    5,095      94.5       40.75   19.63   40.75    -6.13    91.25    8.11
CFTP  Community Fed. Bancorp of MS.............     18.63    4,629      86.2       21.00   16.38   18.63     0.00    -0.64   -8.00
CFFC  Community Fin. Corp. of VA...............     30.25    1,277      38.6       30.75   21.50   29.00     4.31    31.52    9.48
CFBC  Community First Bnkg Co. of GA...........     45.00    2,414     108.6       46.50   31.88   45.50    -1.10   125.00    2.27
CIBI  Community Inv. Bancorp of OH.............     18.00      902      16.2       18.75   11.50   17.38     3.57    58.87   11.39
COOP  Cooperative Bancshares of NC.............     19.75    2,984      58.9       25.00   10.25   20.25    -2.47    92.68  -19.39
CRZY  Crazy Woman Creek Bncorp of WY...........     17.25      955      16.5       17.25   13.00   17.13     0.70    25.45   15.00



                                                            Current Per Share Financials
                                                     ----------------------------------------
                                                                             Tangible
                                                    Trailing  12 Mo.   Book    Book
                                                     12 Mo.   Core    Value/  Value/ Assets/
Financial Institution                                EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                               -------- ------- ------- ------- ------
                                                      ($)     ($)     ($)     ($)     ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
AABC  Access Anytime Bancorp of NM.............       1.26    1.17    7.51    7.51    86.80
AFBC  Advance Fin. Bancorp of WV...............       0.84    0.81   15.17   15.17    99.66
AADV  Advantage Bancorp, Inc. of WI(8).........       3.57    3.13   31.79   29.74   317.22
AFCB  Affiliated Comm BC, Inc of MA(8).........       1.82    1.76   17.38   17.29   177.59
ALBC  Albion Banc Corp. of Albion NY...........       0.44    0.43    8.09    8.09    94.41
ABCL  Alliance Bancorp, Inc. of IL.............       1.28    1.42   16.32   16.13   170.01
AHCI  Ambanc Holding Co., Inc. of NY*..........      -0.61   -0.69   13.98   13.98   122.92
ASBI  Ameriana Bancorp of IN...................       1.12    0.98   13.74   13.74   120.90
ABCW  Anchor Bancorp Wisconsin of WI...........       2.20    2.03   14.25   14.02   214.45
ANDB  Andover Bancorp, Inc. of MA*.............       2.56    2.50   20.72   20.72   255.95
ASFC  Astoria Financial Corp. of NY............       2.56    2.38   32.42   22.56   401.88
AVND  Avondale Fin. Corp. of IL................      -3.76   -3.19   13.83   13.83   163.12
BKCT  Bancorp Connecticut of CT*...............       1.16    1.03    9.22    9.22    87.00
BPLS  Bank Plus Corp. of CA....................       0.65    0.73    9.36    8.53   215.20
BNKU  Bank United Corp. of TX..................       2.52    2.21   19.39   18.89   396.36
BWFC  Bank West Fin. Corp. of MI...............       0.43    0.32    8.83    8.83    64.65
BANC  BankAtlantic Bancorp of FL...............       1.06    0.56    6.08    5.04   110.44
BKUNA BankUnited Fin. Corp. of FL..............       0.38    0.29    9.13    8.10   213.16
BVCC  Bay View Capital Corp. of CA.............       1.16    1.58   14.39   11.94   268.97
FSNJ  Bayonne Banchsares of NJ.................       0.30    0.43   10.63   10.63    67.47
BFSB  Bedford Bancshares, Inc. of VA...........       1.42    1.41   17.41   17.41   119.88
BFFC  Big Foot Fin. Corp. of IL................       0.51    0.45   15.09   15.09    86.06
BYFC  Broadway Fin. Corp. of CA................       0.42    0.48   14.77   14.77   150.11
CBES  CBES Bancorp, Inc. of MO.................       1.09    0.95   17.16   17.16   108.73
CCFH  CCF Holding Company of GA................       0.15   -0.25   13.05   13.05   138.92
CENF  CENFED Financial Corp. of CA(8)..........       2.30    2.07   22.58   22.54   367.81
CFSB  CFSB Bancorp of Lansing MI...............       1.40    1.31    8.88    8.88   112.12
CKFB  CKF Bancorp of Danville KY...............       1.29    0.97   15.87   15.87    72.51
CNSB  CNS Bancorp, Inc. of MO..................       0.52    0.52   14.47   14.47    59.22
CSBF  CSB Financial Group Inc of IL............       0.29    0.25   13.87   13.09    57.78
CBCI  Calumet Bancorp of Chicago IL............       2.54    2.56   25.98   25.98   154.93
CAFI  Camco Fin. Corp. of OH...................       1.75    1.42   15.22   14.12   161.82
CMRN  Cameron Fin. Corp. of MO.................       0.94    0.93   17.66   17.66    82.39
CAPS  Capital Savings Bancorp of MO(8).........       1.25    1.20   12.08   12.08   128.08
CFNC  Carolina Fincorp of NC*..................       0.73    0.70   14.06   14.06    61.91
CASB  Cascade Financial Corp. of WA............       0.74    0.72    8.63    8.63   124.46
CATB  Catskill Fin. Corp. of NY*...............       0.82    0.82   15.48   15.48    63.64
CNIT  Cenit Bancorp of Norfolk VA..............       3.39    3.15   29.47   26.99   424.25
CEBK  Central Co-Op. Bank of MA*...............       1.49    1.41   18.05   16.26   182.40
CENB  Century Bancorp, Inc. of NC..............       4.00    4.01   75.76   75.76   251.30
CBSB  Charter Financial Inc. of IL(8)..........       1.26    1.39   14.24   12.75    91.61
COFI  Charter One Financial of OH..............       1.97    2.88   21.56   20.15   309.48
CVAL  Chester Valley Bancorp of PA.............       1.45    1.38   13.23   13.23   150.14
CTZN  CitFed Bancorp of Dayton OH(8)...........       2.10    2.10   16.14   14.74   266.12
CLAS  Classic Bancshares, Inc. of KY...........       0.82    0.96   15.13   12.85   101.68
CBSA  Coastal Bancorp of Houston TX............       2.40    2.46   20.29   17.06   584.86
CFCP  Coastal Fin. Corp. of SC.................       1.31    1.10    7.21    7.21   120.64
CMSB  Commonwealth Bancorp Inc of PA...........       1.01    0.77   13.22   10.44   139.63
CMSV  Commty. Svgs, MHC of FL (48.5)...........       1.07    0.98   15.79   15.79   139.20
CFTP  Community Fed. Bancorp of MS.............       0.61    0.61   13.07   13.07    49.40
CFFC  Community Fin. Corp. of VA...............       1.47    1.48   19.52   19.43   143.21
CFBC  Community First Bnkg Co. of GA...........       0.96    0.96   29.10   28.71   163.45
CIBI  Community Inv. Bancorp of OH.............       1.02    1.02   12.31   12.31   106.29
COOP  Cooperative Bancshares of NC.............       0.75    0.74    9.48    9.48   123.70
CRZY  Crazy Woman Creek Bncorp of WY...........       0.75    0.76   15.04   15.04    63.64


     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                           Prices As Of March 20, 1998




                                                  Market Capitalization                 Price Change Data
                                                 -----------------------   ---------------------------------------------
                                                                                                      % Change From
                                                          Shares  Market    52 Week (1)          -----------------------
                                                  Price/  Outst- Capital-  -------------   Last    Last  52 Wks  Dec 31,
     Financial Institution                       Share(1) anding ization(9) High   Low    Week     Week  Ago(2)  1997(2)
     ---------------------                       ------- ------- -------   ----- ------- ------- ------- ------- --------
                                                    ($)    (000)  ($Mil)    ($)     ($)     ($)     (%)     (%)     (%)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     DNFC  D&N Financial Corp. of MI........       27.75   9,099   252.5   28.06   15.68   26.38    5.19   67.27     4.72
     DCBI  Delphos Citizens Bancorp of OH...       21.25   1,946    41.4   24.25   12.44   21.25    0.00   57.41     2.41
     DIME  Dime Community Bancorp of NY*....       24.13  12,438   300.1   25.50   16.63   24.50   -1.51   33.09     1.60
     DIBK  Dime Financial Corp. of CT*......       30.25   5,164   156.2   32.00   18.00   30.00    0.83   57.14    -0.82
     EGLB  Eagle BancGroup of IL............       20.75   1,178    24.4   20.88   14.75   20.38    1.82   31.75     9.90
     EBSI  Eagle Bancshares of Tucker GA....       21.38   5,719   122.3   22.38   15.25   21.25    0.61   29.58    -2.82
     EGFC  Eagle Financial Corp. of CT(8)...       55.56   6,514   361.9   55.56   26.75   53.00    4.83   93.25     1.02
     ETFS  East Texas Fin. Serv. of TX......       22.50   1,026    23.1   23.75   16.88   21.75    3.45   25.00    -5.26
     ESBK  Elmira Svgs Bank (The) of NY*....       28.66     741    21.2   30.38   17.62   28.73   -0.24   54.33    -4.47
     EMLD  Emerald Financial Corp. of OH....       22.00   5,073   111.6   24.75   11.38   21.50    2.33   79.59    -0.59
     EFBC  Empire Federal Bancorp of MT.....       18.00   2,592    46.7   18.25   12.50   17.25    4.35   32.06     5.08
     EFBI  Enterprise Fed. Bancorp of OH....       33.00   1,986    65.5   35.00   15.25   32.50    1.54  112.90     4.76
     EQSB  Equitable FSB of Wheaton MD......       31.50   1,215    38.3   31.50   16.63   29.75    5.88   86.61    18.87
     FCBF  FCB Fin. Corp. of Neenah WI......       32.25   3,863   124.6   33.31   20.13   30.25    6.61   43.33     9.32
     FFDF  FFD Financial Corp. of OH........       20.88   1,445    30.2   21.13   13.00   20.50    1.85   49.14    16.00
     FFLC  FFLC Bancorp of Leesburg FL......       19.75   3,744    73.9   23.50   15.00   20.00   -1.25   26.60    -9.20
     FFFC  FFVA Financial Corp. of VA(8)....       38.25   4,581   175.2   40.00   20.50   38.00    0.66   73.86    -2.25
     FFWC  FFW Corporation of Wabash IN.....       19.00   1,443    27.4   21.50   12.75   19.75   -3.80   43.40     0.00
     FFYF  FFY Financial Corp. of OH........       34.38   4,070   139.9   35.38   25.25   34.00    1.12   36.16     3.77
     FMCO  FMS Financial Corp. of NJ........       34.75   2,388    83.0   35.75   18.75   34.00    2.21   75.95    -2.11
     FFHH  FSF Financial Corp. of MN........       20.00   3,015    60.3   21.25   16.38   20.00    0.00   14.29    -4.49
     FOBC  Fed One Bancorp of Wheeling WV(8)       37.00   2,375    87.9   37.00   17.63   35.25    4.96   97.33    34.55
     FBCI  Fidelity Bancorp of Chicago IL...       25.00   2,814    70.3   26.00   18.50   24.88    0.48   28.21    -2.46
     FSBI  Fidelity Bancorp, Inc. of PA ....       30.75   1,562    48.0   32.00   18.41   32.00   -3.91   47.06     6.03
     FFFL  Fidelity Bcsh MHC of FL (47.7)...       31.25   6,783   100.8   35.38   18.75   31.25    0.00   60.26    -3.85
     FFED  Fidelity Fed. Bancorp of IN......        9.38   3,128    29.3   10.50    7.50    9.88   -5.06    1.41    -9.02
     FFOH  Fidelity Financial of OH.........       18.00   5,593   100.7   18.25   12.38   17.50    2.86   32.06    16.13
     FIBC  Financial Bancorp, Inc. of NY....       25.75   1,710    44.0   27.00   14.88   25.75    0.00   49.28     6.71
     FBSI  First Bancshares, Inc. of MO.....       16.75   2,186    36.6   17.50    9.50   16.00    4.69   67.50     7.17
     FBBC  First Bell Bancorp of PA.........       21.00   6,511   136.7   21.00   14.50   19.00   10.53   29.23    10.53
     SKBO  First Carnegie MHC of PA(45.0)...       19.50   2,300    20.2   20.00   11.63   19.25    1.30   95.00     4.00
     FSTC  First Citizens Corp of GA........       32.00   2,765    88.5   35.50   15.50   31.50    1.59  100.00    -5.88
     FCME  First Coastal Corp. of ME*.......       13.75   1,359    18.7   15.75    8.88   14.38   -4.38   48.65    -7.59
     FFBA  First Colorado Bancorp of CO.....       28.44  16,808   478.0   28.75   16.00   28.38    0.21   68.48    19.75
     FDEF  First Defiance Fin.Corp. of OH...       15.38   8,528   131.2   16.25   12.38   15.38    0.00   10.81    -3.87
     FESX  First Essex Bancorp of MA*.......       24.63   7,536   185.6   26.13   14.50   24.63    0.00   57.58     5.94
     FFSX  First FSB MHC Sxld of IA(46.1)...       35.75   2,834    46.6   35.75   20.75   33.25    7.52   74.39    12.60
     FFES  First Fed of E. Hartford CT......       40.00   2,706   108.2   40.00   23.00   40.00    0.00   48.15     7.38
     BDJI  First Fed. Bancorp. of MN........       20.00     998    20.0   22.00   11.83   20.00    0.00   60.00    -9.09
     FFBH  First Fed. Bancshares of AR......       26.25   4,896   128.5   27.00   17.50   25.25    3.96   40.90    10.53
     FTFC  First Fed. Capital Corp. of WI...       31.50   9,191   289.5   34.00   16.83   32.00   -1.56   67.29    -7.02
     FFKY  First Fed. Fin. Corp. of KY......       21.48   4,144    89.0   23.50   18.25   22.25   -3.46    7.40    -5.58
     FFBZ  First Federal Bancorp of OH......       25.00   1,575    39.4   25.00   17.00   22.50   11.11   35.14    18.32
     FFCH  First Fin. Holdings Inc. of SC...       51.75   6,761   349.9   53.50   23.75   52.25   -0.96   93.46    -2.60
     FFHS  First Franklin Corp. of OH.......       26.50   1,192    31.6   31.25   17.00   26.75   -0.93   41.33   -15.20
     FGHC  First Georgia Hold. Corp of GA...       10.75   3,052    32.8   10.75    7.00   10.75    0.00   48.28    13.16
     FSPG  First Home Bancorp of NJ(8)......       31.63   2,708    85.7   31.63   17.88   30.75    2.86   66.47     4.98
     FFSL  First Independence Corp. of KS...       15.00     954    14.3   15.63   10.88   14.88    0.81   27.66     7.14
     FISB  First Indiana Corp. of IN........       27.00  12,668   342.0   30.00   14.48   27.69   -2.49   58.08     7.10
     FKFS  First Keystone Fin. Corp of PA...       17.00   2,413    41.0   19.00   10.63   17.50   -2.86   52.74    -4.92
     FLKY  First Lancaster Bncshrs of KY....       15.13     953    14.4   16.38   14.63   15.13    0.00   -3.94    -5.08
     FLFC  First Liberty Fin. Corp. of GA...       34.00   7,748   263.4   34.25   21.00   33.25    2.26   56.32     6.25
     CASH  First Midwest Fin., Inc. of OH...       22.88   2,692    61.6   23.25   15.00   23.00   -0.52   34.59     1.69
     FMBD  First Mutual Bancorp Inc of IL...       19.75   3,507    69.3   25.00   13.75   19.50    1.28   27.42   -21.00
     FMSB  First Mutual SB of Bellevue WA*..       18.25   4,125    75.3   20.17   10.61   17.88    2.07   51.45    -1.35





                                                     Current Per Share Financials
                                               ----------------------------------------
                                                                        Tangible
                                               Trailing  12 Mo.   Book    Book
                                                12 Mo.   Core    Value/  Value/  Assets/
     Financial Institution                      EPS(3)   EPS(3)  Share  Share(4) Share
     ---------------------                     -------- ------- ------- ------- -------
                                                  ($)     ($)     ($)     ($)     ($)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     DNFC  D&N Financial Corp. of MI........     1.57    1.41   10.78   10.68   199.51
     DCBI  Delphos Citizens Bancorp of OH...     0.93    0.93   14.83   14.83    55.37
     DIME  Dime Community Bancorp of NY*....     0.95    0.91   14.97   12.94   119.64
     DIBK  Dime Financial Corp. of CT*......     3.24    3.22   15.35   14.95   185.61
     EGLB  Eagle BancGroup of IL............     0.43    0.31   17.24   17.24   145.28
     EBSI  Eagle Bancshares of Tucker GA....     0.96    0.97   12.80   12.80   163.40
     EGFC  Eagle Financial Corp. of CT(8)...     1.18    1.56   23.38   18.96   331.16
     ETFS  East Texas Fin. Serv. of TX......     0.71    0.66   20.45   20.45   117.05
     ESBK  Elmira Svgs Bank (The) of NY*....     1.18    1.27   19.71   19.71   311.72
     EMLD  Emerald Financial Corp. of OH....     1.21    1.15    9.56    9.43   119.05
     EFBC  Empire Federal Bancorp of MT.....     0.62    0.62   15.51   15.51    42.65
     EFBI  Enterprise Fed. Bancorp of OH....     1.11    1.00   16.31   16.30   151.69
     EQSB  Equitable FSB of Wheaton MD......     1.90    1.87   13.77   13.77   264.76
     FCBF  FCB Fin. Corp. of Neenah WI......     1.00    0.68   18.80   18.80   135.38
     FFDF  FFD Financial Corp. of OH........     1.11    0.53   15.38   15.38    63.92
     FFLC  FFLC Bancorp of Leesburg FL......     1.00    0.95   13.74   13.74   106.90
     FFFC  FFVA Financial Corp. of VA(8)....     1.40    1.66   17.33   17.00   126.54
     FFWC  FFW Corporation of Wabash IN.....     1.24    1.21   12.69   11.57   132.57
     FFYF  FFY Financial Corp. of OH........     1.91    1.88   20.53   20.53   151.04
     FMCO  FMS Financial Corp. of NJ........     2.34    2.32   15.80   15.57   243.58
     FFHH  FSF Financial Corp. of MN........     1.04    1.03   14.58   14.58   133.62
     FOBC  Fed One Bancorp of Wheeling WV(8)     1.37    1.35   17.09   16.37   154.43
     FBCI  Fidelity Bancorp of Chicago IL...     0.38    1.09   18.22   18.19   174.01
     FSBI  Fidelity Bancorp, Inc. of PA ....     1.77    1.73   17.21   17.21   251.65
     FFFL  Fidelity Bcsh MHC of FL (47.7)...     0.93    0.79   12.65   12.57   154.16
     FFED  Fidelity Fed. Bancorp of IN......     0.56    0.52    5.02    5.02    69.00
     FFOH  Fidelity Financial of OH.........     0.87    0.84   11.49   10.13    95.67
     FIBC  Financial Bancorp, Inc. of NY....     1.53    1.63   16.10   16.03   180.26
     FBSI  First Bancshares, Inc. of MO.....     0.86    0.82   10.64   10.64    73.89
     FBBC  First Bell Bancorp of PA.........     1.16    1.14   11.21   11.21   103.78
     SKBO  First Carnegie MHC of PA(45.0)...     0.41    0.46   10.74   10.74    62.46
     FSTC  First Citizens Corp of GA........     2.15    1.92   12.34    9.73   121.95
     FCME  First Coastal Corp. of ME*.......     0.93    0.75   10.90   10.90   107.73
     FFBA  First Colorado Bancorp of CO.....     1.18    1.13   12.45   12.20    92.53
     FDEF  First Defiance Fin.Corp. of OH...     0.63    0.62   12.53   12.53    67.98
     FESX  First Essex Bancorp of MA*.......     1.29    1.15   12.08   10.62   158.90
     FFSX  First FSB MHC Sxld of IA(46.1)...     1.19    1.15   14.34   14.23   161.94
     FFES  First Fed of E. Hartford CT......     2.06    2.28   24.76   24.76   363.17
     BDJI  First Fed. Bancorp. of MN........     0.73    0.73   12.12   12.12   119.08
     FFBH  First Fed. Bancshares of AR......     1.13    1.08   16.64   16.64   111.75
     FTFC  First Fed. Capital Corp. of WI...     1.89    1.49   11.90   11.25   168.02
     FFKY  First Fed. Fin. Corp. of KY......     1.49    1.47   12.81   12.11    93.71
     FFBZ  First Federal Bancorp of OH......     1.22    1.22   10.09   10.08   132.60
     FFCH  First Fin. Holdings Inc. of SC...     2.16    2.11   17.08   17.08   265.25
     FFHS  First Franklin Corp. of OH.......     1.42    1.30   17.81   17.72   193.38
     FGHC  First Georgia Hold. Corp of GA...     0.58    0.48    4.53    4.20    54.52
     FSPG  First Home Bancorp of NJ(8)......     1.75    1.71   13.81   13.61   198.60
     FFSL  First Independence Corp. of KS...     0.76    0.76   11.91   11.91   119.15
     FISB  First Indiana Corp. of IN........     1.40    1.13   12.08   11.94   127.36
     FKFS  First Keystone Fin. Corp of PA...     1.12    1.01   10.38   10.38   156.87
     FLKY  First Lancaster Bncshrs of KY....     0.53    0.53   14.92   14.92    52.34
     FLFC  First Liberty Fin. Corp. of GA...     1.23    1.27   12.49   11.36   164.61
     CASH  First Midwest Fin., Inc. of OH...     1.37    1.28   16.39   14.62   151.41
     FMBD  First Mutual Bancorp Inc of IL...     0.28    0.23   15.45   11.85   111.62
     FMSB  First Mutual SB of Bellevue WA*..     1.06    1.04    7.43    7.43   109.36


RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                                Exhibit IV-1 (continued)
                                          Weekly Thrift Market Line - Part One
                                              Prices As Of March 20, 1998




                                                        Market Capitalization                     Price Change Data
                                                       -----------------------       ---------------------------------------------
                                                                                      52 Week (1)              % Change From
                                                                Shares    Market     -------------         -----------------------
                                                        Price/  Outst-   Capital-                    Last     Last 52 Wks  Dec 31,
     Financial Institution                             Share(1) anding   ization(9)  High     Low    Week     Week  Ago(2) 1997(2)
     ---------------------                             ------- -------   -------     ----- ------- ------- ------- ------- -------
                                                          ($)    (000)    ($Mil)      ($)     ($)     ($)     (%)     (%)     (%)

     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
 FNGB  First Northern Cap. Corp of WI...................... 13.50   8,846   119.4   14.00    9.13   13.00    3.85   42.11    -3.57
 FFPB  First Palm Beach Bancorp of FL...................... 37.50   5,055   189.6   44.94   26.56   37.75   -0.66   30.98   -13.05
 FSLA  First SB SLA MHC of NJ (47.5)(8).................... 44.38   8,016   151.1   54.50   19.09   42.25    5.04  116.91   -18.57
 FWWB  First Savings Bancorp of WA......................... 27.00  10,156   274.2   28.56   18.75   26.00    3.85   40.26    -1.82
 FSFF  First SecurityFed Fin of IL......................... 15.50   6,408    99.3   16.63   14.50   15.38    0.78   55.00    -1.59
 SHEN  First Shenango Bancorp of PA(8)..................... 41.94   2,069    86.8   43.88   21.75   42.69   -1.76   76.59    13.35
 SOPN  First Svgs Bancorp of NC............................ 24.63   3,700    91.1   26.00   19.38   23.00    7.09   26.31    -3.41
 FBNW  FirstBank Corp of Clarkston WA...................... 19.88   1,984    39.4   20.25   15.50   19.88    0.00   98.80     5.30
 FFDB  FirstFed Bancorp, Inc. of AL........................ 23.75   1,155    27.4   25.00   14.38   23.75    0.00   65.16     9.80
 FSPT  FirstSpartan Fin. Corp. of SC....................... 44.00   4,430   194.9   44.00   35.00   43.50    1.15  120.00     9.32
 FLAG  Flag Financial Corp of GA........................... 19.88   2,037    40.5   21.50   11.75   20.38   -2.45   62.29    -7.53
 FLGS  Flagstar Bancorp, Inc of MI......................... 23.38  13,670   319.6   23.38   13.00   22.13    5.65    N.A.    18.08
 FFIC  Flushing Fin. Corp. of NY*.......................... 24.50   7,865   192.7   25.50   17.88   24.13    1.53   28.07     2.60
 FBHC  Fort Bend Holding Corp. of TX....................... 20.75   1,668    34.6   24.00   11.75   21.75   -4.60   76.60    -4.60
 FTSB  Fort Thomas Fin. Corp. of KY........................ 15.25   1,474    22.5   15.63    9.25   15.44   -1.23   35.56    -0.85
 FKKY  Frankfort First Bancorp of KY....................... 16.75   1,619    27.1   24.50   15.75   16.00    4.69  -22.99    -4.99
 FTNB  Fulton Bancorp, Inc. of MO.......................... 21.88   1,719    37.6   26.50   17.50   22.00   -0.55   19.89    -1.13
 GFSB  GFS Bancorp of Grinnell IA(8)....................... 17.88     996    17.8   17.88   10.75   17.50    2.17   66.33     4.81
 GUPB  GFSB Bancorp, Inc of Gallup NM...................... 22.00     801    17.6   22.25   16.25   20.75    6.02   35.38     4.12
 GSLA  GS Financial Corp. of LA............................ 20.63   3,439    70.9   21.00   13.38   20.63    0.00  106.30    -1.76
 GOSB  GSB Financial Corp. of NY*.......................... 17.13   2,248    38.5   18.94   14.25   16.50    3.82   71.30    -5.15
 GFCO  Glenway Financial Corp. of OH....................... 20.00   2,281    45.6   21.25   10.25   20.88   -4.21   77.78     6.67
 GTPS  Great American Bancorp of IL........................ 21.00   1,672    35.1   21.50   15.50   20.00    5.00   33.33    10.53
 PEDE  Great Pee Dee Bancorp of SC......................... 15.75   2,202    34.7   16.25   14.75   15.88   -0.82   57.50    -2.36
 GSBC  Great Southern Bancorp of MO........................ 25.75   8,066   207.7   26.25   16.00   26.00   -0.96   49.28     5.10
 GDVS  Greater DV SB,MHC of PA (19.9)...................... 31.75   3,273    20.6   32.75   12.25   30.50    4.10  126.79     2.42
 GSFC  Green Street Fin. Corp. of NC....................... 17.88   4,298    76.8   20.75   17.00   17.44    2.52    3.65    -2.03
 GFED  Guaranty Fed Bancshares of MO....................... 12.63   6,222    78.6   14.44    6.34   12.19    3.61  103.38    -1.94
 HCBB  HCB Bancshares of Camden AR......................... 14.69   2,645    38.9   15.25   12.63   14.63    0.41   46.90     1.31
 HEMT  HF Bancorp of Hemet CA.............................. 17.00   6,293   107.0   18.25   12.25   16.88    0.71   31.99    -2.86
 HFFC  HF Financial Corp. of SD............................ 29.50   2,977    87.8   29.75   18.75   28.75    2.61   50.28    11.32
 HFNC  HFNC Financial Corp. of NC.......................... 13.50  17,193   232.1   19.88   13.25   13.88   -2.74  -20.59    -6.90
 HMNF  HMN Financial, Inc. of MN........................... 30.00   4,144   124.3   32.50   19.00   29.25    2.56   44.58    -7.69
 HALL  Hallmark Capital Corp. of WI........................ 15.50   2,934    45.5   18.00    8.75   15.88   -2.39   59.96    -8.82
 HARB  Harbor FL Bncp MHC of FL (46.1(8)................... 75.50   4,979   174.9   75.50   35.00   75.00    0.67  105.44    13.96
 HRBF  Harbor Federal Bancorp of MD........................ 24.81   1,693    42.0   25.25   15.50   23.25    6.71   44.83    -1.74
 HFSA  Hardin Bancorp of Hardin MO......................... 18.88     824    15.6   19.13   13.50   19.13   -1.31   25.87     3.45
 HARL  Harleysville SB of PA............................... 30.25   1,666    50.4   31.13   20.25   31.13   -2.83   40.70    10.00
 HFGI  Harrington Fin. Group of IN......................... 11.13   3,246    36.1   13.75   10.25   12.00   -7.25    4.70   -14.38
 HARS  Harris Fin. MHC of PA (24.3)........................ 24.75  33,790   202.2   24.75    6.04   24.00    3.13  266.67    24.50
 HFFB  Harrodsburg 1st Fin Bcrp of KY...................... 16.56   1,986    32.9   18.00   14.75   16.63   -0.42    5.14    -1.13
 HHFC  Harvest Home Fin. Corp. of OH....................... 15.06     891    13.4   15.75   10.25   15.06    0.00   25.50    -4.38
 HAVN  Haven Bancorp of Woodhaven NY....................... 24.63   8,785   216.4   25.00   15.25   24.63    0.00   42.78     9.47
 HTHR  Hawthorne Fin. Corp. of CA.......................... 19.44   3,091    60.1   24.00    9.25   19.25    0.99   89.66    -3.43
 HMLK  Hemlock Fed. Fin. Corp. of IL....................... 18.75   2,076    38.9   18.94   12.50   18.88   -0.69   87.50     9.46
 HFWA  Heritage Financial Corp of WA....................... 15.13   9,749   147.5   15.13   13.00   14.81    2.16   51.30    51.30
 HCBC  High Country Bancorp of CO.......................... 15.50   1,323    20.5   15.50   14.44   15.25    1.64   55.00     0.00
 HBNK  Highland Bancorp of CA.............................. 36.50   2,318    84.6   36.50   20.50   35.75    2.10   65.91    11.45
 HIFS  Hingham Inst. for Sav. of MA*....................... 34.00   1,304    44.3   34.50   18.00   32.75    3.82   83.78    18.26
 HBEI  Home Bancorp of Elgin IL............................ 17.63   6,856   120.9   19.31   14.13   18.00   -2.06   16.52    -1.40
 HBFW  Home Bancorp of Fort Wayne IN....................... 36.63   2,385    87.4   37.63   20.13   36.75   -0.33   76.53    24.17
 HCFC  Home City Fin. Corp. of OH.......................... 18.63     905    16.9   19.25   12.75   18.50    0.70   33.07     0.70
 HOMF  Home Fed Bancorp of Seymour IN...................... 30.50   5,113   155.9   32.75   16.67   31.00   -1.61   69.44    17.31
 HWEN  Home Financial Bancorp of IN........................  9.25     929     8.6    9.75    7.38    8.88    4.17   20.29     0.00
 HPBC  Home Port Bancorp, Inc. of MA*...................... 26.00   1,842    47.9   27.63   16.50   26.00    0.00   46.48    12.41







                                                                                      Current Per Share Financials
                                                                                  ----------------------------------------
                                                                                                          Tangible
                                                                                  Trailing  12 Mo.  Book    Book
                                                                                  12 Mo.   Core    Value/  Value/  Assets/
   Financial Institution                                                          EPS(3)   EPS(3)  Share  Share(4) Share
   ---------------------                                                          -------- ------- ------- ------- -------
                                                                                  ($)     ($)     ($)     ($)     ($)
   NASDAQ Listed OTC Companies (continued)
   ---------------------------------------
   FNGB  First Northern Cap. Corp of WI........................................   0.68    0.65    8.34    8.34    75.48
   FFPB  First Palm Beach Bancorp of FL........................................   1.86    1.43   22.95   22.44   360.25
   FSLA  First SB SLA MHC of NJ (47.5)(8)......................................   1.16    1.22   12.69   11.59   130.90
   FWWB  First Savings Bancorp of WA...........................................   1.25    1.17   14.80   13.67   108.17
   FSFF  First SecurityFed Fin of IL...........................................   0.61    0.61   12.80   12.80    47.35
   SHEN  First Shenango Bancorp of PA(8).......................................   2.22    2.21   23.13   23.13   181.23
   SOPN  First Svgs Bancorp of NC..............................................   1.35    1.35   18.51   18.51    81.30
   FBNW  FirstBank Corp of Clarkston WA........................................   0.48    0.24   14.95   14.95    92.39
   FFDB  FirstFed Bancorp, Inc. of AL..........................................   1.48    1.48   15.00   13.77   154.80
   FSPT  FirstSpartan Fin. Corp. of SC.........................................   1.33    1.33   29.52   29.52   111.81
   FLAG  Flag Financial Corp of GA.............................................   1.01    0.84   10.66   10.66   117.07
   FLGS  Flagstar Bancorp, Inc of MI...........................................   1.66    0.83    8.89    8.54   148.74
   FFIC  Flushing Fin. Corp. of NY*............................................   1.08    1.09   17.35   16.67   138.39
   FBHC  Fort Bend Holding Corp. of TX.........................................   1.41    1.04   12.29   11.52   181.49
   FTSB  Fort Thomas Fin. Corp. of KY..........................................   0.80    0.80   10.72   10.72    67.76
   FKKY  Frankfort First Bancorp of KY.........................................   0.14    0.59   13.92   13.92    82.03
   FTNB  Fulton Bancorp, Inc. of MO............................................   0.75    0.60   15.06   15.06    62.82
   GFSB  GFS Bancorp of Grinnell IA(8).........................................   1.18    1.12   11.23   11.23    94.93
   GUPB  GFSB Bancorp, Inc of Gallup NM........................................   1.08    1.08   17.90   17.90   143.25
   GSLA  GS Financial Corp. of LA..............................................   0.49    0.48   16.30   16.30    38.21
   GOSB  GSB Financial Corp. of NY*............................................   0.34    0.31   14.66   14.66    51.55
   GFCO  Glenway Financial Corp. of OH.........................................   1.05    1.05   12.41   12.28   133.55
   GTPS  Great American Bancorp of IL..........................................   0.52    0.52   16.92   16.92    84.91
   PEDE  Great Pee Dee Bancorp of SC...........................................   0.56    0.56   13.51   13.51    35.68
   GSBC  Great Southern Bancorp of MO..........................................   1.66    1.53    8.13    8.07    93.04
   GDVS  Greater DV SB,MHC of PA (19.9)........................................   0.62    0.62    8.91    8.91    79.58
   GSFC  Green Street Fin. Corp. of NC.........................................   0.66    0.66   14.73   14.73    41.81
   GFED  Guaranty Fed Bancshares of MO.........................................   0.33    0.32   11.18   11.18    37.06
   HCBB  HCB Bancshares of Camden AR...........................................   0.22    0.22   14.45   13.94    77.48
   HEMT  HF Bancorp of Hemet CA................................................   0.06    0.35   13.29   11.18   168.96
   HFFC  HF Financial Corp. of SD..............................................   2.05    1.90   18.68   18.68   195.05
   HFNC  HFNC Financial Corp. of NC............................................   0.63    0.48    9.66    9.66    52.97
   HMNF  HMN Financial, Inc. of MN.............................................   1.35    1.07   20.38   18.92   166.80
   HALL  Hallmark Capital Corp. of WI..........................................   0.94    0.92   10.74   10.74   140.94
   HARB  Harbor FL Bncp MHC of FL (46.1(8).....................................   2.88    2.77   20.24   19.64   226.74
   HRBF  Harbor Federal Bancorp of MD..........................................   0.96    0.92   17.23   17.23   137.96
   HFSA  Hardin Bancorp of Hardin MO...........................................   0.99    0.90   15.89   15.89   140.09
   HARL  Harleysville SB of PA.................................................   2.06    2.07   14.23   14.23   208.81
   HFGI  Harrington Fin. Group of IN...........................................   0.30    0.32    7.50    7.50   167.80
   HARS  Harris Fin. MHC of PA (24.3)..........................................   0.53    0.45    5.29    4.72    65.15
   HFFB  Harrodsburg 1st Fin Bcrp of KY........................................   0.74    0.74   14.66   14.66    54.84
   HHFC  Harvest Home Fin. Corp. of OH.........................................   0.80    0.70   11.61   11.61   105.31
   HAVN  Haven Bancorp of Woodhaven NY.........................................   1.26    1.27   12.85   12.81   224.80
   HTHR  Hawthorne Fin. Corp. of CA............................................   2.52    3.02   13.69   13.69   300.29
   HMLK  Hemlock Fed. Fin. Corp. of IL.........................................   0.45    0.77   14.66   14.66    85.11
   HFWA  Heritage Financial Corp of WA.........................................   0.49    0.49    9.34    9.34    31.95
   HCBC  High Country Bancorp of CO............................................   0.47    0.47   13.48   13.48    65.86
   HBNK  Highland Bancorp of CA................................................   2.64    2.03   17.91   17.91   237.12
   HIFS  Hingham Inst. for Sav. of MA*.........................................   2.04    2.04   16.39   16.39   170.69
   HBEI  Home Bancorp of Elgin IL..............................................   0.41    0.41   13.89   13.89    51.43
   HBFW  Home Bancorp of Fort Wayne IN.........................................   1.22    1.21   17.84   17.84   146.77
   HCFC  Home City Fin. Corp. of OH............................................   0.98    0.99   15.47   15.47    79.40
   HOMF  Home Fed Bancorp of Seymour IN........................................   1.84    1.62   12.21   11.87   138.75
   HWEN  Home Financial Bancorp of IN..........................................   0.36    0.26    7.95    7.95    46.83
   HPBC  Home Port Bancorp, Inc. of MA*........................................   1.79    1.75   11.92   11.92   113.36

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                              Exhibit IV-1 (continued)
                                        Weekly Thrift Market Line - Part One
                                            Prices As Of March 20, 1998




                                                          Market Capitalization                 Price Change Data
                                                         -----------------------   ---------------------------------------------
                                                                                   52 Week (1)              % Change From
                                                                  Shares  Market   -------------         -----------------------
                                                          Price/  Outst- Capital-                  Last     Last 52 Wks  Dec 31,
     Financial Institution                               Share(1) anding ization(9)High     Low    Week     Week  Ago(2) 1997(2)
     ---------------------                               ------- ------- -------   ----- ------- ------- ------- ------- ---------
                                                            ($)    (000)  ($Mil)    ($)     ($)     ($)     (%)     (%)     (%)

     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     HFBC  HopFed Bancorp of KY......................      17.25   4,034    69.6   17.44   16.00   17.13    0.70   72.50    72.50
     HZFS  Horizon Fin'l. Services of IA.............      16.25     853    13.9   16.75    8.50   16.00    1.56   83.00    35.42
     HRZB  Horizon Financial Corp. of WA*............      18.88   7,454   140.7   19.25   11.96   19.25   -1.92   47.16     6.37
     IBSF  IBS Financial Corp. of NJ.................      21.19  10,944   231.9   21.19   14.25   17.94   18.12   41.27    19.79
     ITLA  ITLA Capital Corp of CA*..................      21.25   7,871   167.3   21.25   14.00   20.00    6.25   34.92    10.39
     IFSB  Independence FSB of DC....................      17.63   1,281    22.6   19.00    7.50   16.31    8.09  110.38     3.71
     INCB  Indiana Comm. Bank, SB of IN(8)...........      21.13     922    19.5   21.13   15.00   20.63    2.42   17.39     3.07
     INBI  Industrial Bancorp of OH..................      22.00   5,103   112.3   22.13   12.00   20.50    7.32   70.81    23.94
     IWBK  Interwest Bancorp of WA...................      42.00   8,037   337.6   43.25   27.63   42.50   -1.18   29.23    11.26
     IPSW  Ipswich SB of Ipswich MA*.................      14.00   2,385    33.4   16.50    6.88   13.50    3.70   75.00   -15.15
     JXVL  Jacksonville Bancorp of TX................      20.13   2,444    49.2   23.25   13.25   20.00    0.65   37.59   -13.42
     JXSB  Jcksnville SB,MHC of IL (45.6)............      23.25   1,908    13.5   24.75   10.67   24.25   -4.12  111.36    16.25
     JSBA  Jefferson Svgs Bancorp of MO..............      27.00  10,013   270.4   27.00   13.88   27.00    0.00   83.05    31.71
     JOAC  Joachim Bancorp, Inc. of MO(8)............      16.25     722    11.7   16.63   14.00   16.63   -2.29   11.07     1.56
     KSBK  KSB Bancorp of Kingfield ME*..............      18.50   1,239    22.9   22.50    9.00   18.50    0.00   98.29   -17.78
     KFBI  Klamath First Bancorp of OR...............      23.00   9,994   229.9   24.25   16.50   22.69    1.37   27.78     6.98
     LSBI  LSB Fin. Corp. of Lafayette IN............      30.50     916    27.9   30.50   19.05   30.50    0.00   60.10     7.02
     LVSB  Lakeview Financial of NJ..................      25.28   3,882    98.1   26.56   13.63   25.50   -0.86   56.73    -0.86
     LARK  Landmark Bancshares, Inc of KS............      23.50   1,689    39.7   27.25   18.75   23.00    2.17   27.03    -5.55
     LARL  Laurel Capital Group of PA................      21.63   2,175    47.0   23.50   13.42   23.50   -7.96   54.50    -0.18
     LSBX  Lawrence Savings Bank of MA*..............      18.88   4,288    81.0   19.31    9.13   19.00   -0.63  104.11    15.26
     LFED  Leeds FSB, MHC of MD (36.3)...............      22.50   5,182    42.4   23.50   11.83   21.63    4.02   81.74     3.45
     LXMO  Lexington B&L Fin. Corp. of MO............      16.63   1,121    18.6   17.88   14.13   16.75   -0.72    7.29    -6.31
     LFCO  Life Financial Corp of CA(8)..............      19.50   6,546   127.6   21.88   10.75   19.88   -1.91    N.A.    54.39
     LFBI  Little Falls Bancorp of NJ................      20.19   2,608    52.7   20.50   12.75   18.50    9.14   46.84    -1.51
     LOGN  Logansport Fin. Corp. of IN...............      17.50   1,261    22.1   18.00   12.50   17.13    2.16   22.81    -2.78
     LISB  Long Island Bancorp, Inc of NY............      64.75  24,029 1,555.9   65.75   33.00   60.06    7.81   85.00    30.47
     MAFB  MAF Bancorp, Inc. of IL...................      39.00  15,013   585.5   39.25   24.83   38.00    2.63   49.03    10.23
     MBLF  MBLA Financial Corp. of MO................      27.50   1,270    34.9   30.63   20.00   27.38    0.44   37.50    -9.84
     MECH  MECH Financial Inc of CT*.................      29.00   5,293   153.5   29.00   16.75   27.00    7.41   65.15    11.28
     MFBC  MFB Corp. of Mishawaka IN.................      26.25   1,627    42.7   30.38   18.75   27.50   -4.55   40.00   -13.59
     MSBF  MSB Financial, Inc of MI..................      17.00   1,237    21.0   19.50   10.38   17.00    0.00   58.14   -10.53
     MARN  Marion Capital Holdings of IN.............      28.00   1,782    49.9   28.75   21.25   28.00    0.00   31.76     3.21
     MRKF  Market Fin. Corp. of OH...................      17.06   1,336    22.8   17.38   12.25   16.75    1.85   70.60     9.15
     MFSL  Maryland Fed. Bancorp of MD(8)............      37.88   6,476   245.3   38.00   17.19   36.94    2.54  107.56     8.23
     MASB  MassBank Corp. of Reading MA*.............      51.00   3,571   182.1   51.25   29.91   51.00    0.00   62.89     7.08
     MFLR  Mayflower Co-Op. Bank of MA*..............      27.00     899    24.3   27.00   15.75   27.00    0.00   42.11     0.93
     MDBK  Medford Bancorp, Inc. of MA*..............      43.00   4,541   195.3   44.00   24.50   43.38   -0.88   56.36     9.55
     MERI  Meritrust FSB of Thibodaux LA(8)..........      78.94     774    61.1   80.00   34.00   78.94    0.00  119.28    14.41
     MWBX  MetroWest Bank of MA*.....................       7.88  14,108   111.2    9.50    4.63    8.00   -1.50   50.10   -12.44
     METF  Metropolitan Fin. Corp. of OH.............      16.63   7,051   117.3   18.88    5.38   16.88   -1.48  209.11     7.29
     MIFC  Mid Iowa Financial Corp. of IA............      12.13   1,710    20.7   12.63    7.31   12.38   -2.02   51.63     5.48
     MCBN  Mid-Coast Bancorp of ME...................      38.00     237     9.0   40.75   18.50   38.00    0.00  100.00    26.67
     MWBI  Midwest Bancshares, Inc. of IA............      16.00   1,021    16.3   19.50    9.33   17.00   -5.88   71.49   -12.33
     MWFD  Midwest Fed. Fin. Corp of WI(8)...........      30.75   1,628    50.1   30.75   16.75   30.50    0.82   78.26     9.31
     MFFC  Milton Fed. Fin. Corp. of OH..............      16.13   2,267    36.6   17.00   13.25   15.88    1.57   17.31     4.88
     MBSP  Mitchell Bancorp, Inc. of NC..............      17.00     931    15.8   18.00   15.25   17.25   -1.45    6.25     0.00
     MBBC  Monterey Bay Bancorp of CA................      22.00   3,230    71.1   22.00   15.50   20.75    6.02   29.41    12.82
     MONT  Montgomery Fin. Corp. of IN...............      13.13   1,653    21.7   14.00   11.00   12.75    2.98   31.30     1.94
     MSBK  Mutual SB, FSB of Bay City MI.............      13.00   4,282    55.7   14.63    6.50   13.38   -2.84   67.74     0.00
     MYST  Mystic Financial of MA*...................      17.88   2,711    48.5   18.56   14.44   17.63    1.42   78.80    78.80
     NHTB  NH Thrift Bancshares of NH................      20.63   2,088    43.1   22.75   11.75   20.00    3.15   70.07     0.63
     NSLB  NS&L Bancorp, Inc of Neosho MO............      17.50     686    12.0   19.50   16.00   17.50    0.00    9.38    -7.31
     NSSY  NSS Bancorp of CT*........................      42.63   2,427   103.5   42.75   23.00   42.25    0.90   82.34    12.93
     NMSB  Newmil Bancorp, Inc. of CT*...............      13.88   3,879    53.8   14.50    8.88   13.25    4.75   42.36     6.77



                                                         Current Per Share Financials
                                                    ---------------------------------------
                                                                          Tangible
                                                    Trailing  12 Mo.  Book   Book
                                                    12 Mo.   Core    Value/  Value/  Assets/
     Financial Institution                          EPS(3)   EPS(3)  Share  Share(4) Share
     ---------------------                          ------- ------- ------- ------- -------
                                                      ($)     ($)     ($)     ($)     ($)

     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     HFBC  HopFed Bancorp of KY...................... 0.58    0.58   13.26   13.26    58.70
     HZFS  Horizon Fin'l. Services of IA............. 0.83    0.66   10.58   10.58   104.07
     HRZB  Horizon Financial Corp. of WA*............ 1.09    1.08   11.38   11.38    71.47
     IBSF  IBS Financial Corp. of NJ................. 0.53    0.53   11.80   11.80    66.54
     ITLA  ITLA Capital Corp of CA*.................. 1.52    1.52   12.28   12.23   114.54
     IFSB  Independence FSB of DC.................... 1.09    0.45   14.23   12.67   196.38
     INCB  Indiana Comm. Bank, SB of IN(8)........... 0.53    0.53   12.57   12.57   103.45
     INBI  Industrial Bancorp of OH.................. 1.00    1.00   11.93   11.93    71.34
     IWBK  Interwest Bancorp of WA................... 2.55    2.22   16.60   16.32   246.65
     IPSW  Ipswich SB of Ipswich MA*................. 0.93    0.76    4.96    4.96    95.28
     JXVL  Jacksonville Bancorp of TX................ 1.38    1.38   14.09   14.09    96.32
     JXSB  Jcksnville SB,MHC of IL (45.6)............ 0.51    0.41    9.17    9.17    88.07
     JSBA  Jefferson Svgs Bancorp of MO.............. 0.97    0.94   11.34    8.89   125.61
     JOAC  Joachim Bancorp, Inc. of MO(8)............ 0.37    0.37   13.71   13.71    47.41
     KSBK  KSB Bancorp of Kingfield ME*.............. 1.22    1.22    8.89    8.45   120.79
     KFBI  Klamath First Bancorp of OR............... 0.88    0.88   14.71   13.44    97.58
     LSBI  LSB Fin. Corp. of Lafayette IN............ 1.71    1.54   19.36   19.36   225.53
     LVSB  Lakeview Financial of NJ.................. 1.82    1.14   11.75    9.64   121.76
     LARK  Landmark Bancshares, Inc of KS............ 1.46    1.32   19.49   19.49   138.33
     LARL  Laurel Capital Group of PA................ 1.34    1.35   10.37   10.37    98.11
     LSBX  Lawrence Savings Bank of MA*.............. 1.89    1.87    8.77    8.77    83.92
     LFED  Leeds FSB, MHC of MD (36.3)............... 0.66    0.66    9.35    9.35    56.23
     LXMO  Lexington B&L Fin. Corp. of MO............ 0.65    0.65   15.12   14.18    82.47
     LFCO  Life Financial Corp of CA(8).............. 1.94    2.03    8.37    8.37    62.91
     LFBI  Little Falls Bancorp of NJ................ 0.66    0.60   14.53   13.40   124.40
     LOGN  Logansport Fin. Corp. of IN............... 0.98    1.01   13.12   13.12    68.29
     LISB  Long Island Bancorp, Inc of NY............ 2.11    1.74   23.19   22.98   252.72
     MAFB  MAF Bancorp, Inc. of IL................... 2.53    2.49   17.55   15.46   230.31
     MBLF  MBLA Financial Corp. of MO................ 1.41    1.43   22.32   22.32   176.03
     MECH  MECH Financial Inc of CT*................. 2.47    2.44   16.73   16.73   168.59
     MFBC  MFB Corp. of Mishawaka IN................. 1.25    1.24   20.61   20.61   162.32
     MSBF  MSB Financial, Inc of MI.................. 0.91    0.84   10.56   10.56    62.61
     MARN  Marion Capital Holdings of IN............. 1.58    1.58   22.37   21.89   107.66
     MRKF  Market Fin. Corp. of OH................... 0.43    0.43   15.13   15.13    42.54
     MFSL  Maryland Fed. Bancorp of MD(8)............ 1.14    1.61   15.39   15.22   181.44
     MASB  MassBank Corp. of Reading MA*............. 2.85    2.63   29.06   28.65   259.14
     MFLR  Mayflower Co-Op. Bank of MA*.............. 1.56    1.48   14.31   14.10   146.73
     MDBK  Medford Bancorp, Inc. of MA*.............. 2.51    2.42   22.35   21.04   250.07
     MERI  Meritrust FSB of Thibodaux LA(8).......... 3.51    3.51   25.66   25.66   302.07
     MWBX  MetroWest Bank of MA*..................... 0.54    0.53    3.17    3.17    43.16
     METF  Metropolitan Fin. Corp. of OH............. 0.82    0.77    5.20    4.78   131.18
     MIFC  Mid Iowa Financial Corp. of IA............ 0.89    0.98    7.41    7.40    79.15
     MCBN  Mid-Coast Bancorp of ME................... 1.92    1.80   22.03   22.03   264.27
     MWBI  Midwest Bancshares, Inc. of IA............ 1.24    1.10   10.46   10.46   144.69
     MWFD  Midwest Fed. Fin. Corp of WI(8)........... 1.80    1.42   11.70   11.31   130.03
     MFFC  Milton Fed. Fin. Corp. of OH.............. 0.56    0.54   11.43   11.43    96.53
     MBSP  Mitchell Bancorp, Inc. of NC.............. 0.56    0.56   15.56   15.56    38.78
     MBBC  Monterey Bay Bancorp of CA................ 0.55    0.50   14.84   13.84   126.35
     MONT  Montgomery Fin. Corp. of IN............... 0.44    0.44   11.89   11.89    63.93
     MSBK  Mutual SB, FSB of Bay City MI.............-2.14   -0.75    7.66    7.66   150.57
     MYST  Mystic Financial of MA*................... 0.52    0.52   13.00   13.00    66.76
     NHTB  NH Thrift Bancshares of NH................ 1.33    1.08   12.24   10.59   152.29
     NSLB  NS&L Bancorp, Inc of Neosho MO............ 0.62    0.61   16.64   16.51    84.29
     NSSY  NSS Bancorp of CT*........................ 2.76    3.13   22.49   21.83   276.37
     NMSB  Newmil Bancorp, Inc. of CT*............... 0.71    0.72    8.54    8.54    91.65

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                                                 Exhibit IV-1 (continued)
                                           Weekly Thrift Market Line - Part One
                                               Prices As Of March 20, 1998



                                                        Market Capitalization                  Price Change Data
                                                       -----------------------    ---------------------------------------------
                                                                Shares  Market      52 Week (1)              % Change From
                                                                                  -------------         -----------------------
                                                        Price/  Outst- Capital-                   Last    Last  52 Wks  Dec 31,
     Financial Institution                             Share(1) anding ization(9) High     Low    Week    Week  Ago(2)  1997(2)
     ---------------------                             ------- ------- -------    ----- ------- ------- ------- ------ --------
                                                          ($)    (000)  ($Mil)    ($)     ($)     ($)     (%)     (%)     (%)

     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     NASB  North American SB, FSB of MO...............   69.00   2,240   154.6   71.00   38.00   70.00   -1.43   81.58    29.87
     NBSI  North Bancshares of Chicago IL.............   17.50   1,430    25.0   18.83   12.75   17.50    0.00   34.62    -2.13
     FFFD  North Central Bancshares of IA.............   22.44   3,266    73.3   22.75   15.00   22.38    0.27   43.57    12.88
     NEIB  Northeast Indiana Bncrp of IN..............   21.13   1,763    37.3   22.75   13.25   21.38   -1.17   40.87    -4.52
     NWEQ  Northwest Equity Corp. of WI...............   21.63     839    18.1   22.25   13.75   21.63    0.00   53.08     4.24
     NWSB  Northwest SB, MHC of PA (30.7).............   17.00  46,798   244.0   17.00    7.13   16.00    6.25  120.21    20.31
     NTMG  Nutmeg FS&LA of CT.........................   10.88     986    10.7   11.25    5.25   11.00   -1.09   96.75     3.62
     OHSL  OHSL Financial Corp. of OH.................   33.75   1,241    41.9   36.75   22.63   34.00   -0.74   50.00    25.00
     OCFC  Ocean Fin. Corp. of NJ.....................   36.56   7,853   287.1   38.38   27.63   34.75    5.21   25.51    -1.85
     OTFC  Oregon Trail Fin. Corp. of OR..............   18.38   4,333    79.6   18.50   15.63   18.38    0.00   83.80     5.75
     OFCP  Ottawa Financial Corp. of MI...............   29.25   5,313   155.4   34.00   18.64   29.56   -1.05   56.00   -13.97
     PFFB  PFF Bancorp of Pomona CA...................   20.44  17,956   367.0   21.50   13.63   19.25    6.18   35.10     2.82
     PSFI  PS Financial of Chicago IL.................   14.13   2,167    30.6   22.38   12.88   13.88    1.80    3.67   -36.86
     PVFC  PVF Capital Corp. of OH....................   24.00   2,659    63.8   24.00   15.23   24.00    0.00   54.14    18.87
     PBCI  Pamrapo Bancorp, Inc. of NJ................   27.75   2,843    78.9   28.00   18.50   27.00    2.78   30.59     1.83
     PFED  Park Bancorp of Chicago IL.................   18.75   2,333    43.7   19.75   14.25   19.00   -1.32   16.24     0.64
     PVSA  Parkvale Financial Corp of PA..............   31.25   5,108   159.6   34.25   20.80   30.75    1.63   40.77    -8.76
     PBHC  Pathfinder BC MHC of NY (46.1)*............   22.25   2,875    19.6   22.25    7.17   21.00    5.95  203.55    11.25
     PEEK  Peekskill Fin. Corp. of NY.................   16.88   3,127    52.8   18.25   13.38   16.94   -0.35   15.38     0.78
     PFSB  PennFed Fin. Services of NJ................   18.50   9,646   178.5   19.00   11.13   18.00    2.78   50.28     8.00
     PWBC  PennFirst Bancorp of PA....................   19.31   5,271   101.8   20.00   12.27   19.13    0.94   49.00     0.31
     PWBK  Pennwood Bancorp, Inc. of PA...............   18.75     551    10.3   22.00   13.75   20.00   -6.25   33.93    -5.06
     PBKB  People's Bancshares of MA*.................   26.00   3,289    85.5   26.00   11.63   24.75    5.05  112.24    14.29
     PFDC  Peoples Bancorp of Auburn IN...............   22.50   3,391    76.3   25.00   14.50   22.50    0.00   46.77     2.27
     PBCT  Peoples Bank, MHC of CT (40.1)*............   38.75  61,162   947.6   38.75   19.00   38.00    1.97   66.10     1.97
     TSBS  Peoples Bcrp, MHC of NJ (35.9)(8)*.........   44.75   9,046   145.3   45.25   18.00   43.75    2.29  148.61    -1.10
     PFFC  Peoples Fin. Corp. of OH...................   16.63   1,417    23.6   19.00   12.75   16.63    0.00    6.40     9.91
     PHBK  Peoples Heritage Fin Grp of ME*............   46.75  27,737 1,296.7   47.06   27.50   45.63    2.45   48.41     1.63
     PSFC  Peoples Sidney Fin. Corp of OH.............   18.00   1,785    32.1   18.63   12.56   17.75    1.41   80.00     0.67
     PERM  Permanent Bancorp, Inc. of IN..............   36.00   2,103    75.7   36.50   20.75   32.00   12.50   69.41    15.64
     PMFI  Perpetual Midwest Fin. of IA(8)............   29.38   1,891    55.6   30.50   18.75   28.75    2.19   48.76     0.44
     PERT  Perpetual of SC, MHC (46.8)(8).............   65.88   1,509    46.4   66.75   24.13   66.75   -1.30  158.35     8.66
     PCBC  Perry Co. Fin. Corp. of MO.................   23.25     828    19.3   25.00   18.75   23.25    0.00   24.00    -3.65
     PHFC  Pittsburgh Home Fin Corp of PA.............   17.88   1,969    35.2   20.81   14.00   18.00   -0.67   18.73    -0.67
     PFSL  Pocahnts Fed, MHC of AR (47.0)(8)..........   45.88   1,632    35.3   45.88   17.75   44.75    2.53  129.40     3.10
     PTRS  Potters Financial Corp of OH...............   18.75     973    18.2   22.25    9.50   18.75    0.00   87.50    -6.25
     PKPS  Poughkeepsie Fin. Corp. of NY(8)...........   11.41  12,610   143.9   11.63    5.44   10.50    8.67   84.33    -1.89
     PHSB  Ppls Home SB, MHC of PA (45.0).............   19.75   2,760    24.5   19.75   13.63   19.13    3.24   97.50     4.61
     PRBC  Prestige Bancorp of PA.....................   19.25     915    17.6   20.00   15.50   19.50   -1.28   20.31    -3.75
     PFNC  Progress Financial Corp. of PA.............   18.38   4,064    74.7   18.50    7.68   17.88    2.80  120.65    11.39
     PSBK  Progressive Bank, Inc. of NY(8)*...........   43.50   3,832   166.7   44.00   23.38   44.00   -1.14   72.28    13.73
     PROV  Provident Fin. Holdings of CA..............   24.25   4,693   113.8   24.25   14.13   23.38    3.72   50.34    10.83
     PULB  Pulaski SB, MHC of MO (29.8)(8)............   50.25   2,097    31.4   51.00   17.38   50.50   -0.50  179.17    60.13
     PLSK  Pulaski SB, MHC of NJ (46.0)...............   20.00   2,108    19.0   24.50   11.50   18.25    9.59  100.00     3.90
     PULS  Pulse Bancorp of S. River NJ...............   26.63   3,088    82.2   29.75   17.88   26.63    0.00   46.88     1.91
     QCFB  QCF Bancorp of Virginia MN.................   28.25   1,382    39.0   29.75   19.00   28.25    0.00   48.68    -5.04
     QCBC  Quaker City Bancorp of CA..................   22.63   4,673   105.7   24.56   14.40   21.00    7.76   48.88     6.49
     QCSB  Queens County Bancorp of NY*...............   42.13  14,913   628.3   42.13   23.33   41.00    2.76   74.74     4.02
     RARB  Raritan Bancorp of Raritan NJ*.............   26.50   2,372    62.9   29.25   16.33   28.75   -7.83   57.46    -5.36
     REDF  RedFed Bancorp of Redlands CA(8)...........   19.88   7,233   143.8   21.13   12.38   19.75    0.66   40.69     0.00
     RELY  Reliance Bancorp, Inc. of NY...............   37.25   9,634   358.9   37.75   22.00   37.00    0.68   58.92     1.69
     RELI  Reliance Bancshares Inc of WI..............    8.88   2,562    22.8   10.13    7.13    9.00   -1.33   22.48    -6.53
     RCBK  Richmond County Fin Corp of NY*............   17.94  24,466   438.9   18.00   15.69   17.00    5.53   79.40    79.40
     RIVR  River Valley Bancorp of IN.................   19.50   1,190    23.2   19.75   13.63   19.00    2.63   34.48     4.00
     RVSB  Riverview Bancorp of WA....................   17.00   6,133   104.3   18.00    6.72   15.88    7.05  152.98    -4.23

                                                            Current Per Share Financials
                                                       ----------------------------------------
                                                                                 Tangible
                                                       Trailing  12 Mo.   Book    Book
                                                        12 Mo.   Core    Value/  Value/  Assets/
     Financial Institution                             EPS(3)   EPS(3)  Share  Share(4) Share
     ---------------------                             -------- ------- ------- ------- -------
                                                          ($)     ($)     ($)     ($)     ($)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     NASB  North American SB, FSB of MO...............   5.40    4.39   27.83   27.01   327.72
     NBSI  North Bancshares of Chicago IL.............   0.44    0.42   11.60   11.60    86.00
     FFFD  North Central Bancshares of IA.............   1.16    1.16   15.10   15.10    65.87
     NEIB  Northeast Indiana Bncrp of IN..............   1.18    1.18   15.51   15.51   107.95
     NWEQ  Northwest Equity Corp. of WI...............   1.22    1.17   13.77   13.77   118.66
     NWSB  Northwest SB, MHC of PA (30.7).............   0.41    0.42    4.44    3.94    48.05
     NTMG  Nutmeg FS&LA of CT.........................   0.67    0.43    5.88    5.88   106.64
     OHSL  OHSL Financial Corp. of OH.................   1.62    1.55   20.98   20.98   192.51
     OCFC  Ocean Fin. Corp. of NJ.....................   1.78    1.77   27.45   27.45   192.40
     OTFC  Oregon Trail Fin. Corp. of OR..............   0.63    0.64   10.64   10.64    85.17
     OFCP  Ottawa Financial Corp. of MI...............   1.42    1.35   14.37   11.69   166.73
     PFFB  PFF Bancorp of Pomona CA...................   0.79    0.75   14.95   14.80   154.04
     PSFI  PS Financial of Chicago IL.................   0.72    0.73   14.76   14.76    39.55
     PVFC  PVF Capital Corp. of OH....................   1.90    1.79   10.85   10.85   149.01
     PBCI  Pamrapo Bancorp, Inc. of NJ................   1.78    1.70   17.07   16.96   132.51
     PFED  Park Bancorp of Chicago IL.................   0.66    0.71   16.55   16.55    75.85
     PVSA  Parkvale Financial Corp of PA..............   2.07    2.07   15.79   15.70   199.52
     PBHC  Pathfinder BC MHC of NY (46.1)*............   0.64    0.58    8.20    6.95    68.44
     PEEK  Peekskill Fin. Corp. of NY.................   0.64    0.64   14.87   14.87    58.91
     PFSB  PennFed Fin. Services of NJ................   1.11    1.10   10.64    9.12   152.97
     PWBC  PennFirst Bancorp of PA....................   1.03    1.03   13.00   11.58   172.79
     PWBK  Pennwood Bancorp, Inc. of PA...............   0.83    0.96   15.41   15.41    85.68
     PBKB  People's Bancshares of MA*.................   1.44    0.74    8.94    8.58   218.14
     PFDC  Peoples Bancorp of Auburn IN...............   1.26    1.26   13.25   13.25    86.79
     PBCT  Peoples Bank, MHC of CT (40.1)*............   1.51    0.87   11.61   11.55   133.81
     TSBS  Peoples Bcrp, MHC of NJ (35.9)(8)*.........   0.82    0.61   12.16   10.99    70.80
     PFFC  Peoples Fin. Corp. of OH...................   0.56    0.55   10.97   10.97    58.20
     PHBK  Peoples Heritage Fin Grp of ME*............   2.65    2.62   17.13   12.87   244.99
     PSFC  Peoples Sidney Fin. Corp of OH.............   0.64    0.64   14.72   14.72    59.52
     PERM  Permanent Bancorp, Inc. of IN..............   1.25    1.24   19.96   19.72   199.63
     PMFI  Perpetual Midwest Fin. of IA(8)............   1.02    0.91   18.49   18.49   207.35
     PERT  Perpetual of SC, MHC (46.8)(8).............   1.27    1.40   20.28   20.28   170.31
     PCBC  Perry Co. Fin. Corp. of MO.................   1.07    1.07   19.75   19.75   102.69
     PHFC  Pittsburgh Home Fin Corp of PA.............   1.07    0.92   12.52   12.37   152.19
     PFSL  Pocahnts Fed, MHC of AR (47.0)(8)..........   1.45    1.43   15.17   15.17   238.61
     PTRS  Potters Financial Corp of OH...............   1.23    1.21   11.31   11.31   126.04
     PKPS  Poughkeepsie Fin. Corp. of NY(8)...........   0.19    0.24    5.76    5.76    69.43
     PHSB  Ppls Home SB, MHC of PA (45.0).............   0.59    0.56   10.37   10.37    78.89
     PRBC  Prestige Bancorp of PA.....................   0.86    0.84   17.08   17.08   156.57
     PFNC  Progress Financial Corp. of PA.............   0.95    0.72    6.18    5.19   121.41
     PSBK  Progressive Bank, Inc. of NY(8)*...........   2.25    2.20   20.48   18.57   230.56
     PROV  Provident Fin. Holdings of CA..............   1.04    0.55   17.85   17.85   154.21
     PULB  Pulaski SB, MHC of MO (29.8)(8)............   1.03    0.90   11.38   11.38    85.56
     PLSK  Pulaski SB, MHC of NJ (46.0)...............   0.53    0.53   10.29   10.29    86.21
     PULS  Pulse Bancorp of S. River NJ...............   1.85    1.87   14.31   14.31   174.65
     QCFB  QCF Bancorp of Virginia MN.................   1.81    1.81   18.83   18.83   114.47
     QCBC  Quaker City Bancorp of CA..................   1.27    1.22   15.73   15.73   182.36
     QCSB  Queens County Bancorp of NY*...............   1.56    1.54   11.43   11.43   107.51
     RARB  Raritan Bancorp of Raritan NJ*.............   1.65    1.62   13.02   12.83   172.14
     REDF  RedFed Bancorp of Redlands CA(8)...........   1.44    1.48   11.65   11.61   139.60
     RELY  Reliance Bancorp, Inc. of NY...............   1.88    1.97   19.92   13.56   232.83
     RELI  Reliance Bancshares Inc of WI..............   0.19    0.20    8.71    8.71    17.39
     RCBK  Richmond County Fin Corp of NY*............   0.56    0.56   11.79   11.79    45.97
     RIVR  River Valley Bancorp of IN.................   0.91    0.76   14.80   14.59   116.35
     RVSB  Riverview Bancorp of WA....................   0.54    0.53    9.75    9.41    42.89


     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                           Prices As Of March 20, 1998




                                                  Market Capitalization                 Price Change Data
                                                 -------------------------   ---------------------------------------------
                                                                                                      % Change From
                                                          Shares    Market    52 Week (1)          -----------------------
                                                  Price/  Outst-   Capital-  -------------   Last    Last  52 Wks  Dec 31,
     Financial Institution                       Share(1) anding   ization(9) High   Low    Week     Week  Ago(2)  1997(2)
     ---------------------                       ------- -------   -------   ----- ------- ------- ------- ------- --------
                                                   ($)    (000)     ($Mil)    ($)    ($)     ($)     (%)     (%)     (%)

     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     RSLN  Roslyn Bancorp, Inc. of NY*......       23.59  43,642   1,029.5   24.50   15.88   21.31   10.70   38.76     1.46
     SCCB  S. Carolina Comm. Bnshrs of SC...       22.13     583      12.9   25.25   17.50   21.50    2.93   10.98    -1.64
     SBFL  SB Fngr Lakes MHC of NY (33.1)...       24.75   3,570      14.6   24.75    7.38   19.88   24.50  219.35    54.69
     SFED  SFS Bancorp of Schenectady NY....       23.75   1,208      28.7   27.25   16.00   22.50    5.56   31.94   -11.64
     SGVB  SGV Bancorp of W. Covina CA......       17.50   2,345      41.0   19.38   11.38   17.56   -0.34   30.79    -1.41
     SHSB  SHS Bancorp, Inc. of PA..........       17.12     820      14.0   18.00   14.75   17.00    0.71   71.20     2.21
     SISB  SIS Bancorp, Inc. of MA*.........       39.50   6,948     274.4   40.25   23.38   38.25    3.27   53.40    -1.72
     SWCB  Sandwich Bancorp of MA(8)*.......       57.75   1,942     112.2   58.50   27.25   58.25   -0.86   89.34    31.25
     SFSL  Security First Corp. of OH.......       22.50   7,571     170.3   22.50   12.00   21.75    3.45   83.67     7.76
     SKAN  Skaneateles Bancorp Inc of NY*...       19.38   1,437      27.8   22.25   12.25   19.75   -1.87   49.08   -12.43
     SOBI  Sobieski Bancorp of S. Bend IN...       21.25     764      16.2   24.25   14.50   20.25    4.94   46.55     4.27
     SOSA  Somerset Savings Bank of MA(8)*..        4.94  16,659      82.3    5.94    2.25    4.84    2.07   81.62    -1.20
     SSFC  South Street Fin. Corp. of NC*...       12.38   4,676      57.9   20.00   11.75   12.50   -0.96  -24.97   -34.84
     SCBS  Southern Commun. Bncshrs of AL...       18.50   1,137      21.0   19.00   13.50   18.00    2.78   37.04     1.37
     SMBC  Southern Missouri Bncrp of MO....       21.75   1,612      35.1   23.25   15.50   21.75    0.00   31.82     6.10
     SWBI  Southwest Bancshares of IL(8)....       32.50   2,715      88.2   32.50   18.75   31.81    2.17   68.83     9.24
     SVRN  Sovereign Bancorp, Inc. of PA....       21.88  93,444   2,044.6   21.88   11.38   21.06    3.89   70.80     5.45
     STFR  St. Francis Cap. Corp. of WI ....       46.50   5,251     244.2   50.75   29.00   44.63    4.19   50.00    -7.92
     SPBC  St. Paul Bancorp, Inc. of IL.....       26.19  34,205     895.8   28.50   17.58   26.44   -0.95   38.42    -0.23
     SFFC  StateFed Financial Corp. of IA...       14.50   1,557      22.6   14.75    9.00   14.50    0.00   56.76    -1.69
     SFIN  Statewide Fin. Corp. of NJ.......       22.75   4,591     104.4   24.13   14.75   22.88   -0.57   41.04    -5.21
     STSA  Sterling Financial Corp. of WA...       25.50   7,570     193.0   25.50   15.25   25.00    2.00   51.70    17.24
     SFSB  SuburbFed Fin. Corp. of IL(8)....       47.75   1,266      60.5   50.00   22.25   47.00    1.60  112.22    -4.50
     ROSE  T R Financial Corp. of NY*.......       35.50  17,598     624.7   35.50   16.69   33.00    7.58   97.88     6.77
     THRD  TF Financial Corp. of PA.........       27.25   3,187      86.8   30.00   16.63   26.13    4.29   45.33    -9.17
     TPNZ  Tappan Zee Fin., Inc. of NY......       20.25   1,478      29.9   22.63   14.00   20.25    0.00   42.11     8.00
     TSBK  Timberland Bancorp of WA.........       18.13   6,613     119.9   18.50   14.50   17.94    1.06   81.30    81.30
     TRIC  Tri-County Bancorp of WY.........       15.00   1,167      17.5   15.00    9.25   14.00    7.14   62.16     0.00
     TWIN  Twin City Bancorp, Inc. of TN....       14.75   1,269      18.7   15.50   12.00   14.50    1.72   16.42    -4.84
     USAB  USABancshares, Inc of PA*........       12.25     732       9.0   13.38    6.56   12.00    2.08   59.30    22.50
     UCBC  Union Community Bancorp of IN....       15.50   3,042      47.2   15.75   13.94   15.00    3.33   55.00     5.95
     UFRM  United FSB of Rocky Mount NC(8)..       19.00   3,169      60.2   21.00    9.00   18.38    3.37  108.11    -3.21
     UBMT  United Fin. Corp. of MT..........       28.25   1,223      34.5   28.25   19.00   27.25    3.67   44.87    10.78
     UTBI  United Tenn. Bancshares of TN....       14.56   1,455      21.2   14.75   13.63   14.19    2.61   45.60    45.60
     VABF  Va. Beach Fed. Fin. Corp of VA...       19.63   4,981      97.8   20.88    9.75   20.38   -3.68   84.67     6.80
     WHGB  WHG Bancshares of MD.............       18.00   1,389      25.0   19.00   13.75   18.50   -2.70   23.03    -4.00
     WSFS  WSFS Financial Corp. of DE*......       21.88  12,460     272.6   21.88   10.63   20.25    8.05   84.18     9.40
     WVFC  WVS Financial Corp. of PA........       38.75   1,753      67.9   38.75   23.50   37.00    4.73   55.00     9.93
     WRNB  Warren Bancorp of Peabody MA*....       24.00   3,806      91.3   24.50   15.00   23.81    0.80   52.38     4.35
     WSBI  Warwick Community Bncrp of NY*...       17.63   6,414     113.1   17.63   15.38   17.25    2.20   76.30     1.44
     WFSL  Washington Federal, Inc. of WA...       29.00  52,286   1,516.3   30.29   20.46   27.50    5.45   28.89     1.47
     WAMU  Washington Mutual, Inc. of WA*...       73.94 257,560  19,044.0   73.94   45.38   70.38    5.06   46.42    15.88
     WYNE  Wayne Bancorp, Inc. of NJ........       28.75   2,014      57.9   28.75   16.00   24.00   19.79   72.88     7.48
     WAYN  Wayne Svgs Bks MHC of OH (47.8...       30.00   2,257      32.3   33.00   17.00   30.00    0.00   65.11     3.45
     WCFB  Wbstr Cty FSB MHC of IA (45.2)...       20.88   2,109      19.8   22.00   13.75   20.63    1.21   42.72     4.40
     WBST  Webster Financial Corp. of CT....       66.50  13,653     907.9   66.88   35.13   63.50    4.72   75.88     0.00
     WEFC  Wells Fin. Corp. of Wells MN.....       18.75   1,959      36.7   19.00   14.00   18.50    1.35   31.58     4.87
     WCBI  WestCo Bancorp, Inc. of IL.......       29.38   2,464      72.4   29.38   22.00   29.00    1.31   33.55     7.82
     WSTR  WesterFed Fin. Corp. of MT.......       25.88   5,577     144.3   27.00   17.63   26.00   -0.46   25.45     1.49
     WOFC  Western Ohio Fin. Corp. of OH....       26.00   2,356      61.3   29.25   21.00   25.75    0.97   20.93    -3.27
     WEHO  Westwood Hmstd Fin Corp of OH....       14.63   2,843      41.6   18.13   12.50   13.63    7.34    9.34   -13.94
     FFWD  Wood Bancorp of OH...............       20.00   2,651      53.0   27.00    8.47   20.50   -2.44  130.68     6.38
     YFCB  Yonkers Fin. Corp. of NY.........       20.00   3,021      60.4   22.00   14.38   19.63    1.88   37.93     3.90
     YFED  York Financial Corp. of PA.......       25.50   8,852     225.7   27.25   14.20   24.88    2.49   78.32    -0.97


                                                     Current Per Share Financials
                                               ----------------------------------------
                                                                        Tangible
                                               Trailing  12 Mo.   Book    Book
                                                12 Mo.   Core    Value/  Value/  Assets/
     Financial Institution                      EPS(3)   EPS(3)  Share  Share(4) Share
     ---------------------                     -------- ------- ------- -------  -------
                                                  ($)     ($)     ($)     ($)     ($)

     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     RSLN  Roslyn Bancorp, Inc. of NY*......   0.77    0.94   14.40   14.33    82.51
     SCCB  S. Carolina Comm. Bnshrs of SC...   0.79    0.79   16.00   16.00    77.34
     SBFL  SB Fngr Lakes MHC of NY (33.1)...   0.24    0.21    6.07    6.07    69.39
     SFED  SFS Bancorp of Schenectady NY....   0.88    0.85   17.74   17.74   144.39
     SGVB  SGV Bancorp of W. Covina CA......   0.57    0.66   13.13   12.94   173.91
     SHSB  SHS Bancorp, Inc. of PA..........   0.81    0.81   14.65   14.65   108.01
     SISB  SIS Bancorp, Inc. of MA*.........   1.37    1.87   18.06   18.06   249.51
     SWCB  Sandwich Bancorp of MA(8)*.......   2.50    2.44   21.63   20.88   267.09
     SFSL  Security First Corp. of OH.......   1.19    1.19    8.38    8.26    89.54
     SKAN  Skaneateles Bancorp Inc of NY*...   1.16    1.12   12.30   11.97   178.22
     SOBI  Sobieski Bancorp of S. Bend IN...   0.65    0.65   16.49   16.49   114.60
     SOSA  Somerset Savings Bank of MA(8)*..   0.36    0.35    2.15    2.15    32.40
     SSFC  South Street Fin. Corp. of NC*...   0.43    0.44    7.28    7.28    48.86
     SCBS  Southern Commun. Bncshrs of AL...   0.70    0.70   12.73   12.73    62.34
     SMBC  Southern Missouri Bncrp of MO....   0.85    0.81   16.47   16.47    99.21
     SWBI  Southwest Bancshares of IL(8)....   1.51    1.52   16.22   16.22   135.65
     SVRN  Sovereign Bancorp, Inc. of PA....   0.61    0.83    7.30    6.06   153.42
     STFR  St. Francis Cap. Corp. of WI ....   2.35    2.26   25.17   22.44   304.26
     SPBC  St. Paul Bancorp, Inc. of IL.....   1.43    1.44   12.22   12.18   133.24
     SFFC  StateFed Financial Corp. of IA...   0.70    0.70   10.05   10.05    56.91
     SFIN  Statewide Fin. Corp. of NJ.......   1.19    1.19   14.34   14.31   153.15
     STSA  Sterling Financial Corp. of WA...   1.15    1.04   13.59   12.56   247.85
     SFSB  SuburbFed Fin. Corp. of IL(8)....   2.20    1.78   23.31   23.24   346.34
     ROSE  T R Financial Corp. of NY*.......   1.97    1.76   13.69   13.69   218.38
     THRD  TF Financial Corp. of PA.........   1.53    1.30   15.72   13.12   187.34
     TPNZ  Tappan Zee Fin., Inc. of NY......   0.70    0.69   14.46   14.46    84.29
     TSBK  Timberland Bancorp of WA.........   0.75    0.75   12.38   12.38    40.65
     TRIC  Tri-County Bancorp of WY.........   0.77    0.79   11.85   11.85    77.12
     TWIN  Twin City Bancorp, Inc. of TN....   0.85    0.70   11.04   11.04    85.65
     USAB  USABancshares, Inc of PA*........   0.32    0.28    7.40    7.29    87.80
     UCBC  Union Community Bancorp of IN....   0.58    0.58   13.40   13.40    36.73
     UFRM  United FSB of Rocky Mount NC(8)..   0.57    0.37    6.94    6.94    95.98
     UBMT  United Fin. Corp. of MT..........   1.22    1.21   20.24   20.24    84.29
     UTBI  United Tenn. Bancshares of TN....   0.66    0.66   12.95   12.95    52.89
     VABF  Va. Beach Fed. Fin. Corp of VA...   0.82    0.66    8.86    8.86   123.71
     WHGB  WHG Bancshares of MD.............   0.54    0.55   14.34   14.34    72.95
     WSFS  WSFS Financial Corp. of DE*......   1.32    1.30    6.96    6.92   121.61
     WVFC  WVS Financial Corp. of PA........   2.13    2.15   17.76   17.76   166.58
     WRNB  Warren Bancorp of Peabody MA*....   1.91    1.70   10.52   10.52    97.48
     WSBI  Warwick Community Bncrp of NY*...   0.55    0.55   12.60   12.60    53.02
     WFSL  Washington Federal, Inc. of WA...   2.07    2.04   14.09   13.00   109.27
     WAMU  Washington Mutual, Inc. of WA*...   1.28    2.38   20.15   18.77   376.54
     WYNE  Wayne Bancorp, Inc. of NJ........   0.97    0.97   16.85   16.85   134.08
     WAYN  Wayne Svgs Bks MHC of OH (47.8...   0.84    0.78   10.72   10.72   113.04
     WCFB  Wbstr Cty FSB MHC of IA (45.2)...   0.65    0.65   10.60   10.60    45.10
     WBST  Webster Financial Corp. of CT....   2.31    3.52   27.99   24.41   514.14
     WEFC  Wells Fin. Corp. of Wells MN.....   1.13    1.10   15.13   15.13   102.83
     WCBI  WestCo Bancorp, Inc. of IL.......   1.91    1.78   19.72   19.72   128.22
     WSTR  WesterFed Fin. Corp. of MT.......   1.30    1.26   19.31   15.69   185.60
     WOFC  Western Ohio Fin. Corp. of OH....   0.61    0.71   23.39   21.83   168.69
     WEHO  Westwood Hmstd Fin Corp of OH....   0.31    0.49   10.60   10.60    47.22
     FFWD  Wood Bancorp of OH...............   0.89    0.80    8.04    8.04    62.82
     YFCB  Yonkers Fin. Corp. of NY.........   1.02    1.01   14.87   14.87   109.83
     YFED  York Financial Corp. of PA.......   1.26    1.05   11.84   11.84   133.56

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                  Exhibit IV-1
                      Weekly Thrift Market Line - Part Two
                           Prices As Of March 20, 1998


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.
                                                                Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)

Market Averages. SAIF-Insured Thrifts
-------------------------------------
(no MHCs)
---------
SAIF-Insured Thrifts(294)..............      13.69    13.45    0.95    8.16    4.50       0.90    7.62       0.75  128.85    0.78
NYSE Traded Companies(9)...............       8.16     7.94    1.18   14.92    5.82       0.63    9.40       1.78   91.95    1.34
AMEX Traded Companies(20)..............      14.04    13.94    0.90    6.47    4.29       0.85    5.84       0.63  153.15    0.73
NASDAQ Listed OTC Companies(265).......      13.80    13.55    0.95    8.13    4.48       0.91    7.72       0.74  128.10    0.77
California Companies(20)...............       7.84     7.59    0.62    8.57    5.02       0.53    7.84       1.20   86.14    1.26
Florida Companies(5)...................       8.54     8.12    1.14   13.38    4.89       0.59    7.14       1.68   83.02    0.78
Mid-Atlantic Companies(56).............      10.66    10.29    0.86    8.77    4.85       0.82    8.34       0.80  100.90    0.91
Mid-West Companies(138)................      14.63    14.43    0.97    7.67    4.27       0.93    7.28       0.61  138.64    0.66
New England Companies(9)...............       7.67     7.37    0.62    8.87    4.72       0.65    9.11       0.69  152.00    1.01
North-West Companies(11)...............      16.87    16.51    1.17    8.71    4.35       1.11    8.12       0.61  284.86    0.77
South-East Companies(43)...............      17.45    17.28    1.08    7.66    4.23       1.03    7.14       0.99  107.74    0.83
South-West Companies(6)................      10.58    10.42    0.94   11.09    6.78       0.88   10.30       0.66   83.30    0.71
Western Companies (Excl CA)(6).........      17.89    17.52    1.10    6.66    4.33       1.09    6.59       0.32  153.87    0.70
Thrift Strategy(245)...................      14.84    14.62    0.98    7.66    4.57       0.94    7.28       0.69  131.05    0.72
Mortgage Banker Strategy(30)...........       7.64     7.19    0.77   10.43    4.39       0.70    9.65       1.02  119.15    1.01
Real Estate Strategy(8)................       7.56     7.33    0.95   12.53    5.93       0.87   11.57       1.05  105.92    1.28
Diversified Strategy(7)................       8.72     8.53    1.29   15.30    5.10       0.78   10.49       1.59  119.07    1.13
Retail Banking Strategy(4).............       7.04     6.76   -0.23   -0.09   -4.34      -0.26   -0.99       0.82  142.67    1.25
Companies Issuing Dividends(248).......      13.62    13.36    0.98    8.47    4.74       0.93    7.85       0.71  127.12    0.74
Companies Without Dividends(46)........      14.07    13.93    0.76    6.54    3.23       0.73    6.41       0.98  137.80    0.99
Equity/Assets LESS THAN 6%(24).........       5.04     4.72    0.58   11.70    4.35       0.56   11.26       0.84  110.46    0.94
Equity/Assets 6-12%(134)...............       8.88     8.54    0.84    9.85    4.91       0.77    9.05       0.82  123.09    0.88
Equity/Assets GREATER THAN 12%(136)....      19.35    19.20    1.11    6.10    4.17       1.06    5.77       0.68  136.87    0.67
Converted Last 3 Mths (no MHC)(7)......      30.18    30.18    1.39    5.00    3.60       1.39    4.98       0.88  209.71    0.84
Actively Traded Companies(36)..........       9.12     8.86    0.97   11.11    4.61       1.00   11.85       0.70  151.66    0.94
Market Value Below $20 Million(41).....      15.20    15.12    0.93    6.59    4.85       0.86    6.01       0.82  106.00    0.67
Holding Company Structure(266).........      13.92    13.68    0.95    7.97    4.49       0.90    7.47       0.75  129.15    0.78
Assets Over $1 Billion(57).............       7.91     7.30    0.87   11.63    4.87       0.77   10.43       0.89  112.31    0.96
Assets $500 Million-$1 Billion(44).....       9.87     9.62    0.85    8.98    4.05       0.80    8.75       0.66  162.06    0.90
Assets $250-$500 Million(66)...........      12.42    12.13    0.94    8.50    4.78       0.89    7.87       0.73  145.61    0.77
Assets less than $250 Million(127).....      17.87    17.80    1.02    6.36    4.37       0.98    6.02       0.74  115.75    0.68
Goodwill Companies(120)................       9.81     9.19    0.90   10.17    4.88       0.81    9.19       0.86  116.37    0.85
Non-Goodwill Companies(174)............      16.18    16.18    0.98    6.87    4.26       0.95    6.62       0.68  137.00    0.74
Acquirors of FSLIC Cases(9)............       8.68     8.26    1.00   12.16    6.06       0.91   11.00       0.85   66.56    0.59



                                                                     Pricing Ratios                      Dividend Data(6)
                                                         -----------------------------------------      ----------------------
                                                                                 Price/  Price/        Ind.   Divi-
                                                         Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                                   Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                                   ------- ------- ------- ------- -------      ------- ------- -------
                                                           (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

Market Averages. SAIF-Insured Thrifts(no MHCs)
----------------------------------------------
SAIF-Insured Thrifts(294)                                 20.22  163.67   20.50  168.36   21.37         0.36    1.53   30.33
NYSE Traded Companies(9)                                  17.56  198.13   20.74  204.44   17.91         0.24    0.70   11.01
AMEX Traded Companies(20)                                 19.58  141.65   19.31  143.16   20.59         0.34    1.81   36.69
NASDAQ Listed OTC Companies(265)                          20.35  164.69   20.59  169.61   21.50         0.37    1.53   30.40
California Companies(20)                                  18.95  160.51   12.13  167.79   20.07         0.13    0.46   10.87
Florida Companies(5)                                      18.94  175.98   20.98  194.36   24.53         0.24    0.91   17.18
Mid-Atlantic Companies(56)                                19.80  171.38   17.21  175.17   21.17         0.38    1.46   30.64
Mid-West Companies(138)                                   20.23  160.48   21.29  164.43   21.24         0.35    1.61   30.63
New England Companies(9)                                  19.51  173.07   12.84  182.62   20.24         0.44    1.47   27.37
North-West Companies(11)                                  22.52  171.49   26.50  177.57   23.25         0.28    1.07   25.25
South-East Companies(43)                                  21.59  166.78   25.32  171.18   22.81         0.49    1.92   41.64
South-West Companies(6)                                   14.39  141.77   14.16  148.77   15.50         0.33    1.43   24.97
Western Companies (Excl CA)(6)                            21.93  143.05   24.71  148.98   22.15         0.47    2.03   37.25
Thrift Strategy(245)                                      20.66  155.32   21.29  159.34   21.47         0.37    1.63   32.41
Mortgage Banker Strategy(30)                              18.22  209.64   15.68  221.31   21.82         0.33    1.07   21.01
Real Estate Strategy(8)                                   17.42  196.89   14.88  202.29   18.48         0.16    0.66   11.62
Diversified Strategy(7)                                   18.85  243.78   24.48  249.11   21.11         0.57    1.43   29.33
Retail Banking Strategy(4)                                16.92  163.57   10.72  169.46   19.68         0.14    0.69   17.20
Companies Issuing Dividends(248)                          20.15  166.21   20.60  171.21   21.43         0.43    1.82   36.19
Companies Without Dividends(46)                           20.73  149.81   19.98  152.95   21.01         0.00    0.00    0.00
Equity/Assets LESS THAN 6%(24)                            17.99  221.07   11.25  227.00   20.93         0.19    0.69   14.98
Equity/Assets 6-12%(134)                                  18.76  182.76   15.90  191.83   20.27         0.39    1.46   27.12
Equity/Assets GREATER THAN 12%(136)                       22.10  137.31   26.06  138.81   22.62         0.37    1.72   36.12
Converted Last 3 Mths (no MHC)(7)                         26.16  128.03   38.47  128.03   26.16         0.09    0.62    8.62
Actively Traded Companies(36)                             18.87  220.40   18.98  226.09   20.00         0.48    1.46   28.59
Market Value Below $20 Million(41)                        20.62  130.66   19.00  131.05   21.63         0.32    1.79   33.67
Holding Company Structure(266)                            20.53  162.26   20.69  166.68   21.55         0.37    1.57   31.01
Assets Over $1 Billion(57)                                19.59  209.65   16.78  226.77   21.41         0.41    1.14   22.97
Assets $500 Million-$1 Billion(44)                        18.73  188.36   17.69  194.39   20.08         0.37    1.42   29.19
Assets $250-$500 Million(66)                              19.39  164.86   19.59  167.73   20.69         0.36    1.42   26.41
Assets less than $250 Million(127)                        21.46  137.03   23.36  137.87   22.16         0.34    1.77   35.97
Goodwill Companies(120)                                   19.15  186.36   17.31  199.03   20.91         0.40    1.42   26.16
Non-Goodwill Companies(174)                               20.94  149.24   22.55  149.24   21.70         0.34    1.60   33.05
Acquirors of FSLIC Cases(9)                               16.68  189.31   16.21  199.68   17.63         0.47    1.61   26.60

(1)      Average of high/low or bid/ask price per share.

(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized

(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.

(4)      Excludes intangibles (such as goodwill, value of core deposits, etc.).


(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI
         (return on investment) is current EPS divided by current price.

(6)      Annualized, based on last regular quarterly cash dividend announcement.

(7)      Indicated dividend as a percent of trailing twelve month earnings.

(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.


*        All thrifts are SAIF insured unless otherwise noted with an asterisk.
         Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                           Prices As Of March 20, 1998


                                                            Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
Market Averages. BIF-Insured Thrifts
------------------------------------
(no MHCs)
---------
BIF-Insured Thrifts(59)....................  11.65    11.33    1.07   10.99    5.11       1.05   10.71       0.72  169.83    1.35
NYSE Traded Companies(4)...................  16.20    14.65    1.09    8.91    3.80       1.23   10.11       1.60   48.48    0.98
AMEX Traded Companies(7)...................  12.46    12.11    1.02   10.29    5.22       0.90    8.98       1.41   67.25    1.23
NASDAQ Listed OTC Companies(48)............  11.16    10.95    1.07   11.26    5.22       1.05   10.96       0.59  189.19    1.40
California Companies(1)....................  10.72    10.68    1.46   13.06    7.15       1.46   13.06       0.00    0.00    1.50
Mid-Atlantic Companies(21).................  14.35    13.88    0.90    7.92    3.72       0.93    8.03       0.79  131.71    1.18
New England Companies(31)..................   9.50     9.23    1.17   13.38    6.08       1.10   12.49       0.74  175.37    1.58
North-West Companies(3)....................   9.36     9.23    1.03   11.63    4.44       1.16   14.24       0.49  401.95    1.05
South-East Companies(3)....................  17.27    17.10    1.14    6.83    4.90       1.13    6.78       0.31  184.96    0.51
Thrift Strategy(44)........................  12.74    12.45    1.08   10.30    5.06       1.04    9.77       0.74  154.93    1.28
Mortgage Banker Strategy(7)................   8.76     8.40    0.95   12.06    5.22       0.96   11.92       0.44  302.59    1.26
Real Estate Strategy(3)....................  10.76    10.73    1.73   16.25    7.56       1.62   15.19       0.83  132.18    1.59
Diversified Strategy(5)....................   6.58     5.97    0.87   13.30    4.43       0.98   15.25       0.82  151.87    1.94
Companies Issuing Dividends(47)............  10.48    10.10    1.06   11.23    5.17       1.02   10.82       0.75  169.43    1.31
Companies Without Dividends(12)............  16.23    16.15    1.11   10.08    4.89       1.15   10.31       0.60  171.52    1.51
Equity/Assets LESS THAN 6%(4)..............   5.09     4.95    0.90   16.51    4.99       0.85   15.67       0.93   94.22    1.54
Equity/Assets 6-12%(40)....................   8.68     8.31    1.08   12.57    5.68       1.03   12.09       0.82  173.21    1.49
Equity/Assets GREATER THAN 12%(15).........  20.33    20.10    1.10    5.85    3.83       1.13    6.18       0.37  187.48    0.97
Converted Last 3 Mths (no MHC)(4)..........  23.69    23.51    0.93    4.56    2.67       1.14    6.07       0.57  151.21    1.07
Actively Traded Companies(17)..............   9.76     9.35    1.27   13.85    6.00       1.22   13.43       0.59  167.70    1.28
Market Value Below $20 Million(2)..........   9.27     9.21    0.67    7.36    4.69       0.56    6.13       0.56  198.01    1.61
Holding Company Structure(47)..............  12.66    12.41    1.08   10.50    5.02       1.06   10.24       0.63  171.23    1.35
Assets Over $1 Billion(18).................  11.75    11.04    1.03   10.45    4.33       1.09   11.22       0.78  156.73    1.38
Assets $500 Million-$1 Billion(15).........   9.35     9.19    1.14   13.11    5.97       1.07   12.08       0.78  169.01    1.53
Assets $250-$500 Million(11)...............  11.63    11.45    1.19   11.93    5.75       1.14   11.44       0.74  204.18    1.56
Assets less than $250 Million(15)..........  13.24    13.15    0.98    9.36    4.90       0.91    8.61       0.59  155.33    1.02
Goodwill Companies(32).....................  10.07     9.46    1.00   11.40    5.20       1.00   11.27       0.86  150.35    1.38
Non-Goodwill Companies(27).................  13.36    13.36    1.15   10.56    5.02       1.10   10.11       0.56  191.97    1.32



                                                           Pricing Ratios                      Dividend Data(6)
                                                -----------------------------------------      -----------------------
                                                                        Price/  Price/        Ind.   Divi-

                                                Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
                                               Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
                                               ------- ------- ------- ------- -------      ------- ------- -------
                                                  (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
Market Averages. BIF-Insured Thrifts(no MHCs)
---------------------------------------------
BIF-Insured Thrifts(59)........................  18.32  189.20   20.63  191.62   19.37         0.42    1.41   25.78
NYSE Traded Companies(4).......................  22.71  200.26   27.69  205.23   25.24         0.60    1.30   26.52
AMEX Traded Companies(7).......................  17.82  170.33   20.03  177.70   20.42         0.55    1.76   33.45
NASDAQ Listed OTC Companies(48)................  18.02  190.37   20.07  192.31   18.62         0.38    1.38   24.80
California Companies(1)........................  13.98  173.05   18.55  173.75   13.98         0.00    0.00    0.00
Mid-Atlantic Companies(21).....................  21.39  176.35   23.64  178.38   22.68         0.36    1.16   25.03
New England Companies(31)......................  16.70  202.08   18.29  205.09   17.52         0.45    1.49   26.21
North-West Companies(3)........................  17.27  205.77   20.91  205.77   17.51         0.60    1.67   29.62
South-East Companies(3)........................  22.26  140.50   23.83  142.03   22.38         0.41    2.44   35.67
Thrift Strategy(44)............................  18.29  178.58   21.38  180.46   19.52         0.41    1.46   26.52
Mortgage Banker Strategy(7)....................  18.78  214.05   17.74  229.09   20.33         0.29    1.06   21.70
Real Estate Strategy(3)........................  13.27  200.59   21.59  200.94   14.05         0.26    1.08   13.61
Diversified Strategy(5)........................  20.54  252.47   17.61  255.61   19.30         0.65    1.47   30.83
Companies Issuing Dividends(47)................  18.95  194.80   19.61  197.96   19.76         0.52    1.77   32.87
Companies Without Dividends(12)................  13.41  168.36   24.63  169.16   16.84         0.00    0.00    0.00
Equity/Assets LESS THAN 6%(4)..................  16.56  295.82   16.06  300.49   17.63         0.45    1.14   16.85
Equity/Assets 6-12%(40)........................  17.70  199.96   17.68  202.72   18.34         0.45    1.49   26.96
Equity/Assets GREATER THAN 12%(15).............  21.54  143.49   28.73  146.17   23.11         0.32    1.29   24.84
Converted Last 3 Mths (no MHC)(4)..............   0.00  141.85   33.68  142.80   29.91         0.00    0.00    0.00
Actively Traded Companies(17)..................  17.13  209.83   19.82  215.56   17.86         0.64    1.68   28.81
Market Value Below $20 Million(2)..............  14.78  145.84   13.36  147.09   18.33         0.00    0.00    0.00
Holding Company Structure(47)..................  17.86  180.67   21.57  182.77   19.31         0.40    1.38   24.69
Assets Over $1 Billion(18).....................  21.24  204.96   23.09  206.90   22.24         0.57    1.42   30.10
Assets $500 Million-$1 Billion(15).............  15.12  197.43   17.52  202.36   15.34         0.44    1.39   22.14
Assets $250-$500 Million(11)...................  17.74  186.00   20.09  190.27   18.42         0.30    1.44   26.09
Assets less than $250 Million(15)..............  18.32  169.77   20.52  171.50   19.61         0.31    1.38   23.20
Goodwill Companies(32).........................  18.20  196.03   18.68  201.41   19.83         0.44    1.32   24.09
Non-Goodwill Companies(27).....................  18.46  181.84   22.73  181.84   18.84         0.39    1.49   27.69



(1)      Average of high/low or bid/ask price per share.

(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized

(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.

(4)      Excludes intangibles (such as goodwill, value of core deposits, etc.).

(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.

(6)      Annualized, based on last regular quarterly cash dividend announcement.

(7)      Indicated dividend as a percent of trailing twelve month earnings.

(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.


*        All thrifts are SAIF insured unless otherwise noted with an asterisk.
         Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                           Prices As Of March 20, 1998



                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -------------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/ -----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans)
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)

Market Averages. MHC Institutions
---------------------------------
SAIF-Insured Thrifts(19).........            12.00    11.86    0.81    7.18    2.53       0.77    6.79       0.54  152.87    0.73
BIF-Insured Thrifts(3)...........            10.33     9.39    1.07   11.06    3.39       0.78    7.73       0.93   94.96    1.13
NASDAQ Listed OTC Companies(22)..            11.79    11.55    0.84    7.66    2.63       0.77    6.91       0.59  145.63    0.78
Florida Companies(3).............             9.77     9.75    0.74    7.34    2.89       0.65    6.47       0.41   71.26    0.45
Mid-Atlantic Companies(11).......            12.02    11.61    0.80    7.27    2.34       0.78    6.99       0.70  117.79    0.87
Mid-West Companies(5)............            13.06    13.05    0.89    7.16    2.86       0.84    6.66       0.41  243.41    0.54
New England Companies(1).........             8.68     8.63    1.18   13.88    3.90       0.68    8.00       0.68  153.86    1.57
Thrift Strategy(20)..............            12.28    12.06    0.81    6.99    2.58       0.78    6.66       0.58  150.94    0.71
Mortgage Banker Strategy(1)......             8.12     7.24    0.89   10.88    2.14       0.76    9.24       0.62   63.10    0.94
Diversified Strategy(1)..........             8.68     8.63    1.18   13.88    3.90       0.68    8.00       0.68  153.86    1.57
Companies Issuing Dividends(22)..            11.79    11.55    0.84    7.66    2.63       0.77    6.91       0.59  145.63    0.78
Equity/Assets 6-12%(16)..........             9.85     9.52    0.78    8.11    2.58       0.69    7.08       0.68   85.83    0.77
Equity/Assets >12%(6)............            17.62    17.62    1.02    6.33    2.78       1.03    6.38       0.33  325.04    0.81
Holding Company Structure(3).....            10.73     9.82    0.85    8.15    2.84       0.78    7.48       0.81   59.64    0.57
Assets Over $1 Billion(6)........             8.56     8.06    0.92   10.51    2.86       0.74    8.40       0.61   88.80    0.91
Assets $500 Million-$1 Billion(2)            11.34    11.34    0.80    7.04    2.80       0.73    6.45       0.41   90.57    0.62
Assets $250-$500 Million(6)......            11.54    11.52    0.88    7.81    2.75       0.86    7.59       0.55  192.81    0.56
Assets less than $250 Million(8).            13.85    13.58    0.78    6.04    2.41       0.75    5.72       0.63  159.02    0.85
Goodwill Companies(9)............             9.18     8.53    0.89    9.83    2.94       0.76    8.24       0.63   97.85    0.80
Non-Goodwill Companies(13).......            13.36    13.36    0.81    6.36    2.45       0.78    6.10       0.57  174.30    0.77
MHC Institutions(22).............            11.79    11.55    0.84    7.66    2.63       0.77    6.91       0.59  145.63    0.78




                                                          Pricing Ratios                      Dividend Data(6)
                                              -----------------------------------------      ---------------------
                                                                      Price/  Price/        Ind.   Divi-
                                              Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                        Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7
---------------------                        ------- ------- ------- ------- -------      ------- ------- -------
                                                (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

Market Averages. MHC Institutions
---------------------------------
SAIF-Insured Thrifts(19)                        0.00  227.60   31.25  227.95    0.00         0.45    1.73   53.56
BIF-Insured Thrifts(3)                         25.66  302.55   30.73  327.82    0.00         0.48    1.43   40.79
NASDAQ Listed OTC Companies(22)                25.66  240.09   31.18  244.59    0.00         0.46    1.70   51.24
Florida Companies(3)                            0.00  244.64   23.87  245.42    0.00         0.90    2.62    0.00
Mid-Atlantic Companies(11)                      0.00  215.67   33.43  225.43    0.00         0.28    1.27   48.61
Mid-West Companies(5)                           0.00  244.92   30.33  245.40    0.00         0.55    2.13   57.66
New England Companies(1)                       25.66  333.76   28.96  335.50    0.00         0.76    1.96   50.33
Thrift Strategy(20)                             0.00  231.57   30.86  236.33    0.00         0.45    1.73   52.42
Mortgage Banker Strategy(1)                     0.00    0.00   37.99    0.00    0.00         0.22    0.89   41.51
Diversified Strategy(1)                        25.66  333.76   28.96  335.50    0.00         0.76    1.96   50.33
Companies Issuing Dividends(22)                25.66  240.09   31.18  244.59    0.00         0.46    1.70   51.24
Equity/Assets 6-12%(16)                        25.66  258.93   29.70  265.68    0.00         0.45    1.51   49.97
Equity/Assets >12%(6)                           0.00  202.41   35.64  202.41    0.00         0.48    2.27   56.92
Holding Company Structure(3)                    0.00  275.60   29.52  300.00    0.00         0.41    1.48   52.53
Assets Over $1 Billion(6)                      25.66  290.40   30.65  292.05    0.00         0.51    1.67   43.62
Assets $500 Million-$1 Billion(2)               0.00  242.24   27.48  242.24    0.00         0.90    2.35    0.00
Assets $250-$500 Million(6)                     0.00  256.60   32.13  257.24    0.00         0.51    1.76   57.40
Assets less than $250 Million(8)                0.00  214.71   31.48  222.84    0.00         0.33    1.58   52.11
Goodwill Companies(9)                          25.66  275.36   29.53  288.87    0.00         0.45    1.49   40.49
Non-Goodwill Companies(13)                      0.00  222.46   32.17  222.46    0.00         0.46    1.82   60.19
MHC Institutions(22)                           25.66  240.09   31.18  244.59    0.00         0.46    1.70   51.24


(1)      Average of high/low or bid/ask price per share.

(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized

(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.

(4)      Excludes intangibles (such as goodwill, value of core deposits, etc.).

(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.

(6)      Annualized, based on last regular quarterly cash dividend announcement.

(7)      Indicated dividend as a percent of trailing twelve month earnings.

(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.


*        All thrifts are SAIF insured unless otherwise noted with an asterisk.
         Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                           Prices As Of March 20, 1998



                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.     Reported Earnings       Core Earnings
                                            Equity/ Equity/ -----------------------    --------------       NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)

NYSE Traded Companies
---------------------
AHM   Ahmanson and Co. H.F. of CA(8)........  4.11     3.50    0.79   19.65    5.18       0.70   17.24       1.73   46.72    1.22
CFB   Commercial Federal Corp. of NE........  6.38     5.75    0.97   15.98    5.93       0.95   15.67       0.84   80.01    0.90
DME   Dime Bancorp, Inc. of NY*.............  6.02     4.94    0.62   11.10    3.51       0.62   11.10       1.06   45.34    0.71
DSL   Downey Financial Corp. of CA..........  7.37     7.29    0.80   11.04    5.27       0.77   10.58       0.89   61.86    0.60
FED   FirstFed Fin. Corp. of CA.............  5.35     5.31    0.56   11.24    5.47       0.55   11.03       0.96  210.84    2.62
GSB   Golden State Bancorp of CA(8).........  6.04     5.45    0.60   10.47    4.89       0.72   12.56       1.08   90.12    1.31
GDW   Golden West Fin. Corp. of CA..........  6.82     6.82    0.91   14.14    6.35       0.90   13.91       1.07   55.16    0.70
GPT   GreenPoint Fin. Corp. of NY*..........  9.70     5.29    1.11   10.83    4.70       1.08   10.52       2.90   28.75    1.22
JSB   JSB Financial, Inc. of NY*............ 23.21    23.21    1.92    8.59    5.44       1.71    7.64        NA      NA     0.58
NYB   New York Bancorp, Inc. of NY(8).......  5.46     5.46    1.65   31.75    5.56       1.68   32.39       0.86   66.31    0.91
OCN   Ocwen Financial Corp. of FL........... 13.68    13.16    2.82   26.05    4.58       0.80    7.41       6.19   14.31    1.43
SIB   Staten Island Bancorp of NY*.......... 25.87    25.17    0.70    5.11    1.53       1.53   11.18       0.83   71.34    1.43
WES   Westcorp Inc. of Orange CA............  9.35     9.33    1.03   11.08    7.32      -0.21   -2.22       0.70  129.53    1.81


AMEX Traded Companies
---------------------
ANA   Acadiana Bancshares, Inc of LA........ 16.95    16.95    0.98    5.64    4.38       0.95    5.46       0.50  201.03    1.32
ANE   Alliance Bancorp of NE, of CT*........  7.61     7.39    0.84   11.87    5.89       0.59    8.30       1.60   75.91    1.91
BKC   American Bank of Waterbury CT*........  9.01     8.72    1.32   15.52    6.50       1.14   13.44       2.11   41.86    1.54
BFD   BostonFed Bancorp of MA...............  8.37     8.06    0.76    8.43    5.77       0.67    7.50       0.18  371.41    0.82
CFX   CFX Corp of Keene NH(8)*..............  8.55     8.25    0.61    7.38    1.78       0.99   11.95       0.59  128.94    1.06
CNY   Carver Bancorp, Inc. of NY............  8.48     8.16   -0.11   -1.33   -1.32       0.02    0.20       1.67   41.11    1.15
CBK   Citizens First Fin.Corp. of IL........ 13.88    13.88    0.70    4.87    3.53       0.47    3.27       0.69   44.35    0.36
EBI   Equality Bancorp, Inc. of MO.......... 11.18    11.18    0.53    7.30    2.97       0.12    1.59       0.39   31.69    0.25
ESX   Essex Bancorp of Norfolk VA(8)........  0.02    -0.08    0.12     NM     4.05       0.10     NM        2.11   51.58    1.27
FCB   Falmouth Bancorp, Inc. of MA*......... 23.94    23.94    0.98    4.06    2.67       0.83    3.42        NA      NA     0.83
FAB   FirstFed America Bancorp of MA........ 11.17    11.17    0.17    1.58    0.99       0.53    4.99       0.35  263.67    1.19
GAF   GA Financial Corp. of PA.............. 14.82    14.67    1.14    7.12    5.68       1.08    6.72       0.22   76.28    0.43
HBS   Haywood Bancshares, Inc. of NC*....... 14.19    13.69    1.34   11.63    7.01       1.34   11.63       0.67   71.19    0.64
KNK   Kankakee Bancorp, Inc. of IL.......... 11.01    10.38    0.88    8.04    6.09       0.86    7.86       1.27   49.02    0.88
KYF   Kentucky First Bancorp of KY.......... 17.03    17.03    1.14    6.80    5.50       1.12    6.71       0.13  348.65    0.77
MBB   MSB Bancorp of Middletown NY(8)*......  8.23     4.39    0.53    7.06    4.18       0.40    5.29       0.78   39.12    0.63
NBN   Northeast Bancorp of ME*..............  7.54     6.80    0.60    8.33    4.06       0.58    8.10       1.24   80.05    1.21
PDB   Piedmont Bancorp, Inc. of NC.......... 16.19    16.19    1.19    7.28    5.08       1.19    7.28       1.29   52.20    0.81
SSB   Scotland Bancorp, Inc. of NC.......... 24.07    24.07    1.67    5.26    5.69       1.67    5.26        NA      NA     0.57
SZB   SouthFirst Bancshares of AL...........  9.67     9.43    0.56    4.44    2.86       0.57    4.51       1.28   37.22    0.78
SRN   Southern Banc Company of AL........... 17.08    16.93    0.48    2.77    2.47       0.48    2.77        NA      NA     0.19
SSM   Stone Street Bancorp of NC............ 28.74    28.74    1.45    4.58    4.00       1.45    4.58       0.27  193.22    0.61
TSH   Teche Holding Company of LA........... 13.54    13.54    0.97    7.28    5.20       0.93    6.95       0.38  215.27    0.97
FTF   Texarkana Fst. Fin. Corp of AR........ 15.15    15.15    1.76   11.23    6.14       1.72   10.97       0.17  377.18    0.76
THR   Three Rivers Fin. Corp. of MI......... 13.77    13.72    0.90    6.47    4.55       0.85    6.08       1.08   47.87    0.80
WSB   Washington SB, FSB of MD..............  8.51     8.51    0.88   10.51    6.26       0.52    6.26        NA      NA     0.96
WFI   Winton Financial Corp. of OH..........  7.17     7.03    1.05   14.68    5.65       0.86   12.03       0.25  100.24    0.29


NASDAQ Listed OTC Companies
---------------------------
FBCV  1st Bancorp of Vincennes IN...........  8.98     8.82    0.75    8.89    6.64       0.49    5.79       1.48   31.23    0.63
FBER  1st Bergen Bancorp of NJ.............. 13.52    13.52    0.78    5.27    3.57       0.78    5.27       0.75  140.88    2.34
AFED  AFSALA Bancorp, Inc. of NY............ 12.52    12.52    0.79    5.91    4.45       0.79    5.91       0.30  234.30    1.46
ALBK  ALBANK Fin. Corp. of Albany NY........  8.81     6.84    1.18   12.94    6.82       1.17   12.87       0.88   81.33    1.02
AMFC  AMB Financial Corp. of IN............. 14.77    14.77    1.07    6.93    6.01       0.68    4.38        NA      NA     0.53
ASBP  ASB Financial Corp. of OH............. 15.47    15.47    0.92    5.85    4.35       0.92    5.85       0.91   78.25    1.03
ABBK  Abington Bancorp of MA*...............  6.83     6.21    0.87   12.53    5.75       0.77   11.06       0.18  233.13    0.68
AABC  Access Anytime Bancorp of NM..........  8.65     8.65    1.44   22.38   11.66       1.34   20.78       1.58   31.35    0.95



                                                         Pricing Ratios                      Dividend Data(6)
                                             -----------------------------------------      ----------------------
                                                                     Price/  Price/        Ind.   Divi-
                                             Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                       Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                       ------- ------- ------- ------- -------      ------- ------- -------
                                               (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NYSE Traded Companies
---------------------
AHM   Ahmanson and Co. H.F. of CA(8) ....... 19.30     NM    15.72     NM    22.00         0.88    1.12   21.57
CFB   Commercial Federal Corp. of NE ....... 16.87  250.71   15.98  278.00   17.20         0.22    0.62   10.53
DME   Dime Bancorp, Inc. of NY*............. 28.46  264.42   15.91  322.33   28.46         0.16    0.54   15.24
DSL   Downey Financial Corp. of CA.......... 18.97  199.38   14.70  201.76   19.79         0.32    1.00   18.93
FED   FirstFed Fin. Corp. of CA............. 18.29  189.54   10.15  191.09   18.64         0.00    0.00    0.00
GSB   Golden State Bancorp of CA(8)......... 20.44  199.42   12.04  220.98   17.03         0.00    0.00    0.00
GDW   Golden West Fin. Corp. of CA.......... 15.75  206.87   14.10  206.87   16.01         0.50    0.51    8.05
GPT   GreenPoint Fin. Corp. of NY*.......... 21.30  247.07   23.97     NM    21.93         0.64    1.73   36.78
JSB   JSB Financial, Inc. of NY*............ 18.37  151.77   35.23  151.77   20.68         1.60    2.94   54.05
NYB   New York Bancorp, Inc. of NY(8)....... 18.00     NM    29.20     NM    17.64         0.60    1.34   24.19
OCN   Ocwen Financial Corp. of FL........... 21.83     NM    56.01     NM      NM          0.00    0.00    0.00
SIB   Staten Island Bancorp of NY*..........   NM   137.76   35.64  141.58   29.91         0.00    0.00    0.00
WES   Westcorp Inc. of Orange CA............ 13.66  144.16   13.48  144.49     NM          0.40    2.09   28.57


AMEX Traded Companies
---------------------
ANA   Acadiana Bancshares, Inc of LA........ 22.81  128.51   21.78  128.51   23.54         0.44    1.99   45.36
ANE   Alliance Bancorp of NE, of CT*........ 16.98  181.72   13.82  186.93   24.28         0.20    0.96   16.26
BKC   American Bank of Waterbury CT*........ 15.39  212.05   19.12  219.20   17.78         1.52    2.89   44.44
BFD   BostonFed Bancorp of MA............... 17.34  150.14   12.57  155.83   19.46         0.28    1.26   21.88
CFX   CFX Corp of Keene NH(8)*..............   NM   303.04   25.92  314.11     NM          0.44    1.42     NM
CNY   Carver Bancorp, Inc. of NY............   NM    99.28    8.42  103.21     NM          0.00    0.00     NM
CBK   Citizens First Fin.Corp. of IL........ 28.33  141.29   19.61  141.29     NM          0.00    0.00    0.00
EBI   Equality Bancorp, Inc. of MO..........   NM   150.34   16.81  150.34     NM          0.24    1.55   52.17
ESX   Essex Bancorp of Norfolk VA(8)........ 24.70     NM     2.72     NM    27.44         0.00    0.00    0.00
FCB   Falmouth Bancorp, Inc. of MA*.........   NM   147.23   35.24  147.23     NM          0.24    1.02   38.10
FAB   FirstFed America Bancorp of MA........   NM   136.18   15.21  136.18     NM          0.00    0.00    0.00
GAF   GA Financial Corp. of PA.............. 17.59  126.25   18.71  127.52   18.63         0.48    2.53   44.44
HBS   Haywood Bancshares, Inc. of NC*....... 14.26  128.32   18.20  132.92   14.26         0.60    2.70   38.46
KNK   Kankakee Bancorp, Inc. of IL.......... 16.42  131.05   14.43  139.02   16.80         0.48    1.33   21.82
KYF   Kentucky First Bancorp of KY.......... 18.18  123.67   21.06  123.67   18.42         0.50    3.57   64.94
MBB   MSB Bancorp of Middletown NY(8)*...... 23.93  162.41   13.37  304.69     NM          0.56    1.54   36.84
NBN   Northeast Bancorp of ME*.............. 24.64  182.35   13.76  202.23   25.37         0.21    1.22   30.00
PDB   Piedmont Bancorp, Inc. of NC.......... 19.69  138.77   22.46  138.77   19.69         0.40    3.76   74.07
SSB   Scotland Bancorp, Inc. of NC.......... 17.57  131.82   31.72  131.82   17.57         0.20    1.96   34.48
SZB   SouthFirst Bancshares of AL...........   NM   134.23   12.98  137.67     NM          0.60    2.73     NM
SRN   Southern Banc Company of AL...........   NM   112.82   19.27  113.83     NM          0.35    2.10     NM
SSM   Stone Street Bancorp of NC............ 25.00  123.70   35.56  123.70   25.00         0.46    2.27   56.79
TSH   Teche Holding Company of LA........... 19.25  135.18   18.30  135.18   20.14         0.50    2.30   44.25
FTF   Texarkana Fst. Fin. Corp of AR........ 16.28  180.41   27.34  180.41   16.67         0.56    2.00   32.56
THR   Three Rivers Fin. Corp. of MI......... 22.00  139.95   19.26  140.40   23.40         0.44    2.00   44.00
WSB   Washington SB, FSB of MD.............. 15.98  161.99   13.79  161.99   26.81         0.10    1.20   19.23
WFI   Winton Financial Corp. of OH.......... 17.70  245.69   17.62  250.66   21.59         0.50    1.75   31.06


NASDAQ Listed OTC Companies
---------------------------
FBCV  1st Bancorp of Vincennes IN...........  15.06  129.27   11.61  131.58   23.09         0.27    0.99   14.92
FBER  1st Bergen Bancorp of NJ..............  28.04  151.35   20.47  151.35   28.04         0.20    0.96   27.03
AFED  AFSALA Bancorp, Inc. of NY ...........  22.47  137.74   17.24  137.74   22.47         0.28    1.40   31.46
ALBK  ALBANK Fin. Corp. of Albany NY........  14.66  176.78   15.57  227.59   14.75         0.72    1.46   21.43
AMFC  AMB Financial Corp. of IN.............  16.63  115.08   16.99  115.08   26.31         0.28    1.59   26.42
ASBP  ASB Financial Corp. of OH.............  22.98  134.56   20.81  134.56   22.98         0.40    2.81   64.52
ABBK  Abington Bancorp of MA*...............  17.40  209.01   14.27  229.70   19.70         0.20    0.96   16.67
AABC  Access Anytime Bancorp of NM..........   8.58  143.94   12.45  143.94    9.24         0.00    0.00    0.00


RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                           Prices As Of March 20, 1998


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.     Reported Earnings       Core Earnings
                                            Equity/ Equity/ -----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
AFBC  Advance Fin. Bancorp of WV..........   15.22    15.22    0.87    5.65    4.23       0.84    5.45       1.10   27.69    0.35
AADV  Advantage Bancorp, Inc. of WI(8)....   10.02     9.38    1.12   12.13    5.19       0.99   10.64       0.47  121.57    1.05
AFCB  Affiliated Comm BC, Inc of MA(8)....    9.79     9.74    1.08   11.08    4.88       1.05   10.71       0.39  192.06    1.21
ALBC  Albion Banc Corp. of Albion NY......    8.57     8.57    0.50    5.58    4.09       0.49    5.45       0.12  321.43    0.53
ABCL  Alliance Bancorp, Inc. of IL........    9.60     9.49    0.84    9.10    4.45       0.93   10.10       0.27  147.57    0.56
AHCI  Ambanc Holding Co., Inc. of NY*.....   11.37    11.37   -0.53   -4.16   -3.19      -0.60   -4.71       0.73  107.99    1.48
ASBI  Ameriana Bancorp of IN..............   11.36    11.36    0.91    8.24    5.46       0.80    7.21        NA      NA     0.39
ABCW  Anchor Bancorp Wisconsin of WI......    6.64     6.54    1.04   16.41    4.94       0.96   15.14       0.97  117.38    1.42
ANDB  Andover Bancorp, Inc. of MA*........    8.10     8.10    1.06   13.09    6.39       1.03   12.78       0.62  151.68    1.27
ASFC  Astoria Financial Corp. of NY.......    8.07     5.61    0.82   10.37    4.14       0.76    9.64       0.56   67.77    0.92
AVND  Avondale Fin. Corp. of IL...........    8.48     8.48   -2.10  -23.98  -24.85      -1.78  -20.34       1.35   86.34    2.56
BKCT  Bancorp Connecticut of CT*..........   10.60    10.60    1.39   13.29    5.80       1.23   11.80       0.91  131.37    2.04
BPLS  Bank Plus Corp. of CA...............    4.35     3.96    0.34    7.31    4.26       0.39    8.21       1.66   72.86    1.76
BNKU  Bank United Corp. of TX.............    4.89     4.77    0.69   13.68    5.21       0.60   12.00       0.68   41.06    0.36
BWFC  Bank West Fin. Corp. of MI..........   13.66    13.66    0.72    4.94    2.99       0.54    3.67       0.48   32.03    0.22
BANC  BankAtlantic Bancorp of FL..........    5.51     4.56    1.04   18.21    7.12       0.55    9.62       1.10   84.73    1.35
BKUNA BankUnited Fin. Corp. of FL.........    4.28     3.80    0.28    6.95    2.74       0.21    5.30       0.37   37.97    0.16
BVCC  Bay View Capital Corp. of CA........    5.35     4.44    0.44    7.40    3.24       0.60   10.08       0.51  230.25    1.59
FSNJ  Bayonne Banchsares of NJ............   15.76    15.76    0.46    3.99    2.03       0.65    5.73       1.01   48.09    1.27
BFSB  Bedford Bancshares, Inc. of VA......   14.52    14.52    1.21    8.45    4.87       1.20    8.39       0.54   96.46    0.60
BFFC  Big Foot Fin. Corp. of IL...........   17.53    17.53    0.60    3.46    2.19       0.53    3.05       0.09  150.75    0.30
BYFC  Broadway Fin. Corp. of CA...........    9.84     9.84    0.29    2.75    3.36       0.33    3.14       1.62   52.84    1.02
CBES  CBES Bancorp, Inc. of MO............   15.78    15.78    1.10    6.32    4.32       0.96    5.50       0.54   90.67    0.54
CCFH  CCF Holding Company of GA...........    9.39     9.39    0.13    1.11    0.70      -0.22   -1.85       0.50  106.86    0.68
CENF  CENFED Financial Corp. of CA(8).....    6.14     6.13    0.61   11.27    5.08       0.55   10.15        NA      NA     1.12
CFSB  CFSB Bancorp of Lansing MI..........    7.92     7.92    1.26   16.41    4.81       1.18   15.36       0.11  526.14    0.62
CKFB  CKF Bancorp of Danville KY..........   21.89    21.89    1.84    7.78    6.29       1.38    5.85       0.47   42.66    0.22
CNSB  CNS Bancorp, Inc. of MO.............   24.43    24.43    0.88    3.56    2.85       0.88    3.56       0.13  293.18    0.58
CSBF  CSB Financial Group Inc of IL.......   24.00    22.65    0.50    2.01    2.11       0.43    1.73       0.69   52.91    0.63
CBCI  Calumet Bancorp of Chicago IL.......   16.77    16.77    1.61   10.01    6.91       1.62   10.09       1.64   76.23    1.58
CAFI  Camco Fin. Corp. of OH..............    9.41     8.73    1.15   11.99    6.63       0.93    9.73       0.48   53.21    0.30
CMRN  Cameron Fin. Corp. of MO............   21.43    21.43    1.18    5.29    4.64       1.17    5.23       0.98   82.65    0.94
CAPS  Capital Savings Bancorp of MO(8)....    9.43     9.43    0.98   11.06    5.40       0.95   10.62       0.41   78.85    0.40
CFNC  Carolina Fincorp of NC*.............   22.71    22.71    1.22    5.24    4.22       1.17    5.02       0.10  365.18    0.50
CASB  Cascade Financial Corp. of WA.......    6.93     6.93    0.66   10.21    5.02       0.64    9.93       0.35  274.48    1.13
CATB  Catskill Fin. Corp. of NY*..........   24.32    24.32    1.34    5.20    4.59       1.34    5.20       0.35  184.75    1.49
CNIT  Cenit Bancorp of Norfolk VA.........    6.95     6.36    0.80   11.30    4.29       0.74   10.50       0.52  103.38    0.77
CEBK  Central Co-Op. Bank of MA*..........    9.90     8.91    0.87    8.69    4.62       0.83    8.22       0.42  185.68    1.08
CENB  Century Bancorp, Inc. of NC.........   30.15    30.15    1.61    5.35    4.64       1.62    5.37       0.58   93.95    0.84
CBSB  Charter Financial Inc. of IL(8).....   15.54    13.92    1.36    9.12    3.77       1.50   10.06       0.62   90.95    0.76
COFI  Charter One Financial of OH.........    6.97     6.51    0.81   11.85    3.00       1.19   17.33       0.38  150.61    0.89
CVAL  Chester Valley Bancorp of PA........    8.81     8.81    1.00   11.61    4.11       0.96   11.05       0.25  385.96    1.15
CTZN  CitFed Bancorp of Dayton OH(8)......    6.06     5.54    0.87   13.86    3.81       0.87   13.86       0.37  143.60    1.01
CLAS  Classic Bancshares, Inc. of KY......   14.88    12.64    0.81    5.53    4.05       0.95    6.47       0.42  148.74    0.92
CBSA  Coastal Bancorp of Houston TX.......    3.47     2.92    0.42   12.45    7.30       0.43   12.77        NA      NA     0.58
CFCP  Coastal Fin. Corp. of SC............    5.98     5.98    1.22   19.67    5.95       1.03   16.52       0.59  151.67    1.20
CMSB  Commonwealth Bancorp Inc of PA......    9.47     7.48    0.73    7.51    4.81       0.56    5.72       0.42   94.35    0.69
CMSV  Commty. Svgs, MHC of FL (48.5)......   11.34    11.34    0.80    7.04    2.80       0.73    6.45       0.41   90.57    0.62
CFTP  Community Fed. Bancorp of MS........   26.46    26.46    1.32    4.49    3.27       1.32    4.49       0.49   53.05    0.45
CFFC  Community Fin. Corp. of VA..........   13.63    13.57    1.07    7.86    4.86       1.08    7.91       0.44  129.75    0.65
CFBC  Community First Bnkg Co. of GA......   17.80    17.57    0.59    6.09    2.13       0.59    6.09       2.19   25.76    0.75
CIBI  Community Inv. Bancorp of OH........   11.58    11.58    0.97    8.30    5.67       0.97    8.30       0.65   82.39    0.62
COOP  Cooperative Bancshares of NC........    7.66     7.66    0.63    8.32    3.80       0.62    8.21       0.17  142.58    0.30
CRZY  Crazy Woman Creek Bncorp of WY......   23.63    23.63    1.28    4.92    4.35       1.30    4.99       0.18  237.50    0.92
DNFC  D&N Financial Corp. of MI...........    5.40     5.35    0.87   15.65    5.66       0.78   14.06       0.29  199.00    0.80
DCBI  Delphos Citizens Bancorp of OH......   26.78    26.78    1.69    6.10    4.38       1.69    6.10       0.35   29.22    0.13



                                                            Pricing Ratios                      Dividend Data(6)
                                                -----------------------------------------      -----------------------
                                                                        Price/  Price/        Ind.   Divi-
                                                Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                          Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                          ------- ------- ------- ------- -------      ------- ------- -------
                                                  (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
AFBC  Advance Fin. Bancorp of WV..........       23.67  131.05   19.95  131.05   24.54         0.32    1.61   38.10
AADV  Advantage Bancorp, Inc. of WI(8)....       19.26  216.26   21.67  231.17   21.96         0.40    0.58   11.20
AFCB  Affiliated Comm BC, Inc of MA(8)....       20.50  214.67   21.01  215.79   21.20         0.60    1.61   32.97
ALBC  Albion Banc Corp. of Albion NY......       24.48  133.13   11.41  133.13   25.05         0.11    1.02   25.00
ABCL  Alliance Bancorp, Inc. of IL........       22.46  176.16   16.91  178.24   20.25         0.44    1.53   34.38
AHCI  Ambanc Holding Co., Inc. of NY*.....         NM   136.84   15.56  136.84     NM          0.24    1.25     NM
ASBI  Ameriana Bancorp of IN..............       18.30  149.20   16.96  149.20   20.92         0.64    3.12   57.14
ABCW  Anchor Bancorp Wisconsin of WI......       20.23  312.28   20.75  317.40   21.92         0.32    0.72   14.55
ANDB  Andover Bancorp, Inc. of MA*........       15.65  193.34   15.65  193.34   16.02         0.76    1.90   29.69
ASFC  Astoria Financial Corp. of NY.......       24.17  190.87   15.40  274.29   26.00         0.80    1.29   31.25
AVND  Avondale Fin. Corp. of IL...........         NM   109.40    9.28  109.40     NM          0.00    0.00     NM
BKCT  Bancorp Connecticut of CT*..........       17.24  216.92   22.99  216.92   19.42         0.52    2.60   44.83
BPLS  Bank Plus Corp. of CA...............       23.46  162.93    7.09  178.78   20.89         0.00    0.00    0.00
BNKU  Bank United Corp. of TX.............       19.20  249.51   12.21  256.11   21.89         0.64    1.32   25.40
BWFC  Bank West Fin. Corp. of MI..........         NM   162.85   22.24  162.85     NM          0.24    1.67   55.81
BANC  BankAtlantic Bancorp of FL..........       14.04  244.74   13.47  295.24   26.57         0.13    0.87   12.26
BKUNA BankUnited Fin. Corp. of FL.........         NM   152.03    6.51  171.36     NM          0.00    0.00    0.00
BVCC  Bay View Capital Corp. of CA........         NM   248.44   13.29  299.41   22.63         0.40    1.12   34.48
FSNJ  Bayonne Banchsares of NJ............         NM   139.32   21.95  139.32     NM          0.17    1.15   56.67
BFSB  Bedford Bancshares, Inc. of VA......       20.51  167.32   24.30  167.32   20.66         0.56    1.92   39.44
BFFC  Big Foot Fin. Corp. of IL...........         NM   154.08   27.02  154.08     NM          0.00    0.00    0.00
BYFC  Broadway Fin. Corp. of CA...........       29.76   84.63    8.33   84.63   26.04         0.20    1.60   47.62
CBES  CBES Bancorp, Inc. of MO............       23.17  147.14   23.22  147.14   26.58         0.40    1.58   36.70
CCFH  CCF Holding Company of GA...........         NM   164.75   15.48  164.75     NM          0.64    2.98     NM
CENF  CENFED Financial Corp. of CA(8).....       19.67  200.40   12.30  200.75   21.86         0.36    0.80   15.65
CFSB  CFSB Bancorp of Lansing MI..........       20.81  328.04   25.98  328.04   22.24         0.52    1.79   37.14
CKFB  CKF Bancorp of Danville KY..........       15.89  129.17   28.27  129.17   21.13         0.50    2.44   38.76
CNSB  CNS Bancorp, Inc. of MO.............         NM   126.12   30.82  126.12     NM          0.24    1.32   46.15
CSBF  CSB Financial Group Inc of IL.......         NM    99.13   23.80  105.04     NM          0.00    0.00    0.00
CBCI  Calumet Bancorp of Chicago IL.......       14.47  141.45   23.72  141.45   14.36         0.00    0.00    0.00
CAFI  Camco Fin. Corp. of OH..............       15.07  173.32   16.30  186.83   18.58         0.54    2.05   30.86
CMRN  Cameron Fin. Corp. of MO............       21.54  114.67   24.58  114.67   21.77         0.28    1.38   29.79
CAPS  Capital Savings Bancorp of MO(8)....       18.50  191.47   18.06  191.47   19.28         0.24    1.04   19.20
CFNC  Carolina Fincorp of NC*.............       23.71  123.12   27.96  123.12   24.73         0.24    1.39   32.88
CASB  Cascade Financial Corp. of WA.......       19.93  170.92   11.85  170.92   20.49         0.00    0.00    0.00
CATB  Catskill Fin. Corp. of NY*..........       21.80  115.50   28.10  115.50   21.80         0.32    1.79   39.02
CNIT  Cenit Bancorp of Norfolk VA.........       23.30  268.07   18.62  292.70   25.08         1.20    1.52   35.40
CEBK  Central Co-Op. Bank of MA*..........       21.64  178.67   17.68  198.34   22.87         0.32    0.99   21.48
CENB  Century Bancorp, Inc. of NC.........       21.53  113.67   34.27  113.67   21.48         2.00    2.32   50.00
CBSB  Charter Financial Inc. of IL(8).....       26.49  234.41   36.44  261.80   24.01         0.32    0.96   25.40
COFI  Charter One Financial of OH.........         NM   304.41   21.21  325.71   22.79         1.00    1.52   50.76
CVAL  Chester Valley Bancorp of PA........       24.31  266.44   23.48  266.44   25.54         0.44    1.25   30.34
CTZN  CitFed Bancorp of Dayton OH(8)......       26.25  341.57   20.72     NM    26.25         0.36    0.65   17.14
CLAS  Classic Bancshares, Inc. of KY......       24.70  133.84   19.92  157.59   21.09         0.28    1.38   34.15
CBSA  Coastal Bancorp of Houston TX.......       13.70  162.05    5.62  192.73   13.37         0.48    1.46   20.00
CFCP  Coastal Fin. Corp. of SC............       16.79  305.13   18.24  305.13   20.00         0.36    1.64   27.48
CMSB  Commonwealth Bancorp Inc of PA......       20.79  158.85   15.04  201.15   27.27         0.32    1.52   31.68
CMSV  Commty. Svgs, MHC of FL (48.5)......         NM   242.24   27.48  242.24     NM          0.90    2.35     NM
CFTP  Community Fed. Bancorp of MS........         NM   142.54   37.71  142.54     NM          0.32    1.72   52.46
CFFC  Community Fin. Corp. of VA..........       20.58  154.97   21.12  155.69   20.44         0.56    1.85   38.10
CFBC  Community First Bnkg Co. of GA......         NM   154.64   27.53  156.74     NM          0.60    1.33   62.50
CIBI  Community Inv. Bancorp of OH........       17.65  146.22   16.93  146.22   17.65         0.32    1.78   31.37
COOP  Cooperative Bancshares of NC........       26.33  208.33   15.97  208.33   26.69         0.00    0.00    0.00
CRZY  Crazy Woman Creek Bncorp of WY......       23.00  114.69   27.11  114.69   22.70         0.40    2.32   53.33
DNFC  D&N Financial Corp. of MI...........       17.68  257.42   13.91  259.83   19.68         0.18    0.65   11.46
DCBI  Delphos Citizens Bancorp of OH......       22.85  143.29   38.38  143.29   22.85         0.24    1.13   25.81


RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                           Prices As Of March 20, 1998



                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------     -------------       NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
DIME  Dime Community Bancorp of NY*........  12.51    10.82    0.89    6.05    3.94       0.85    5.80       0.53  145.69    1.36
DIBK  Dime Financial Corp. of CT*..........   8.27     8.05    1.94   23.88   10.71       1.92   23.73       0.30  433.25    3.30
EGLB  Eagle BancGroup of IL................  11.87    11.87    0.29    2.43    2.07       0.21    1.75       1.36   40.27    0.76
EBSI  Eagle Bancshares of Tucker GA........   7.83     7.83    0.66    8.05    4.49       0.67    8.14       1.18   56.90    0.92
EGFC  Eagle Financial Corp. of CT(8).......   7.06     5.73    0.42    5.96    2.12       0.55    7.88       0.52   87.45    0.86
ETFS  East Texas Fin. Serv. of TX..........  17.47    17.47    0.63    3.48    3.16       0.59    3.24       0.33   68.42    0.45
ESBK  Elmira Svgs Bank (The) of NY*........   6.32     6.32    0.39    6.11    4.12       0.42    6.57       0.70   90.95    0.82
EMLD  Emerald Financial Corp. of OH........   8.03     7.92    1.03   13.43    5.50       0.98   12.76       0.47   57.48    0.35
EFBC  Empire Federal Bancorp of MT.........  36.37    36.37    1.47    3.98    3.44       1.47    3.98       0.05  357.14    0.45
EFBI  Enterprise Fed. Bancorp of OH........  10.75    10.75    0.82    6.96    3.36       0.74    6.27       0.01     NA     0.32
EQSB  Equitable FSB of Wheaton MD..........   5.20     5.20    0.76   14.86    6.03       0.74   14.62       0.54   32.66    0.26
FCBF  FCB Fin. Corp. of Neenah WI..........  13.89    13.89    1.04    6.66    3.10       0.71    4.53       0.26  269.82    0.89
FFDF  FFD Financial Corp. of OH............  24.06    24.06    1.82    7.45    5.32       0.87    3.56       0.05  642.86    0.42
FFLC  FFLC Bancorp of Leesburg FL..........  12.85    12.85    1.00    7.15    5.06       0.95    6.80       0.19  224.83    0.53
FFFC  FFVA Financial Corp. of VA(8)........  13.70    13.43    1.15    8.57    3.66       1.36   10.16       0.11  530.28    1.02
FFWC  FFW Corporation of Wabash IN.........   9.57     8.73    1.03   10.52    6.53       1.00   10.26       0.31  120.30    0.56
FFYF  FFY Financial Corp. of OH............  13.59    13.59    1.29    9.32    5.56       1.27    9.17       0.62   74.80    0.61
FMCO  FMS Financial Corp. of NJ............   6.49     6.39    1.02   15.82    6.73       1.01   15.69       1.15   43.53    0.94
FFHH  FSF Financial Corp. of MN............  10.91    10.91    0.83    7.18    5.20       0.82    7.11       0.22  102.41    0.32
FOBC  Fed One Bancorp of Wheeling WV(8)....  11.07    10.60    0.92    8.13    3.70       0.91    8.01       0.36  111.94    0.88
FBCI  Fidelity Bancorp of Chicago IL.......  10.47    10.45    0.22    2.11    1.52       0.63    6.06        NA      NA     0.13
FSBI  Fidelity Bancorp, Inc. of PA.........   6.84     6.84    0.77   11.22    5.76       0.76   10.96       0.15  349.48    1.04
FFFL  Fidelity Bcsh MHC of FL (47.7).......   8.21     8.15    0.67    7.64    2.98       0.57    6.49       0.40   51.95    0.28
FFED  Fidelity Fed. Bancorp of IN..........   7.28     7.28    0.73   12.79    5.97       0.68   11.87       0.35  240.48    1.01
FFOH  Fidelity Financial of OH.............  12.01    10.59    0.94    7.26    4.83       0.90    7.01       0.18  167.81    0.38
FIBC  Financial Bancorp, Inc. of NY........   8.93     8.89    0.92    9.85    5.94       0.98   10.50       1.94   25.52    0.95
FBSI  First Bancshares, Inc. of MO.........  14.40    14.40    1.17    8.23    5.13       1.11    7.85       0.42   76.11    0.37
FBBC  First Bell Bancorp of PA.............  10.80    10.80    1.10   10.10    5.52       1.08    9.93       0.09  112.78    0.12
SKBO  First Carnegie MHC of PA(45.0).......  17.20    17.20    0.64    4.58    2.10       0.71    5.13       0.78   47.72    0.85
FSTC  First Citizens Corp of GA............  10.12     7.98    1.96   20.63    6.72       1.75   18.43       1.12   99.21    1.46
FCME  First Coastal Corp. of ME*...........  10.12    10.12    0.85    9.00    6.76       0.68    7.26       0.56  325.79    2.47
FFBA  First Colorado Bancorp of CO.........  13.46    13.18    1.30    9.81    4.15       1.25    9.39       0.15  201.71    0.40
FDEF  First Defiance Fin.Corp. of OH.......  18.43    18.43    0.96    4.71    4.10       0.95    4.63       0.33  140.92    0.60
FESX  First Essex Bancorp of MA*...........   7.60     6.68    0.83   11.19    5.24       0.74    9.97       0.54  164.26    1.47
FFSX  First FSB MHC Sxld of IA(46.1).......   8.86     8.79    0.73    8.67    3.33       0.71    8.38       0.19  195.85    0.49
FFES  First Fed of E. Hartford CT..........   6.82     6.82    0.57    8.80    5.15       0.63    9.74       0.30   88.43    1.33
BDJI  First Fed. Bancorp. of MN............  10.18    10.18    0.65    6.01    3.65       0.65    6.01       0.19  198.64    0.79
FFBH  First Fed. Bancshares of AR..........  14.89    14.89    1.06    6.78    4.30       1.01    6.48       0.96   23.38    0.29
FTFC  First Fed. Capital Corp. of WI.......   7.08     6.70    1.12   17.09    6.00       0.89   13.47       0.32  155.81    0.61
FFKY  First Fed. Fin. Corp. of KY..........  13.67    12.92    1.64   11.98    6.94       1.61   11.82       0.47   98.79    0.52
FFBZ  First Federal Bancorp of OH..........   7.61     7.60    0.97   12.68    4.88       0.97   12.68       0.64  149.74    1.10
FFCH  First Fin. Holdings Inc. of SC.......   6.44     6.44    0.87   14.13    4.17       0.85   13.80       1.35   48.83    0.82
FFHS  First Franklin Corp. of OH...........   9.21     9.16    0.74    8.28    5.36       0.68    7.58       0.58   76.37    0.66
FGHC  First Georgia Hold. Corp of GA.......   8.31     7.70    1.13   13.71    5.40       0.94   11.35       4.97   12.42    0.71
FSPG  First Home Bancorp of NJ(8)..........   6.95     6.85    0.91   13.59    5.53       0.89   13.28       0.78   85.83    1.29
FFSL  First Independence Corp. of KS.......  10.00    10.00    0.65    6.26    5.07       0.65    6.26       1.44   40.91    0.81
FISB  First Indiana Corp. of IN............   9.48     9.38    1.16   12.17    5.19       0.93    9.83       1.38  100.34    1.63
FKFS  First Keystone Fin. Corp of PA.......   6.62     6.62    0.80   11.37    6.59       0.72   10.25       1.15   38.88    0.86
FLKY  First Lancaster Bncshrs of KY........  28.51    28.51    1.16    3.62    3.50       1.16    3.62       3.49    8.62    0.34
FLFC  First Liberty Fin. Corp. of GA.......   7.59     6.90    0.76   10.21    3.62       0.78   10.54       1.00   96.64    1.37
CASH  First Midwest Fin., Inc. of OH.......  10.82     9.66    0.96    8.50    5.99       0.89    7.95       0.74   67.97    0.80
FMBD  First Mutual Bancorp Inc of IL.......  13.84    10.62    0.25    1.75    1.42       0.20    1.44       0.40   92.09    0.46
FMSB  First Mutual SB of Bellevue WA*......   6.79     6.79    1.03   15.34    5.81       1.01   15.05       0.15  720.77    1.33
FNGB  First Northern Cap. Corp of WI.......  11.05    11.05    0.94    8.35    5.04       0.90    7.99       0.09  535.75    0.53
FFPB  First Palm Beach Bancorp of FL.......   6.37     6.23    0.56    8.55    4.96       0.43    6.57       0.54   53.27    0.45
FSLA  First SB SLA MHC of NJ (47.5)(8).....   9.69     8.85    0.90    9.58    2.61       0.95   10.07       0.59   98.01    1.03




                                                      Pricing Ratios                      Dividend Data(6)
                                          -----------------------------------------      -----------------------
                                                                  Price/  Price/        Ind.   Divi-
                                          Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                    Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                    ------- ------- ------- ------- -------      ------- ------- -------
                                            (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
DIME  Dime Community Bancorp of NY*......  25.40  161.19   20.17  186.48   26.52         0.32    1.33   33.68
DIBK  Dime Financial Corp. of CT*........   9.34  197.07   16.30  202.34    9.39         0.48    1.59   14.81
EGLB  Eagle BancGroup of IL..............    NM   120.36   14.28  120.36     NM          0.00    0.00    0.00
EBSI  Eagle Bancshares of Tucker GA......  22.27  167.03   13.08  167.03   22.04         0.60    2.81   62.50
EGFC  Eagle Financial Corp. of CT(8).....    NM   237.64   16.78  293.04     NM          1.00    1.80     NM
ETFS  East Texas Fin. Serv. of TX........    NM   110.02   19.22  110.02     NM          0.20    0.89   28.17
ESBK  Elmira Svgs Bank (The) of NY*......  24.29  145.41    9.19  145.41   22.57         0.64    2.23   54.24
EMLD  Emerald Financial Corp. of OH......  18.18  230.13   18.48  233.30   19.13         0.28    1.27   23.14
EFBC  Empire Federal Bancorp of MT.......  29.03  116.05   42.20  116.05   29.03         0.30    1.67   48.39
EFBI  Enterprise Fed. Bancorp of OH......  29.73  202.33   21.75  202.45     NM          1.00    3.03     NM
EQSB  Equitable FSB of Wheaton MD........  16.58  228.76   11.90  228.76   16.84         0.00    0.00    0.00
FCBF  FCB Fin. Corp. of Neenah WI........    NM   171.54   23.82  171.54     NM          0.80    2.48     NM
FFDF  FFD Financial Corp. of OH..........  18.81  135.76   32.67  135.76     NM          0.30    1.44   27.03
FFLC  FFLC Bancorp of Leesburg FL........  19.75  143.74   18.48  143.74   20.79         0.36    1.82   36.00
FFFC  FFVA Financial Corp. of VA(8)......  27.32  220.72   30.23  225.00   23.04         0.60    1.57   42.86
FFWC  FFW Corporation of Wabash IN.......  15.32  149.72   14.33  164.22   15.70         0.36    1.89   29.03
FFYF  FFY Financial Corp. of OH..........  18.00  167.46   22.76  167.46   18.29         0.80    2.33   41.88
FMCO  FMS Financial Corp. of NJ..........  14.85  219.94   14.27  223.19   14.98         0.28    0.81   11.97
FFHH  FSF Financial Corp. of MN..........  19.23  137.17   14.97  137.17   19.42         0.50    2.50   48.08
FOBC  Fed One Bancorp of Wheeling WV(8)..  27.01  216.50   23.96  226.02   27.41         0.62    1.68   45.26
FBCI  Fidelity Bancorp of Chicago IL.....    NM   137.21   14.37  137.44   22.94         0.40    1.60     NM
FSBI  Fidelity Bancorp, Inc. of PA.......  17.37  178.68   12.22  178.68   17.77         0.36    1.17   20.34
FFFL  Fidelity Bcsh MHC of FL (47.7).....    NM   247.04   20.27  248.61     NM          0.90    2.88     NM
FFED  Fidelity Fed. Bancorp of IN........  16.75  186.85   13.59  186.85   18.04         0.40    4.26   71.43
FFOH  Fidelity Financial of OH...........  20.69  156.66   18.81  177.69   21.43         0.32    1.78   36.78
FIBC  Financial Bancorp, Inc. of NY......  16.83  159.94   14.28  160.64   15.80         0.50    1.94   32.68
FBSI  First Bancshares, Inc. of MO.......  19.48  157.42   22.67  157.42   20.43         0.10    0.60   11.63
FBBC  First Bell Bancorp of PA...........  18.10  187.33   20.24  187.33   18.42         0.40    1.90   34.48
SKBO  First Carnegie MHC of PA(45.0).....    NM   181.56   31.22  181.56     NM          0.30    1.54   73.17
FSTC  First Citizens Corp of GA..........  14.88  259.32   26.24  328.88   16.67         0.32    1.00   14.88
FCME  First Coastal Corp. of ME*.........  14.78  126.15   12.76  126.15   18.33         0.00    0.00    0.00
FFBA  First Colorado Bancorp of CO.......  24.10  228.43   30.74  233.11   25.17         0.52    1.83   44.07
FDEF  First Defiance Fin.Corp. of OH.....  24.41  122.75   22.62  122.75   24.81         0.36    2.34   57.14
FESX  First Essex Bancorp of MA*.........  19.09  203.89   15.50  231.92   21.42         0.56    2.27   43.41
FFSX  First FSB MHC Sxld of IA(46.1).....    NM   249.30   22.08  251.23     NM          0.48    1.34   40.34
FFES  First Fed of E. Hartford CT........  19.42  161.55   11.01  161.55   17.54         0.68    1.70   33.01
BDJI  First Fed. Bancorp. of MN..........  27.40  165.02   16.80  165.02   27.40         0.00    0.00    0.00
FFBH  First Fed. Bancshares of AR........  23.23  157.75   23.49  157.75   24.31         0.28    1.07   24.78
FTFC  First Fed. Capital Corp. of WI.....  16.67  264.71   18.75  280.00   21.14         0.48    1.52   25.40
FFKY  First Fed. Fin. Corp. of KY........  14.42  167.68   22.92  177.37   14.61         0.56    2.61   37.58
FFBZ  First Federal Bancorp of OH........  20.49  247.77   18.85  248.02   20.49         0.28    1.12   22.95
FFCH  First Fin. Holdings Inc. of SC.....  23.96  302.99   19.51  302.99   24.53         0.84    1.62   38.89
FFHS  First Franklin Corp. of OH.........  18.66  148.79   13.70  149.55   20.38         0.40    1.51   28.17
FGHC  First Georgia Hold. Corp of GA.....  18.53  237.31   19.72  255.95   22.40         0.40    3.72   68.97
FSPG  First Home Bancorp of NJ(8)........  18.07  229.04   15.93  232.40   18.50         0.40    1.26   22.86
FFSL  First Independence Corp. of KS.....  19.74  125.94   12.59  125.94   19.74         0.30    2.00   39.47
FISB  First Indiana Corp. of IN..........  19.29  223.51   21.20  226.13   23.89         0.48    1.78   34.29
FKFS  First Keystone Fin. Corp of PA.....  15.18  163.78   10.84  163.78   16.83         0.20    1.18   17.86
FLKY  First Lancaster Bncshrs of KY......  28.55  101.41   28.91  101.41   28.55         0.50    3.30     NM
FLFC  First Liberty Fin. Corp. of GA.....  27.64  272.22   20.65  299.30   26.77         0.44    1.29   35.77
CASH  First Midwest Fin., Inc. of OH.....  16.70  139.60   15.11  156.50   17.88         0.48    2.10   35.04
FMBD  First Mutual Bancorp Inc of IL.....    NM   127.83   17.69  166.67     NM          0.32    1.62     NM
FMSB  First Mutual SB of Bellevue WA*....  17.22  245.63   16.69  245.63   17.55         0.20    1.10   18.87
FNGB  First Northern Cap. Corp of WI.....  19.85  161.87   17.89  161.87   20.77         0.36    2.67   52.94
FFPB  First Palm Beach Bancorp of FL.....  20.16  163.40   10.41  167.11   26.22         0.70    1.87   37.63
FSLA  First SB SLA MHC of NJ (47.5)(8)...    NM   349.72   33.90     NM      NM          0.48    1.08   41.38


RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                           Prices As Of March 20, 1998


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.     Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
FWWB  First Savings Bancorp of WA..........  13.68    12.64    1.24    8.47    4.63       1.16    7.93       0.25  263.53    0.97
FSFF  First SecurityFed Fin of IL..........  27.03    27.03    1.29    4.77    3.94       1.29    4.77       0.78   85.16    0.98
SHEN  First Shenango Bancorp of PA(8)......  12.76    12.76    1.15   10.18    5.29       1.15   10.14       1.04   83.27    1.25
SOPN  First Svgs Bancorp of NC.............  22.77    22.77    1.75    7.41    5.48       1.75    7.41       0.20  101.34    0.30
FBNW  FirstBank Corp of Clarkston WA.......  16.18    16.18    0.59    4.73    2.41       0.30    2.37       0.64   90.64    0.74
FFDB  FirstFed Bancorp, Inc. of AL.........   9.69     8.90    0.96    9.89    6.23       0.96    9.89       1.42   45.57    0.95
FSPT  FirstSpartan Fin. Corp. of SC........  26.40    26.40    1.16    6.68    3.02       1.16    6.68       0.47   82.73    0.48
FLAG  Flag Financial Corp of GA............   9.11     9.11    0.91    9.84    5.08       0.75    8.19       3.92   49.66    2.82
FLGS  Flagstar Bancorp, Inc of MI..........   5.98     5.74    1.41   28.47    7.10       0.70   14.24       3.04    8.02    0.27
FFIC  Flushing Fin. Corp. of NY*...........  12.54    12.05    0.94    6.35    4.41       0.95    6.40       0.27  223.94    1.07
FBHC  Fort Bend Holding Corp. of TX........   6.77     6.35    0.78   12.28    6.80       0.57    9.06       0.47  114.18    1.02
FTSB  Fort Thomas Fin. Corp. of KY.........  15.82    15.82    1.23    7.55    5.25       1.23    7.55       2.04   23.24    0.52
FKKY  Frankfort First Bancorp of KY........  16.97    16.97    0.17    0.84    0.84       0.73    3.55       0.10   71.94    0.08
FTNB  Fulton Bancorp, Inc. of MO...........  23.97    23.97    1.26    5.11    3.43       1.01    4.08       1.05   86.26    1.10
GFSB  GFS Bancorp of Grinnell IA(8)........  11.83    11.83    1.29   11.12    6.60       1.22   10.56       1.55   44.35    0.81
GUPB  GFSB Bancorp, Inc of Gallup NM.......  12.50    12.50    0.89    6.08    4.91       0.89    6.08       0.24  132.26    0.58
GSLA  GS Financial Corp. of LA.............  42.66    42.66    1.38    3.88    2.38       1.36    3.80       0.13  246.99    0.76
GOSB  GSB Financial Corp. of NY*...........  28.44    28.44    0.63    3.39    1.98       0.58    3.09       0.10  137.39    0.23
GFCO  Glenway Financial Corp. of OH........   9.29     9.20    0.83    8.74    5.25       0.83    8.74       0.06  542.78    0.38
GTPS  Great American Bancorp of IL.........  19.93    19.93    0.63    2.98    2.48       0.63    2.98       0.28  126.79    0.44
PEDE  Great Pee Dee Bancorp of SC..........  37.86    37.86    1.57    4.15    3.56       1.57    4.15       0.45   97.55    0.57
GSBC  Great Southern Bancorp of MO.........   8.74     8.67    1.89   21.59    6.45       1.75   19.90       1.84  114.98    2.48
GDVS  Greater DV SB,MHC of PA (19.9).......  11.20    11.20    0.83    7.17    1.95       0.83    7.17       1.52   38.83    1.00
GSFC  Green Street Fin. Corp. of NC........  35.23    35.23    1.61    4.50    3.69       1.61    4.50       0.07  197.67    0.20
GFED  Guaranty Fed Bancshares of MO........  30.17    30.17    1.00    5.76    2.61       0.97    5.58       0.61  154.73    1.24
HCBB  HCB Bancshares of Camden AR..........  18.65    17.99    0.30    2.05    1.50       0.30    2.05       0.23  316.88    1.42
HEMT  HF Bancorp of Hemet CA...............   7.87     6.62    0.04    0.46    0.35       0.22    2.69       1.38   27.21    0.67
HFFC  HF Financial Corp. of SD.............   9.58     9.58    1.08   11.49    6.95       1.00   10.65       0.36  241.11    1.14
HFNC  HFNC Financial Corp. of NC...........  18.24    18.24    1.23    6.02    4.67       0.93    4.58       0.79  100.96    0.98
HMNF  HMN Financial, Inc. of MN............  12.22    11.34    0.95    6.79    4.50       0.76    5.39       0.12  340.52    0.61
HALL  Hallmark Capital Corp. of WI.........   7.62     7.62    0.67    9.29    6.06       0.66    9.09       0.11  471.85    0.71
HARB  Harbor FL Bncp MHC of FL (46.1(8)....   8.93     8.66    1.29   15.26    3.81       1.24   14.68       0.51  197.92    1.31
HRBF  Harbor Federal Bancorp of MD.........  12.49    12.49    0.74    5.73    3.87       0.70    5.49       0.53   37.43    0.31
HFSA  Hardin Bancorp of Hardin MO..........  11.34    11.34    0.75    6.03    5.24       0.69    5.48       0.19  106.88    0.39
HARL  Harleysville SB of PA................   6.81     6.81    1.02   15.58    6.81       1.02   15.66        NA      NA     0.78
HFGI  Harrington Fin. Group of IN..........   4.47     4.47    0.19    3.96    2.70       0.20    4.22       0.18   21.99    0.19
HARS  Harris Fin. MHC of PA (24.3).........   8.12     7.24    0.89   10.88    2.14       0.76    9.24       0.62   63.10    0.94
HFFB  Harrodsburg 1st Fin Bcrp of KY.......  26.73    26.73    1.35    5.05    4.47       1.35    5.05       0.45   70.72    0.41
HHFC  Harvest Home Fin. Corp. of OH........  11.02    11.02    0.83    6.96    5.31       0.73    6.09       0.03  393.33    0.27
HAVN  Haven Bancorp of Woodhaven NY........   5.72     5.70    0.62   10.47    5.12       0.63   10.56       0.66   96.47    1.09
HTHR  Hawthorne Fin. Corp. of CA...........   4.56     4.56    0.89   19.31   12.96       1.07   23.14        NA      NA     1.56
HMLK  Hemlock Fed. Fin. Corp. of IL........  17.22    17.22    0.57    3.47    2.40       0.98    5.93       0.15  301.56    1.01
HFWA  Heritage Financial Corp of WA........  29.23    29.23    1.53    5.25    3.24       1.53    5.25       0.10  817.44    1.30
HCBC  High Country Bancorp of CO...........  20.47    20.47    0.76    5.23    3.03       0.76    5.23       0.42  177.96    0.93
HBNK  Highland Bancorp of CA...............   7.55     7.55    1.20   16.15    7.23       0.93   12.42       1.94   82.92    2.03
HIFS  Hingham Inst. for Sav. of MA*........   9.60     9.60    1.25   13.09    6.00       1.25   13.09       0.77   91.33    0.89
HBEI  Home Bancorp of Elgin IL.............  27.01    27.01    0.80    2.90    2.33       0.80    2.90       0.35   85.19    0.35
HBFW  Home Bancorp of Fort Wayne IN........  12.16    12.16    0.86    6.55    3.33       0.86    6.49       0.09  464.55    0.47
HCFC  Home City Fin. Corp. of OH...........  19.48    19.48    1.27    6.33    5.26       1.29    6.39       0.36  174.52    0.72
HOMF  Home Fed Bancorp of Seymour IN.......   8.80     8.55    1.38   16.20    6.03       1.22   14.26       0.55  101.25    0.67
HWEN  Home Financial Bancorp of IN.........  16.98    16.98    0.81    4.51    3.89       0.59    3.26       1.63   38.73    0.79
HPBC  Home Port Bancorp, Inc. of MA*.......  10.52    10.52    1.67   15.70    6.88       1.63   15.35        NA      NA     1.47
HFBC  HopFed Bancorp of KY.................  22.59    22.59    0.99    4.37    3.36       0.99    4.37       0.12   93.93    0.23
HZFS  Horizon Fin'l. Services of IA........  10.17    10.17    0.85    8.33    5.11       0.68    6.63       0.96   44.55    0.67
HRZB  Horizon Financial Corp. of WA*.......  15.92    15.92    1.56   10.02    5.77       1.55    9.93        NA      NA     0.84
IBSF  IBS Financial Corp. of NJ............  17.73    17.73    0.79    4.51    2.50       0.79    4.51       0.11  130.18    0.49



                                                          Pricing Ratios                      Dividend Data(6)
                                              -----------------------------------------      -----------------------
                                                                      Price/  Price/        Ind.   Divi-
                                              Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                        Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                        ------- ------- ------- ------- -------      ------- ------- -------
                                                (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
FWWB  First Savings Bancorp of WA............  21.60  182.43   24.96  197.51   23.08         0.36    1.33   28.80
FSFF  First SecurityFed Fin of IL............  25.41  121.09   32.73  121.09   25.41         0.00    0.00    0.00
SHEN  First Shenango Bancorp of PA(8)........  18.89  181.32   23.14  181.32   18.98         0.60    1.43   27.03
SOPN  First Svgs Bancorp of NC...............  18.24  133.06   30.30  133.06   18.24         1.00    4.06   74.07
FBNW  FirstBank Corp of Clarkston WA.........    NM   132.98   21.52  132.98     NM          0.28    1.41   58.33
FFDB  FirstFed Bancorp, Inc. of AL...........  16.05  158.33   15.34  172.48   16.05         0.50    2.11   33.78
FSPT  FirstSpartan Fin. Corp. of SC..........    NM   149.05   39.35  149.05     NM          0.60    1.36   45.11
FLAG  Flag Financial Corp of GA..............  19.68  186.49   16.98  186.49   23.67         0.34    1.71   33.66
FLGS  Flagstar Bancorp, Inc of MI............  14.08  262.99   15.72  273.77   28.17         0.24    1.03   14.46
FFIC  Flushing Fin. Corp. of NY*.............  22.69  141.21   17.70  146.97   22.48         0.32    1.31   29.63
FBHC  Fort Bend Holding Corp. of TX..........  14.72  168.84   11.43  180.12   19.95         0.40    1.93   28.37
FTSB  Fort Thomas Fin. Corp. of KY...........  19.06  142.26   22.51  142.26   19.06         0.25    1.64   31.25
FKKY  Frankfort First Bancorp of KY..........    NM   120.33   20.42  120.33   28.39         0.80    4.78     NM
FTNB  Fulton Bancorp, Inc. of MO.............  29.17  145.29   34.83  145.29     NM          0.24    1.10   32.00
GFSB  GFS Bancorp of Grinnell IA(8)..........  15.15  159.22   18.83  159.22   15.96         0.26    1.45   22.03
GUPB  GFSB Bancorp, Inc of Gallup NM.........  20.37  122.91   15.36  122.91   20.37         0.40    1.82   37.04
GSLA  GS Financial Corp. of LA...............    NM   126.56   53.99  126.56     NM          0.28    1.36   57.14
GOSB  GSB Financial Corp. of NY*.............    NM   116.85   33.23  116.85     NM          0.00    0.00    0.00
GFCO  Glenway Financial Corp. of OH..........  19.05  161.16   14.98  162.87   19.05         0.40    2.00   38.10
GTPS  Great American Bancorp of IL...........    NM   124.11   24.73  124.11     NM          0.40    1.90     NM
PEDE  Great Pee Dee Bancorp of SC............  28.13  116.58   44.14  116.58   28.13         0.00    0.00    0.00
GSBC  Great Southern Bancorp of MO...........  15.51  316.73   27.68  319.08   16.83         0.44    1.71   26.51
GDVS  Greater DV SB,MHC of PA (19.9).........    NM      NM    39.90     NM      NM          0.36    1.13   58.06
GSFC  Green Street Fin. Corp. of NC..........  27.09  121.38   42.76  121.38   27.09         0.44    2.46   66.67
GFED  Guaranty Fed Bancshares of MO..........    NM   112.97   34.08  112.97     NM          0.30    2.38     NM
HCBB  HCB Bancshares of Camden AR............    NM   101.66   18.96  105.38     NM          0.20    1.36     NM
HEMT  HF Bancorp of Hemet CA.................    NM   127.92   10.06  152.06     NM          0.00    0.00    0.00
HFFC  HF Financial Corp. of SD...............  14.39  157.92   15.12  157.92   15.53         0.42    1.42   20.49
HFNC  HFNC Financial Corp. of NC.............  21.43  139.75   25.49  139.75   28.13         0.32    2.37   50.79
HMNF  HMN Financial, Inc. of MN..............  22.22  147.20   17.99  158.56   28.04         0.00    0.00    0.00
HALL  Hallmark Capital Corp. of WI...........  16.49  144.32   11.00  144.32   16.85         0.00    0.00    0.00
HARB  Harbor FL Bncp MHC of FL (46.1(8)......  26.22     NM    33.30     NM    27.26         1.40    1.85   48.61
HRBF  Harbor Federal Bancorp of MD...........  25.84  143.99   17.98  143.99   26.97         0.48    1.93   50.00
HFSA  Hardin Bancorp of Hardin MO............  19.07  118.82   13.48  118.82   20.98         0.52    2.75   52.53
HARL  Harleysville SB of PA..................  14.68  212.58   14.49  212.58   14.61         0.44    1.45   21.36
HFGI  Harrington Fin. Group of IN............    NM   148.40    6.63  148.40     NM          0.12    1.08   40.00
HARS  Harris Fin. MHC of PA (24.3)...........    NM      NM    37.99     NM      NM          0.22    0.89   41.51
HFFB  Harrodsburg 1st Fin Bcrp of KY.........  22.38  112.96   30.20  112.96   22.38         0.40    2.42   54.05
HHFC  Harvest Home Fin. Corp. of OH..........  18.83  129.72   14.30  129.72   21.51         0.44    2.92   55.00
HAVN  Haven Bancorp of Woodhaven NY..........  19.55  191.67   10.96  192.27   19.39         0.30    1.22   23.81
HTHR  Hawthorne Fin. Corp. of CA.............   7.71  142.00    6.47  142.00    6.44         0.00    0.00    0.00
HMLK  Hemlock Fed. Fin. Corp. of IL..........    NM   127.90   22.03  127.90   24.35         0.28    1.49   62.22
HFWA  Heritage Financial Corp of WA..........    NM   161.99   47.36  161.99     NM          0.00    0.00    0.00
HCBC  High Country Bancorp of CO.............    NM   114.99   23.53  114.99     NM          0.00    0.00    0.00
HBNK  Highland Bancorp of CA.................  13.83  203.80   15.39  203.80   17.98         0.00    0.00    0.00
HIFS  Hingham Inst. for Sav. of MA*..........  16.67  207.44   19.92  207.44   16.67         0.48    1.41   23.53
HBEI  Home Bancorp of Elgin IL...............    NM   126.93   34.28  126.93     NM          0.40    2.27     NM
HBFW  Home Bancorp of Fort Wayne IN..........    NM   205.33   24.96  205.33     NM          0.20    0.55   16.39
HCFC  Home City Fin. Corp. of OH.............  19.01  120.43   23.46  120.43   18.82         0.00    0.00    0.00
HOMF  Home Fed Bancorp of Seymour IN.........  16.58  249.80   21.98  256.95   18.83         0.40    1.31   21.74
HWEN  Home Financial Bancorp of IN...........  25.69  116.35   19.75  116.35     NM          0.10    1.08   27.78
HPBC  Home Port Bancorp, Inc. of MA*.........  14.53  218.12   22.94  218.12   14.86         0.80    3.08   44.69
HFBC  HopFed Bancorp of KY...................  29.74  130.09   29.39  130.09   29.74         0.00    0.00    0.00
HZFS  Horizon Fin'l. Services of IA..........  19.58  153.59   15.61  153.59   24.62         0.18    1.11   21.69
HRZB  Horizon Financial Corp. of WA*.........  17.32  165.91   26.42  165.91   17.48         0.44    2.33   40.37
IBSF  IBS Financial Corp. of NJ..............    NM   179.58   31.85  179.58     NM          0.40    1.89     NM


RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                           Prices As Of March 20, 1998


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.
                                                                Reported Earnings       Core Earnings
                                            Equity/ Equity/ -----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
ITLA  ITLA Capital Corp of CA*.............  10.72    10.68    1.46   13.06    7.15       1.46   13.06        NA      NA     1.50
IFSB  Independence FSB of DC...............   7.25     6.45    0.54    8.04    6.18       0.22    3.32        NA      NA     0.39
INCB  Indiana Comm. Bank, SB of IN(8)......  12.15    12.15    0.52    4.28    2.51       0.52    4.28        NA      NA     0.94
INBI  Industrial Bancorp of OH.............  16.72    16.72    1.48    8.31    4.55       1.48    8.31       0.31  155.81    0.54
IWBK  Interwest Bancorp of WA..............   6.73     6.62    1.10   16.46    6.07       0.96   14.33       0.69   62.65    0.74
IPSW  Ipswich SB of Ipswich MA*............   5.21     5.21    1.18   20.53    6.64       0.96   16.78       0.95   77.31    0.96
JXVL  Jacksonville Bancorp of TX...........  14.63    14.63    1.49    9.87    6.86       1.49    9.87       0.70   70.27    0.66
JXSB  Jcksnville SB, MHC of IL (45.6)......  10.41    10.41    0.61    5.69    2.19       0.49    4.57       0.94   42.01    0.51
JSBA  Jefferson Svgs Bancorp of MO.........   9.03     7.08    0.79    9.68    3.59       0.77    9.38       0.67  101.16    0.89
JOAC  Joachim Bancorp, Inc. of MO(8).......  28.92    28.92    0.76    2.64    2.28       0.76    2.64       0.25   89.29    0.30
KSBK  KSB Bancorp of Kingfield ME*.........   7.36     7.00    1.07   14.93    6.59       1.07   14.93        NA      NA     1.12
KFBI  Klamath First Bancorp of OR..........  15.07    13.77    1.09    6.06    3.83       1.09    6.06       0.02  932.65    0.24
LSBI  LSB Fin. Corp. of Lafayette IN.......   8.58     8.58    0.80    9.10    5.61       0.72    8.20       1.01   70.58    0.82
LVSB  Lakeview Financial of NJ.............   9.65     7.92    1.44   13.78    7.20       0.90    8.63       1.27   57.56    1.42
LARK  Landmark Bancshares, Inc of KS.......  14.09    14.09    1.09    7.61    6.21       0.98    6.88       0.30  151.09    0.62
LARL  Laurel Capital Group of PA...........  10.57    10.57    1.39   13.35    6.20       1.40   13.45       0.42  203.92    1.22
LSBX  Lawrence Savings Bank of MA*.........  10.45    10.45    2.30   25.00   10.01       2.28   24.74       0.52  168.85    1.91
LFED  Leeds FSB, MHC of MD (36.3)..........  16.63    16.63    1.20    7.33    2.93       1.20    7.33       0.04  453.33    0.30
LXMO  Lexington B&L Fin. Corp. of MO.......  18.33    17.19    1.10    4.29    3.91       1.10    4.29       0.54  119.11    0.94
LFCO  Life Financial Corp of CA(8).........  13.30    13.30    5.46   38.04    9.95       5.71   39.80       1.59   39.19    0.80
LFBI  Little Falls Bancorp of NJ...........  11.68    10.77    0.57    4.32    3.27       0.52    3.93       0.90   38.49    0.77
LOGN  Logansport Fin. Corp. of IN..........  19.21    19.21    1.50    7.75    5.60       1.55    7.99       0.62   45.62    0.38
LISB  Long Island Bancorp, Inc of NY.......   9.18     9.09    0.86    9.44    3.26       0.71    7.79       0.89   62.67    0.91
MAFB  MAF Bancorp, Inc. of IL..............   7.62     6.71    1.14   14.72    6.49       1.12   14.49       0.32  138.86    0.57
MBLF  MBLA Financial Corp. of MO...........  12.68    12.68    0.81    6.31    5.13       0.82    6.40       0.48   62.09    0.51
MECH  MECH Financial Inc of CT*............   9.92     9.92    1.60   15.91    8.52       1.58   15.72       0.58  270.14    2.39
MFBC  MFB Corp. of Mishawaka IN............  12.70    12.70    0.83    6.00    4.76       0.82    5.96       0.09  162.45    0.18
MSBF  MSB Financial, Inc of MI.............  16.87    16.87    1.52    8.83    5.35       1.40    8.15       0.84   51.31    0.46
MARN  Marion Capital Holdings of IN........  20.78    20.33    1.57    7.09    5.64       1.57    7.09       1.43   74.17    1.30
MRKF  Market Fin. Corp. of OH..............  35.57    35.57    1.06    3.30    2.52       1.06    3.30       0.34   26.94    0.18
MFSL  Maryland Fed. Bancorp of MD(8).......   8.48     8.39    0.65    7.77    3.01       0.91   10.97       0.60   65.66    0.47
MASB  MassBank Corp. of Reading MA*........  11.21    11.06    1.12   10.54    5.59       1.03    9.73       0.19  131.79    0.86
MFLR  Mayflower Co-Op. Bank of MA*.........   9.75     9.61    1.11   11.52    5.78       1.05   10.93       0.69  124.95    1.49
MDBK  Medford Bancorp, Inc. of MA*.........   8.94     8.41    1.05   11.80    5.84       1.02   11.38       0.16  379.54    1.17
MERI  Meritrust FSB of Thibodaux LA(8).....   8.49     8.49    1.18   14.53    4.45       1.18   14.53       0.35   62.38    0.41
MWBX  MetroWest Bank of MA*................   7.34     7.34    1.34   18.12    6.85       1.32   17.79       1.03  130.81    1.78
METF  Metropolitan Fin. Corp. of OH........   3.96     3.64    0.69   17.52    4.93       0.65   16.45       0.56  108.45    0.79
MIFC  Mid Iowa Financial Corp. of IA.......   9.36     9.35    1.21   12.97    7.34       1.33   14.29       0.21  105.32    0.41
MCBM  Mid-Coast Bancorp of ME..............   8.34     8.34    0.76    8.86    5.05       0.71    8.30       1.09   48.53    0.66
MWBI  Midwest Bancshares, Inc. of IA.......   7.23     7.23    0.88   12.56    7.75       0.78   11.14       0.73   52.45    0.62
MWFD  Midwest Fed. Fin. Corp of WI(8)......   9.00     8.70    1.45   16.68    5.85       1.14   13.16       0.09  879.14    1.02
MFFC  Milton Fed. Fin. Corp. of OH.........  11.84    11.84    0.65    4.81    3.47       0.62    4.64       0.26   83.77    0.35
MBSP  Mitchell Bancorp, Inc. of NC.........  40.12    40.12    1.52    3.59    3.29       1.52    3.59       1.77   29.42    0.64
MBBC  Monterey Bay Bancorp of CA...........  11.75    10.95    0.43    3.81    2.50       0.39    3.47       0.65   62.58    0.63
MONT  Montgomery Fin. Corp. of IN..........  18.60    18.60    0.72    4.29    3.35       0.72    4.29       0.78   22.34    0.19
MSBK  Mutual SB, FSB of Bay City MI........   5.09     5.09   -1.39  -23.41  -16.46      -0.49   -8.21       0.07  434.66    0.62
MYST  Mystic Financial of MA*..............  19.47    19.47    0.78    4.00    2.91       0.78    4.00       0.18  315.24    0.91
NHTB  NH Thrift Bancshares of NH...........   8.04     6.95    0.91   11.84    6.45       0.74    9.62       0.66  146.88    1.18
NSLB  NS&L Bancorp, Inc of Neosho MO.......  19.74    19.59    0.72    3.62    3.54       0.71    3.56       0.23   36.57    0.14
NSSY  NSS Bancorp of CT*...................   8.14     7.90    1.05   13.40    6.47       1.19   15.20       1.31   73.30    1.46
NMSB  Newmil Bancorp, Inc. of CT*..........   9.32     9.32    0.85    8.52    5.12       0.86    8.64       0.90  172.67    3.24
NASB  North American SB, FSB of MO.........   8.49     8.24    1.67   21.16    7.83       1.35   17.20       3.07   27.86    0.99
NBSI  North Bancshares of Chicago IL.......  13.49    13.49    0.52    3.69    2.51       0.50    3.52        NA      NA     0.26
FFFD  North Central Bancshares of IA.......  22.92    22.92    1.83    7.49    5.17       1.83    7.49        NA      NA     1.11
NEIB  Northeast Indiana Bncrp of IN........  14.37    14.37    1.20    7.72    5.58       1.20    7.72       0.17  350.00    0.67
NWEQ  Northwest Equity Corp. of WI.........  11.60    11.60    1.06    9.03    5.64       1.01    8.66       1.35   35.37    0.58





                                                           Pricing Ratios                      Dividend Data(6)
                                               -----------------------------------------      -----------------------
                                                                       Price/  Price/        Ind.   Divi-
                                               Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                         Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                         ------- ------- ------- ------- -------      ------- ------- -------
                                                 (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
ITLA  ITLA Capital Corp of CA*................  13.98  173.05   18.55  173.75   13.98         0.00    0.00    0.00
IFSB  Independence FSB of DC..................  16.17  123.89    8.98  139.15     NM          0.25    1.42   22.94
INCB  Indiana Comm. Bank, SB of IN(8).........    NM   168.10   20.43  168.10     NM          0.36    1.70   67.92
INBI  Industrial Bancorp of OH................  22.00  184.41   30.84  184.41   22.00         0.56    2.55   56.00
IWBK  Interwest Bancorp of WA.................  16.47  253.01   17.03  257.35   18.92         0.76    1.81   29.80
IPSW  Ipswich SB of Ipswich MA*...............  15.05  282.26   14.69  282.26   18.42         0.16    1.14   17.20
JXVL  Jacksonville Bancorp of TX..............  14.59  142.87   20.90  142.87   14.59         0.50    2.48   36.23
JXSB  Jcksnville SB, MHC of IL (45.6).........    NM   253.54   26.40  253.54     NM          0.30    1.29   58.82
JSBA  Jefferson Svgs Bancorp of MO............  27.84  238.10   21.50  303.71   28.72         0.28    1.04   28.87
JOAC  Joachim Bancorp, Inc. of MO(8)..........    NM   118.53   34.28  118.53     NM          0.50    3.08     NM
KSBK  KSB Bancorp of Kingfield ME*............  15.16  208.10   15.32  218.93   15.16         0.10    0.54    8.20
KFBI  Klamath First Bancorp of OR.............  26.14  156.36   23.57  171.13   26.14         0.34    1.48   38.64
LSBI  LSB Fin. Corp. of Lafayette IN..........  17.84  157.54   13.52  157.54   19.81         0.40    1.31   23.39
LVSB  Lakeview Financial of NJ................  13.89  215.15   20.76  262.24   22.18         0.13    0.51    7.14
LARK  Landmark Bancshares, Inc of KS..........  16.10  120.57   16.99  120.57   17.80         0.40    1.70   27.40
LARL  Laurel Capital Group of PA..............  16.14  208.58   22.05  208.58   16.02         0.35    1.62   26.12
LSBX  Lawrence Savings Bank of MA*............   9.99  215.28   22.50  215.28   10.10         0.00    0.00    0.00
LFED  Leeds FSB, MHC of MD (36.3).............    NM   240.64   40.01  240.64     NM          0.56    2.49     NM
LXMO  Lexington B&L Fin. Corp. of MO..........  25.58  109.99   20.16  117.28   25.58         0.30    1.80   46.15
LFCO  Life Financial Corp of CA(8)............  10.05  232.97   31.00  232.97    9.61         0.00    0.00    0.00
LFBI  Little Falls Bancorp of NJ..............    NM   138.95   16.23  150.67     NM          0.20    0.99   30.30
LOGN  Logansport Fin. Corp. of IN.............  17.86  133.38   25.63  133.38   17.33         0.40    2.29   40.82
LISB  Long Island Bancorp, Inc of NY..........    NM   279.22   25.62  281.77     NM          0.60    0.93   28.44
MAFB  MAF Bancorp, Inc. of IL.................  15.42  222.22   16.93  252.26   15.66         0.28    0.72   11.07
MBLF  MBLA Financial Corp. of MO..............  19.50  123.21   15.62  123.21   19.23         0.40    1.45   28.37
MECH  MECH Financial Inc of CT*...............  11.74  173.34   17.20  173.34   11.89         0.00    0.00    0.00
MFBC  MFB Corp. of Mishawaka IN...............  21.00  127.37   16.17  127.37   21.17         0.34    1.30   27.20
MSBF  MSB Financial, Inc of MI................  18.68  160.98   27.15  160.98   20.24         0.30    1.76   32.97
MARN  Marion Capital Holdings of IN...........  17.72  125.17   26.01  127.91   17.72         0.88    3.14   55.70
MRKF  Market Fin. Corp. of OH.................    NM   112.76   40.10  112.76     NM          0.28    1.64   65.12
MFSL  Maryland Fed. Bancorp of MD(8)..........    NM   246.13   20.88  248.88   23.53         0.45    1.19   39.47
MASB  MassBank Corp. of Reading MA*...........  17.89  175.50   19.68  178.01   19.39         1.00    1.96   35.09
MFLR  Mayflower Co-Op. Bank of MA*............  17.31  188.68   18.40  191.49   18.24         0.80    2.96   51.28
MDBK  Medford Bancorp, Inc. of MA*............  17.13  192.39   17.20  204.37   17.77         0.80    1.86   31.87
MERI  Meritrust FSB of Thibodaux LA(8)........  22.49  307.64   26.13  307.64   22.49         0.70    0.89   19.94
MWBX  MetroWest Bank of MA*...................  14.59  248.58   18.26  248.58   14.87         0.12    1.52   22.22
METF  Metropolitan Fin. Corp. of OH...........  20.28  319.81   12.68  347.91   21.60         0.00    0.00    0.00
MIFC  Mid Iowa Financial Corp. of IA..........  13.63  163.70   15.33  163.92   12.38         0.08    0.66    8.99
MCBM  Mid-Coast Bancorp of ME.................  19.79  172.49   14.38  172.49   21.11         0.52    1.37   27.08
MWBI  Midwest Bancshares, Inc. of IA..........  12.90  152.96   11.06  152.96   14.55         0.24    1.50   19.35
MWFD  Midwest Fed. Fin. Corp of WI(8).........  17.08  262.82   23.65  271.88   21.65         0.34    1.11   18.89
MFFC  Milton Fed. Fin. Corp. of OH............  28.80  141.12   16.71  141.12   29.87         0.60    3.72     NM
MBSP  Mitchell Bancorp, Inc. of NC............    NM   109.25   43.84  109.25     NM          0.40    2.35   71.43
MBBC  Monterey Bay Bancorp of CA..............    NM   148.25   17.41  158.96     NM          0.14    0.64   25.45
MONT  Montgomery Fin. Corp. of IN.............  29.84  110.43   20.54  110.43   29.84         0.22    1.68   50.00
MSBK  Mutual SB, FSB of Bay City MI...........    NM   169.71    8.63  169.71     NM          0.00    0.00     NM
MYST  Mystic Financial of MA*.................    NM   137.54   26.78  137.54     NM          0.00    0.00    0.00
NHTB  NH Thrift Bancshares of NH..............  15.51  168.55   13.55  194.81   19.10         0.60    2.91   45.11
NSLB  NS&L Bancorp, Inc of Neosho MO..........  28.23  105.17   20.76  106.00   28.69         0.50    2.86     NM
NSSY  NSS Bancorp of CT*......................  15.45  189.55   15.42  195.28   13.62         0.40    0.94   14.49
NMSB  Newmil Bancorp, Inc. of CT*.............  19.55  162.53   15.14  162.53   19.28         0.32    2.31   45.07
NASB  North American SB, FSB of MO............  12.78  247.93   21.05  255.46   15.72         1.00    1.45   18.52
NBSI  North Bancshares of Chicago IL..........    NM   150.86   20.35  150.86     NM          0.40    2.29     NM
FFFD  North Central Bancshares of IA..........  19.34  148.61   34.07  148.61   19.34         0.32    1.43   27.59
NEIB  Northeast Indiana Bncrp of IN...........  17.91  136.23   19.57  136.23   17.91         0.34    1.61   28.81
NWEQ  Northwest Equity Corp. of WI............  17.73  157.08   18.23  157.08   18.49         0.60    2.77   49.18


RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                           Prices As Of March 20, 1998


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.     Reported Earnings       Core Earnings
                                            Equity/ Equity/ -----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
NWSB  Northwest SB, MHC of PA (30.7).......   9.24     8.20    0.93    9.65    2.41       0.95    9.88       0.72   86.28    0.85
NTMG  Nutmeg FS&LA of CT...................   5.51     5.51    0.68   12.20    6.16       0.43    7.83       1.57   30.83    0.55
OHSL  OHSL Financial Corp. of OH...........  10.90    10.90    0.87    7.88    4.80       0.84    7.54       0.30   73.10    0.31
OCFC  Ocean Fin. Corp. of NJ...............  14.27    14.27    0.98    5.94    4.87       0.97    5.91       0.45   97.91    0.84
OTFC  Oregon Trail Fin. Corp. of OR........  12.49    12.49    0.93    8.04    3.43       0.94    8.16       0.18  180.70    0.55
OFCP  Ottawa Financial Corp. of MI.........   8.62     7.01    0.87    9.92    4.85       0.83    9.43       0.34  109.69    0.44
PFFB  PFF Bancorp of Pomona CA.............   9.71     9.61    0.54    5.26    3.86       0.52    4.99       1.40   67.00    1.38
PSFI  PS Financial of Chicago IL...........  37.32    37.32    1.96    6.07    5.10       1.99    6.15       0.68   31.79    0.52
PVFC  PVF Capital Corp. of OH..............   7.28     7.28    1.36   19.21    7.92       1.28   18.10       1.06   65.77    0.75
PBCI  Pamrapo Bancorp, Inc. of NJ..........  12.88    12.80    1.37   10.35    6.41       1.31    9.89       2.20   29.81    1.16
PFED  Park Bancorp of Chicago IL...........  21.82    21.82    0.87    3.86    3.52       0.94    4.15       0.23  125.00    0.73
PVSA  Parkvale Financial Corp of PA........   7.91     7.87    1.07   14.01    6.62       1.07   14.01       0.36  397.79    1.88
PBHC  Pathfinder BC MHC of NY (46.1)*......  11.98    10.15    0.96    8.24    2.88       0.87    7.46       1.17   36.05    0.68
PEEK  Peekskill Fin. Corp. of NY...........  25.24    25.24    1.09    4.23    3.79       1.09    4.23       0.90   39.49    1.34
PFSB  PennFed Fin. Services of NJ..........   6.96     5.96    0.81   11.02    6.00       0.80   10.92       0.58   33.00    0.28
PWBC  PennFirst Bancorp of PA..............   7.52     6.70    0.69    8.90    5.33       0.69    8.90       0.45  117.30    1.41
PWBK  Pennwood Bancorp, Inc. of PA.........  17.99    17.99    0.95    5.12    4.43       1.10    5.92       1.49   34.66    0.80
PBKB  People's Bancshares of MA*...........   4.10     3.93    0.83   15.42    5.54       0.43    7.92       0.57   98.78    1.04
PFDC  Peoples Bancorp of Auburn IN.........  15.27    15.27    1.49    9.76    5.60       1.49    9.76       0.30  102.04    0.37
PBCT  Peoples Bank, MHC of CT (40.1)*......   8.68     8.63    1.18   13.88    3.90       0.68    8.00       0.68  153.86    1.57
TSBS  Peoples Bcrp, MHC of NJ (35.9)(8)*...  17.18    15.52    1.18    6.97    1.83       0.88    5.18       0.78   68.34    0.85
PFFC  Peoples Fin. Corp. of OH.............  18.85    18.85    0.96    5.10    3.37       0.95    5.01       0.04  480.65    0.25
PHBK  Peoples Heritage Fin Grp of ME*......   6.99     5.25    1.25   16.39    5.67       1.24   16.20       0.88  114.30    1.40
PSFC  Peoples Sidney Fin. Corp of OH.......  24.73    24.73    1.15    5.90    3.56       1.15    5.90       1.13   34.69    0.45
PERM  Permanent Bancorp, Inc. of IN........  10.00     9.88    0.62    6.51    3.47       0.61    6.46       0.70   70.95    0.97
PMFI  Perpetual Midwest Fin. of IA(8)......   8.92     8.92    0.49    5.66    3.47       0.44    5.05       0.39  193.33    0.86
PERT  Perpetual of SC, MHC (46.8)(8).......  11.91    11.91    0.80    6.41    1.93       0.89    7.07        NA      NA     1.02
PCBC  Perry Co. Fin. Corp. of MO...........  19.23    19.23    1.08    5.70    4.60       1.08    5.70       0.01  277.78    0.17
PHFC  Pittsburgh Home Fin Corp of PA.......   8.23     8.13    0.82    7.69    5.98       0.70    6.61       1.68   28.88    0.76
PFSL  Pocahnts Fed, MHC of AR (47.0)(8)....   6.36     6.36    0.62    9.84    3.16       0.61    9.71       0.23  194.26    1.02
PTRS  Potters Financial Corp of OH.........   8.97     8.97    1.00   11.18    6.56       0.99   11.00       0.17     NA     2.54
PKPS  Poughkeepsie Fin. Corp. of NY(8).....   8.30     8.30    0.27    3.28    1.67       0.35    4.15       4.03   26.72    1.40
PHSB  Ppls Home SB, MHC of PA (45.0).......  13.14    13.14    0.77    7.20    2.99       0.73    6.83       0.44  146.58    1.38
PRBC  Prestige Bancorp of PA...............  10.91    10.91    0.60    5.15    4.47       0.58    5.03       0.43   65.96    0.42
PFNC  Progress Financial Corp. of PA.......   5.09     4.27    0.90   17.37    5.17       0.69   13.16       1.05   63.33    1.00
PSBK  Progressive Bank, Inc. of NY(8)*.....   8.88     8.05    0.98   11.44    5.17       0.96   11.19       0.74  150.14    1.71
PROV  Provident Fin. Holdings of CA........  11.58    11.58    0.77    5.71    4.29       0.41    3.02       1.49   56.25    0.96
PULB  Pulaski SB, MHC of MO (29.8)(8)......  13.30    13.30    1.21    9.32    2.05       1.06    8.14        NA      NA     0.46
PLSK  Pulaski SB, MHC of NJ (46.0).........  11.94    11.94    0.63    6.25    2.65       0.63    6.25       0.53   95.10    0.89
PULS  Pulse Bancorp of S. River NJ.........   8.19     8.19    1.09   13.66    6.95       1.11   13.81       0.98   43.79    1.67
QCFB  QCF Bancorp of Virginia MN...........  16.45    16.45    1.65    9.37    6.41       1.65    9.37       0.39  214.67    1.95
QCBC  Quaker City Bancorp of CA............   8.63     8.63    0.73    8.41    5.61       0.70    8.08       1.33   70.08    1.18
QCSB  Queens County Bancorp of NY*.........  10.63    10.63    1.58   12.45    3.70       1.56   12.29       0.54  108.40    0.67
RARB  Raritan Bancorp of Raritan NJ*.......   7.56     7.45    1.01   13.22    6.23       0.99   12.98       0.23  349.74    1.23
REDF  RedFed Bancorp of Redlands CA(8).....   8.35     8.32    1.11   13.41    7.24       1.14   13.78       1.69   45.34    0.86
RELY  Reliance Bancorp, Inc. of NY.........   8.56     5.82    0.90   10.87    5.05       0.94   11.39       0.56   69.33    0.88
RELI  Reliance Bancshares Inc of WI........  50.09    50.09    1.06    2.16    2.14       1.11    2.27        NA      NA     0.57
RCBK  Richmond County Fin Corp of NY*......  25.65    25.65    1.22    4.75    3.12       1.22    4.75        NA      NA     1.12
RIVR  River Valley Bancorp of IN...........  12.72    12.54    0.84    7.18    4.67       0.70    5.99       0.71  122.47    1.05
RVSB  Riverview Bancorp of WA..............  22.73    21.94    1.35    8.56    3.18       1.33    8.40       0.17  218.00    0.58
RSLN  Roslyn Bancorp, Inc. of NY*..........  17.45    17.37    1.03    5.39    3.26       1.25    6.58       0.18  362.05    2.42
SCCB  S. Carolina Comm. Bnshrs of SC.......  20.69    20.69    1.00    4.02    3.57       1.00    4.02       1.53   42.40    0.81
SBFL  SB Fngr Lakes MHC of NY (33.1).......   8.75     8.75    0.39    4.11    0.97       0.34    3.60       0.50   93.11    0.96
SFED  SFS Bancorp of Schenectady NY........  12.29    12.29    0.62    4.91    3.71       0.60    4.74       0.84   53.36    0.58
SGVB  SGV Bancorp of W. Covina CA..........   7.55     7.44    0.33    4.42    3.26       0.39    5.12       1.23   26.58    0.42
SHSB  SHS Bancorp, Inc. of PA..............  13.56    13.56    0.75    5.58    4.73       0.75    5.58       1.20   43.23    0.79






                                                          Pricing Ratios                      Dividend Data(6)
                                              -----------------------------------------      -----------------------
                                                                      Price/  Price/        Ind.   Divi-
                                              Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                        Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                        ------- ------- ------- ------- -------      ------- ------- -------
                                                (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
NWSB  Northwest SB, MHC of PA (30.7).........    NM      NM    35.38     NM      NM          0.16    0.94   39.02
NTMG  Nutmeg FS&LA of CT.....................  16.24  185.03   10.20  185.03   25.30         0.20    1.84   29.85
OHSL  OHSL Financial Corp. of OH.............  20.83  160.87   17.53  160.87   21.77         0.88    2.61   54.32
OCFC  Ocean Fin. Corp. of NJ.................  20.54  133.19   19.00  133.19   20.66         0.80    2.19   44.94
OTFC  Oregon Trail Fin. Corp. of OR..........  29.17  172.74   21.58  172.74   28.72         0.20    1.09   31.75
OFCP  Ottawa Financial Corp. of MI...........  20.60  203.55   17.54  250.21   21.67         0.40    1.37   28.17
PFFB  PFF Bancorp of Pomona CA...............  25.87  136.72   13.27  138.11   27.25         0.00    0.00    0.00
PSFI  PS Financial of Chicago IL.............  19.63   95.73   35.73   95.73   19.36         0.48    3.40   66.67
PVFC  PVF Capital Corp. of OH................  12.63  221.20   16.11  221.20   13.41         0.00    0.00    0.00
PBCI  Pamrapo Bancorp, Inc. of NJ............  15.59  162.57   20.94  163.62   16.32         1.12    4.04   62.92
PFED  Park Bancorp of Chicago IL.............  28.41  113.29   24.72  113.29   26.41         0.00    0.00    0.00
PVSA  Parkvale Financial Corp of PA..........  15.10  197.91   15.66  199.04   15.10         0.60    1.92   28.99
PBHC  Pathfinder BC MHC of NY (46.1)*........    NM   271.34   32.51  320.14     NM          0.20    0.90   31.25
PEEK  Peekskill Fin. Corp. of NY.............  26.38  113.52   28.65  113.52   26.38         0.36    2.13   56.25
PFSB  PennFed Fin. Services of NJ............  16.67  173.87   12.09  202.85   16.82         0.14    0.76   12.61
PWBC  PennFirst Bancorp of PA................  18.75  148.54   11.18  166.75   18.75         0.36    1.86   34.95
PWBK  Pennwood Bancorp, Inc. of PA...........  22.59  121.67   21.88  121.67   19.53         0.36    1.92   43.37
PBKB  People's Bancshares of MA*.............  18.06  290.83   11.92  303.03     NM          0.48    1.85   33.33
PFDC  Peoples Bancorp of Auburn IN...........  17.86  169.81   25.92  169.81   17.86         0.44    1.96   34.92
PBCT  Peoples Bank, MHC of CT (40.1)*........  25.66  333.76   28.96  335.50     NM          0.76    1.96   50.33
TSBS  Peoples Bcrp, MHC of NJ (35.9)(8)*.....    NM      NM    63.21     NM      NM          0.35    0.78   42.68
PFFC  Peoples Fin. Corp. of OH...............  29.70  151.60   28.57  151.60     NM          0.50    3.01     NM
PHBK  Peoples Heritage Fin Grp of ME*........  17.64  272.91   19.08     NM    17.84         0.88    1.88   33.21
PSFC  Peoples Sidney Fin. Corp of OH.........  28.13  122.28   30.24  122.28   28.13         0.28    1.56   43.75
PERM  Permanent Bancorp, Inc. of IN..........  28.80  180.36   18.03  182.56   29.03         0.44    1.22   35.20
PMFI  Perpetual Midwest Fin. of IA(8)........  28.80  158.90   14.17  158.90     NM          0.30    1.02   29.41
PERT  Perpetual of SC, MHC (46.8)(8).........    NM   324.85   38.68  324.85     NM          1.40    2.13     NM
PCBC  Perry Co. Fin. Corp. of MO.............  21.73  117.72   22.64  117.72   21.73         0.40    1.72   37.38
PHFC  Pittsburgh Home Fin Corp of PA.........  16.71  142.81   11.75  144.54   19.43         0.24    1.34   22.43
PFSL  Pocahnts Fed, MHC of AR (47.0)(8)......    NM   302.44   19.23  302.44     NM          0.90    1.96   62.07
PTRS  Potters Financial Corp of OH...........  15.24  165.78   14.88  165.78   15.50         0.20    1.07   16.26
PKPS  Poughkeepsie Fin. Corp. of NY(8).......    NM   198.09   16.43  198.09     NM          0.24    2.10     NM
PHSB  Ppls Home SB, MHC of PA (45.0).........    NM   190.45   25.03  190.45     NM          0.24    1.22   40.68
PRBC  Prestige Bancorp of PA.................  22.38  112.70   12.29  112.70   22.92         0.20    1.04   23.26
PFNC  Progress Financial Corp. of PA.........  19.35  297.41   15.14     NM    25.53         0.12    0.65   12.63
PSBK  Progressive Bank, Inc. of NY(8)*.......  19.33  212.40   18.87  234.25   19.77         0.80    1.84   35.56
PROV  Provident Fin. Holdings of CA..........  23.32  135.85   15.73  135.85     NM          0.00    0.00    0.00
PULB  Pulaski SB, MHC of MO (29.8)(8)........    NM      NM    58.73     NM      NM          1.10    2.19     NM
PLSK  Pulaski SB, MHC of NJ (46.0)...........    NM   194.36   23.20  194.36     NM          0.30    1.50   56.60
PULS  Pulse Bancorp of S. River NJ...........  14.39  186.09   15.25  186.09   14.24         0.80    3.00   43.24
QCFB  QCF Bancorp of Virginia MN.............  15.61  150.03   24.68  150.03   15.61         0.00    0.00    0.00
QCBC  Quaker City Bancorp of CA..............  17.82  143.87   12.41  143.87   18.55         0.00    0.00    0.00
QCSB  Queens County Bancorp of NY*...........  27.01     NM    39.19     NM    27.36         0.80    1.90   51.28
RARB  Raritan Bancorp of Raritan NJ*.........  16.06  203.53   15.39  206.55   16.36         0.60    2.26   36.36
REDF  RedFed Bancorp of Redlands CA(8).......  13.81  170.64   14.24  171.23   13.43         0.00    0.00    0.00
RELY  Reliance Bancorp, Inc. of NY...........  19.81  187.00   16.00  274.71   18.91         0.72    1.93   38.30
RELI  Reliance Bancshares Inc of WI..........    NM   101.95   51.06  101.95     NM          0.00    0.00    0.00
RCBK  Richmond County Fin Corp of NY*........    NM   152.16   39.03  152.16     NM          0.00    0.00    0.00
RIVR  River Valley Bancorp of IN.............  21.43  131.76   16.76  133.65   25.66         0.20    1.03   21.98
RVSB  Riverview Bancorp of WA................    NM   174.36   39.64  180.66     NM          0.14    0.82   25.93
RSLN  Roslyn Bancorp, Inc. of NY*............    NM   163.82   28.59  164.62   25.10         0.32    1.36   41.56
SCCB  S. Carolina Comm. Bnshrs of SC.........  28.01  138.31   28.61  138.31   28.01         0.64    2.89     NM
SBFL  SB Fngr Lakes MHC of NY (33.1).........    NM      NM    35.67     NM      NM          0.20    0.81     NM
SFED  SFS Bancorp of Schenectady NY..........  26.99  133.88   16.45  133.88   27.94         0.32    1.35   36.36
SGVB  SGV Bancorp of W. Covina CA............    NM   133.28   10.06  135.24   26.52         0.00    0.00    0.00
SHSB  SHS Bancorp, Inc. of PA................  21.14  116.86   15.85  116.86   21.14         0.00    0.00    0.00


RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                           Prices As Of March 20, 1998


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    --------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
SISB  SIS Bancorp, Inc. of MA*.............   7.24     7.24    0.65    8.83    3.47       0.88   12.06       0.47  279.99    2.67
SWCB  Sandwich Bancorp of MA(8)*...........   8.10     7.82    0.98   12.12    4.33       0.96   11.83       0.56  140.03    1.11
SFSL  Security First Corp. of OH...........   9.36     9.22    1.38   14.76    5.29       1.38   14.76       0.43  176.70    0.84
SKAN  Skaneateles Bancorp Inc of NY*.......   6.90     6.72    0.67    9.83    5.99       0.65    9.49       1.89   52.90    1.19
SOBI  Sobieski Bancorp of S. Bend IN.......  14.39    14.39    0.60    3.91    3.06       0.60    3.91       0.26   87.34    0.29
SOSA  Somerset Savings Bank of MA(8)*......   6.64     6.64    1.15   18.37    7.29       1.12   17.86       4.86   29.23    1.83
SSFC  South Street Fin. Corp. of NC*.......  14.90    14.90    0.85    3.61    3.47       0.87    3.69       0.16  118.51    0.38
SCBS  Southern Commun. Bncshrs of AL.......  20.42    20.42    1.15    5.98    3.78       1.15    5.98       2.34   48.64    1.73
SMBC  Southern Missouri Bncrp of MO........  16.60    16.60    0.85    5.22    3.91       0.81    4.98       0.83   58.44    0.66
SWBI  Southwest Bancshares of IL(8)........  11.96    11.96    1.09    9.85    4.65       1.10    9.92       0.18  115.50    0.29
SVRN  Sovereign Bancorp, Inc. of PA........   4.76     3.95    0.48   11.13    2.79       0.65   15.15       0.67   94.38    0.91
STFR  St. Francis Cap. Corp. of WI.........   8.27     7.38    0.78    9.58    5.05       0.75    9.21       0.30  126.18    0.81
SPBC  St. Paul Bancorp, Inc. of IL.........   9.17     9.14    1.08   12.20    5.46       1.09   12.29       0.24  308.50    1.06
SFFC  StateFed Financial Corp. of IA.......  17.66    17.66    1.27    7.17    4.83       1.27    7.17       1.74   14.72    0.33
SFIN  Statewide Fin. Corp. of NJ...........   9.36     9.34    0.81    8.36    5.23       0.81    8.36       0.38  104.03    0.84
STSA  Sterling Financial Corp. of WA.......   5.48     5.07    0.51   10.96    4.51       0.46    9.91       0.73   65.29    0.83
SFSB  SuburbFed Fin. Corp. of IL(8)........   6.73     6.71    0.66   10.03    4.61       0.53    8.11       0.47   42.37    0.30
ROSE  T R Financial Corp. of NY*...........   6.27     6.27    0.98   15.68    5.55       0.87   14.01       0.52   74.90    0.72
THRD  TF Financial Corp. of PA.............   8.39     7.00    0.77    7.24    5.61       0.66    6.16       0.29  117.08    0.80
TPNZ  Tappan Zee Fin., Inc. of NY..........  17.16    17.16    0.85    4.86    3.46       0.84    4.79       1.39   39.34    1.18
TSBK  Timberland Bancorp of WA.............  30.46    30.46    1.85    6.06    4.14       1.85    6.06       3.07   19.72    0.94
TRIC  Tri-County Bancorp of WY.............  15.37    15.37    1.02    6.67    5.13       1.05    6.85        NA      NA     1.01
TWIN  Twin City Bancorp, Inc. of TN........  12.89    12.89    1.01    7.87    5.76       0.83    6.48       0.09  131.58    0.16
USAB  USABancshares, Inc of PA*............   8.43     8.30    0.49    5.72    2.61       0.43    5.01       0.57   70.22    0.75
UCBC  Union Community Bancorp of IN........  36.48    36.48    1.58    4.33    3.74       1.58    4.33        NA      NA     0.32
UFRM  United FSB of Rocky Mount NC(8)......   7.23     7.23    0.65    8.66    3.00       0.42    5.62       1.06   88.10    1.10
UBMT  United Fin. Corp. of MT..............  24.01    24.01    1.41    6.09    4.32       1.40    6.04       0.48   15.21    0.22
UTBI  United Tenn. Bancshares of TN........  24.48    24.48    1.25    5.10    4.53       1.25    5.10       0.93   74.91    1.29
VABF  Va. Beach Fed. Fin. Corp of VA.......   7.16     7.16    0.67    9.65    4.18       0.54    7.76       1.13   61.96    0.92
WHGB  WHG Bancshares of MD.................  19.66    19.66    0.76    3.59    3.00       0.77    3.65       0.95   19.59    0.24
WSFS  WSFS Financial Corp. of DE*..........   5.72     5.69    1.12   20.56    6.03       1.10   20.25       1.39  117.68    3.15
WVFC  WVS Financial Corp. of PA............  10.66    10.66    1.31   11.07    5.50       1.32   11.17       0.20  312.48    1.14
WRNB  Warren Bancorp of Peabody MA*........  10.79    10.79    2.00   19.45    7.96       1.78   17.31       0.83  132.18    1.68
WSBI  Warwick Community Bncrp of NY*.......  23.76    23.76    1.04    4.37    3.12       1.04    4.37       0.69   67.04    0.80
WFSL  Washington Federal, Inc. of WA.......  12.89    11.90    1.88   15.54    7.14       1.85   15.32       0.60   69.21    0.56
WAMU  Washington Mutual, Inc. of WA*.......   5.35     4.98    0.50    9.55    1.73       0.92   17.75       0.83   83.12    0.99
WYNE  Wayne Bancorp, Inc. of NJ............  12.57    12.57    0.76    5.59    3.37       0.76    5.59       0.92   87.82    1.20
WAYN  Wayne Svgs Bks MHC of OH (47.8.......   9.48     9.48    0.75    8.07    2.80       0.70    7.49       0.45   83.22    0.46
WCFB  Wbstr Cty FSB MHC of IA (45.2).......  23.50    23.50    1.45    6.21    3.11       1.45    6.21       0.06  652.54    0.70
WBST  Webster Financial Corp. of CT........   5.44     4.75    0.54   10.34    3.47       0.82   15.76       0.65  114.22    1.34
WEFC  Wells Fin. Corp. of Wells MN.........  14.71    14.71    1.09    7.67    6.03       1.07    7.46        NA      NA      NA
WCBI  WestCo Bancorp, Inc. of IL...........  15.38    15.38    1.51    9.79    6.50       1.41    9.13       0.19  147.79    0.37
WSTR  WesterFed Fin. Corp. of MT...........  10.40     8.45    0.81    7.25    5.02       0.78    7.03       0.35  136.97    0.73
WOFC  Western Ohio Fin. Corp. of OH........  13.87    12.94    0.37    2.65    2.35       0.43    3.09       0.44  115.19    0.66
WEHO  Westwood Hmstd Fin Corp of OH........  22.45    22.45    0.67    2.33    2.12       1.05    3.68       0.12  171.61    0.23
FFWD  Wood Bancorp of OH...................  12.80    12.80    1.44   11.41    4.45       1.29   10.26       0.39   93.94    0.44
YFCB  Yonkers Fin. Corp. of NY.............  13.54    13.54    1.04    7.04    5.10       1.03    6.97       0.49   71.78    0.82
YFED  York Financial Corp. of PA...........   8.86     8.86    0.96   11.17    4.94       0.80    9.31       2.24   29.20    0.75




                                                            Pricing Ratios                      Dividend Data(6)
                                               ----------------------------------------     ------------------------
                                                                        Price/  Price/       Ind.   Divi-
                                               Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                         Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                         ------- ------- ------- ------- -------      ------- ------- -------
                                                  (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
SISB  SIS Bancorp, Inc. of MA*...............    28.83  218.72   15.83  218.72   21.12         0.64    1.62   46.72
SWCB  Sandwich Bancorp of MA(8)*.............    23.10  266.99   21.62  276.58   23.67         1.40    2.42   56.00
SFSL  Security First Corp. of OH.............    18.91  268.50   25.13  272.40   18.91         0.32    1.42   26.89
SKAN  Skaneateles Bancorp Inc of NY*.........    16.71  157.56   10.87  161.90   17.30         0.28    1.44   24.14
SOBI  Sobieski Bancorp of S. Bend IN.........      NM   128.87   18.54  128.87     NM          0.32    1.51   49.23
SOSA  Somerset Savings Bank of MA(8)*........    13.72  229.77   15.25  229.77   14.11         0.00    0.00    0.00
SSFC  South Street Fin. Corp. of NC*.........    28.79  170.05   25.34  170.05   28.14         0.40    3.23     NM
SCBS  Southern Commun. Bncshrs of AL.........    26.43  145.33   29.68  145.33   26.43         0.30    1.62   42.86
SMBC  Southern Missouri Bncrp of MO..........    25.59  132.06   21.92  132.06   26.85         0.50    2.30   58.82
SWBI  Southwest Bancshares of IL(8)..........    21.52  200.37   23.96  200.37   21.38         0.80    2.46   52.98
SVRN  Sovereign Bancorp, Inc. of PA..........      NM   299.73   14.26     NM    26.36         0.08    0.37   13.11
STFR  St. Francis Cap. Corp. of WI...........    19.79  184.74   15.28  207.22   20.58         0.56    1.20   23.83
SPBC  St. Paul Bancorp, Inc. of IL...........    18.31  214.32   19.66  215.02   18.19         0.40    1.53   27.97
SFFC  StateFed Financial Corp. of IA.........    20.71  144.28   25.48  144.28   20.71         0.20    1.38   28.57
SFIN  Statewide Fin. Corp. of NJ.............    19.12  158.65   14.85  158.98   19.12         0.44    1.93   36.97
STSA  Sterling Financial Corp. of WA.........    22.17  187.64   10.29  203.03   24.52         0.00    0.00    0.00
SFSB  SuburbFed Fin. Corp. of IL(8)..........    21.70  204.85   13.79  205.46   26.83         0.32    0.67   14.55
ROSE  T R Financial Corp. of NY*.............    18.02  259.31   16.26  259.31   20.17         0.68    1.92   34.52
THRD  TF Financial Corp. of PA...............    17.81  173.35   14.55  207.70   20.96         0.48    1.76   31.37
TPNZ  Tappan Zee Fin., Inc. of NY............    28.93  140.04   24.02  140.04   29.35         0.28    1.38   40.00
TSBK  Timberland Bancorp of WA...............    24.17  146.45   44.60  146.45   24.17         0.00    0.00    0.00
TRIC  Tri-County Bancorp of WY...............    19.48  126.58   19.45  126.58   18.99         0.40    2.67   51.95
TWIN  Twin City Bancorp, Inc. of TN..........    17.35  133.61   17.22  133.61   21.07         0.40    2.71   47.06
USAB  USABancshares, Inc of PA*..............      NM   165.54   13.95  168.04     NM          0.00    0.00    0.00
UCBC  Union Community Bancorp of IN..........    26.72  115.67   42.20  115.67   26.72         0.30    1.94   51.72
UFRM  United FSB of Rocky Mount NC(8)........      NM   273.78   19.80  273.78     NM          0.24    1.26   42.11
UBMT  United Fin. Corp. of MT................    23.16  139.58   33.52  139.58   23.35         1.00    3.54     NM
UTBI  United Tenn. Bancshares of TN..........    22.06  112.43   27.53  112.43   22.06         0.00    0.00    0.00
VABF  Va. Beach Fed. Fin. Corp of VA.........    23.94  221.56   15.87  221.56   29.74         0.24    1.22   29.27
WHGB  WHG Bancshares of MD...................      NM   125.52   24.67  125.52     NM          0.32    1.78   59.26
WSFS  WSFS Financial Corp. of DE*............    16.58  314.37   17.99  316.18   16.83         0.00    0.00    0.00
WVFC  WVS Financial Corp. of PA..............    18.19  218.19   23.26  218.19   18.02         1.20    3.10   56.34
WRNB  Warren Bancorp of Peabody MA*..........    12.57  228.14   24.62  228.14   14.12         0.52    2.17   27.23
WSBI  Warwick Community Bncrp of NY*.........      NM   139.92   33.25  139.92     NM          0.00    0.00    0.00
WFSL  Washington Federal, Inc. of WA.........    14.01  205.82   26.54  223.08   14.22         0.87    3.00   42.03
WAMU  Washington Mutual, Inc. of WA*.........      NM      NM    19.64     NM      NM          1.16    1.57     NM
WYNE  Wayne Bancorp, Inc. of NJ..............    29.64  170.62   21.44  170.62   29.64         0.20    0.70   20.62
WAYN  Wayne Svgs Bks MHC of OH (47.8.........      NM   279.85   26.54  279.85     NM          0.62    2.07   73.81
WCFB  Wbstr Cty FSB MHC of IA (45.2).........      NM   196.98   46.30  196.98     NM          0.80    3.83     NM
WBST  Webster Financial Corp. of CT..........    28.79  237.58   12.93  272.43   18.89         0.80    1.20   34.63
WEFC  Wells Fin. Corp. of Wells MN...........    16.59  123.93   18.23  123.93   17.05         0.48    2.56   42.48
WCBI  WestCo Bancorp, Inc. of IL.............    15.38  148.99   22.91  148.99   16.51         0.68    2.31   35.60
WSTR  WesterFed Fin. Corp. of MT.............    19.91  134.02   13.94  164.95   20.54         0.48    1.85   36.92
WOFC  Western Ohio Fin. Corp. of OH..........      NM   111.16   15.41  119.10     NM          1.00    3.85     NM
WEHO  Westwood Hmstd Fin Corp of OH..........      NM   138.02   30.98  138.02   29.86         0.36    2.46     NM
FFWD  Wood Bancorp of OH.....................    22.47  248.76   31.84  248.76   25.00         0.34    1.70   38.20
YFCB  Yonkers Fin. Corp. of NY...............    19.61  134.50   18.21  134.50   19.80         0.28    1.40   27.45
YFED  York Financial Corp. of PA.............    20.24  215.37   19.09  215.37   24.29         0.52    2.04   41.27


                                  EXHIBIT IV-2
                         Historical Stock Price Indices

                                  Exhibit IV-2
                        Historical Stock Price Indices(1)

                                                                                         SNL                  SNL
                                                                       NASDAQ           Thrift               Bank
Year/Qtr. Ended                       DJIA           S&P 500          Composite         Index                Index
---------------                      ------          -------          ---------         ------               -----
1991:  Quarter 1.............        2881.1           375.2             482.3            125.5                66.0
       Quarter 2.............        2957.7           371.2             475.9            130.5                82.0
       Quarter 3.............        3018.2           387.9             526.9            141.8                90.7
       Quarter 4.............        3168.0           417.1             586.3            144.7               103.1

1992:  Quarter 1.............        3235.5           403.7             603.8            157.0               113.3
       Quarter 2.............        3318.5           408.1             563.6            173.3               119.7
       Quarter 3.............        3271.7           417.8             583.3            167.0               117.1
       Quarter 4.............        3301.1           435.7             677.0            201.1               136.7

1993:  Quarter 1.............        3435.1           451.7             690.1            228.2               151.4
       Quarter 2.............        3516.1           450.5             704.0            219.8               147.0
       Quarter 3.............        3555.1           458.9             762.8            258.4               154.3
       Quarter 4.............        3754.1           466.5             776.8            252.5               146.2

1994:  Quarter 1.............        3625.1           445.8             743.5            241.6               143.1
       Quarter 2.............        3625.0           444.3             706.0            269.6               152.6
       Quarter 3.............        3843.2           462.6             764.3            279.7               149.2
       Quarter 4.............        3834.4           459.3             752.0            244.7               137.6

1995:  Quarter 1.............        4157.7           500.7             817.2            278.4               152.1
       Quarter 2.............        4556.1           544.8             933.5            313.5               171.7
       Quarter 3.............        4789.1           584.4           1,043.5            362.3               195.3
       Quarter 4.............        5117.1           615.9           1,052.1            376.5               207.6

1996:  Quarter 1.............        5587.1           645.5           1,101.4            382.1               225.1
       Quarter 2.............        5654.6           670.6           1,185.0            387.2               224.7
       Quarter 3.............        5882.2           687.3           1,226.9            429.3               249.2
       Quarter 4.............        6442.5           737.0           1,280.7            483.6               280.1

1997:  Quarter 1.............        6583.5           757.1           1,221.7            527.7               292.5
       Quarter 2.............        7672.8           885.1           1,442.1            624.5               333.3
       Quarter 3.............        7945.3           947.3           1,685.7            737.5               381.7
       Quarter 4.............        7908.3           970.4           1,570.4            814.1               414.9
March 20, 1998                       8906.4          1099.2           1,789.2            872.7               460.9

(1)   End of period data.

Sources:   SNL Securities; Wall Street Journal.

                                 EXHIBIT IV-3
                       Historical Thrift Stock Indices

                                ThriftINVESTOR

                                 Index Values



                                                      Index Values                                  Percent Change
                                      --------------------------------------------        --------------------------------
                                      02/27/98    1 Month       YTD         LTM           1 Month       YTD         LTM
--------------------------------------------------------------------------------------------------------------------------

All Pub. Traded Thrifts .............    818.7       768.3       814.1       563.1            6.55        0.57       45.38
MHC Index ...........................  1,191.4     1,110.1     1,179.9       609.6            7.32        0.97       95.44


Deposit Insurance Indices
--------------------------------------------------------------------------------------------------------------------------
SAIF Thrifts ........................    759.5       711.2       764.4       506.8            6.79       -0.65       49.87
BIF Thrifts .........................  1,011.3       952.7       984.4       726.3            6.16        2.74       39.24


Stock Exchange Indices
--------------------------------------------------------------------------------------------------------------------------
AMEX Thrifts ........................    254.3       242.6       255.4       169.1            4.85       -0.41       50.39
NYSE Thrifts ........................    509.8       473.0       521.3       336.9            7.78       -2.20       51.34
OTC .................................    927.1       873.5       911.5       645.4            6.14        1.71       43.65


Geographic Indices
--------------------------------------------------------------------------------------------------------------------------
Mid-Atlantic Thrifts ................  1,752.5     1,620.6     1,735.2     1,118.2            8.14        1.00       56.72
Midwestern Thrifts...................  1,876.2     1,770.0     1,832.9     1,258.0            6.00        2.36       49.14
New England Thrifts..................    776.0       724.7       778.3       482.1            7.08       -0.30       60.98
Southeastern Thrifts.................    789.6       748.8       776.0       523.5            5.46        1.76       50.84
Southwestern Thrifts.................    519.1       477.4       533.5       369.2            8.75       -2.70       40.61
Western Thrifts......................    776.3       734.3       778.8       579.8            5.71       -0.33       33.89


Asset Size Indices
--------------------------------------------------------------------------------------------------------------------------
Less than $250M......................    877.8       850.0       869.9       635.9            3.27        0.91       38.05
$250M to $500M.......................  1,324.4     1,266.7     1,312.3       862.9            4.55        0.92       53.48
$500M to $1B.........................    853.9       824.0       846.8       574.0            3.62        0.84       48.76
$1B to $5B...........................    983.9       909.6       956.8       618.8            8.17        2.83       59.01
Over $5B.............................    509.8       477.1       512.3       366.2            6.86       -0.48       39.20

Comparative Indices
--------------------------------------------------------------------------------------------------------------------------
Dow Jones Industirals................  8,545.7     7,906.5     7,908.3     6,925.1            8.08        8.06       23.40
S&P 500..............................  1,049.3       980.3       970.4       795.1            7.04        8.13       31.98





All SNL indices are market-value weighted: i.e., an institution's effect on an index is proportionate to that institution's market capitalization. All SNL thrift indices, except for the SNL MHC Incex began at 100 on March 30, 1984. The SNL MHC Index began at 201.082 on Dec. 31, 1992, the level of the SNL Thrift index on that date. On March 30, 1984 the S&P 500 closed at 159.2 and the Dow Jones Industrials stood at 1164.9.

Mid-Atlantic: DE. DC. MD. NJ. NY. PA. PR: Midwest: IA. IL. IN. KS. KY. MI. MN. ND. NE. OH. SD. WI: New England: CT. MA. ME. NH. RI. VT: Southeast: AL. AR. FL. GA. MS. NC. TN. VA. WV: Southwest: CO. LA. NM. OK. TX. UT: West: AZ. AK. CA. HI. ID. MT. NV. OR. WA. WY.

                                  EXHIBIT IV-4
                        Market Area Acquisition Activity

                                  Exhibit IV-4

            Louisiana Band and Thrift Merger and Acquisition Activity
                                1997 To Present



                                                                                      Seller Financials at Announcement
                                                                              ____________________________________________________
                                                                                 Total    Total    YTD       YTD    NPAs    Rsvrs/
                                                                                Assets   Equity   ROAA      ROAE  Assets      NPLs
    Annd     Comp
    Date      Date   Buyer                    ST Seller                  ST      ($000)      (%)     (%)      (%)    (%)       (%)
__________________________________________________________________________________________________________________________________
02/10/98  Pending    Hibernia Corporation     LA Peoples Holding Corp    LA    226,581    12.02    1.70    13.51    0.14    814.12
12/09/97  Pending    Whitney Holding Corp     LA Louisiana Natl Scty     LA    106,640    11.90    0.93     8.21    0.57    139.50
11/21/97  Pending    Whitney Holding Corp     LA Meritrust Federal SB    LA    233,311     8.26    1.20    14.94    0.25    125.29
11/04/97  Pending    Regions Financial        AL St. Mary Hldg Corp      LA    107,953    11.24    1.84    16.53    0.52    240.05
10/20/97  Pending    Banc One Corporation     OH First Commerce Corp     LA  9,311,246       NA    1.36    16.76    0.43    227.04
10/20/97  Pending    First United Bnc hrs     AR First Republic Bcshs    LA    143,261     7.39    0.97    12.75    0.76    103.01
07/16/97   02/01/98  Hibernia Corporation     LA Argent Bank             LA    609,018    11.18    1.39    12.21    0.11        NA
06/27/97   12/31/97  Hibernia Corporation     LA Northwest Bancshares    LA     97,672     9.78    1.35    14.04    0.19    452.70
06/19/97   12/31/97  First United Bncshrs     AR City Bank & Trust       LA     61,541    10.25    2.18    21.50    0.55    376.99
05/30/97   12/01/97  Union Planters Corp      TN First Acadian Bncshs    LA     80,449     7.13    1.29    18.40    0.61    142.48
03/26/97   08/01/97  Deposit Guaranty         MS CitiSave Financial      LA     75,286    16.33    0.56     3.21    0.31     35.67
03/03/97   07/15/97  Hancock Holding Co       MS Commerce Corp           LA     28,764     2.88    0.90    37.19      NA       NA
02/25/97   08/22/97  Mansfield Bancshares     LA Riverside Bancshares    LA     20,137     7.61    0.79    10.04    0.23    521.62
02/20/97   06/30/97  Deposit Guaranty         MS NBC Financial Corp.     LA     62,936     8.26    0.74     8.95    0.75    752.50
02/14/97   05/31/97  Regions Financial        AL New Iberia Bancorp      LA    282,765     8.81    1.32    14.72    0.27    453.69
01/31/97   05/21/97  Minden Bancshares        LA First Federal SB        LA     36,140     9.22    0.07     0.79    0.12        NA
12/27/96   03/31/97  Deposit Guaranty         MS First Capital Bncp      LA    185,632     6.87    1.47    21.92    0.46    135.22
10/11/96   02/28/97  Whitney Holding Corp     LA First National Bkshr    LA    209,917     8.32    1.08    13.45    1.49     90.73
09/27/96   04/11/97  Regions Financial        AL Gulf South Bancshrs     LA     54,502     8.92    1.20    13.76    0.80    112.18
08/23/96   06/30/97  Argent Bank              LA Assumption Bncshrs      LA    107,946     8.64    1.26    14.75    0.72    165.12
08/23/96   01/03/97  Deposit Guaranty         MS Jefferson Guaranty      LA    298,725     6.94    1.00    14.57      NA        NA
07/31/96   01/16/97  Hancock Holding Co       MS Southeast NB            LA     36,441    10.22    1.36    13.06    0.85   1736.36
06/25/96   03/13/97  Regions Financial        AL West Carroll Bncshrs    LA    117,069    10.68    2.43    23.78    0.20    278.50


                                              Average                           543,214    9.22    1.25    14.74    0.49    363.30
                                              Median                            107,946    8.87    1.26    14.04    0.46    227.04




                                                                               Deal Terms and Pricing at Announcement
                                                                    _______________________________________________________________


                                                                     Deal       Deal       Deal  Deal Pr/ Deal Pr/ Deal Pr/ TgBkPr/
    Annd    Comp                                                    Value  Pr/Shr Consid.  Pr/Bk  Tg Bk    4-Qtr   Assets   CoreDp
    Date     Date   Buyer                    ST Seller               ($M)     ($)Type       (%)    (%)    EPS (x)     (%)     (%)
___________________________________________________________________________________________________________________________________
02/10/98 Pending    Hibernia Corporation  LA Peoples Holding Corp   73.0 185.000 Com Stock  253.02  270.34   20.05   32.22   27.71
12/09/97 Pending    Whitney Holding Corp  LA Louisiana Natl Scty    32.0 996.000 Com Stock  247.51  252.90   42.05   30.01   23.88
11/21/97 Pending    Whitney Holding Corp  LA Meritrust Federal SB   60.5  73.000 Com Stock  293.29  293.29   22.46   25.93   21.26
11/04/97 Pending    Regions Financial     AL St. Mary Hidg Corp     31.2  79.210 Com Stock  253.67  253.40   18.07   27.61   23.07
10/20/97 Pending    Banc One Corporation  OH First Commerce Corp  3060.8  70.641 Com Stock  348.16  357.49   23.31   32.87   38.95
10/20/97 Pending    First United Bnc hrs  AR First Republic Bcshs   31.8      NA Com Stock  266.53  274.99   19.85   22.20   20.18
07/16/97  02/01/98  Hibernia Corporation  LA Argent Bank           191.4  29.199 Com Stock  251.28  251.28   22.29   31.43   29.03
06/27/97  12/31/97  Hibernia Corporation  LA Northwest Bancshares   21.9  56.500 Com Stock  197.30  197.30   15.94   22.42   14.37
06/19/97  12/31/97  First United Bncshrs  AR City Bank & Trust      15.0      NA Com Stock  237.68  237.68   12.32   24.37   20.27
05/30/97  12/01/97  Union Planters Corp   TN First Acadian Bncshs   15.7 146.997 Com Stock  273.57  273.57   15.89   19.52   15.95
03/26/97  08/01/97  Deposit Guaranty      MS CitiSave Financial     20.2  20.500 Cash       160.53  160.53   43.62   26.83   13.84
03/03/97  07/15/97  Hancock Holding Co    MS Commerce Corp           3.3      NA Mixture    399.03  399.03   12.84   11.47   10.14
02/25/97  08/22/97  Mansfield Bancshares  LA Riverside Bancshares    2.4      NA Cash       154.55  154.55   15.48   11.92    5.10
02/20/97  06/30/97  Deposit Guaranty      MS NBC Financial Corp.    13.4      NA Com Stock  243.99  243.99   29.23   19.36   14.17
02/14/97  05/31/97  Regions Financial     AL New Iberia Bancorp     62.1  20.700 Com Stock  248.20  249.70   17.11   21.96   18.19
01/31/97  05/21/97  Minden Bancshares     LA First Federal SB        5.4  33.750 Cash       162.11  162.11   48.21   14.94    7.95
12/27/96  03/31/97  Deposit Guaranty      MS First Capital Bncp     45.1  98.038 Com Stock  353.42  353.42   22.28   24.30   20.93
10/11/96  02/28/97  Whitney Holding Corp  LA First National Bkshr   41.0  20.320 Com Stock  234.64  234.64   16.52   19.53   14.52
09/27/96  04/11/97  Regions Financial     AL Gulf South Bancshrs     9.0  23.061 Com Stock  173.08  173.08    9.16   16.51    8.03
08/23/96  06/30/97  Argent Bank           LA Assumption Bncshrs     21.5      NA Mixture    230.41  230.41   18.55   19.92   13.06
08/23/96  01/03/97  Deposit Guaranty      MS Jefferson Guaranty     53.0  29.478 Mixture    233.40  239.27   13.90   17.74   12.43
07/31/96  01/16/97  Hancock Holding Co    MS Southeast NB            7.6  16.583 Mixture    203.97  203.97   11.52   20.85   13.23
06/25/96  03/13/97  Regions Financial     AL West Carrdl Bncshrs    31.0 186.000 Com Stock  247.90  247.90   12.03   26.48   20.70


                                              Average              167.3 122.646            246.40  248.47   20.99   22.63   17.69
                                              Median                31.0  56.500            247.51  247.90   18.07   22.20   15.95


                                EXHIBIT IV-5
                      Ponchatoula Homestead Savings, F.A.
                 Director and Senior Management Summary Resumes

                      Ponchatoula Homestead Savings, F.A.
                 Director and Senior Management Summary Resumes




                                                    Position with
                                                   Ponchatoula and
                                                 Principal Occupation               Director of         Year
                                                      During the                   Ponchatoula         Term
         Name                  Age(1)              Past Five Years                   Since           Expires
------------------------       ------       -------------------------------       ------------       --------

John C. Bohning..............   56          Director; President and manager           1974             2001
                                            of Bohning's Supermarket,
                                            Ponchatoula, Louisiana, since
                                            1961.

Lawrence C. Caldwell, Jr.....   50          Director; President and Chief             1984             2000
                                            Executive Officer of Ponchatoula
                                            since January 1994. From 1984
                                            until January 1994, served as
                                            Executive Vice President and
                                            Chief Executive Officer of
                                            Ponchatoula. Present Chairman of
                                            Louisiana League of Savings
                                            Institutions and Commissioner on
                                            the Louisiana Housing Finance
                                            Agency.

Robert H. Gabriel............   42          Director; President of Gabriel            1996             1999
                                            Bldg. Supply Co., Inc.,
                                            Ponchatoula, Louisiana, since
                                            1982.

Dennis E. James..............   38          Director; Audit Partner with              1996             2000
                                            Durnin & James, CPA, Amite,
                                            Louisiana, since 1987.

Allen B. Pierson, Jr.........   61          Director, Attorney and, from              1989(2)          2000
                                            1991 to May 1996, a Partner
                                            with the law firm of Matheny
                                            and Pierson, Ponchatoula,
                                            Louisiana.

Milton J. Schanzbach.........   71          Chairman of the Board;                    1978             2001
                                            Retired optometrist.

Barbara B. Theriot...........   53          Director; Secretary and                   1994             1999
                                            Treasurer of Ponchatoula since
                                            1984.


-----------------
(1) Age as of December 31, 1997.

(2) In addition, Mr. Pierson served as a director of Ponchatoula from 1969 to 1983.

Source: Ponchatoula Savings' prospectus.

                                    EXHIBIT IV-6
                       Ponchatoula Homestead Savings, F.A.
                       Pro Forma Regulatory Capital Ratios

                                    EXHIBIT IV-6
                       Ponchatoula Homestead Savings, F.A.
                       Pro Forma Regulatory Capital Ratios



                                                                  Pro Forma at December 31, 1997 Based on
                                                ------------------------------------------------------------------------
                                                     722,500             850,000           977,500          1,124,125
                                                   Shares sold         Shares sold       Shares sold       Shares sold
                               Historical at        at $10.00           at $10.00         at $10.00         at $10.00
                              December 31, 1997     Per Share           Per Share         Per Share         Per Share
                              -----------------  ------------------  -----------------  -----------------  -----------------
                                      Percent of         Percent of          Percent of        Percent of         Percent of
                              Amount   Assets(1) Amount   Assets(1)  Amount   Assets(1) Amount  Assets(1)  Amount  Assets(1)
                              ------  ---------  ------  ----------  ------  ---------- ------ ----------  ------ ----------
                                                              (Dollars in Thousands)

Tangible capital:
  Actual....................  $ 5,770   9.68%   $ 8,407   13.38%   $ 8,885   14.01%   $ 9,363   14.63%   $ 9,912   15.33%
  Requirement...............      894   1.50        942    1.50        951    1.50        959    1.50        970    1.50
                               ------   ----      -----   -----      -----   -----     ------   -----      -----    ----
  Excess....................  $ 4,876   8.18%     7,465   11.88%   $ 7,934   12.51%   $ 8,404   13.13%   $ 8,942   13.83
                               ------   ----      -----   -----      -----   -----     ------   -----      -----    ----
                               ------   ----      -----   -----      -----   -----     ------   -----      -----    ----

Core capital(2):
  Actual....................  $ 5,770   9.68%   $ 8,407   13.38%   $ 8,885   14.01%   $ 9,363   14.63%   $ 9,912   15.33%
  Requirement...............    1,788   3.00      1,885    3.00      1,902    3.00      1,918    3.00      1,940    3.00
                               ------   ----      -----   -----      -----   -----     ------   -----      -----    ----
  Excess....................  $ 3,982   6.68%   $ 6,522   10.38%   $ 6,983   11.01%   $ 7,445   11.63%   $ 7,972   12.33%
                               ------   ----      -----   -----      -----   -----     ------   -----      -----    ----
                               ------   ----      -----   -----      -----   -----     ------   -----      -----    ----

Risk-based capital(2):
  Actual....................  $ 6,020  23.69%   $ 8,657   33.23%   $ 9,135   34.91%   $ 9,613   36.58%    $10,162  38.47%
  Requirement...............    2,033   8.00      2,084    8.00      2,093    8.00      2,103    8.00       2,113   8.00
                               ------   ----      -----   -----      -----   -----     ------   -----      -----    ----
  Excess....................  $ 3,987  15.69%     6,573   25.23%   $ 7,042   26.91%   $ 7,510   28.58%    $ 8,049  30.47%
                               ------   ----      -----   -----      -----   -----     ------   -----      -----    ----
                               ------   ----      -----   -----      -----   -----     ------   -----      -----    ----


------------------------
(1) Adjusted total or adjusted risk-weighted assets, as appropriate.

(2) Does not reflect the interest rate risk component to be added to the risk-based capital requirements or, in the case of the core capital requirement, the 4.0% requirement to be met in order for an institution to be "adequately capitalized" under applicable laws and regulations. See "Regulation-The Associaition-Regulatory Capital Requirements."

                                  EXHIBIT IV-7
                       Ponchatoula Homestead Savings, F.A.
                            PRO FORMA ANALYSIS SHEET

                                  EXHIBIT IV-7
                            PRO FORMA ANALYSIS SHEET
                       Ponchatoula Homestead Savings, F.A.

                           Prices as of March 20, 1998


                                                           Peer Group      Louisiana Companies    All SAIF Insured
                                                      -------------------  -------------------    ----------------
Price Multiple                  Symbol    Subject (1)   Mean      Median     Mean      Median      Mean     Median
--------------                  ------    ----------- --------   --------  --------   --------    -------  --------
Price-earnings ratio             P/E        24.98x      20.77x    19.81x    21.03x      19.06x      20.22x    19.59x

Price-book ratio         =       P/B        86.75%     133.22%   131.06%   130.08%     145.01%     165.99%   158.33%

Price-assets ratio       =       P/A        16.75%      21.88%    18.76%    31.36%      21.78%      21.04%    19.57%


Valuation Parameters
--------------------
Pre-Conversion Earnings (Y)               $320,000 (2)             ESOP Stock Purchases (E)                8.00%
Pre-Conversion Book Value (B)           $5,837,000 (3)             Cost of ESOP Borrowings (S)             0.00%
Pre-Conv. Tang. Book Value (B)          $5,837,000 (3)             ESOP Amortization (T)                  10.years
Pre-Conversion Assets (A)              $59,682,000 (3)             RRP Amount (M)                          4.00%
Reinvestment Rate (2)(R)                     3.92%                 RRP Vesting (N)                         5.years
Est. Conversion Expenses (3)(X)              5.11%                 Percentage Sold (PCT)                  76.06%
Tax rate (TAX)                              34.00%                 LA Share/Franchise Tax (L)            $59,000


Calculation of Pro Forma Value After Conversion
-----------------------------------------------
1.    V=                     P/E * (Y-L)                                   V=      $11,175,391
         ----------------------------------------------------------
           1 - P/E * PCT * ((1-X-E-M)*R - (1-TAX)*E/T - (1-TAX)*M/N)

2.    V=            P/B  *  B                                              V=      $11,175,392
         ---------------------------
           1 - P/B * PCT * (1-X-E-M)

3.    V=             P/A * A                                               V=      $11,175,390
         ---------------------------
           1 - P/A * PCT * (1-X-E-M)


                                                                                      Full
                                                         Gross         Exchange    Conversion
Conclusion                                             Proceeds         Ratio         Value
----------                                           -----------       --------    -----------
Minimum.............................................. $7,225,000        1.5150      $9,499,080
Midpoint............................................. $8,500,000        1.7823     $11,175,390
Maximum.............................................. $9,775,000        2.0497     $12,851,700
Super maximum value..................................$11,241,250        2.3571     $14,779,450

-----------------------------------------------------------------
(1) Pricing ratios shown reflect the midpoint value.

(2) Includes impact of reinvesting $102,000 of MHC assets at an after-tax rate of 3.92 percent.

(3) Includes $102,000 of MHC assets.

                                 EXHIBIT IV-8
                      Ponchatoula Homestead Savings, F.A.
                    Pro Forma Effect of Conversion Proceeds

                                Exhibit IV-8
                 PRO FORMA EFFECT OF CONVERSION PROCEEDS
                   Ponchatoula Homestead Savings, F.A.
                        At the Minimum of the Range



1.     Conversion Proceeds
         Full Conversion Value                                           $9,499,080
         Exchange Ratio                                                      1.5150

         Offering Proceeds                                               $7,225,000
          Less: Estimated Offering Expenses                                 421,000
         Net Conversion Proceeds                                         $6,804,000


2.     Estimated Additional Income from Conversion Proceeds

       Net Conversion Proceeds                                           $6,804,000
       Less: Non-cash purchases(1)                                          867,000
                               --                                           -------
       Net Proceeds Reinvested                                           $5,937,000
       Estimated net incremental rate of return                               3.92%
                                                                              ----
       Earnings Increase                                                   $232,730
           Less: Impact of State Franchise/Share Taxes                       54,000
           Less: Estimated cost of ESOP borrowings                                0
           Less: Amortization of ESOP borrowings                             38,148
           Less: Recognition Plan Vesting                                    38,148
                                                                             ------
       Net Earnings Increase                                               $102,434



                                                                                            Net
                                                                 Before                  Earnings             After
3.     Pro Forma Earnings                                      Conversion                Increase           Conversion

       12 Months ended December 31, 1997 (reported)                  $320,000                 $102,434           $422,434
       12 Months ended December 31, 1997 (core)                      $320,000                 $102,434           $422,434


                                                                 Before                  Net Cash             After
4.     Pro Forma Net Worth                                     Conversion                Proceeds           Conversion

       December 31, 1997                                             $5,837,000               $5,937,000        $11,774,000
       December 31, 1997 (Tangible)                                  $5,837,000               $5,937,000        $11,774,000


                                                                 Before                  Net Cash             After
5.     Pro Forma Assets                                        Conversion                Proceeds           Conversion
       December 31, 1997                                             $59,682,000               $5,937,000        $65,619,000


     (1) Reflects ESOP borrowing of 10.0 percent of total offering and stock purchased by Recognition Plans 4.0 percent of total offering.
     (2) ESOP is financed by Holding Company.
     (3) ESOP borrowings are amortized over 10 years, amortization is tax-effected.
     (4) Stock purchased by Recognition Plans is amortized over 5 years, amortization is tax-effected.

                                 Exhibit IV-8
                    PRO FORMA EFFECT OF CONVERSION PROCEEDS
                      Ponchatoula Homestead Savings, F.A.
                          At the Midpoint of the Range



1.     Conversion Proceeds                                          $11,175,390
         Full Conversion Value                                           1.7823
         Exchange Ratio

         Offering Proceeds                                           $8,500,000
          Less: Estimated Offering Expenses                             434,000
                                                                        -------
         Net Conversion Proceeds                                     $8,066,000


2.     Estimated Additional Income from Conversion Proceeds

       Net Conversion Proceeds                                       $8,066,000
       Less: Non-cash purchases(1)                                    1,020,000
                               --                                     ---------
       Net Proceeds Reinvested                                       $7,046,000
       Estimated net incremental rate of return                           3.92%
                                                                          ----
       Earnings Increase                                               $276,203
           Less: Impact of State Franchise/Share Taxes                   59,000
           Less: Estimated cost of ESOP borrowings                            0
           Less: Amortization of ESOP borrowings                         44,880
           Less: Recognition Plan Vesting                                44,880
                                                                         ------
       Net Earnings Increase                                           $127,443


                                                                                                       Net
                                                                             Before                  Earnings             After
3.     Pro Forma Earnings                                                  Conversion                Increase           Conversion

       12 Months ended December 31, 1997 (reported)                            $320,000                 $127,443           $447,443
       12 Months ended December 31, 1997 (core)                                $320,000                 $127,443           $447,443


                                                                             Before                  Net Cash             After
4.     Pro Forma Net Worth                                                 Conversion                Proceeds           Conversion


       December 31, 1997                                                     $5,837,000               $7,046,000        $12,883,000
       December 31, 1997 (Tangible)                                          $5,837,000               $7,046,000        $12,883,000


                                                                             Before                  Net Cash             After
5.     Pro Forma Assets                                                    Conversion                Proceeds           Conversion
       December 31, 1997                                                    $59,682,000               $7,046,000        $66,728,000


     (1) Reflects ESOP borrowing of 10.0 percent of total offering and stock purchased by Recognition Plans 4.0 percent of total offering.

     (2) ESOP is financed by Holding Company.

     (3) ESOP borrowings are amortized over 10 years, amortization is tax-effected.

     (4) Stock purchased by Recognition Plans is amortized over 5 years, amortization is tax-effected.

                                 Exhibit IV-8
                    PRO FORMA EFFECT OF CONVERSION PROCEEDS
                      Ponchatoula Homestead Savings, F.A.
                           At the Maximum of the Range



1.     Conversion Proceeds
         Full Conversion Value                                     $12,851,700
         Exchange Ratio                                                 2.0497

         Offering Proceeds                                          $9,775,000
          Less: Estimated Offering Expenses                            448,000
                                                                       -------
         Net Conversion Proceeds                                    $9,327,000


2.     Estimated Additional Income from Conversion Proceeds

       Net Conversion Proceeds                                      $9,327,000
       Less: Non-cash purchases(1)                                   1,173,000
                               --                                    ---------
       Net Proceeds Reinvested                                      $8,154,000
       Estimated net incremental rate of return                          3.92%
                                                                         ----
       Earnings Increase                                              $319,637
           Less: Impact of State Franchise/Share Taxes                  65,000
           Less: Estimated cost of ESOP borrowings                           0
           Less: Amortization of ESOP borrowings                        51,612
           Less: Recognition Plan Vesting                               51,612
                                                                        ------
       Net Earnings Increase                                          $151,413



                                                                                                       Net
                                                                             Before                  Earnings             After
3.     Pro Forma Earnings                                                  Conversion                Increase           Conversion

       12 Months ended December 31, 1997 (reported)                            $320,000                 $151,413           $471,413
       12 Months ended December 31, 1997 (core)                                $320,000                 $151,413           $471,413


                                                                             Before                  Net Cash             After
4.     Pro Forma Net Worth                                                 Conversion                Proceeds           Conversion

       December 31, 1997                                                     $5,837,000               $8,154,000        $13,991,000
       December 31, 1997 (Tangible)                                          $5,837,000               $8,154,000        $13,991,000



                                                                             Before                  Net Cash             After
5.     Pro Forma Assets                                                    Conversion                Proceeds           Conversion

       December 31, 1997                                                    $59,682,000               $8,154,000        $67,836,000

     (1) Reflects ESOP borrowing of 10.0 percent of total offering and stock purchased by Recognition Plans 4.0 percent of total offering.

     (2) ESOP is financed by Holding Company.

     (3) ESOP borrowings are amortized over 10 years, amortization is tax-effected. (4) Stock purchased by Recognition Plans is amortized over 5 years, amortization is tax-effected.

                                  Exhibit IV-8
                    PRO FORMA EFFECT OF CONVERSION PROCEEDS
                      Ponchatoula Homestead Savings, F.A.
                           At the Superrange Maximum



1.     Conversion Proceeds
         Full Conversion Value                                   $14,779,450
         Exchange Ratio                                               2.3571

         Offering Proceeds                                       $11,241,250
         Less: Estimated Offering Expenses                           463,000
                                                                     -------
         Net Conversion Proceeds                                 $10,778,250


2.     Estimated Additional Income from Conversion Proceeds

       Net Conversion Proceeds                                   $10,778,250
       Less: Non-cash purchases(1)                                 1,348,950
                                                                   ---------
       Net Proceeds Reinvested                                    $9,429,300
       Estimated net incremental rate of return                        3.92%
                                                                       ----
       Earnings Increase                                            $369,629
           Less: Impact of State Franchise/Share Taxes                70,000
           Less: Estimated cost of ESOP borrowings(2)                      0
           Less: Amortization of ESOP borrowings(3)                   59,354
           Less: Recognition Plan Vesting(4)                          59,354
                                                                      ------
       Net Earnings Increase                                        $180,921



                                                                                                 Net
                                                                            Before            Earnings             After
3.     Pro Forma Earnings                                                  Conversion         Increase           Conversion

       12 Months ended December 31, 1997 (reported)                               $320,000          $180,921           $500,921
       12 Months ended December 31, 1997 (core)                                   $320,000          $180,921           $500,921


                                                                            Before            Net Cash             After
4.     Pro Forma Net Worth                                                 Conversion         Proceeds           Conversion

       December 31, 1997                                                        $5,837,000        $9,429,300        $15,266,300
       December 31, 1997 (Tangible)                                             $5,837,000        $9,429,300        $15,266,300


                                                                            Before             Net Cash             After
5.     Pro Forma Assets                                                    Conversion          Proceeds           Conversion

       December 31, 1997                                                       $59,682,000         $9,429,300        $69,111,300


     (1) Reflects ESOP borrowing of 10.0 percent of total offering and stock purchased by Recognition Plans 4.0 percent of total offering.

     (2) ESOP is financed by Holding Company.

     (3) ESOP borrowings are amortized over 10 years, amortization is tax-effected.

     (4) Stock purchased by Recognition Plans is amortized over 5 years, amortization is tax-effected.

                                  EXHIBIT IV-9
                          Peer Group Core Earnings Analysis

RP FINANCIAL, LC.
--------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                             Core Earnings Analysis
                        Comparable Institution Analysis
                  For the Twelve Months Ended December 31, 1997



                                                                                              Estimated
                                          Net Income   Less: Net    Tax Effect  Less: Extd   Core Income            Estimated
                                           to Common  Gains (Loss)     @34%       Items       to Common    Shares    Core EPS
                                          ----------  ------------  ----------  ----------   -----------   ------   ---------
                                            ($000)      ($000)        ($000)      ($000)        ($000)     ($000)      ($)
Comparable Group
----------------
ANA  Acadiana Bancshares, Inc. of LA (1)..   2,612       -127           43           0          2,528       2,697      0.94
ETFS East Texas Fin. Serv. of TX..........     728        -82           28           0            674       1,026      0.66
FFDB FirstFed Bancorp, Inc. of AL.........   1,705          0            0           0          1,705       1,155      1.48
GUPB GFSB Bancorp, Inc. of Gallup NM......     866         -3            1           0            864         801      1.08
CSLA GS Financial Corp. of LA.............   1,670        -48           16           0          1,638       3,439      0.48
SSFC South Street Fin. Corp. of NC........   1,988         92          -31           0          2,049       4,676      0.44
SZB  SouthFirst Bancshares of AL..........     618         11           -4           0            625         976      0.64
SRN  Southern Banc Company of AL (1)......     501          0            0           0            501       1,230      0.41
TSH  Teche Holding Company of LA..........   3,897       -276           94           0          3,715       3,438      1.08
TWIN Twin City Bancorp. Inc. of TN........   1,078       -286           97           0            889       1,269      0.70


(1)  Financial information is for the quarter ending September 30, 1997.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

                                 EXHIBIT V-1
                               RP Financial, LC
                        Firm Qualifications Statement

RP FINANCIAL, L.C.
------------------------------------------          FIRM QUALIFICATION STATEMENT
Financial Services Industry Consultants


RP Financial provides financial and management consulting and valuation services to the financial services industry nationwide, particularly federally-insured financial institutions. RP Financial establishes long-term client relationships through its wide array of services, emphasis on quality and timeliness, hands-on involvement by our principals and senior consulting staff, and careful structuring of strategic plans and transactions. RP Financial's staff draws from backgrounds in consulting, regulatory agencies and investment banking, thereby providing our clients with considerable resources.


STRATEGIC AND CAPITAL PLANNING

RP Financial's strategic and capital planning services are designed to provide effective workable plans with quantifiable results. Through a program known as SAFE (Strategic Alternatives Financial Evaluation), RP Financial analyzes strategic options to enhance shareholder value or other established objectives. Our planning services involve conducting situation analyses; establishing mission statements, strategic goals and objectives; and identifying strategies for enhancement of franchise value, capital management and planning, earnings improvement and operational issues. Strategy development typically includes the following areas: capital formation and management, asset/liability targets, profitability, return on equity and market value of stock. Our proprietary financial simulation model provides the basis for evaluating the financial impact of alternative strategies and assessing the feasibility/compatibility of such strategies with regulations and/or other guidelines.


MERGER AND ACQUISITION SERVICES

RP Financial's merger and acquisition (M&A) services include targeting candidates and potential acquirors, assessing acquisition merit, conducting detailed due diligence, negotiating and structuring transactions, preparing merger business plans and financial simulations, rendering fairness opinions and assisting in implementing post-acquisition strategies. Through our financial simulations, comprehensive in-house data bases, valuation expertise and regulatory knowledge, RP Financial's M&A consulting focuses on structuring transactions to enhance shareholder returns.


VALUATION SERVICES

RP Financial's extensive valuation practice includes valuations for a variety of purposes including mergers and acquisitions, mutual-to-stock conversions, ESOPs, subsidiary companies, mark-to-market transactions, loan and servicing portfolios, non-traded securities, core deposits, FAS 107 (fair market value disclosure), FAS 122 (loan servicing rights) and FAS 123 (stock options). Our principals and staff are highly experienced in performing valuation appraisals which conform with regulatory guidelines and appraisal industry standards. RP Financial is the nation's leading valuation firm for mutual-to-stock conversions of thrift institutions.


OTHER CONSULTING SERVICES AND DATA BASES

RP Financial offers a variety of other services including branching strategies, feasibility studies and special research studies, which are complemented by our quantitative and computer skills. RP Financial's consulting services are aided by its in-house data base resources for commercial banks and savings institutions and proprietary valuation and financial simulation models.


YEAR 2000 SERVICES

RP Financial, through a relationship with a computer research and development company with a proprietary methodology, offers Year 2000 advisory and conversion services to financial institutions which are most cost effective and less disruptive than most other providers of such service.

RP Financial's Key Personnel (Years of Relevant Experience)
   Ronald S. Riggins, Managing Director (18)
   William E. Pommerening, Managing Director (14)
   Gregory E. Dunn, Senior Vice President (16)
   James P. Hennessey, Senior Vice President (13)
   James J. Oren, Senior Vice President (11)

--------------------------------------------------------------------------------
WASHINGTON HEADQUARTERS
Rosslyn Center
1700 North Moore Street, Suite 2210                    Telephone: (703) 528-1700
Arlington, VA  22209                                     Fax No.: (703) 528-1788